                                          As filed to pursuant to Rule 424(b)(5)
                                                      Registration No.333-097955

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 22, 2002

                                 $1,088,829,000
                                 (Approximate)

        Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4

              Credit Suisse First Boston Mortgage Securities Corp.

                                   depositor

                             Column Financial, Inc.
                          KeyBank National Association
                         Salomon Brothers Realty Corp.
                             mortgage loan sellers

                            ------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 156 commercial and multifamily mortgage loans, with a total principal balance, as of their respective due dates in October 2002, of approximately $1,233,581,046. The trust fund will issue 22 classes of certificates, six
(6) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in November 2002. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at a price of 100.50% of the total initial principal balance of the offered certificates plus accrued interest from October 1, 2002. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-35 of this prospectus supplement.

                            Approximate Total   Initial Pass-
                            Initial Principal      Through        Assumed Final        Rated Final      Expected Ratings
Offered Classes                  Balance            Rate        Distribution Date   Distribution Date    (S&P/Moody's)
---------------             -----------------   -------------   -----------------   -----------------   ----------------
Class A-1.................     $268,276,000         4.485%        August 2011       November 2036         AAA/Aaa
Class A-2.................     $708,445,000         5.183%        August 2012       November 2036         AAA/Aaa
Class B...................     $ 46,072,000         5.333%       September 2012     November 2036          AA/Aa2
Class C...................     $ 18,429,000         5.394%       September 2012     November 2036         AA-/Aa3
Class D...................     $ 30,714,000         5.453%       September 2012     November 2036           A/A2
Class E...................     $ 16,893,000         5.532%       September 2012     November 2036          A-/A3

    Delivery of the offered certificates, in book-entry form only, will be made on or about October 29, 2002.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. will act as co-lead managers. Salomon Smith Barney Inc. will act as book-running manager with respect to the class A-1 certificates, and Credit Suisse First Boston Corporation will act as book-running manager with respect to the other classes of offered certificates.

Credit Suisse First Boston                                  Salomon Smith Barney

                                 Lehman Brothers

                                                            McDonald Investments
                                                         A KeyCorp Company

          The date of this prospectus supplement is October 22, 2002.

                                 ---------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS.................................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM.........................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT..................................................S-6
RISK FACTORS.....................................................................S-35
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT.............................S-54
FORWARD-LOOKING STATEMENTS.......................................................S-54
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS.....................................S-55
DESCRIPTION OF THE OFFERED CERTIFICATES.........................................S-110
YIELD AND MATURITY CONSIDERATIONS...............................................S-132
THE POOLING AND SERVICING AGREEMENT.............................................S-136
FEDERAL INCOME TAX CONSEQUENCES.................................................S-164
ERISA CONSIDERATIONS............................................................S-167
LEGAL INVESTMENT................................................................S-170
USE OF PROCEEDS.................................................................S-171
UNDERWRITING....................................................................S-171
LEGAL MATTERS...................................................................S-172
RATING..........................................................................S-172
GLOSSARY........................................................................S-174

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1   --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                     RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2   --   MORTGAGE POOL INFORMATION
EXHIBIT B     --   FORM OF TRUSTEE REPORT
EXHIBIT C     --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D     --   SCHEDULE OF REFERENCE RATES
EXHIBIT E     --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.................................3
SUMMARY OF PROSPECTUS.............................................................4
RISK FACTORS.....................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS........................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..............................29
USE OF PROCEEDS..................................................................29
DESCRIPTION OF THE TRUST ASSETS..................................................30
YIELD AND MATURITY CONSIDERATIONS................................................53
DESCRIPTION OF THE CERTIFICATES..................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS...........................................67
DESCRIPTION OF CREDIT SUPPORT....................................................77
LEGAL ASPECTS OF MORTGAGE LOANS..................................................79
FEDERAL INCOME TAX CONSEQUENCES..................................................90
STATE AND OTHER TAX CONSEQUENCES................................................124
ERISA CONSIDERATIONS............................................................124
LEGAL INVESTMENT................................................................127
PLAN OF DISTRIBUTION............................................................129
LEGAL MATTERS...................................................................130
FINANCIAL INFORMATION...........................................................130
RATING..........................................................................130
GLOSSARY........................................................................132

                                 ---------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL JANUARY 26, 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-CKS4 Commercial Mortgage Pass-Through Certificates. The series 2002-CKS4 certificates will consist of 22 classes. The table below identifies and specifies various characteristics for 20 of those classes.

                                        APPROXIMATE %
                       INITIAL TOTAL   OF TOTAL INITIAL                           INITIAL    ASSUMED
          EXPECTED       PRINCIPAL       CERTIFICATE    APPROXIMATE  PASS-THROUGH  PASS-     WEIGHTED     ASSUMED    ASSUMED FINAL
          RATINGS       BALANCE OR        PRINCIPAL       CREDIT        RATE      THROUGH  AVERAGE LIFE  PRINCIPAL    DISTRIBUTION
 CLASS (S&P/MOODY'S)  NOTIONAL AMOUNT      BALANCE        SUPPORT    DESCRIPTION   RATE      (YEARS)       WINDOW         DATE
 ----- -------------  ---------------  ---------------- -----------  ------------ -------  ------------ -----------  --------------
  A-1     AAA/Aaa     $   268,276,000       21.84%         20.50%       Fixed     4.4850%      5.9      11/02-08/11   August 2011
  A-2     AAA/Aaa     $   708,445,000       57.66%         20.50%       Fixed     5.1830%      9.6      08/11-08/12   August 2012
   B       AA/Aa2     $    46,072,000        3.75%         16.75%       Fixed     5.3330%      9.9      08/12-09/12  September 2012
   C      AA-/Aa3     $    18,429,000        1.50%         15.25%       Fixed     5.3940%      9.9      09/12-09/12  September 2012
   D        A/A2      $    30,714,000        2.50%         12.75%       Fixed     5.4530%      9.9      09/12-09/12  September 2012
   E       A-/A3      $    16,893,000        1.38%         11.38%       Fixed     5.5320%      9.9      09/12-09/12  September 2012
   F     BBB+/Baa1    $    19,965,000        1.63%          9.75%      WAC Cap    5.9070%      N/A          N/A           N/A
   G      BBB/Baa2    $    15,357,000        1.25%          8.50%      WAC Cap    6.0060%      N/A          N/A           N/A
   H     BBB-/Baa3    $    13,822,000        1.13%          7.38%      WAC Cap    6.3010%      N/A          N/A           N/A
   J      BB+/Ba1     $    26,107,000        2.12%          5.25%       Fixed     5.1150%      N/A          N/A           N/A
   K       BB/Ba2     $    10,750,000        0.87%          4.38%       Fixed     5.1150%      N/A          N/A           N/A
   L      BB-/Ba3     $     7,679,000        0.63%          3.75%       Fixed     5.1150%      N/A          N/A           N/A
   M       B+/B1      $    12,285,000        1.00%          2.75%       Fixed     5.1150%      N/A          N/A           N/A
   N        B/B2      $     6,143,000        0.50%          2.25%       Fixed     5.1150%      N/A          N/A           N/A
   O       B-/B3      $     6,143,000        0.50%          1.75%       Fixed     5.1150%      N/A          N/A           N/A
   P      CCC/Caa2    $     6,143,000        0.50%          1.25%       Fixed     5.1150%      N/A          N/A           N/A
   Q       NR/NR      $    15,358,046        1.25%          0.00%       Fixed     5.1150%      N/A          N/A           N/A
  APM     BBB/Baa3    $     5,000,000         N/A            N/A        Fixed     6.1020%      N/A          N/A           N/A
  A-X     AAA/Aaa     $ 1,233,581,046         N/A            N/A     Variable IO  0.3741%      N/A          N/A           N/A
  A-SP    AAA/Aaa     $ 1,017,504,000         N/A            N/A     Variable IO  1.8876%      N/A          N/A           N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, B, C, D and E certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in November 2036.

     - All of the classes shown in the table above, except the A-X and A-SP classes, will have principal balances. All of the classes shown in the table above will bear interest. The series 2002-CKS4 certificates with principal balances constitute the series 2002-CKS4 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and APM certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2002-CKS4 certificates through and including the distribution date in April 2004, the sum of (a) the lesser of $176,986,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time;

          (2) during the period following the distribution date in April 2004 through and including the distribution date in October 2005, the sum of (a) the lesser of $171,496,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time;

          (3) during the period following the distribution date in October 2005 through and including the distribution date in April 2007, the sum of (a) the lesser of $47,337,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time;

          (4) during the period following the distribution date in April 2007 through and including the distribution date in October 2008, the sum of (a) the lesser of $658,526,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class B, C, D, E and F certificates outstanding from time to time;

          (5) during the period following the distribution date in October 2008 through and including the distribution date in October 2009, the sum of (a) the lesser of $604,155,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class B, C, D and E certificates outstanding from time to time and (c) the lesser of $6,057,000 and the total principal balance of the class F certificates outstanding from time to time; and

          (6)  following the distribution date in October 2009, $0.

     - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - The approximate percentage of total initial certificate principal balance of, and the approximate credit support for, any class shown in the table on page S-6 does not take into account the total principal balance of the class APM certificates or the portion of the mortgage pool represented by the class APM certificates.

     - The class APM certificates will represent an interest solely in the mortgage loan secured by a lien on the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the Arbor Place Mall. The class A-X, A-SP, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates collectively represent the remaining interests (that is, the non-class APM interests) in that mortgage loan.

     - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates).

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the September 2009 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2002-CKS4 principal balance certificates. If the entire total principal balance of any class of series 2002-CKS4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2002-CKS4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2002-CKS4 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the September 2009 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates), over

          (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2002-CKS4 principal balance certificates whose total principal balance, or a designated portion thereof comprises such component.

          Following the September 2009 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the October 2009 interest accrual period and for each interest accrual period thereafter.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2002-CKS4 principal balance certificates. In general, the total principal balance of each class of series 2002-CKS4 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2002-CKS4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the September 2009 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1) if such particular component consists of the entire total principal balance of any class of series 2002-CKS4 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-CKS4 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (3) if such particular component consists of the entire total principal balance of any class of series 2002-CKS4 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2002-CKS4 principal balance certificates, provided that, if such component consists of the total principal balance of the class APM certificates, the class A-X strip rate will be a per annum rate equal to the excess, if any, of a net interest rate on the Arbor Place Mall pooled mortgage loan over the fixed pass-through rate for the class APM certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-CKS4 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2002-CKS4 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the September 2009 interest accrual period, the total principal balance of each class of series 2002-CKS4 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2002-CKS4 principal balance certificates whose principal balance makes up such component, provided that, if such component consists of the total principal balance of the class APM certificates, the class A-X strip rate will be a per annum rate equal to the excess, if any, of a net interest rate on the Arbor Place Mall pooled mortgage loan over the fixed pass-through rate for the class APM certificates.

     - The references to "net interest rates on the underlying mortgage loans" in the three preceding bullets mean, as to any particular mortgage loan in the trust fund, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months. The references to a "net interest rate on the Arbor Place Mall pooled mortgage loan" in the preceding bullet likewise mean an interest rate equal to the related mortgage interest rate in effect as of the date of the initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, and the trustee fee are calculated.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

     - The class R and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2002-CKS4 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of October 11, 2002, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2002-CKS4 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from three separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in October 2002. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance....................................................... $ 1,233,581,046
     Initial net mortgage pool balance................................................... $ 1,228,581,046
     Number of mortgage loans............................................................             156
     Number of mortgaged real properties.................................................             161

     Greatest cut-off date principal balance............................................. $   105,886,594
     Smallest cut-off date principal balance............................................. $       523,164
     Average cut-off date principal balance.............................................. $     7,875,520

     Highest mortgage interest rate......................................................           8.570%
     Lowest mortgage interest rate.......................................................           5.621%
     Weighted average mortgage interest rate.............................................           6.863%

     Longest original term to maturity or anticipated repayment date.....................      144 months
     Shortest original term to maturity or anticipated repayment date....................       60 months
     Weighted average original term to maturity or anticipated repayment date............      118 months

     Longest remaining term to maturity or anticipated repayment date....................      143 months
     Shortest remaining term to maturity or anticipated repayment date...................       55 months
     Weighted average remaining term to maturity or anticipated repayment date...........      114 months

     Highest debt service coverage ratio, based on underwritten net cash flow............           3.14x
     Lowest debt service coverage ratio, based on underwritten net cash flow.............           1.18x
     Weighted average debt service coverage ratio, based on underwritten net cash flow...           1.48x

     Highest cut-off date loan-to-appraised value ratio..................................            81.0%
     Lowest cut-off date loan-to-appraised value ratio...................................            21.7%
     Weighted average cut-off date loan-to-appraised value ratio.........................            69.9%

     In reviewing the foregoing table, please note that:

     - References to initial net mortgage pool balance mean the initial mortgage pool balance, exclusive of the portion of the Arbor Place Mall pooled mortgage loan that is represented by the class APM certificates as of the date of initial issuance of the series 2002-CKS4 certificates.

     - Loan-to-value and debt service coverage ratios are being presented as if the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates is a separate subordinated mortgage loan with a 6.510% per annum mortgage interest rate and a $33,928.06 monthly debt service payment, that is not included in the trust fund. The assumed mortgage interest rate and monthly debt service payment referred to in the preceding sentence include an interest strip payable on the class A-X certificates. The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Arbor Place Mall pooled mortgage loan, including the portion represented by the class APM certificates, is 61.0% and 1.69x, respectively.

     - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND..................  CSFB Commercial Mortgage Trust 2002-CKS4, a New
                              York common law trust, will issue the series
                              2002-CKS4 certificates. The primary assets of the issuing trust fund will be the mortgage loans acquired from the respective mortgage loan sellers.

DEPOSITOR...................  Credit Suisse First Boston Mortgage Securities
                              Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First

                              Boston Mortgage Securities Corp. See "Credit
                              Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICER.............  KeyCorp Real Estate Capital Markets, Inc. d/b/a
                              Key Commercial Mortgage, an Ohio corporation, will act as master servicer with respect to the mortgage pool. It is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and it is an affiliate of McDonald Investments Inc., one of the underwriters. Its servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

                              See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

SPECIAL SERVICER............  Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as special servicer with respect to the mortgage pool. Its servicing offices are located at 760 NW 107th Avenue, Miami, Florida 33172.

                              See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

                              The special servicer will, in general, be responsible for servicing and administering:

                              - pooled mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                              - any real estate acquired by the trust fund upon foreclosure of a defaulted mortgage loan.

                              The special servicer and its affiliates will be permitted to purchase series 2002-CKS4 certificates.

                              The special servicer can be replaced, with or without cause, by the holders of a majority interest in the series 2002-CKS4 controlling class.

TRUSTEE.....................  Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee on behalf of the series 2002-CKS4 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
2002-CKS4
CERTIFICATEHOLDERS..........  At any time of determination, the controlling class of series 2002-CKS4 certificateholders will be the holders of the most subordinate class of series 2002-CKS4 certificates, exclusive of the APM, A-X, A-SP, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2002-CKS4 certificates, exclusive of the APM, A-X, A-SP, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2002-CKS4 certificateholders will be the holders of the most subordinate class of series 2002-CKS4 certificates, exclusive of the APM, A-X, A-SP, R and V classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2002-CKS4 certificateholders, the class A-1 and A-2 certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--The Series 2002-CKS4 Directing Certificateholder and the Series 2002-CKS4 Controlling Class" in this prospectus supplement.

SERIES 2002-CKS4 DIRECTING
CERTIFICATEHOLDER...........  If any mortgage loan in the trust fund becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2002-CKS4 directing certificateholder, a certificateholder of the series 2002-CKS4 controlling class selected by holders of certificates representing a majority interest in the series 2002-CKS4 controlling class, or the special servicer may, at its option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

                              Subject to the conditions described under "The Pooling and Servicing Agreement--The Series 2002-CKS4 Directing Certificateholder and the Series 2002-CKS4 Controlling Class" in this prospectus supplement, the series 2002-CKS4 directing certificateholder may direct the special servicer with respect to various servicing matters involving the mortgage loans; provided that the series 2002-CKS4 directing certificateholder will not be entitled to provide such direction with respect to the Arbor Place Mall pooled mortgage loan until the occurrence of certain events described under "The Pooling and Servicing Agreement--The Class APM Directing Certificateholder" in this prospectus supplement.

CLASS APM DIRECTING
CERTIFICATEHOLDER..........   The class APM directing certificateholder, a class
                              APM certificateholder selected by the holders of certificates, representing a majority interest in the class APM certificates, will be entitled, subject to the discussion under "The Pooling and Servicing Agreement--The Class APM Directing
                              Certificateholder" in this prospectus supplement, to--

                              - purchase the Arbor Place Mall pooled mortgage loan following a default, and

                              - cure defaults with respect to the Arbor Place Mall pooled mortgage loan,

                              In addition, until the occurrence of the events described under "The Pooling and Servicing Agreement--The Class APM Directing Certificateholder" in this prospectus supplement, the class APM directing certificateholder will be entitled, to consult with the special servicer with respect to various servicing matters regarding the Arbor Place Mall pooled mortgage loan.

UNDERWRITERS................  Credit Suisse First Boston Corporation, Lehman
                              Brothers Inc., McDonald Investments Inc. and
                              Salomon Smith Barney Inc. are the underwriters with respect to this offering. Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. will be co-lead managers. Salomon Smith Barney Inc. will be the book-running manager with respect to the class A-1 certificates, and Credit Suisse First Boston Corporation will be the book-running manager with respect to the other classes of offered certificates. Lehman Brothers Inc. and McDonald Investments Inc. will be the co-managers. Credit Suisse First Boston Corporation is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of KRECM, the master servicer. Salomon Smith Barney Inc. is an affiliate of Salomon Brothers Realty Corp., one of the mortgage loan sellers.

MORTGAGE LOAN SELLERS.......  We will acquire the mortgage loans that are to back the offered certificates from three separate mortgage loan sellers:

                              -    Column Financial, Inc., a Delaware
                                   corporation. It is an affiliate of us and of Credit Suisse First Boston Corporation, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                              - KeyBank National Association, a national banking association. It is the parent of KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, the master servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                              - Salomon Brothers Realty Corp., a New York corporation. It is an affiliate of Salomon Smith Barney Inc., one of the underwriters. Salomon Brothers Realty Corp. maintains an office at 388 Greenwich Street, New York, New York 10013.

                              See "Description of the Underlying Mortgage
                              Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE................  All payments and collections received on each of the underlying mortgage loans after its due date in October 2002, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in October 2002 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE..................  The date of initial issuance for the series
                              2002-CKS4 certificates will be on or about October 29, 2002.

DUE DATES...................  Subject, in some cases, to a next business day convention, the dates on which monthly
                              installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                          % OF INITIAL
                                             NUMBER OF      MORTGAGE
                                DUE DATE  MORTGAGE LOANS  POOL BALANCE
                                --------  --------------  ------------
                                  11th          91           59.67%
                                   1st          64           39.16%
                                   4th           1            1.16%

DETERMINATION DATE..........  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2002-CKS4 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with November 2002, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE...........  Distributions on the series 2002-CKS4 certificates are scheduled to occur monthly, commencing in November 2002. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE.................  The record date for each monthly distribution on a series 2002-CKS4 certificate will be the last business day of the prior calendar month. The registered holders of the series 2002-CKS4 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD...........  Amounts available for distribution on the series
                              2002-CKS4 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                              - will relate to a particular distribution date,

                              - will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                              - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD.....  The amount of interest payable with respect to the interest-bearing classes of the series 2002-CKS4 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL.....................  The series 2002-CKS4 certificates offered by this prospectus supplement are the class A-1, A-2, B, C, D and E certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-6 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. PRIORITY OF
   DISTRIBUTIONS............  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2002-CKS4 certificateholders, in the following order:

                              DISTRIBUTION ORDER               CLASS
                              ------------------  ------------------------------
                                     1st              A-1, A-2, A-X and A-SP
                                     2nd                         B
                                     3rd                         C
                                     4th                         D
                                     5th                         E
                                  Thereafter      The Other Non-Offered Classes,
                                                  Exclusive of the R, V and APM
                                                             Classes

                              Allocation of interest distributions among the A-1, A-2, A-X and A-SP classes will be PRO RATA based on the respective amounts of interest payable on those classes. Allocation of principal distributions between the A-1 and A-2 classes is described under "--Distributions--Principal
                              Distributions" below. The class A-X, A-SP, R and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                              As described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Arbor Place Mall Loan" and "Description of the Offered Certificates--Distributions" in this prospectus supplement, the class APM certificates will represent a subordinated right to receive out of payments and other collections, or advances in lieu thereof, on the Arbor Place Mall pooled mortgage loan, monthly payments of: interest at the related fixed pass-through rate; and, except in certain default scenarios, a proportionate share of all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                              See "Description of the Offered
                              Certificates--Distributions--Priority of
                              Distributions" in this prospectus supplement.

B. INTEREST DISTRIBUTIONS..   Each class of series 2002-CKS4 certificates, other
                              than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2002-CKS4 certificates, that interest will accrue during each interest accrual period based upon:

                              - the pass-through rate with respect to that class for that interest accrual period;

                              -    the total principal balance or notional
                                   amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                              - the assumption that each year consists of twelve 30-day months.

                              However, the class A-SP certificates will not accrue interest beyond the September 2009 interest accrual period.

                              If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                              Distributions" in this prospectus supplement, the resulting shortfall may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2002-CKS4 certificates, including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                              On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                              See "Description of the Offered
                              Certificates--Distributions--Interest
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

C. PRINCIPAL DISTRIBUTIONS.   Subject to--

                              -    available funds,

                              - the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                              -    the reductions to principal balances
                                   described under "--Reductions of Certificate
                                   Principal Balances in Connection with Losses and Expenses" below,

                              the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                              The trustee must make principal distributions in a specified sequential order to ensure that:

                              - no principal distributions will be made to the holders of any of the class F, G, H, J, K, L, M, N, O, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

                              - no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                              -    except as described in the following
                                   paragraph, no principal distributions will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                              Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates could be reduced to zero at a time when both the A-1 and A-2 classes remain outstanding. Under those circumstances, any principal distributions on the class A-1 and A-2 certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                              The total distributions of principal to be made on the series 2002-CKS4 certificates on any distribution date will, in general, be a function of--

                              - the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                              - the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                              Except in certain default scenarios, the holders of the class APM certificates would be entitled to a proportionate share of the amounts described in the first and second bullets of the preceding sentence that are allocable to the Arbor Place Mall pooled mortgage loan.

                              The class A-X, A-SP, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                              See "Description of the Offered
                              Certificates--Distributions--Principal
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES......  Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                              Certificates--Distributions--Distributions of
                              Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates, as additional interest to the holders of the class APM certificates (but only if the prepaid mortgage loan was the Arbor Place Mall pooled mortgage loan) and/or as additional interest to any holders of class A-1, A-2, B, C, D, E, F, G or H certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES...................   Because of losses on the underlying mortgage loans
                              and/or default-related or other unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal and exclusive of the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates, may fall below the total principal balance of the series 2002-CKS4 certificates, exclusive of the class APM certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2002-CKS4 certificates on any distribution date, then the principal balances of the following classes of series 2002-CKS4 certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                                   REDUCTION ORDER     CLASS
                                   ---------------  -----------
                                          1st            Q
                                          2nd            P
                                          3rd            O
                                          4th            N
                                          5th            M
                                          6th            L
                                          7th            K
                                          8th            J
                                          9th            H
                                         10th            G
                                         11th            F
                                         12th            E
                                         13th            D
                                         14th            C
                                         15th            B
                                         16th       A-1 and A-2

                              Any reduction of the principal balances of the class A-1 and A-2 certificates will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                              Notwithstanding the foregoing, losses on and/or default-related or other unanticipated trust fund expenses with respect to the Arbor Place Mall pooled mortgage loan will be allocated, as and to the extent described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, to reduce the total principal balance of the class APM certificates, prior to being allocated to reduce the total principal balance of any class identified in the foregoing table.

                              See "Description of the Offered
                              Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS...................   Except as described in the next three paragraphs,
                              the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                              Neither the master servicer nor the trustee will advance master servicing fees or workout fees.

                              Neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                              In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                              -    the principal balance of, and other
                                   delinquent amounts due under, the subject mortgage loan, exceed

                              -    an amount equal to--

                                   1.   90% of the new estimated value of that
                                        real property, minus

                                   2. any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                   3.   the amount of related escrow payments,
                                        reserve funds and letters of credit
                                        which may be applied to payments on the
                                        mortgage loans,

                              then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2002-CKS4 certificates outstanding.

                              See "Description of the Offered
                              Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS..........  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2002-CKS4 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                              You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                              See "Description of the Offered
                              Certificates--Reports to Certificateholders;
                              Available Information" in this prospectus supplement.

OPTIONAL TERMINATION........  The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2002-CKS4 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2002-CKS4 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                              - any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2002-CKS4 controlling class;

                              -    the special servicer; and

                              -    the master servicer.

                              In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS...............  The offered certificates will be issuable in registered form, in the following denominations:

                                                          MULTIPLES IN EXCESS
                                              MINIMUM         OF MINIMUM
                                  CLASS     DENOMINATION     DENOMINATION
                              ------------  ------------  -------------------
                              A-1, A-2, B,
                               C, D and E     $ 10,000            $ 1

CLEARANCE AND SETTLEMENT....  You will initially hold your offered certificates through The Depository Trust Company, in the
                              United States, or Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES................  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. Those three REMICs are as follows:

                              - REMIC I, which will consist of, among other things--

                                   1. the mortgage loans that back the offered certificates, and

                                   2.   any mortgaged real properties that may
                                        be acquired by the trust fund following
                                        a borrower default,

                                   but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                              -    REMIC II, which will hold the regular
                                   interests in REMIC I; and

                              -    REMIC III, which will hold the regular
                                   interests in REMIC II.

                              Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                              The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                              None of the offered certificates will be issued with more than a DE MINIMIS amount of original issue discount.

                              For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS........  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                              We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                              -    Title I of ERISA, or

                              -    Section 4975 of the Internal Revenue Code,

                              will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston Corporation by the U.S. Department of Labor.

                              If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............  The offered certificates will NOT be mortgage related securities within the --- meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                              You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS...  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                              See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL.....................  We intend to include the 156 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                              -    "Description of the Underlying Mortgage
                                   Loans";

                              -    "Risk Factors--Risks Related to the
                                   Underlying Mortgage Loans";

                              -    Exhibit A-1--Characteristics of the
                                   Underlying Mortgage Loans and the Related
                                   Mortgaged Real Properties; and

                              -    Exhibit A-2--Mortgage Pool Information.

                              When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                              - Except as described below with respect to the Arbor Place Mall pooled mortgage loan, all numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                              - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                              - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

                                   1.   all scheduled payments of principal
                                        and/or interest due on the mortgage
                                        loans on or before their respective due
                                        dates in October 2002 are timely made,
                                        and

                                   2.   there are no prepayments or other
                                        unscheduled collections of principal
                                        with respect to any of the mortgage
                                        loans during the period from its due
                                        date in September 2002 up to and
                                        including its due date in October 2002.

                              - Except as described below with respect to the Arbor Place Mall pooled mortgage loan, when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance or the initial net mortgage pool balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                              - Unless expressly indicated otherwise, all statistical information, including loan-to-value and debt service coverage ratios, is being presented as if the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates is a separate subordinated mortgage loan with a 6.510% per annum mortgage interest rate and a $33,928.06 monthly debt service payment, that is NOT included in the trust fund. The assumed mortgage interest rate and monthly debt service payment referred to in the preceding sentence include an interest strip payable on the class A-X certificates. Initial net mortgage pool balance refers to the initial mortgage pool balance, exclusive of the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates as of the date of initial issuance of the series 2002-CKS4 certificates.

                              -    Some of the mortgage loans are
                                   cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The A/B Loans" in this prospectus supplement, none of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

                              - In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                   1.   relative appraised values,

                                   2.   relative underwritten net cash flow, or

                                   3.   prior allocations reflected in the
                                        related loan documents.

                              - If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                              - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                              - In the case of four (4) of the mortgage loans included in the trust that were originated by KeyBank, each borrower has encumbered the related mortgaged property with junior debt that is evidenced by a separate promissory note. Each junior loan is secured by the same mortgage or deed of trust that secures the mortgage loan included in the trust fund. None of the statistical information regarding those four (4) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The A/B Loans."

                              -    Statistical information regarding the
                                   mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS..............  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of the mortgage loans that will comprise the trust fund was originated by--

                              - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                              - an affiliate of the related mortgage loan seller, or

                              - a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                              The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                      NUMBER OF  % OF INITIAL
                                                                       MORTGAGE  NET MORTGAGE
                                        MORTGAGE LOAN SELLER            LOANS    POOL BALANCE
                              --------------------------------------  ---------  ------------
                              1.   Column Financial, Inc.............     93        61.52%
                              2.   Salomon Brothers Realty Corp......     40        21.08%
                              3.   KeyBank National Association......     23        17.40%
                                                                      ---------  ------------
                              TOTAL                                      156       100.00%

PAYMENT AND OTHER TERMS.....  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                              Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the

                              Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                              All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Accordingly, all mortgage loans that we will include in the trust fund should be considered nonrecourse.

                              None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                              Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan. However, one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.19% of the initial net mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Old Oak Trails Estates, provides that the interest rate will increase by 200 basis points if the related mortgaged real property is not a separate tax lot within 180 days from the closing date of the loan, provided, however, that the 180 days will be extended to 360 days if the related borrower is diligently pursuing the change to a separate tax lot.

BALLOON LOANS...............  One hundred forty-three (143) of the mortgage loans that we intend to include in the trust fund, representing 80.98% of the initial net mortgage pool balance, are balloon loans that provide for:

                              -    an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity; and

                              - in either case, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES.............  Thirteen (13) of the mortgage loans that we intend to include in the trust fund, representing 19.02% of the initial net mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that specified date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                              -    Commencing on the related anticipated
                                   repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                   1.   be deferred,

                                   2.   in some cases, be compounded,

                                   3.   be payable only after the outstanding
                                        principal balance of the mortgage loan
                                        is paid in full, and

                                   4.   be payable only to the holders of the
                                        class V certificates, which are not
                                        offered by this prospectus supplement.

                              -    Commencing no later than the related
                                   anticipated repayment date, the subject
                                   mortgage loan may be freely prepaid.

                              -    Commencing no later than the related
                                   anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                              -    On and after the related anticipated
                                   repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

LOANS WITH INITIAL INTEREST
ONLY PERIODS................  One (1) of the mortgage loans that we intend to include in the trust fund, representing 1.22% of the initial net mortgage pool balance, provides for an initial interest only period of six months.

                              Two (2) mortgage loans that we intend to include in the trust fund, representing 5.78% of the initial net mortgage pool balance, provide for an initial interest only period of 12 months.

                              One (1) of the mortgage loans that we intend to include in the trust fund, representing 2.77% of the initial net mortgage pool balance, provides for an initial interest only period of 24 months.

CROSSED LOANS...............  The trust fund will include two (2) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                              NUMBER OF  % OF INITIAL
                                                               MORTGAGE  NET MORTGAGE
                                      PROPERTY NAMES            LOANS    POOL BALANCE
                              ------------------------------  ---------  ------------
                              1.  Westwind Shopping Center-
                                  West and Westwind Shopping
                                  Center-East                     2          0.70%
                              2.  Bethany Villa Mobile Home
                                  Park and Sun & Sand Mobile
                                  Home Park                       2          0.30%

                              Either of the pooled mortgage loans identified on Exhibit A-1 to this prospectus supplement as the Westwind Shopping Center-East and Westwind Shopping Center-West may be defeased, whereupon the mortgage on the related mortgaged real property would be released and the cross-collateralization between these two pooled mortgage loans would terminate.

MULTI-PROPERTY LOANS........  The trust fund will include three (3) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                                     % OF INITIAL
                                                         NUMBER OF   NET MORTGAGE
                                      LOAN NAME          PROPERTIES  POOL BALANCE
                              -------------------------  ----------  ------------
                              1.  Bloomington Apartment
                                  Portfolio                  3           0.26%
                              2.  Hunterwood / Depot
                                  Apartments                 2           0.19%
                              3.  Morgan MHP Portfolio       3           0.12%

                              In the case of the multi-property mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Bloomington Apartment Portfolio, representing 0.26% of the initial net mortgage pool balance, the borrower under the subject mortgage loan may obtain a release of one or more of the properties securing the subject mortgage loan if 60% or more of the improvements located on such property are taken or destroyed, subject to the satisfaction of various conditions, including the payment to the holder of the subject mortgage loan of an amount equal to the greater of the casualty or condemnation proceeds or a predefined casualty release payment for each property securing the subject mortgage loan. The predefined casualty release payment is $960,000 for the property known as Colony Apartments, $1,285,000 for the property known as Lakeside Apartments and $900,000 for the property known as Evergreen Place Apartments. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage
                              Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS............  One hundred fifty (150) of the mortgage loans that we intend to include in the trust fund,
                              representing 96.11% of the initial net mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property (or, in the case of a crossed loan or multi-property loan) of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS.  Six (6) mortgage loans, representing 4.67% of the initial net mortgage pool balance, are secured by cash reserves that in each such case:

                              - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                              -    if not so released, will or, at the
                                   discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                              See "Description of the Underlying Mortgage
                              Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS...............  Thirty-three (33) mortgage loans that we intend to include in the trust fund, representing 50.21% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                              HARD LOCKBOX. Tenants are generally directed to pay rents (or some portion of rents sufficient to pay monthly debt service) directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property (or, in some cases, the borrower) and, with respect to hospitality properties, cash or "over-the-counter" receipts are to be deposited into the lockbox account by the manager, while credit card receivables are, with some exceptions, to be deposited directly into a lockbox account.

                              SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                              - a failure to pay the related mortgage loan in full on, or before, any related anticipated repayment date; or

                              - a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                              - a failure to meet a specified debt service coverage ratio; or

                              -    an event of default under the mortgage.

                              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower upon the occurrence of the triggering event.

                              MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is paid to the manager of the mortgaged property (or, in some cases, the borrower), which will deposit all sums collected on a regular basis into a lender-controlled account or an account that becomes a lender-controlled account upon a triggering event (examples of which are given above in "Springing Lockbox").

                              The above-referenced 33 mortgage loans provide for the following types of lockbox accounts:

                                                                 % OF INITIAL
                                                    NUMBER OF    NET MORTGAGE
                                TYPE OF LOCKBOX  MORTGAGE LOANS  POOL BALANCE
                               ----------------  --------------  ------------
                               Springing                20          27.80%
                               Hard                     10          19.10%
                               Modified                  3           3.31%
                                                 --------------  ------------
                               TOTAL                    33          50.21%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS.......  Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                              - by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                              - by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                              - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                              However, as described under "--Additional
                              Collateral Loans" above, some mortgage loans may require partial principal prepayments during the related lock-out period.

                              As of the cut-off date, 152 of the mortgage loans that we intend to include in the trust fund, representing 96.50% of the initial net mortgage pool balance, were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods for those mortgage loans was 110 months.

                              Some of the mortgage loans in the trust fund that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS..........  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                              - as of the related due date in October 2002, or

                              -    at any time during the 12-month period
                                   preceding the related due date in October
                                   2002.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS..  The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in October 2002:

                               Initial mortgage pool balance.................. $ 1,233,581,046
                               Initial net mortgage pool balance.............. $ 1,228,581,046
                               Number of mortgage loans.......................             156
                               Number of mortgaged real properties............             161

                               Greatest cut-off date principal balance........ $   105,886,594
                               Smallest cut-off date principal balance........ $       523,164
                               Average cut-off date principal balance......... $     7,875,520

                               Highest mortgage interest rate.................           8.570%
                               Lowest mortgage interest rate..................           5.621%
                               Weighted average mortgage interest rate........           6.863%

                               Longest original term to maturity or
                                  anticipated repayment date..................      144 months
                               Shortest original term to maturity or
                                  anticipated repayment date..................       60 months
                               Weighted average original term to maturity or
                                  anticipated repayment date..................      118 months

                               Longest remaining term to maturity or
                                  anticipated repayment date..................      143 months
                               Shortest remaining term to maturity or
                                  anticipated repayment date..................       55 months
                               Weighted average remaining term to maturity or
                                  anticipated repayment date..................      114 months

                               Highest debt service coverage ratio, based on
                                  underwritten net cash flow..................            3.14x
                               Lowest debt service coverage ratio, based on
                                  underwritten net cash flow..................            1.18x
                               Weighted average debt service coverage ratio,
                                  based on underwritten net cash flow.........            1.48x

                               Highest cut-off date loan-to-appraised value
                                  ratio.......................................            81.0%
                               Lowest cut-off date loan-to-appraised value
                                  ratio.......................................            21.7%
                               Weighted average cut-off date loan-to-
                                  appraised value ratio.......................            69.9%

                              In reviewing the foregoing table, please note that:

                              - Initial net mortgage pool balance refers to the initial mortgage pool balance, exclusive of the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates.

                              - Unless expressly indicated otherwise, all statistical information, including loan-to-value and debt service coverage ratios, are being presented as if the portion of the Arbor Place Mall pooled mortgage loan represented by the class APM certificates is a separate subordinated mortgage loan with a

                                   6.510% per annum mortgage interest rate and a $33,928.06 monthly debt service payment, that is NOT included --- in the trust fund. The assumed mortgage interest rate and monthly debt service payment referred to in the preceding sentence include an interest strip payable on the class A-X certificates. The cut-off date loan-to-value ratio and debt service coverage ratio for the Arbor Place Mall pooled mortgage loan, including the portion represented by the class APM certificates, is 61.0% and 1.69x, respectively.

                              -    The underwritten net cash flow for any
                                   mortgaged real property is an estimated
                                   number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

B. GEOGRAPHIC CONCENTRATION.  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                         % OF INITIAL
                                              NUMBER OF  NET MORTGAGE
                                   STATE     PROPERTIES  POOL BALANCE
                               ------------  ----------  ------------
                               Texas             28         10.81%
                               California        15         10.02%
                               Connecticut        4          9.88%
                               Georgia            8          7.81%
                               Virginia           7          7.63%
                               Pennsylvania       6          6.57%
                               Michigan           9          5.31%

                              The remaining mortgaged real properties with respect to the mortgage pool are located throughout 27 other states. No more than 5.00% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                              Seven (7) of the California properties, securing 6.03% of the initial net mortgage pool balance, are located in northern California, which includes areas with zip codes above 93600, and eight (8) of the California properties, securing 3.99% of the initial net mortgage pool balance, are located in southern California, which includes areas with zip codes of 93600 or below.

C. PROPERTY TYPES...........  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                           % OF INITIAL
                                                NUMBER OF  NET MORTGAGE
                                PROPERTY TYPE  PROPERTIES  POOL BALANCE
                               --------------  ----------  ------------
                               Retail              39         43.08%
                               Multifamily(1)      87         31.16%
                               Office              22         19.96%
                               Industrial           5          2.82%
                               Self Storage         4          1.30%
                               Hotel                1          0.85%
                               Mixed Use            3          0.83%
                                               ----------  ------------
                               TOTAL              161        100.00%

----------
                              (1) Multifamily properties include conventional rental properties as well as manufactured housing properties.

D. ENCUMBERED INTERESTS.....  The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                        % OF INITIAL
                                ENCUMBERED INTEREST IN THE   NUMBER OF  NET MORTGAGE
                                 MORTGAGED REAL PROPERTY    PROPERTIES  POOL BALANCE
                               ---------------------------  ----------  ------------
                               Fee                              157         97.55%
                               Fee/Leasehold                      2          1.75%
                               Leasehold                          2          0.70%
                                                            ----------  ------------
                               TOTAL                            161        100.00%

                              In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE
   LOANS....................  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                              - cut-off date principal balances that range from $25,920,846 to $105,886,594, and

                              - a total cut-off date principal balance of $457,550,340, which represents 37.24% of the initial net mortgage pool balance.

                              See "Description of the Underlying Mortgage
                              Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    multifamily rental and manufactured housing properties;

     -    office properties;

     -    industrial properties;

     -    self storage properties;

     -    limited service hotel properties; and

     -    mixed use properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    the master servicer;

     -    the special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

    REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each mortgage loan that will back the offered certificates may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred forty-three (143) of the mortgage loans that we intend to include in the trust fund, representing 80.98% of the initial net mortgage pool balance, are balloon loans; and 13 of the mortgage loans that we intend to include in the trust fund, representing 19.02% of the initial net mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred twenty-seven
(127) of these mortgage loans, representing 87.49% of the initial net mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from November 2011 to October 2012. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Thirty-nine (39) of the mortgaged real properties, securing mortgage loans that represent 43.08% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 35 of the subject retail properties, securing 42.40% of the initial net mortgage pool balance, to be anchored, including shadow anchored; and four (4) of the subject retail properties, securing 0.68% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Eighty-seven (87) of the mortgaged real properties, securing mortgage loans that represent 31.16% of the initial net mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

     - the physical condition and amenities of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas; and

     -    the financial condition of the owner of the subject property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single-family housing.

     Some of the multifamily rental properties that will secure pooled mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some mortgaged real properties entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986.
Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. At the time the multifamily rental property is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules: either--

     - at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

     - at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

     The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the United States Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

     The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual United States Department of Housing and Urban Development median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL NET MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty-two (22) of the mortgaged real properties, securing mortgage loans that represent 19.96% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Ten (10) mortgaged real properties, securing 5.74% of the initial net mortgage pool balance, are each leased by a single tenant. In addition, 13 other mortgaged real properties, securing 10.54% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten
(10) largest mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                          % OF INITIAL
                                         CUT-OFF DATE     NET MORTGAGE
         PROPERTY/PORTFOLIO NAME      PRINCIPAL BALANCE   POOL BALANCE
     -------------------------------  -----------------   ------------
     1.   Crystal Mall                $  105,886,594          8.62%
     2.   Arbor Place Mall            $   76,172,231(1)       6.20%
     3.   SummitWoods Crossing        $   48,000,000          3.91%
     4.   1650 Arch Street            $   46,922,069          3.82%
     5.   Old Hickory Mall            $   35,855,219          2.92%
     6.   Carriage Hill Apartments    $   34,000,000          2.77%
     7.   McDonald Investment Center  $   29,949,679          2.44%
     8.   Creeks at Virginia Center   $   27,952,926          2.28%
     9.   2401 Elliot Avenue          $   26,890,777          2.19%
     10.  15 Cliff Street             $   25,920,846          2.11%

----------
     (1) Senior portion only. The full Arbor Place Mall loan has a cut-off date principal balance of $81,172,231.

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial net mortgage pool balance and that have the same borrower or related borrowers:

                                                                                                   % OF INITIAL
                                                                                  CUT-OFF DATE     NET MORTGAGE
                           PROPERTY/PORTFOLIO NAME                              PRINCIPAL BALANCE  POOL BALANCE
------------------------------------------------------------------------------  -----------------  ------------
1. Arbor Place Mall and Old Hickory Mall                                          $ 112,027,450       9.12%
2. 1650 Arch Street and McDonald Investment Center                                $  76,871,748       6.26%
3. Sunridge Village Apartments, The Lakes Apartments, Gatewood Apartments,
   Los Altos Towers Apartments, Villa Apartments and Mill Creek Apartments        $  35,069,134       2.85%
4. Basswood Manor Apartments, Metrocrest Village Apartments, Spruce Square
   Apartments and Prairie Ridge Apartments                                        $  17,698,738       1.44%
5. St. Charles Place Apartments, Porterwood Apartments, Colony Apartments and
   Stone Hollow Apartments                                                        $  17,555,908       1.43%
6. Willowbrook Business Center and Greens Crossing Business Center                $  16,092,725       1.31%

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 1.57% of the initial net mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In the case of the multi-property mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Bloomington Apartment Portfolio, representing 0.26% of the initial net mortgage pool balance, the borrower under the subject mortgage loan may obtain a release of one or more of the properties securing the subject mortgage loan if 60% or more of the improvements located on such property are taken or destroyed, subject to the satisfaction of various conditions, including the payment to the holder of the subject mortgage loan of an amount equal to the greater of the casualty or condemnation proceeds or a predefined casualty release payment for each property securing the subject mortgage loan. The predefined casualty release payment is $960,000 for the property known as Colony Apartments, $1,285,000 for the property known as Lakeside Apartments and $900,000 for the property known as Evergreen Place Apartments.

     Either of the pooled mortgage loans identified on Exhibit A-1 to this prospectus supplement as the Westwind Shopping Center-East and Westwind Shopping Center-West may be defeased, whereupon the mortgage on the related mortgaged real property would be released and the cross-collateralization between these two pooled mortgage loans would terminate.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of the borrowers under mortgage loans with cut-off date principal balances below $4,000,000 are generally not limited to owning their respective mortgaged real properties. In addition, even in the case of mortgage loans with cut-off date principal balances of $4,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. Borrowers under 140 mortgage loans, representing 96.42% of the initial net mortgage pool balance, are required by their respective organizational documents and/or mortgage loan documents to be special purpose entities.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Pennswood Apartments and Townhomes, representing 1.34% of the initial net mortgage pool balance, the subject mortgage loan is secured by a fee mortgage and a leasehold mortgage. The leasehold mortgagor is a special purpose entity, but the fee mortgagor is an individual.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Naismith Place Apartments, representing 0.13% of the initial net mortgage pool balance, the borrower under the subject mortgage loan was permitted to make, and did in fact make, a loan to the borrower's shareholder and president in an amount not to exceed $1,200,000.00.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and/or A-2 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 34 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains mortgaged real properties securing more than 5.00% of the initial net mortgage pool balance.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                   NUMBER OF    % OF INITIAL
                                 MORTGAGED REAL NET MORTGAGE
                        STATE      PROPERTIES   POOL BALANCE
                    ------------ -------------- ------------
                    Texas              28          10.81%
                    California         15          10.02%
                    Connecticut         4           9.88%
                    Georgia             8           7.81%
                    Virginia            7           7.63%
                    Pennsylvania        6           6.57%
                    Michigan            9           5.31%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the master servicer or the special servicer collects them;

     - the master servicer or the special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the master servicer or the special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments", a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 100 mortgaged real properties, securing 84.39% of the initial net mortgage pool balance, that environmental investigation was conducted during the 12-month period ending in October 2002. In the case of 121 mortgaged real properties, securing 94.60% of the initial net mortgage pool balance, that environmental investigation was conducted during the 24-month period ending in October 2002. In the case of two properties, representing 0.96% of the initial net mortgage pool balance, the environmental investigation was conducted after the 24-month period but within the 27-month period ending in October 2002. In the case of 123 mortgaged real properties, securing 95.56% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of 38 mortgaged real properties, securing 4.44% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged property, then:

     1. an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     2. an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or the remediation; or

     3. the materially adverse conditions were remediated or abated prior to the closing date; or

     4. a letter from the applicable regulatory authority stating that no further action was required, was obtained or the existence of such a letter was confirmed; or

     5. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, a prior owner has acknowledged responsibility, a post-closing remedial obligation was secured, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     6. in those cases in which an offsite property is the location of a leaking underground storage tank or other groundwater contamination source, generally--

          (a) the environmental consultant concluded that condition is not known to have affected the mortgaged real property,

          (b) a responsible party, other than the borrower, was identified and has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower, or

          (c)  an environmental insurance policy was obtained; or

     7. in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

     In some cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials, lead-based paint and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 38 mortgaged real properties, securing 4.44% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 38 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 38 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of

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collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.45% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject pooled mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

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     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION. All of the mortgaged real properties were inspected by engineers. One hundred thirty-eight (138) of those inspected mortgaged real properties, securing 89.22% of the initial net mortgage pool balance, were inspected during the 12-month period preceding October 2002. One hundred sixty-one (161) of those inspected mortgaged real properties, securing 100.00% of the initial net mortgage pool balance, were inspected during the 27-month period preceding October 2002. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

At eleven (11) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

     AVAILABILITY OF CASUALTY INSURANCE COVERING DAMAGE FROM TERRORIST ACTS MAY BE LIMITED AND MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy), but those related mortgage loan documents may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, Washington, D.C. and Pennsylvania--

     - many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies,

     - many primary insurance companies have eliminated terrorism insurance coverage in their standard policies,

     - coverage for terrorist acts may be available only at rates significantly higher than other types of insurance,

     - borrowers may not be able to obtain renewal policy coverage for terrorist acts at any price.

     Subject to the terms of the related mortgage loan documents, the master servicer will use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related note and mortgage. The master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain insurance against property damage resulting from terrorist or similar acts, if the special servicer has determined in accordance with the servicing standard described in this prospectus supplement that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate,

provided that, in the case of any pooled mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer shall use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     In the event that any mortgaged real property securing a pooled mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on that mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2002-CKS4 certificates.

     If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. At least two (2) of the mortgage loans that we intend to include in the trust fund allow the related borrower under such mortgage loan to substitute a letter of credit in lieu of providing terrorism insurance coverage. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least 27 mortgage loans that we intend to include in the trust fund, representing 8.67% of the initial net mortgage pool balance, property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns".

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. We are aware that in the case of 12 mortgage loans that we intend to include in the trust fund, representing 5.91% of the initial net mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding October 11, 2002.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer may be required to retain an independent contractor to operate and manage those mortgaged properties. Net income from such operation and management that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2002-CKS4 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2002-CKS4 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

     In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgage properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2002-CKS4 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-X AND A-SP CERTIFICATES. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2002-CKS4 certificates,

     - the order in which the principal balances of the respective classes of the series 2002-CKS4 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2002-CKS4 certificates, and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2002-CKS4 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF EITHER THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASE SERIES 2002-CKS4 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2002-CKS4 CERTIFICATES. The master servicer, the special servicer or an affiliate of either may purchase any class of series 2002-CKS4 certificates. In fact, it is anticipated that Lennar Partners, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2002-CKS4 certificates. The purchase of series 2002-CKS4 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2002-CKS4 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2002-CKS4 certificates. However, under the pooling and servicing agreement, the master servicer and special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2002-CKS4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2002-CKS4 certificates will be entitled to designate a certificateholder to exercise the rights and powers described under "The Pooling and Servicing Agreement--The Series 2002-CKS4 Directing Certificateholder and the Series 2002-CKS4 Controlling Class" in this prospectus supplement. Subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2002-CKS4 Directing Certificateholder and the Series 2002-CKS4 Controlling Class", the series 2002-CKS4 directing certificateholder can direct various servicing actions by the special servicer with respect to the mortgage pool, provided that, subject to the satisfaction of various criteria, the right to consult with the special servicer regarding various servicing actions with respect to the Arbor Place Mall pooled mortgage loan will belong to the holders of the class APM certificates. You should expect that the series 2002-CKS4 directing certificateholder will exercise its rights and powers on behalf of the series 2002-CKS4 controlling class certificateholders, and it will not be liable to any other class of series 2002-CKS4 certificateholders for so doing. In addition, the holders of certificates representing a majority interest in the controlling class of series 2002-CKS4 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2002-CKS4 certificates, the trustee or the master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CKS4 certificates.

     In the absence of significant losses on the underlying mortgage loans, the series 2002-CKS4 controlling class will be a non-offered class of series 2002-CKS4 certificates. The series 2002-CKS4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDERS OF THE CLASS APM CERTIFICATES MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the class APM certificates will be entitled to appoint a certificateholder having the rights and powers described under "The Pooling and Servicing Agreement--The Class APM Directing Certificateholder" in this prospectus supplement. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Class APM Directing Certificateholder" in this prospectus supplement, the class APM directing certificateholder can consult with the special servicer regarding various servicing actions with respect to the Arbor Place Mall pooled mortgage loan. You should expect that the class APM directing certificateholder will exercise its rights and powers on behalf of the class APM certificateholders, and it will not be liable to any other class of series 2002-CKS4 certificateholders for doing so.

     The class APM certificates are not offered by this prospectus supplement. Accordingly, the holders of the class APM certificates are likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2002-CKS4 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2002-CKS4 certificates will be required to consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2002-CKS4 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2002-CKS4 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Arlington, Virginia. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors-Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 156 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial net mortgage pool balance of $1,228,581,046. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in October 2002, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. Those cut-off date principal balances range from $523,164 to $105,886,594 and the average of those cut-off date principal balances is $7,875,520.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     Each of the mortgage loans that we intend to include in the trust fund is, with limited exceptions, a non-recourse obligation of the related borrower. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     The Arbor Place Mall Loan has a cut-off date principal balance of $81,172,231. In connection with distributions on the series 2002-CKS4 certificates, the Arbor Place Mall Loan will be treated as if it consists of two
(2) portions, which we refer to as the Arbor Place Mall Senior Portion and the Arbor Place Mall Junior Portion, respectively. The Arbor Place Mall Senior Portion consists of $76,172,231 of the entire cut-off date principal balance of the Arbor Place Mall Loan. The Arbor Place Mall Junior Portion consists of the remaining $5,000,000 of the cut-off date principal balance of the Arbor Place Mall Loan. The class APM certificates represent beneficial ownership of the Arbor Place Mall Junior Portion (exclusive of an interest strip payable on the class A-X certificates), and the holders of those certificates will be entitled to collections of principal and interest on the Arbor Place Mall Loan that are allocable to the Arbor Place Mall Junior Portion (exclusive of an interest strip payable on the class A-X certificates). The holders of the class A-X, A-SP, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates will be entitled to receive collections of principal and/or interest on the Arbor Place Mall Loan that are allocable to the Arbor Place Mall Senior Portion, and the holders of the class A-X certificates are entitled to receive an interest strip on the Arbor Place Mall Junior Portion. As and to the extent described under "--Significant Mortgage Loans--The Arbor Place Mall Loan" below, the rights of the holders of the class APM certificates to receive payments to which they are entitled with respect to the Arbor Place Mall Loan will be subordinated to the rights of the holders of the class A-X, A-SP, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates to receive payments to which they are entitled with respect to the Arbor Place Mall Loan, in certain default scenarios.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of the Arbor Place Mall Loan, the initial Allocated Principal Balance of the Arbor Place Mall Senior Portion).

     - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in October 2002, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in September 2002 up to and including its due date in October 2002.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance or the initial net mortgage pool balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans (or, in the case of the Arbor Place Mall Loan, the Allocated Principal Balance of the Arbor Place Mall Senior Portion).

     - If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The A/B Loans", none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     - In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     - In the case of each A Loan included in the trust fund, the mortgaged real property that secures the A Loan also secures the related subordinate Corresponding B Loan. None of the Corresponding B Loans are included in the trust fund, and none of the statistical information regarding the A Loans provided in this prospectus supplement includes any numerical information with respect to those Corresponding B Loans. For more information regarding the A/B Loans, see "Description of the Underlying Mortgage Loans--The A/B Loans."

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include seven (7) mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                     NUMBER OF
                                                                   STATES WHERE     % OF INITIAL
                                                                  THE PROPERTIES    NET MORTGAGE
                       PROPERTY/PORTFOLIO NAMES                     ARE LOCATED     POOL BALANCE
       --------------------------------------------------------  ----------------  --------------
        1.  Westwind Shopping Center-West and Westwind
            Shopping Center-East                                         1              0.70%
        2.  Bethany Villa Mobile Home Park and Sun & Sand
            Mobile Home Park                                             1              0.30%

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                     NUMBER OF
                                                                   STATES WHERE     % OF INITIAL
                                                                  THE PROPERTIES    NET MORTGAGE
                       PROPERTY/PORTFOLIO NAMES                     ARE LOCATED     POOL BALANCE
       --------------------------------------------------------  ----------------  --------------
        1.  Bloomington Apartment Portfolio                             1               0.26%
        2.  Hunterwood/Depot Apartments                                 1               0.19%
        3.  Morgan MHP Portfolio                                        2               0.12%

     In the case of the multi-property mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Bloomington Apartment Portfolio, representing 0.26% of the initial net mortgage pool balance, the borrower under the subject mortgage loan may obtain a release of one or more of the properties securing the related mortgage loan if 60% or more of the improvements located on such property are taken or destroyed, subject to the satisfaction of various conditions, including without limitation the payment to the holder of the subject mortgage loan of an amount equal to the greater of the casualty or condemnation proceeds or a predefined casualty release payment for each property securing the subject mortgage loan. The predefined casualty release payment is $960,000 for the property known as Colony Apartments, $1,285,000 for the property known as Lakeside Apartments and $900,000 for the property known as Evergreen Place Apartments.

     Any mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Westwind Shopping Center-East and Westwind Shopping Center-West may be defeased, whereupon the mortgage on the related mortgaged real property would be released and the cross
-collateralization would terminate as to that property.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.

                                                                                                % OF INITIAL
                                                                             CUT-OFF DATE       NET MORTGAGE
                        PROPERTY/PORTFOLIO NAME                            PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------------------------------  -------------------  --------------
 1.  Arbor Place Mall and Old Hickory Mall                                 $    112,027,450         9.12%
 2.  1650 Arch Street and McDonald Investment Center                       $     76,871,748         6.26%
 3.  Sunridge Village Apartments, The Lakes Apartments, Gatewood
     Apartments, Los Altos Towers Apartments, Villa Apartments and Mill
     Creek Apartments                                                      $     35,069,134         2.85%
 4.  Basswood Manor Apartments, Metrocrest Village Apartments, Spruce
     Square Apartments and Prairie Ridge Apartments                        $     17,698,738         1.44%
 5.  St. Charles Place Apartments, Porterwood Apartments, Colony
     Apartments and Stone Hollow Apartments                                $     17,555,908         1.43%
 6.  Willowbrook Business Center and Greens Crossing Business Center       $     16,092,725         1.31%

PARTIAL RELEASES OF PROPERTY

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Eagles Pointe Apartments, representing 0.47% of the initial net mortgage pool balance, the borrower under the subject mortgage loan may seek a release of an unimproved portion of the property securing the subject mortgage loan consisting of approximately 8.5 acres, provided that various release conditions are satisfied, including the following: (a) the borrower must provide evidence that the balance of the property has been reassessed for tax purposes for an amount not to exceed $6,700,000 and that the real estate taxes and assessments owing related to the balance of the property will not exceed $125,000, (b) the borrower must provide evidence that the balance of the property has achieved a debt service coverage ratio of 1.30 to 1.0; and (c) no downgrade letters from the applicable rating agencies must be received to the extent reasonably deemed necessary or desirable by the holder of the subject mortgage loan.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Crystal Mall, representing 8.62% of the initial net mortgage pool balance, the borrower under the subject mortgage loan is permitted to make transfers of portions of the property to third parties, and obtain partial releases of the related mortgage in connection therewith, for the purpose of erecting and operating additional structures the use of which will be consistent with the use of the property, or for conveying anchor sites (with ancillary parking) to retail or office users, provided that no such transfer will materially impair the utility and operation of the property or materially adversely affect the value of the property, in each case taken as a whole.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 20001 Euclid Avenue, representing 0.75% of the initial net mortgage pool balance, the borrower may obtain a release of a specified unimproved (except for surface parking) portion of the mortgaged real property, provided that various release conditions are satisfied, including the following: (a) the grant of all necessary zoning and subdivision approvals such that the remaining mortgaged real property shall constitute separate tax parcels with sufficient parking to meet the demands of the property and all applicable zoning laws and ordinances; and (b) receipt of no downgrade letters from the applicable rating agencies to the effect that the partial release shall not result in a re-qualification, reduction or withdrawal of any series 2002-CKS4 certificates.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Allenmore Medical Plaza, representing 0.63% of the initial net mortgage pool balance, the borrower may seek a release of a specified portion of the mortgaged real property's surface parking lot, provided that various release conditions are satisfied, including without limitation the following: (a) the borrower must furnish evidence that the remaining portion of the mortgaged real property has achieved a debt service coverage ratio of 1.30 to 1.0; (b) to the extent any parking spaces would be eliminated by the partial release, borrower must replace such parking spaces in order that the parking ratio for the remaining portion of the mortgaged real property shall be no less than it was on the date of the loan closing; (c) the borrower must furnish satisfactory evidence that any necessary approvals from governmental authorities have been obtained and the remaining portion of the mortgaged real property will be assessed as a separate tax parcel; and (d) if requested by lender, delivery of evidence of no adverse REMIC consequences.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                        % OF INITIAL
                                    NUMBER OF           NET MORTGAGE
               DUE DATE          MORTGAGE LOANS         POOL BALANCE
          ------------------  --------------------  -------------------
                 11th                   91                  59.67%
                  1st                   64                  39.16%
                  4th                    1                   1.16%
          ------------------  --------------------  -------------------
                TOTAL                  156                 100.00%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. In addition, one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.19% of the initial net mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Old Oak Trails Estates, provides that the interest rate will increase by 200 basis points if the related mortgaged real property is not a separate tax lot within 180 days from the closing date of the loan, provided, however, that the 180 days will be extended to 360 days if the related borrower is diligently pursuing the change to a separate tax lot.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.621% per annum to 8.570% per annum, and the weighted average of those mortgage interest rates was 6.863% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred fifty-four (154) of the mortgage loans that we intend to include in the trust fund, representing 90.88% of the initial net mortgage pool balance, accrue interest on an Actual/360 Basis. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 9.12% of the initial net mortgage pool balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. One hundred forty-three (143) of the mortgage loans that we intend to include in the trust fund, representing 80.98% of the initial net mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

     - in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD LOANS. Thirteen (13) of the mortgage loans that we intend to include in the trust fund, representing 19.02% of the initial net mortgage pool balance, are characterized by the following features:

     - A maturity date that is generally 25 to 40 years following origination.

     - The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of eight (8) ARD Loans, representing 15.78% of the initial net mortgage pool balance, two percentage points over its initial mortgage interest rate,

          2. in the case of four (4) ARD Loans, representing 1.45% of the initial net mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and
               (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date, and

          3. in the case of one (1) ARD Loan, representing 1.79% of the initial net mortgage pool balance, three percentage points over its initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. One (1) of the mortgage loans that we intend to include in the trust fund, representing 1.22% of the initial net mortgage pool balance, provides for an initial interest only period of six months.

     Two (2) mortgage loans that we intend to include in the trust fund, representing 5.78% of the initial net mortgage pool balance, provide for an initial interest only period of 12 months.

     One (1) of the mortgage loans that we intend to include in the trust fund, representing 2.77% of the initial net mortgage pool balance, provides for an initial interest only period of 24 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

     - one hundred fifty (150) of the mortgage loans that we intend to include in the trust fund, representing 96.11% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - four (4) of the mortgage loans that we intend to include in the trust fund, representing 3.50% of the initial net mortgage pool balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, which may not be less than a specified percentage of the principal balance of the mortgage loan being prepaid, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.39% of the initial net mortgage pool balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, which may not be less than a specified percentage of the principal balance of the mortgage loan being prepaid, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. One hundred fifty-two (152) of the mortgage loans that we intend to include in the trust fund, representing 96.50% of the initial net mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in October 2002. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in October 2002 is 139 months;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in October 2002 is 36 months; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in October 2002 is 110 months.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     PREPAYMENT CONSIDERATION PERIODS. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 3.89% of the initial net mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out period. The relevant prepayment consideration will generally consist of the following:

     In the case of all six (6) of the mortgage loans with prepayment consideration periods, the prepayment consideration will consist of a Yield Maintenance Charge generally equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date for the subject pooled mortgage loan. If Release
H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are applied to the loan (either because the lender elects and is entitled to such application or, in certain cases of substantial casualty or condemnation, the borrower elects to make a full prepayment of the loan), the borrower will be permitted, subject to conditions specified in the loan documents, to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Six (6) mortgage loans, representing 4.67% of the initial net mortgage pool balance, are secured by cash reserves or letters of credit that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, at the discretion of the lender, may prior to loan maturity (or loan default or loan acceleration) be applied or drawn on to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of that additional collateral is $4,018,500.

     DEFEASANCE LOANS. One hundred fifty (150) of the mortgage loans that we intend to include in the trust fund, representing 96.11% of the initial net mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any mortgage loan.

     LOCKBOXES. Thirty-three (33) mortgage loans that we intend to include in the trust fund, representing approximately 50.21% of the initial net mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Tenants are generally directed to pay rents (or some portion of rents sufficient to cover monthly debt service) directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property (or, in some cases, the borrower) and, with respect to hospitality properties, cash or "over-the-counter" receipts are, with some exceptions, to be deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is paid to the manager of the mortgaged real property (or, in some cases, the borrower), which will deposit all sums collected on a regular basis into a lender-controlled account or an account that becomes a lender-controlled account upon a triggering event (examples of which are given above in "Springing Lockbox").

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The 33 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                        % OF INITIAL
                                                  NUMBER OF             NET MORTGAGE
                    TYPE OF LOCKBOX            MORTGAGE LOANS           POOL BALANCE
               --------------------------  ----------------------  ----------------------
               Springing                             20                    27.80%
               Hard                                  10                    19.10%
               Modified                               3                     3.31%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 145 of the mortgage loans that we intend to include in the trust fund, representing 83.05% of the initial net mortgage pool balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 136 of the mortgage loans that we intend to include in the trust fund, representing 75.92% of the initial net mortgage pool balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2002-CKS4 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the master servicer must maintain that insurance coverage, to the extent:

     -    the trustee has an insurable interest;

     - the insurance coverage is available at commercially reasonable rates, as determined by the master servicer in accordance with the Servicing Standard; and

     - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     Notwithstanding the foregoing, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that the master servicer will not be required to call a default under a pooled mortgage loan if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the special servicer has determined in accordance with the Servicing Standard that either:

     - such insurance is not available at commercially reasonable rates AND such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

However, in the case of any pooled mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer shall use reasonable efforts consistent with the Servicing Standard to enforce such express provisions.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property (or, at the special servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is not available at commercially reasonable rates).

     Each of the master servicer and special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the pooled mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. At least two of the mortgage loans that we intend to include in the trust fund allow the related borrower under such mortgage loan to substitute a letter of credit in lieu of providing terrorism insurance coverage.

     We are aware that in the case of at least 27 mortgage loans that we intend to include in the trust fund, representing 8.67% of the initial net mortgage pool balance, property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in October 2002, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

     - Thirteen (13) mortgaged real properties, securing 10.54% of the initial net mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Ten (10) mortgaged real properties, securing 5.74% of the initial net mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     SPECIAL CONDEMNATION ISSUE. In one case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.69% of the initial net mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Best Buy - West Paterson, NJ, the related borrower has advised that the New Jersey Department of Transportation is attempting to obtain title to a small portion of the mortgaged property and an easement over a small portion of the mortgaged property for a public roadway improvement. The related lender has agreed to waive its right to proceeds from any sale in lieu of condemnation related to the foregoing so long as (a) access to the mortgaged real property is not materially, adversely affected; (b) the current use and operation of the mortgaged real property is not materially, adversely affected; (c) the value of the mortgaged real property is not materially, adversely affected; and (d) the ability of the mortgaged real property to generate income sufficient to service the mortgage loan is not materially, adversely affected, all as determined by the lender in its discretion.

     GROUND LEASES. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 2.45% of the initial net mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     - the related ground lease, after giving effect to all unconditional extension options, expires approximately 20 years or more after the stated maturity of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.08% of the initial net mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Henry-Lenox Apartments, the borrower under the subject mortgage loan is permitted, in connection with a sale of the property approved by the holder of the subject mortgage loan occurring at least five years after the date of the related mortgage, subject to such holder's prior written consent not to be unreasonably withheld, to extend secured or unsecured subordinate financing to the purchaser of the property. The mortgage provides that the original borrower must be the lender and note holder in connection with such subordinate financing, that the cumulative debt, including the related mortgage loan and the subordinate financing, may not exceed an 80% loan-to-value ratio and that the debt service coverage ratio for the cumulative debt may be no less than 1.20:1. In addition, the note evidencing the subordinate financing may be payable only out of cash flow. The original borrower must also execute a subordination and standstill agreement.

     Each of the A Loans identified on Exhibit A-1 to this prospectus supplement as The Village at Chandler Crossings, Basswood Manor Apartments, Metrocrest Village Apartments and Spruce Square Apartments, representing in the aggregate 3.12% of the initial net mortgage pool balance, is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan that is not included in the trust. See "Description of the Underlying Mortgage Loans--The A/B Loans".

     MEZZANINE DEBT. In the case of two (2) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of one (1) mortgage loan that we intend to include in the trust, representing 3.91% of the initial net mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as SummitWoods Crossing, three types of cash flow/mezzanine financing are permitted:

     (a) members of each borrower and members of the members of each borrower are permitted to obtain financing secured solely by pledges of their respective rights to receive net cash distributions due under the respective operating agreement, subject to satisfaction of specified conditions, including execution of a subordination agreement in an approved form;

     (b) members of the members of each borrower are permitted to incur indebtedness secured solely by their respective membership interests, subject to satisfaction of specified conditions, including a specified debt service coverage ratio and execution of a subordination agreement in an approved form; and

     (c) members of each borrower are permitted to obtain mezzanine financing secured by their respective membership interests in each respective borrower, subject to obtaining the prior written consent of the lender and satisfaction of specified conditions, including achievement of specified loan-to-value and debt service coverage ratios, an institutional mezzanine lender executes a subordination agreement and receipt of rating agency confirmation.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Village at Chandler Crossings, representing 1.87% of the initial net mortgage pool balance, any member of the borrower may obtain financing secured by a pledge of its cash distributions due from borrower, subject to obtaining lender's prior written consent and satisfaction of specified conditions, including achievement of specified loan-to-value and debt service coverage ratios, an institutional mezzanine lender executes a subordination agreement, a lockbox arrangement is established and rating agency confirmation is obtained.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a

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setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE A/B LOANS

     GENERAL. In the case of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as The Village at Chandler Crossings, Basswood Manor Apartments, Metrocrest Village Apartments and Spruce Square Apartments (referred to in this prospectus supplement as the "A Loans"), representing in the aggregate 3.12% of the initial net mortgage pool balance, each related borrower has encumbered the related mortgaged real property with junior debt (each a "Corresponding B Loan"). In each case, the aggregate debt consisting of the A Loan and the Corresponding B Loan (collectively, the "A/B Loan") was originated by KeyBank and is secured by a single mortgage or deed of trust. We intend to include the A Loans in the trust fund. The Corresponding B Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each A Loan and Corresponding B Loan comprising an A/B Loan are cross-defaulted. The outstanding principal balance of each Corresponding B Loan does not exceed five percent (5%) of the underwritten appraised value of the related mortgaged property that secures the related A/B Loan. Each Corresponding B Loan has an interest rate of fifteen percent (15%) per annum and has the same maturity date, amortization schedule and prepayment structure as the related A Loan. For purposes of the information presented in this prospectus supplement with respect to each A Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the indebtedness evidence by the A Loan and does not take into account the related Corresponding B Loan.

     The trust, as the holder of each A Loan, and the holder of the related Corresponding B Loan will be successor parties to a separate intercreditor agreement (each, an "A/B Loan Intercreditor Agreement") with respect to each A/B Loan. Servicing and administration of each A Loan (and to the extent described below, each Corresponding B Loan) will be performed by the master servicer for the trust. The servicer of each Corresponding B Loan will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each A/B Loan to the holder of the related Corresponding B Loan, but will not collect payments with respect to such Corresponding B Loan until the occurrence of certain events of default with respect to such A/B Loan described in the related A/B Loan Intercreditor Agreement. The following describes certain provisions of the A/B Loan Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Loan Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN THE A LOANS AND THE CORRESPONDING B LOANS. The right of the holder of each Corresponding B Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A Loan to receive such amounts. For each A/B Loan, an "A/B Material Default" consists of the following events: (a) the acceleration of the A Loan or the Corresponding B Loan; (b) the existence of a continuing monetary default; and/or, (c) the filing of a bankruptcy action by, or against, the related borrower. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred, that A/B Material Default is no longer continuing with respect to an A/B Loan, the related borrower under the A/B Loan will make separate payments of principal and interest to the respective holders of the related A Loan and Corresponding B Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject A Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the A/B Loans (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject A Loan and then to the principal balance of the Corresponding B Loan. If an A/B Material Default occurs and is continuing with respect to an A/B Loan, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Loan will be applied by the master servicer (with any payments received by the holder of the subject Corresponding B Loan after and during such an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Loan Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject A Loan will be paid in full prior to any application of payments to the Corresponding B Loan.

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     If, after the expiration of the right of the holder of a Corresponding B
Loan to purchase the related A Loan (as described below), an A Loan or Corresponding B Loan is modified in connection with a workout so that, with respect to either the A Loan or the Corresponding B Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the A Loan) will be made as though such workout did not occur and the payment terms of the A Loan will remain the same. In that case, the holder of the Corresponding B Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the A Loan or the Corresponding B Loan attributable to such workout (up to the outstanding principal balance, together with accrued interest thereon, of the Corresponding B Loan).

     SERVICING OF THE A/B LOANS. Each A Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer will service and administer each Corresponding B Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related Corresponding B Loan when servicing an A/B Loan, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a Corresponding B Loan will be deemed a third party beneficiary of the pooling and servicing agreement.

     The master servicer and special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the A/B Loans, and (subject to certain limitations with respect to modifications and certain rights of the holder of each Corresponding B Loan to purchase the corresponding A Loan) the holder of such Corresponding B Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan.

     So long as an A/B Loan is a performing mortgage loan, the master servicer will have no obligation to collect payments with respect to the related Corresponding B Loan. A separate servicer of each Corresponding B Loan will be responsible for collecting amounts payable in respect of such Corresponding B Loan. That servicer will have no servicing duties or obligations with respect to the related A Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan, the master servicer or the special servicer, as applicable, will (during the continuance of the Material Default) collect and distribute payments for both of the subject A Loan and Corresponding B Loan pursuant to the sequential payment waterfall set forth in the related A/B Loan Intercreditor Agreement.

     ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Corresponding B Loan. Neither the holder of a Corresponding B Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related A Loan or any servicing advance with respect to the related mortgaged real property. The master servicer (and, if applicable, the trustee) will make servicing advances with respect to the mortgaged real properties securing the A/B Loans.

     MODIFICATIONS. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a Corresponding B Loan, the related A Loan or the related loan documents, is limited by the rights of the holder of the Corresponding B Loan to approve such modifications and other actions as set forth in the related A/B Loan Intercreditor Agreement; provided that the consent of the holder of a Corresponding B Loan will not be required in connection with any such modification or other action with respect to an A/B Loan after the expiration of such holder's right to purchase the related A Loan. The holder of a Corresponding B Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Corresponding B Loan or the related loan documents without the prior written consent of the trustee.

     PURCHASE OF THE A LOAN BY THE HOLDER OF THE CORRESPONDING B LOAN. Upon the occurrence of any one of certain defaults that are set forth in each A/B Loan Intercreditor Agreement, the holder of the subject Corresponding B Loan will have the right to purchase the related A Loan at a purchase price determined under that A/B Loan Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such A Loan together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of such A/B Loan by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such A Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master

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servicer with respect to the A/B Loan together with advance interest thereon.
The holder of the Corresponding B Loan does not have any rights to cure any defaults with respect to the A/B Loan.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 100 mortgaged real properties, securing 84.39% of the initial net mortgage pool balance, that environmental investigation was conducted during the 12-month period ending in October 2002. In the case of 121 mortgaged real properties, securing 94.60% of the initial net mortgage pool balance, that environmental investigation was conducted during the 24-month period ending in October 2002. In the case of two properties, representing 0.96% of the initial net mortgage pool balance, the environmental investigation was conducted after the 24-month period but within the 27-month period ending in October 2002. In the case of 123 mortgaged real properties, securing 95.56% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of 38 mortgaged real properties, securing 4.44% of the initial net mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged property, then:

     1. an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     2. an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or the remediation; or

     3. the materially adverse conditions were remediated or abated prior to the closing date; or

     4. a letter from the applicable regulatory authority stating that no further action was required, was obtained or the existence of such a letter was confirmed; or

     5. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, a prior owner has acknowledged responsibility, a post-closing remedial obligation was secured, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     6. in those cases in which an offsite property is the location of a leaking underground storage tank or other groundwater contamination source, generally--

          (a) the environmental consultant concluded that condition is not known to have affected the mortgaged real property,

          (b) a responsible party, other than the borrower, was identified and has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower, or

          (c)  an environmental insurance policy was obtained; or

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     7.   in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement or removal program or a long-term testing program.

In a few cases, the particular asbestos-containing materials, lead-based paint and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund, required the related borrower generally either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     - the mortgaged real property had not been affected or had been minimally affected, and the potential for the problem to affect the mortgaged real property was limited, or

     -    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     -    any of the other parties to the pooling and servicing agreement,

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     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 38 mortgaged real properties, securing 4.44% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 38 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 38 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in certain cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing mortgage loans in the trust fund will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

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     3.   if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "AAA" rating by S&P, "Aaa" by Moody's, "AAA" by Fitch and "A++" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred sixty-one (161) of those mortgaged real properties, securing 100.00% of the initial net mortgage pool balance, were inspected during the 27-month period ending in October 2002. One hundred thirty-eight (138) of those mortgaged real properties, securing 89.22% of the initial net mortgage pool balance, were inspected during the 12-month period ending in October 2002.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 149 mortgaged real properties, securing 94.38% of the initial net mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 18-month period ending in October 2002, in order to establish the approximate value of the mortgaged real property. The appraisals for the remaining twelve (12) mortgaged real properties, securing 5.62% of the initial net mortgage pool balance, were conducted before that 18-month period but after June 25, 2000. These appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

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     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan, or

          2. taking into account the cost of repair, to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column relies for its standard conduit loans;

     - other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property; and

     - the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

--------------------------------------------------------------------------------
                                  CRYSTAL MALL
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:   $105,886,594

FIRST PAYMENT DATE:               October 11, 2002

MORTGAGE INTEREST RATE(1):        5.621% per annum

AMORTIZATION TERM:                360 months

ANTICIPATED REPAYMENT DATE:       September 11, 2012

MATURITY DATE:                    September 11, 2032

MATURITY/ARD BALANCE:             $88,880,834

BORROWER:                         Crystal Mall, LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/defeasance except during
                                  the last three months prior to the
                                  anticipated repayment date.

LOAN PER SF(2):                   $200

ONGOING RESERVES:                 Tax and Insurance Reserve(3)
                                  Replacement Reserve(4)
                                  TI/LC Reserve(5)

LOCKBOX:                          Hard

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:          Single Asset

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Anchored

LOCATION:                         Waterford, Connecticut

YEAR BUILT/RENOVATED:             1984/1997

LEASABLE SQUARE FOOTAGE:          528,947

OCCUPANCY AT U/W(6):              94%

OWNERSHIP INTEREST:               Fee

                       % OF              OPERATING COVENANTS/
MAJOR TENANTS:         NRSF       NRSF     LEASE EXPIRATION
--------------         ----       ----   --------------------
Sears(7)            149,240        N/A           N/A
Macy's(7)           115,560        N/A           N/A
Filene's             88,906       16.8%       9/30/2009
JC Penney            88,605       16.8%      11/30/2004

PROPERTY MANAGEMENT:              Simon Property Group, L.P.

U/W NCF:                          $13,763,813

U/W DSCR:                         1.88x

APPRAISED VALUE:                  $176,000,000

APPRAISAL DATE:                   August 9, 2002

CUT-OFF DATE LTV RATIO(2):        60.2%

MATURITY/ARD LTV RATIO:           50.5%

(1) The initial mortgage interest rate is 5.621%. From and after the anticipated repayment date, the Crystal Mall Loan will accrue interest at a rate per annum equal to the initial mortgage interest plus 2.000%.

(2)  Based on an October 2002 cut-off date principal balance.

(3) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months. However, the borrower will not be required to make any payments into the tax and insurance reserve fund for so long as (a) no event of default has occurred and is continuing, and (b) the debt service coverage ratio is equal to or greater than 1.30 to 1.0 for the 12 calendar months immediately preceding the date of determination.

(4) The borrower will make monthly deposits in the amount of $8,816 into the replacement reserve fund. However, borrower will not be required to make any payments into the replacement reserve fund for so long as (a) no event of default has occurred, and (b) the debt service coverage ratio is equal to or greater than 1.30 to 1.0 for the 12 calendar months immediately preceding the date of determination.

(5) The borrower will make monthly deposits in the amount of $38,500 into the leasing reserve fund until the leasing reserve fund equals $1,000,000. However, the borrower will not be required to make any payments into the leasing reserve fund for so long as (a) no event of default has occurred, and (b) the debt service coverage ratio is equal to or greater than 1.30 to
     1.0 for the 12 calendar months immediately preceding the date of determination.

(6)  Occupancy at U/W is based on the July 26, 2002 rent roll.

(7)  Non-owned anchor. Not part of collateral.

     THE BORROWER. Crystal Mall, LLC, the borrower under the Crystal Mall Loan, is a limited liability company organized under the laws of Delaware, and has as its sole member Crystal Mall Associates Limited Partnership, a Connecticut limited partnership. Crystal Mall, LLC is controlled through Simon Property Group, Inc., a Delaware corporation, which is the sole general partner of Simon Property Group, L.P. Crystal Mall, LLC has two independent managers. The indirect owners of the borrower are a joint venture comprised of Simon Property Group, Inc., New York State Teachers Retirement System, Teachers Insurance and Annuity Association and J.P. Morgan Investment Management. The joint venture has ownership interests in more than 18 regional malls and community centers, primarily located in northern and central New England.

     Simon Property Group, Inc, founded in 1960, is a self-administered real estate investment trust that owns a diversified portfolio of interests in 249 properties with 186 million square feet of retail space and 75 regional malls in 25 cities. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

     THE CRYSTAL MALL PROPERTY. The Crystal Mall Property is a portion of a regional enclosed retail mall that was originally built in 1984 and is situated on 62.6 acres in Waterford, Connecticut. The Crystal Mall is anchored by Sears, Macy's, Filene's and JC Penney. Sears and Macy's own their respective stores and underlying land and are therefore not included as part of the collateral. Accordingly, the Crystal Mall Property contains 528,947 net rentable square feet. The mall is located at the intersection of Connecticut Route 85 and Interstate 95 which both are one of the major commerce corridors in the subject metropolitan area.

     PROPERTY MANAGEMENT. The Crystal Mall is subject to a management agreement between the borrower and Simon Property Group, L.P., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of annual rental income, which is subordinate to the Crystal Mall Loan. The lender under the Crystal Mall Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the Crystal Mall Loan.

     CASH MANAGEMENT. The borrower under the Crystal Mall Loan must cause the tenants at the Crystal Mall Property to deposit their rental payments into a bank account controlled by the lender. The lender shall receive funds from the account sufficient to cover all required payments under the Crystal Mall Loan, and until (a) an event of default under the loan occurs, or (b) the anticipated repayment date (if the borrower does not pay off the Crystal Mall Loan), the borrower is entitled to receive the balance of the funds in the account.

--------------------------------------------------------------------------------
                                ARBOR PLACE MALL
--------------------------------------------------------------------------------

                          LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE(1):    $76,172,231

FIRST PAYMENT DATE:                   August 11, 2002

MORTGAGE INTEREST RATE:               6.510% per annum

AMORTIZATION TERM:                    300 months

MATURITY DATE:                        July 11, 2012

MATURITY/ARD BALANCE(1):              $59,297,985

BORROWER:                             Arbor Place II, LLC

INTEREST CALCULATION:                 30/360

CALL PROTECTION:                      Lockout/defeasance until the date
                                      that is six months prior to the
                                      anticipated repayment date.

LOAN PER SF(2):                       $161

ONGOING RESERVES:                     Tax and Insurance Reserve(3)
                                      Replacement Reserve(4)
                                      TI/LC Reserve(5)

LOCKBOX:                              Springing

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:              Single Asset

PROPERTY TYPE:                        Retail

PROPERTY SUB-TYPE:                    Anchored

LOCATION:                             Douglasville, Georgia

YEAR BUILT:                           1999

LEASABLE SQUARE FOOTAGE:              473,449

OCCUPANCY AT U/W(6):                  91%

OWNERSHIP INTEREST:                   Fee

                       % OF                   OPERATING COVENANTS/
MAJOR TENANTS:         NRSF           NRSF      LEASE EXPIRATION
--------------         ----           ----    --------------------
Dillard's(7)        199,852            N/A         10/12/2049
Parisian(7)         144,236            N/A         10/12/2049
Sears(7)            132,912            N/A         10/12/2049
Regal Cinemas        72,903           15.4%        10/31/2019

PROPERTY MANAGEMENT:                  CBL & Associates Management, Inc.

U/W NCF:                              $11,177,697

U/W DSCR (FULL LOAN):                 1.69x

U/W DSCR:                             1.80x

APPRAISED VALUE:                      $133,000,000

APPRAISAL DATE:                       April 30, 2002

CUT-OFF DATE LTV RATIO
   (FULL LOAN)(1):                    61.0%

CUT-OFF DATE LTV RATIO(2):            57.3%

MATURITY/ARD LTV RATIO
   (FULL LOAN)(1):                    47.5%

MATURITY/ARD LTV RATIO:               44.6%

(1) The Arbor Place Mall Loan, which has a cut-off date principal balance of $81,172,231 is, for purposes of allocating payments on the series 2002-CKS4 certificates, deemed to be comprised of two (2) components: (a) the Arbor Place Mall Senior Portion, with a cut-off date principal balance of $76,172,231; and (b) the Arbor Place Mall Junior Portion, with a cut-off date principal balance of $5,000,000. The Arbor Place Mall Junior Portion is subordinate to the Arbor Place Mall Senior Portion. Unless otherwise stated, calculations presented herein are based on the Arbor Place Mall Senior Portion.

(2) Based on an October 2002 cut-off date principal balance of the Arbor Place Mall Senior Portion.

(3) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4) The borrower will make monthly deposits in the amount of $7,875 into a replacement reserve fund. The borrower will not be required to make further deposits into the replacement reserve fund in any month when the balance of the reserve fund equals or exceeds $189,000.

(5) The borrower will make monthly deposits in the amount of $37,500 into the TI/LC reserve fund if the debt service coverage ratio is less than 1.30x for the prior fiscal year.

(6)  Occupancy at U/W is based on the April 1, 2002 rent roll.

(7)  Non-owned anchor. Not part of the collateral.

     THE BORROWER. The borrower under the Arbor Place Mall Loan is Arbor Place II, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. Arbor Place Limited Partnership, a Georgia limited partnership, is the chief manager of the borrower. The sponsor, CBL & Associates Properties, Inc., was founded in 1978 and is a publicly owned real estate investment trust (REIT) that primarily engages in the development and management of regional malls and community neighborhood centers, primarily in mid-sized trade centers in the Southeastern and Midwestern regions of the United States. The company owns approximately 140 properties (approximately 50 of which are malls), with total space of approximately 56 million square feet. CBL & Associates Properties, Inc.'s portfolio makes it the third largest shopping center REIT in the United States.

     THE ARBOR PLACE MALL PROPERTY. The Arbor Place Mall Property is a retail shopping mall located at 6700 Douglas Boulevard, Douglasville, Georgia. The building is occupied by in-line tenants comprising approximately 473,449 square feet and anchor stores comprising approximately 477,000 square feet of additional space. Anchor tenants include Dillard's, Parisian and Sears, which are not part of the collateral.

     PROPERTY MANAGEMENT. The Arbor Place Mall Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 3% of gross collections, which is subordinate to the Arbor Place Mall Loan. The management of the property will be performed by either CBL & Associates Management, Inc. or a substitute manager that, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Arbor Place Mall Property, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that management of the Arbor Place Mall Property by such substitute manager will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2002-CKS4 certificates. The lender under the Arbor Place Mall Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Arbor Place Mall Loan. CBL & Associates Management Inc. currently manages properties comprising over 58 million square feet of retail and commercial space, 2.1 million square feet of which is managed for third parties.

     CASH MANAGEMENT. The borrower under the Arbor Place Mall Loan must cause all income from the Arbor Place Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Arbor Place Mall Loan, the borrower will have access to those funds.

     ALLOCATION OF PAYMENTS BETWEEN THE ARBOR PLACE MALL SENIOR PORTION AND THE ARBOR PLACE MALL JUNIOR PORTION. The Arbor Place Mall Loan has a cut-off date principal balance of $81,172,231. For purposes of distributions on the series 2002-CKS4 certificates, the Arbor Place Mall Loan will be treated as if it consists of two (2) portions, which we refer to as the Arbor Place Mall Senior Portion and the Arbor Place Mall Junior Portion, respectively. The Arbor Place Mall Senior Portion consists of $76,172,231 of the entire cut-off date principal balance of the Arbor Place Mall Loan. The Arbor Place Mall Junior Portion consists of the remaining $5,000,000 of the cut-off date principal balance of the Arbor Place Mall Loan. The class APM certificates represent beneficial ownership of the Arbor Place Mall Junior Portion (exclusive of an interest strip payable on the class A-X certificates), and the holders of those certificates will be entitled to collections of principal and interest on the Arbor Place Mall Loan that are allocable to the Arbor Place Mall Junior Portion (exclusive of an interest strip payable on the class A-X certificates). The holders of the class A-X, A-SP, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates will be entitled to receive collections of principal and interest on the Arbor Place Mall Loan that are allocable to the Arbor Place Mall Senior Portion, and the holders of the class A-X certificates are entitled to receive an interest strip on the Arbor Place Mall Junior Portion.

     On or prior to each distribution date, amounts received during the related collection period with respect to the Arbor Place Mall Loan, including any amounts advanced with respect to it, any Cure Payments made by the Class APM Directing Certificateholder with respect to it and any proceeds received in connection with a sale of it, exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the Arbor Place Mall Loan under the pooling and servicing agreement, will be applied as follows:

     - FIRST, for inclusion in the Standard Available P&I Funds, as interest with respect to the Arbor Place Mall Senior Portion, accrued at the Net Mortgage Interest rate for the Arbor Place Mall Loan as of the date of the initial issuance of the offered certificates on the Allocated Principal Balance of the Arbor Place Mall Senior Portion, through but not including the then-most recent due date for the Arbor Place Mall Loan, to the extent not previously received or advanced, and as interest with respect to the Arbor Place Mall Junior Portion, accrued at a rate equal to the excess, if any, of the Net Mortgage Interest Rate for the Arbor Place Mall Loan as of the date of the initial issuance of the offered certificates over the fixed pass-through rate on the class APM certificates on the Allocated Principal Balance of the Arbor Place Mall Junior Portion through but not including the then-most recent due date for the Arbor Place Mall Loan, to the extent not previously received or advanced;

     - SECOND, for inclusion in the Standard Available P&I Funds, as principal of the Arbor Place Mall Senior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Arbor Place Mall Senior Portion immediately prior to the subject distribution date and (2) either (a) if no Arbor Place Mall Payment Trigger Event has occurred and is continuing and if the subject distribution date is not the final distribution date for the series 2002-CKS4 certificates, the Initial Arbor Place Mall Senior Percentage of all amounts included in the Total Principal Distribution Amount for the subject distribution date that are allocable to the Arbor Place Mall Loan, or (b) if a Arbor Place Mall Payment Trigger Event has occurred and is continuing or if the subject distribution date is the final distribution date for the series 2002-CKS4 certificates, the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Arbor Place Mall Loan;

     - THIRD, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Arbor Place Mall Senior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Arbor Place Mall Loan that were not otherwise borne by the holders of the class APM certificates and that have not been previously reimbursed;

     - FOURTH, for inclusion in the Class APM Available P&I Funds, as interest with respect to the Arbor Place Mall Junior Portion, accrued at the fixed pass-through rate for the class APM certificates on the Allocated Principal Balance of the Arbor Place Mall Junior Portion, through but not including the then-most recent due date for the Arbor Place Mall Loan, to the extent not previously received or advanced;

     - FIFTH, for inclusion in the Class APM Available P&I Funds, as principal of the Arbor Place Mall Junior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Arbor Place Mall Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Arbor Place Mall Loan, over (b) the payments of principal to be made with respect to the Arbor Place Mall Senior Portion on that distribution date in accordance with clause second above;

     - SIXTH, for inclusion in the Class APM Available P&I Funds, as a reimbursement with respect to the Arbor Place Mall Junior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Arbor Place Mall Loan that were borne by the holders of the class APM certificates and that have not been previously reimbursed; and

     - SEVENTH, to reimburse the holders of the Class APM Directing Certificateholder for any unreimbursed Cure Payments previously made.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                              SUMMITWOODS CROSSING
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $48,000,000

FIRST PAYMENT DATE:                September 1, 2002

MORTGAGE INTEREST RATE:            6.810% per annum

AMORTIZATION TERM:                 348 months (12 months of interest
                                   only payments)

MATURITY DATE:                     August 1, 2012

MATURITY/ARD BALANCE:              $42,011,660

BORROWER:                          R.E.D. Capital Holdings of Lee's
                                   Summit SPE, LLC; BLT
                                   SummitWoods, LLC; Ville 36
                                   Investments Company LLC, NECOR
                                   LLC, and SummitWoods Investment
                                   Company, LLC, as Tenants in
                                   Common

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance except during
                                   the last 120 days prior to maturity.

LOAN PER SF(1):                    $117

ONGOING RESERVES:                  Replacement Reserve(2)
                                   TI/LC Reserve(3)

LOCKBOX(4):                        Springing

MEZZANINE:                         Future mezzanine debt permitted

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Lee's Summit, Missouri

YEAR BUILT:                        2001

LEASABLE SQUARE FOOTAGE:           409,607

OCCUPANCY AT U/W(5):               99%

OWNERSHIP INTEREST:                Fee

                                   % OF   OPERATING COVENANTS/
MAJOR TENANTS:      NRSF           NRSF    LEASE EXPIRATION
--------------      ----           ----    ----------------
Target(6)        175,000            N/A          N/A
Lowe's(7)        136,000            N/A          N/A
Kohl's            86,925           21.2%      1/29/2021
Best Buy          46,724           11.4%     10/31/2011

PROPERTY MANAGEMENT:               Cohen-Esrey Real Estate Services
                                   Inc.

U/W NCF:                           $4,714,505

U/W DSCR:                          1.24x

APPRAISED VALUE:                   $60,000,000

APPRAISAL DATE:                    June 7, 2002

CUT-OFF DATE LTV RATIO(1):         80.0%

MATURITY/ARD LTV RATIO:            70.0%

(1)  Based on an October 2002 cut-off date principal balance.

(2) The borrower will make monthly deposits in the amount of $5,125 into the replacement reserve fund starting with the August 1, 2006 payment, and continuing thereafter. The borrower will not be required to make further deposits into the replacement reserve fund during any month when the balance of the reserve fund equals or exceeds $307,493.

(3) The borrower will make monthly deposits in the amount of $20,481 into the TI/LC reserve fund starting with the August 1, 2008 payment, and continuing thereafter. The borrower will not be required to make further deposits into the TI/LC reserve fund during any month when the balance of the reserve fund equals or exceeds $1,300,000.

(4) In the event that the borrower incurs mezzanine financing, a springing lockbox will be in effect.

(5)  Occupancy at U/W is based on the July 24, 2002 rent roll.

(6)  Non-owned shadow anchor. Not part of collateral.

(7) Non-owned shadow anchor under a ground lease. Land (but not building) is part of the collateral.

     THE BORROWER. The five co-borrowers under the SummitWoods Crossing Loan are Tenants in Common as follows: R.E.D. Capital Holdings of Lee's Summit SPE, LLC ("RED") with a 50% interest in the property; and BLT Summitwoods, LLC ("BLT"), Ville 36 Investments Company LLC ("Ville"), NECOR LLC ("NECOR"), and SummitWoods Investment Company, LLC ("Summit"), with a combined 50% interest in the property. Each co-borrower is a single purpose limited liability company described as follows:

     RED is a single-purpose, multi-member limited liability company formed under the laws of the State of Missouri. RED is owned 49.5% by RED Capital Holdings of Lee's Summit, L.L.C., 49.5% by Zermatt Equity Corporation and 1% by RED LS, Inc., a Missouri single-purpose corporation with an independent director. RED is controlled by Dan H. Lowe, Michael L. Ebert, Michael N. Helmuth, and Scott P. Rehorn, who are the indemnitors on the SummitWoods Crossing Loan.

     RED maintains joint operations in Kansas City, Missouri and Scottsdale, Arizona. RED has developed five retail properties totaling 2,190,525 square feet. Of these properties, two are power centers located in the Kansas City metropolitan area totaling 1,005,000 square feet, two lifestyle centers in Fort Wayne, Indiana and Lincoln, Nebraska totaling 1,075,000 square feet, and one grocery anchored center located in Scottsdale, Arizona. RED has another six properties in the planning stage that are expected to contain a total of 2.3 million square feet. These lifestyle centers are to be located in Minneapolis, Kansas City and Omaha and are projected for completion during 2003 to 2005.

     BLT is a single-purpose limited liability company formed under the laws of the State of Delaware. BLT is wholly owned by a single member, BLT Associates, L.L.C., and is governed by a Board of Managers that includes one independent manager. BLT is controlled by Stanley J. Bushman, a prominent Kansas City real estate investor.

     Ville, NECOR and Summit are each a single-purpose, multi-member limited liability company, formed under the laws of the State of Missouri. Each such entity is governed by a Board of Managers that includes at least one independent manager. Each entity is also controlled by Stanley J. Bushman.

     THE SUMMITWOODS CROSSING PROPERTY. The SummitWoods Crossing Property is a portion of an anchored retail shopping center, which was built in 2001. The property is situated on 57.53 acres in Lee's Summit, Missouri, a suburb of Kansas City. SummitWoods Crossing consists of 409,607 square feet of retail leasable space and approximately 175,000 square feet of non-owned, shadow-anchored space occupied by Target. Additionally there is a parcel occupied by Lowe's pursuant to a ground lease. Investment grade anchored tenants include Kohl's and Office Depot, with national in-line tenants being Best Buy, Dick's Sports, Borders Books, Michaels, TJ Maxx, Bed Bath & Beyond and Pier One.

     PROPERTY MANAGEMENT. The SummitWoods Crossing Property is subject to a management agreement between the borrower and Cohen-Esrey Real Estate Services Inc., a regional manager/developer of commercial real estate. The management agreement generally provides for a management fee of 2% of gross collections (with a minimum monthly management fee of $4,000.00), which is subordinated to the SummitWoods Crossing Loan. The lender under the SummitWoods Crossing Loan has the right to require a termination of the management agreement following the occurrence of an event of default under either the management agreement or the SummitWoods Crossing Loan documents, or at any time following the expiration of a 30 day notice and cure period, if such lender determines that the SummitWoods Crossing Property is not being managed in accordance with generally accepted management practices for similar properties.

--------------------------------------------------------------------------------
                                1650 ARCH STREET
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $46,922,069

FIRST PAYMENT DATE:                September 11, 2002

MORTGAGE INTEREST RATE:            6.430% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     August 11, 2012

MATURITY/ARD BALANCE:              $40,362,194

BORROWER:                          Arch 1650 Partners, L.P.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the date
                                   that is three months prior to the
                                   maturity date.

LOAN PER SF(1):                    $80

UP-FRONT RESERVES:                 Engineering Reserve(2)

ONGOING RESERVES:                  Tax and Insurance Reserve(3)
                                   Replacement Reserve(4)
                                   TI/LC Reserve(5)
                                   Major Lease Rollover Reserve(6)

LOCKBOX:                           Hard

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 CBD

LOCATION:                          Philadelphia, Pennsylvania

YEAR BUILT/RENOVATED:              1974/1997

LEASABLE SQUARE FOOTAGE:           587,021

OCCUPANCY AT U/W(7):               100%

OWNERSHIP INTEREST:                Fee

                                   % OF       LEASE
MAJOR TENANTS:         NRSF        NRSF    EXPIRATION
--------------         ----        ----    ----------
GSA-EPA             330,314        56.3%    5/31/2008
Wolf Block, ET AL.  179,300        30.5%    6/30/2011

PROPERTY MANAGEMENT:               IPC Real Estate Management, LLC

U/W NCF:                           $5,636,417

U/W DSCR:                          1.59x

APPRAISED VALUE:                   $74,700,000

APPRAISAL DATE:                    June 12, 2002

CUT-OFF DATE LTV RATIO(1):         62.8%

MATURITY/ARD LTV RATIO:            54.0%

(1)  Based on an October 2002 cut-off date principal balance.

(2) The borrower was required, at closing, to make a deposit in the amount of $1,875 into a replacement reserve fund for costs and expenses related to work required under the engineering report.

(3) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4) The borrower will make monthly deposits in the amount of $9,785 into a replacement reserve fund. The borrower will not be required to make further deposits into the replacement reserve fund in any month when the balance of the fund equals or exceeds $335,925.

(5) The borrower will make monthly deposits in the amount of $6,250 into a TI/LC reserve fund.

(6) A major lease rollover reserve will be funded with all excess cash flow from the property up to a maximum reserve amount if any of the largest tenants (i.e. U.S. Government and Wolf, Block, ET AL.) do not elect to renew or extend their leases. In the case of the U.S. Government, the maximum reserve amount for the office lease is equal to $24.50 times the gross leasable square feet to be vacated. In the case of Wolf, Block, ET AL, the maximum reserve amount is equal to $20.00 multiplied by the gross leasable square feet to be vacated. As an alternative to funding this reserve from excess cash flow, the borrower may elect to deliver a letter of credit from an acceptable financial institution which will be increased over time to the maximum reserve amount. Such financial institution shall have a long term unsecured credit rating by any rating agency of at least "investment grade".

(7)  Occupancy at U/W is based on the rent roll dated as of May 1, 2002.

     THE BORROWER. The borrower under the 1650 Arch Street Loan is Arch 1650 Partners, L.P. It is a single purpose limited partnership organized under the laws of the State of Delaware with one general partner and two limited partners. The general partner, IPC Philadelphia Management, LLC, a Delaware limited liability company, is a single member, single purpose limited liability company, which has two independent managers. The two limited partners of the borrower are IPC Philadelphia Holdings, LLC, a Delaware single purpose limited liability company, and Walton Street Real Estate Fund I, L.P.

     The sponsor of the borrower is IPC (US), Inc., a Delaware corporation, which indirectly owns and manages 4.5 million square feet of retail and office space throughout the United States.

     THE 1650 ARCH PROPERTY. The 1650 Arch Property consists of a fee simple interest in real property located in Philadelphia, Pennsylvania that is improved by a 27-story building comprised of 587,021 rentable square feet of office space.

     PROPERTY MANAGEMENT. The 1650 Arch Property is subject to a management agreement between the borrower and IPC Real Estate Management, LLC, an affiliate of the borrower. The management agreement provides for a management fee of $16,667 per month, but in no event greater than 4% of the gross revenues of the 1650 Arch Property. Pursuant to a management subordination agreement, the management fee is subordinate to the 1650 Arch Street Loan and the lender has the right to require a termination of the management agreement if (i) at any time, the debt service coverage ratio for the immediately preceding twelve month period is less than 1.10 to 1.0, (ii) an event of default under the 1650 Arch Street Loan occurs and is continuing, (iii) at the maturity date, the 1650 Arch Street Loan is not repaid in full, (iv) a material default occurs under the management agreement beyond any applicable grace or cure period, or (v) the property manager becomes bankrupt or insolvent.

     CASH MANAGEMENT. Cash management for the 1650 Arch Street Loan consists of a hard lockbox arrangement in which all tenants have been directed to mail all rent payments, and the borrower and property manager are required to deposit all rents, into a lockbox account controlled by the lender. All funds in the lockbox account are swept on each Friday and on the tenth (10th) day of each month into a cash management account maintained by the master servicer from which monthly debt service and monthly reserves for taxes and insurance, replacement reserves, rollover reserves and operating expenses are funded. During a cash trap period (i.e., following notice that a major lease will not be extended or renewed) all excess cash flow from the 1650 Arch Property is deposited into a major lease rollover reserve until the applicable maximum reserve amount has been deposited or the borrower has delivered to lender an acceptable letter of credit in the required amounts up to the applicable maximum reserve amount.

--------------------------------------------------------------------------------
                                OLD HICKORY MALL
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $35,855,219

FIRST PAYMENT DATE:                August 11, 2002

MORTGAGE INTEREST RATE:            6.510% per annum

AMORTIZATION TERM:                 300 months

MATURITY DATE:                     July 11, 2012

MATURITY/ARD BALANCE:              $27,912,301

BORROWER:                          Old Hickory Mall Venture II, LLC

INTEREST CALCULATION:              30/360

CALL PROTECTION:                   Lockout/defeasance until the date
                                   that is six months prior to the
                                   maturity date.

LOAN PER SF(1):                    $100

UP-FRONT RESERVES:                 Required Repair Letter of Credit(2)

ONGOING RESERVES:                  Tax and Insurance Reserve(3)
                                   Replacement Reserve(4)
                                   TI/LC Reserve(5)

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Jackson, Tennessee

YEAR BUILT/RENOVATED:              1967/1993

LEASABLE SQUARE FOOTAGE:           359,774

OCCUPANCY AT U/W(6):               97%

OWNERSHIP INTEREST:                Fee

                                   % OF  OPERATING COVENANTS/
MAJOR TENANTS:      NRSF           NRSF    LEASE EXPIRATION
--------------      ----           ----    ----------------
Goldsmith's      119,700           33.3%     2/5/2011
Sears(7)          89,800            N/A     6/31/2010
Belks(7)          86,147            N/A     6/31/2010
J.C. Penney       81,448           22.6%    7/31/2007

PROPERTY MANAGEMENT:               CBL & Associates Management, Inc.

U/W NCF:                           $4,516,428

U/W DSCR:                          1.55x

APPRAISED VALUE:                   $54,300,000

APPRAISAL DATE:                    April 30, 2002

CUT-OFF DATE LTV RATIO(1):         66.0%

MATURITY/ARD LTV RATIO:            51.4%

(1)  Based on an October 2002 cut-off date principal balance.

(2) At closing, the borrower provided the lender a letter of credit in the amount of $150,000 for costs and expenses related to work required under the engineering report.

(3) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4) The borrower will make monthly deposits in the amount of $6,620 into a replacement reserve fund. The borrower will not be required to make further deposits into the replacement reserve fund in any month when the balance of the reserve fund equals or exceeds $158,890.

(5) The borrower will make monthly deposits in the amount of $15,167 into the TI/LC reserve fund if the debt service coverage ratio is less than 1.30x for the prior fiscal year.

(6)  Occupancy at U/W is based on the April 1, 2002 rent roll.

(7)  Non-owned anchor.  Not part of collateral.

     THE BORROWER. The borrower under the Old Hickory Mall Loan is Old Hickory Mall Venture II, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware, and is owned by CBL Old Hickory Mall, Inc., a single-purpose corporation organized under the laws of the State Tennessee and having an independent director and by Old Hickory Mall Venture, a general partnership formed under the laws of the State of Tennessee. The sponsor, CBL & Associates Properties, Inc., was founded in 1978 and is a publicly owned real estate investment trust (REIT) that primarily engages in the development and management of regional malls and community neighborhood centers, primarily in mid-sized trade centers in the Southeastern and Midwestern regions of the United States. The company owns approximately 140 properties (approximately 50 of which are malls), with total space of approximately 56 million square feet. CBL & Associates Properties, Inc.'s portfolio makes it the third largest shopping center REIT in the United States.

     THE OLD HICKORY MALL PROPERTY. The Old Hickory Mall Property is a portion of a retail shopping mall located at 2021 North Highland Avenue, Jackson, Tennessee. The building is occupied by in-line tenants comprising in the aggregate approximately 158,626 square feet and anchor stores comprising in the aggregate approximately 377,095 square feet. Sears and Belks, representing 175,947 square feet of anchored space, are not part of the collateral.

     PROPERTY MANAGEMENT. The Old Hickory Mall Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 3% of gross collections, which is subordinated to the Old Hickory Mall Loan. The management of the property will be performed by either CBL & Associates Management, Inc. or a substitute manager, which in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Old Hickory Mall Property, provided, that the borrower shall have obtained prior written confirmation from the applicable rating agencies that management of the Old Hickory Mall Property by such substitute manager will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Old Hickory Mall Loan has the right to require termination of the management agreement following the occurrence of among other circumstances, an event of default under the Old Hickory Mall Loan. CBL & Associates Management Inc. currently manages properties comprising over 58 million square feet of retail and commercial space, 2.1 million square feet of which is managed for third parties.

     CASH MANAGEMENT. The borrower under the Old Hickory Mall Loan must cause all income from the Old Hickory Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Old Hickory Mall Loan, the borrower will have access to those funds.

--------------------------------------------------------------------------------
                            CARRIAGE HILL APARTMENTS
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $34,000,000

FIRST PAYMENT DATE:                October 1, 2002

MORTGAGE INTEREST RATE:            6.630% per annum

AMORTIZATION TERM:                 318 months (24 months of interest-
                                   only payments)

MATURITY DATE:                     September 1, 2012

MATURITY/ARD BALANCE:              $29,357,653

BORROWER:                          BPMS Carriage Hill, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the date
                                   that is two months prior to maturity.

LOAN PER UNIT(1):                  $51,515

UP-FRONT RESERVES:                 Engineering Reserve(2)
                                   Initial Replacement Reserve(3)

ONGOING RESERVES:                  Tax and Insurance Reserve(4)
                                   Replacement Reserve(5)

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          Richmond, Virginia

YEAR BUILT/RENOVATED:              1965/1979

UNITS:                             660

OCCUPANCY AT U/W(6):               92%

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Bonaventure Property Management
                                   Services, LLC

U/W NCF:                           $3,302,053

U/W DSCR:                          1.21x

APPRAISED VALUE:                   $42,000,000

APPRAISAL DATE:                    May 13, 2002

CUT-OFF DATE LTV RATIO(1):         81.0%

MATURITY/ARD LTV RATIO:            69.9%

(1)  Based on an October 2002 cut-off date principal balance.

(2) The borrower was required, at closing, to make a deposit of $118,906 into an engineering reserve fund for immediate repairs required under the engineering report.

(3) The borrower was required, at closing, to make a deposit of $200,000 into a replacement reserve fund for costs and expenses related to work for a future improvements plan to be submitted by borrower within 90 days after the loan closing date.

(4) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) The borrower will make monthly deposits in the amount of $13,833 into a replacement reserve fund.

(6)  Occupancy at U/W is based on the April 29, 2002 rent roll.

     THE BORROWER. The borrower under the Carriage Hill Apartments Loan is BPMS Carriage Hill, LLC. It is a single purpose limited liability company organized under the laws of the Commonwealth of Virginia. The borrower's managing member is BPMS Carriage Hill Managing Member, LLC, a single purpose limited liability company organized under the laws of the Commonwealth of Virginia, which owns a 1.5% interest in the borrower. The managing member's managing member is BPMS Carriage Hill Manager, Inc., a single purpose corporation incorporated under the laws of the Commonwealth of Virginia, which has an independent director.

     Dwight Dunton III is the managing member for BPMS Carriage Hill Manager, Inc. and also the sponsor for this loan. Combined, the sponsor and other family members own over 55% of the borrower. The Dunton family has over 40 years of real estate experience in the Washington, D.C. metropolitan area.

     THE CARRIAGE HILL APARTMENTS PROPERTY. The Carriage Hill Apartments Property consists of a fee simple interest in a multifamily apartment complex located at 7000 Coachman Lane, Richmond, VA, on approximately 47.15 acres. The complex contains 660 residential apartment units.

     PROPERTY MANAGEMENT. The Carriage Hill Apartments Property is subject to a management agreement between the borrower and Bonaventure Property Management Services, LLC, an affiliate of the borrower. The management agreement provides for a management fee of 3% for years 1 and 2, 3.5% for years 3 and 4, and 4% thereafter, of the gross revenues of the Carriage Hill Apartments Property. Pursuant to a management subordination agreement, the management fee is subordinated to the Carriage Hill Apartments Loan and the lender has the right to require a termination of the management agreement if (a) an event of default under the Carriage Hill Apartments Loan occurs or (b) the property manager becomes bankrupt or insolvent.

--------------------------------------------------------------------------------
                           MCDONALD INVESTMENT CENTER
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $29,949,679

FIRST PAYMENT DATE:                September 11, 2002

MORTGAGE INTEREST RATE:            6.380% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE:                     August 11, 2012

MATURITY/ARD BALANCE:              $25,726,747

BORROWER:                          IPC McDonald Properties, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the date
                                   that is three months prior to the
                                   maturity date.

LOAN PER SF(1):                    $56

UP-FRONT RESERVES:                 Required Repair Letter
                                    of Credit(2)

ONGOING RESERVES:                  Tax and Insurance Reserve(3)
                                   Replacement Reserve(4)
                                   TI/LC Reserve(5)
                                   Major Lease Rollover Reserve(6)

LOCKBOX:                           Hard

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 CBD

LOCATION:                          Cleveland, Ohio

YEAR BUILT/RENOVATED:              1969/1993

LEASABLE SQUARE FOOTAGE:           535,005

OCCUPANCY AT U/W(7):               94%

OWNERSHIP INTEREST:                Fee

                                   % OF      LEASE
MAJOR TENANTS:         NRSF        NRSF    EXPIRATION
--------------         ----        ----    ----------
McDonald Investments   188,214     35.2%    3/31/2009
KeyBank                180,476     33.7%   12/31/2006
Calfee Halter, ET AL.  112,947     21.1%    5/31/2010

PROPERTY MANAGEMENT:               IPC Real Estate Management, LLC

U/W NCF:                           $3,937,222

U/W DSCR:                          1.75x

APPRAISED VALUE:                   $51,000,000

APPRAISAL DATE:                    May 22, 2002

CUT-OFF DATE LTV RATIO(1):         58.7%

MATURITY/ARD LTV RATIO:            50.4%

(1)  Based on an October 2002 cut-off date principal balance.

(2) At closing, the borrower provided the lender a letter of credit in the amount of $293,750 for costs and expenses related to work required under the engineering report.

(3) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4) The borrower will make monthly deposits in the amount of $8,991 into a replacement reserve fund. The borrower will not be required to make further deposits into the replacement reserve fund in any month when the balance of the reserve fund equals or exceeds $323,688.

(5) The borrower will make monthly deposits in the amount of $6,250 into a TI/LC reserve fund.

(6) A major lease rollover reserve will be funded with all excess cash flow from the property up to a maximum reserve amount if any of the largest tenants (i.e. KeyBank, Calfee, Halter, ET. AL., and McDonald Investments) do not elect to renew or extend their leases. In the case of McDonald Investments, the maximum reserve amount for the office lease is equal to $21.78 times the gross leasable square feet to be vacated. In the case of KeyBank, the maximum reserve amount is equal to $21.76 multiplied by the gross leasable square feet to be vacated. In the case of Calfee, Halter, ET. AL., the maximum reserve amount is equal to $22.13 multiplied by the gross leasable square feet to be vacated. As an alternative to funding this reserve from excess cash flow, the borrower may elect to (a) deliver a letter of credit from an acceptable financial institution which will be increased over time to the maximum reserve amount, or (b) deliver a guaranty of payment and performance from IPC (US) Income Commercial Real Estate Investment Trust or any affiliate reasonably acceptable to the lender that has either (i) a net worth of $100 million and assets of $500 million or (ii) a long term unsecured credit rating by any rating agency of at least "investment grade."

(7)  Occupancy at U/W is based on the June 1, 2002 rent roll.

     THE BORROWER. The borrower under the McDonald Investment Loan is IPC McDonald Properties, LLC. It is a single purpose limited liability company organized under the laws of the State of Delaware with two members. The managing member of borrower, IPC McDonald Properties Management, LLC, a Delaware limited liability company, is a single purpose limited liability company, which has two independent managers. The other member of the borrower is IPC McDonald Holdings, LLC, a Delaware single purpose limited liability company.

     The sponsor of the borrower is IPC (US), Inc., a Delaware corporation, which indirectly owns and controls over 4.5 million square feet of office and commercial real estate in the United States.

     THE MCDONALD INVESTMENT PROPERTY. The McDonald Investment Property consists of a fee simple interest in real property located in Cleveland, Ohio that is improved by a 23-story building comprised of 535,005 rentable square feet of office space.

     PROPERTY MANAGEMENT. The McDonald Investment Property is subject to a management agreement between the borrower and IPC Real Estate Management, LLC, an affiliate of the borrower. The management agreement provides for a management fee of three percent (3%) of the gross revenues of the McDonald Investment Property. Pursuant to a management subordination agreement, the management fee is subordinate to the McDonald Investment Property Loan and the lender has the right to require a termination of the management agreement if (i) an event of default under the McDonald Investment Property Loan occurs and is continuing,
(ii) at the maturity date, the McDonald Investment Property Loan is not repaid in full, (iii) a material default occurs under the management agreement beyond any applicable grace or cure period, or (iv) the property manager becomes bankrupt or insolvent.

     CASH MANAGEMENT. Cash management for the McDonald Investment Loan consists of a hard lockbox arrangement in which all tenants have been directed to mail all rent payments, and the borrower and property manager are required to deposit all rents, into a lockbox account controlled by the lender. All funds in the lockbox account are swept on each Friday and on the tenth (10th) day of each month into a cash management account maintained by the master servicer from which monthly debt service and monthly reserves for taxes and insurance, replacement reserves, rollover reserves, and operating expenses are funded. During a cash trap period (i.e., following notice that a major lease will not be extended or renewed) all excess cash flow from the McDonald Investment Property is deposited into the major lease rollover reserve until the applicable maximum reserve amount has been deposited or the borrower has delivered to the lender an acceptable letter of credit in the required amounts up to the applicable maximum reserve amount or an acceptable payment and performance guaranty from an acceptable affiliate of the borrower in the required amounts up to the applicable maximum reserve amount.

--------------------------------------------------------------------------------
                            CREEKS AT VIRGINIA CENTER
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $27,952,926

FIRST PAYMENT DATE:                September 11, 2002

MORTGAGE INTEREST RATE(1):         6.370% per annum

AMORTIZATION TERM:                 360 months

ANTICIPATED REPAYMENT DATE:        August 11, 2012

MATURITY DATE:                     August 11, 2032

MATURITY/ARD BALANCE:              $24,004,812

BORROWER:                          Richmond Developers, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the date
                                   which is three months prior to the
                                   anticipated repayment date.

LOAN PER SF(2):                    $105

UP-FRONT RESERVES:                 Lease-Up Letter of Credit(3)

ONGOING RESERVES:                  Tax and Insurance Reserve(4)
                                   Replacement Reserve(5)
                                   TI/LC Reserve(6)

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Glen Allen, Virginia

YEAR BUILT:                        2001

LEASABLE SQUARE FOOTAGE:           265,117

OCCUPANCY AT U/W(7):               97%

OWNERSHIP INTEREST:                Fee

                                   % OF      LEASE
MAJOR TENANTS              NRSF    NRSF    EXPIRATION
-------------              ----    ----    ----------
Dick's Sporting Goods    45,000    17.0%    1/31/2017
Circuit City             32,302    12.2%    1/31/2022
Bed Bath & Beyond        30,000    11.3%    1/31/2012

PROPERTY MANAGEMENT:               Marion Eisenbaum Estate Trust

U/W NCF:                           $3,065,715

U/W DSCR:                          1.46x

APPRAISED VALUE:                   $36,670,000

APPRAISAL DATE:                    January 16, 2002

CUT-OFF DATE LTV RATIO(2):         76.2%

MATURITY/ARD LTV RATIO:            65.5%

(1) The initial mortgage interest rate is 6.370%. From and after the related anticipated repayment date, the Creeks at Virginia Center Loan will accrue interest at a rate per annum equal to the initial mortgage interest rate plus 2.000%.

(2)  Based on an October 2002 cut-off date principal balance.

(3) At closing, the borrower provided the lender a letter of credit in the amount of $2,000,000 to be released upon (a) delivery to the lender of evidence that the borrower has entered into a lease or leases of the space at the Creeks at Virginia Center, comprising 22,752 rentable square feet, which are unleased and/or unbuilt or (b) in place cash flow of at least $3,077,410. Should the borrower not meet release conditions by July 24, 2003 the letter of credit may be used as additional security for the Creeks at Virginia Center Loan.

(4) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) The borrower will make monthly deposits in the amount of $3,152 into a replacement reserve fund.

(6) The borrower will make monthly deposits into a TI/LC reserve fund based on the following increasing payment schedule: $4,419 for years one and two, $5,524 for year three, $6,629 for years four through six and $7,733 for years seven through nine.

(7)  Occupancy at U/W is based on the August 1, 2002 rent roll.

     THE BORROWER. Richmond Developers, LLC, the borrower under the Creeks at Virginia Center Loan, is a limited liability company formed under the laws of the Commonwealth of Virginia, and is owned by Richmond Developers, Alan Eisenbaum, Wayne Eisenbaum, Marla Eisenbaum Helene and Alan Helene and by DR-Richmond, Inc., a corporation organized under the laws of the Commonwealth of Virginia, as its sole general partner (1%), which has an independent director.

     Richmond Developers, founded in 1960, owns and manages a diversified portfolio of interests in 31 properties, comprising three million square feet of retail space. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

     THE CREEKS AT VIRGINIA CENTER PROPERTY. The Creeks at Virginia Center Property is a regional shopping center situated on 32.5 acres in Glen Allen, Virginia. The shopping center was originally built in 2001 and contains 265,117 net rentable square feet. The Creeks at Virginia Center Property is anchored by Dick's Sporting Goods, Circuit City and Bed Bath & Beyond.

     PROPERTY MANAGEMENT. The Creeks at Virginia Center Property is subject to a management agreement between the borrower and Marion Eisenbaum Estate Trust, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of gross collections, which is subordinate to the Creeks at Virginia Center Loan.

     CASH MANAGEMENT. During a sweep period (as defined in the cash management agreement), the borrower under the Creeks at Virginia Center Loan must cause the tenants at the Creeks at Virginia Center Property to deposit their rental payments into a bank account controlled by the lender. The lender shall receive funds from the account sufficient to cover all required payments under the Creeks at Virginia Center Loan.

--------------------------------------------------------------------------------
                               2401 ELLIOTT AVENUE
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $26,890,777

FIRST PAYMENT DATE:                December 11, 2000

MORTGAGE INTEREST RATE(1):         7.860% per annum

AMORTIZATION TERM:                 360 months

ANTICIPATED REPAYMENT DATE:        November 11, 2010

MATURITY DATE:                     November 11, 2030

MATURITY/ARD BALANCE:              $24,323,661

BORROWER:                          WRC Wall Street LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the date
                                   three months prior to the anticipated
                                   repayment date.

LOAN PER SF(2):                    $202

UP-FRONT RESERVES:                 Tenant Security Letter
                                   of Credit(3)
                                   Initial TI/LC Reserve(4)

ONGOING RESERVES:                  Tax and Insurance Reserve(5)
                                   Replacement Reserve(6)
                                   TI/LC Reserve(7)

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 CBD

LOCATION:                          Seattle, Washington

YEAR BUILT:                        2000

LEASABLE SQUARE FOOTAGE:           133,177

OCCUPANCY AT U/W(8)(9):            100%

OWNERSHIP INTEREST:                Fee

                                   % OF      LEASE
MAJOR TENANTS:             NRSF    NRSF    EXPIRATION
--------------             ----    ----    ----------
RealNetworks, Inc.(9)   133,177    100%     9/30/2010

PROPERTY MANAGEMENT:               Wright Runstad Associates
                                   Limited Partnership

U/W NCF:                           $3,193,721

U/W DSCR:                          1.35x

APPRAISED VALUE:                   $39,000,000

APPRAISAL DATE:                    September 27, 2000

CUT-OFF DATE LTV RATIO(2):         69.0%

MATURITY/ARD LTV RATIO:            62.4%

(1) The initial mortgage interest rate is 7.860%. From and after the related anticipated repayment date, the 2401 Elliott Avenue Loan will accrue interest at a rate per annum equal to the initial mortgage interest rate plus 2.000%.

(2)  Based on an October 2002 cut-off date principal balance.

(3) At closing, the borrower pledged to the lender a letter of credit in the amount of $7,300,000, which letter of credit was provided by the tenant as security for the lease.

(4) The borrower was required, at closing, to make a deposit of $3,797,078 into a TI/LC reserve fund for improvements required under the RealNetworks, Inc. lease.

(5) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6) The borrower will make monthly deposits in the amount of $2,220 into a replacement reserve fund.

(7) The borrower will make monthly deposits in the amount of $11,100 from October 1, 2005 through and including March 1, 2009 into a TI/LC reserve fund. Thereafter, until RealNetworks, Inc. renews its lease or the space is retenanted pursuant to the mortgage loan documents, all excess cashflow shall be deposited into a TI/LC reserve account.

(8)  Occupancy at U/W is based on the March 1, 2002 rent roll.

(9) The building is currently 100% leased to RealNetworks, Inc., under a triple-net lease that expires September 30, 2010. RealNetworks, Inc. has stated that they plan on fully occupying the building within the next three years. They do not, however, currently occupy the space. The tenant is current in their lease obligations and has subleased 32% of the building to TCS and Music Net for three years at a rent of $34.50 and $31.23 (Full Service). Established in 1995, RealNetWorks, Inc. (NASD: RNWK) is a provider of media delivery and digital distribution solutions designed for the internet.

     THE BORROWER. The borrower under the 2401 Elliott Avenue Loan is WRC Wall Street LLC. It is a multi-member, single purpose limited liability company organized under the laws of the State of Washington, and the manager is WRC Wall Management LLC. The borrower also has an independent manager. The largest member of the borrower is Wright Runstad Associates Limited Partnership, which owns an 88% interest.

     The sponsor of the borrower, Wright Runstad Associates Limited Partnership, manages a portfolio of 2.8 million square feet of office space and currently owns 2.5 million square feet of office space.

     THE 2401 ELLIOTT AVENUE PROPERTY. The 2401 Elliott Avenue Property consists of a 0.91 acre property located in Seattle, Washington. It is improved by a 5-story office building comprised of 133,177 rentable square feet of office space.

     PROPERTY MANAGEMENT. The 2401 Elliott Avenue Property is subject to a management agreement between the borrower and Wright Runstad Associates Limited Partnership, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of gross collections, which fee is subordinated to the 2401 Elliott Avenue Loan. The lender under the 2401 Elliott Avenue Loan has the right to require a termination of the management agreement if (i) an event of default under the 2401 Elliott Avenue Loan occurs and is continuing, or (ii) a default occurs under the management agreement beyond any applicable grace or cure period.

     CASH MANAGEMENT. The lockbox goes into effect, and excess cash flow will be swept into a TI/LC reserve, commencing on April 1, 2009 and until such time as a specified balance has been escrowed based on the status of an extension or renewal of the RealNetworks, Inc. lease or the execution of a lease with a replacement tenant. If not already in place based upon the foregoing sentence, a lockbox goes into effect three months prior to the anticipated repayment date.

--------------------------------------------------------------------------------
                                 15 CLIFF STREET
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:    $25,920,846

FIRST PAYMENT DATE:                July 11, 2002

MORTGAGE INTEREST RATE:            6.820% per annum

AMORTIZATION TERM:                 360 months

MATURITY DATE                      June 11, 2012

MATURITY/ARD BALANCE:              $22,570,358

BORROWER:                          15 Cliff L.L.C.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until the date six
                                   months prior to the maturity date.

LOAN PER UNIT(1):                  $166,159

UP-FRONT RESERVES:                 Other Reserve(2)

ONGOING RESERVES:                  Tax and Insurance Reserve(3)
                                   Replacement Reserve(4)
                                   Rollover Reserve(5)

LOCKBOX:                           Springing

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Multifamily

PROPERTY SUB-TYPE:                 Conventional

LOCATION:                          New York, New York

YEAR BUILT:                        2001

UNITS:                             156

OCCUPANCY AT U/W(6):               100%

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Rockrose Development Corp.

U/W NCF:                           $3,855,972

U/W DSCR:                          1.89x

APPRAISED VALUE:                   $46,300,000

CUT-OFF DATE LTV RATIO(1):         56.0%

MATURITY/ARD LTV RATIO:            48.7%

(1)  Based on an October 2002 cut-off date principal balance.

(2) New York University ("NYU") master leases the entire 15 Cliff Street Property. At closing, the borrower deposited with the lender $426,751 into an NYU payment reserve, which is equal to one month's rent under the NYU master lease.

(3) The borrower will make monthly deposits of one-twelfth of the annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4) The borrower will make monthly deposits in the amount of $3,250 into a replacement reserve fund.

(5) Prior to May 31, 2006 the borrower will make six monthly deposits, commencing with the December 2005 payment, in the amount of $183,333. If the borrower enters into a lease termination agreement with NYU prior to May 31, 2006, the borrower will notify the lender within two business days of the execution of such NYU lease termination agreement, and will pay to the lender on each payment date, commencing with the first payment date immediately following the date of such NYU Lease Termination Notice through and including the payment date occurring immediately following the NYU lease termination date, an amount equal to the quotient obtained by dividing $1,100,000 by the number of payment dates commencing with the first payment date immediately following delivery of an NYU lease termination notice through and including the payment date occurring immediately following the NYU lease termination date.

(6)  Occupancy at U/W is based on the July 16, 2001 rent roll.

     THE BORROWER. 15 Cliff L.L.C., the borrower under the 15 Cliff Street Loan, is a limited liability company organized under the laws of Delaware, and is owned by Rockrose Equities L.L.C., a New York limited liability company, as its sole member. 15 Cliff L.L.C. has one independent director.

     Rockrose Development Corp., the sponsor, was founded in 1967 to acquire, renovate, and then refinance small buildings in Brooklyn. The net proceeds were then reinvested in other properties, which have accumulated into aggregate gross holdings in excess of $1.3 billion. Rockrose Development Corp. currently owns over 5,000 apartment units and more than 1.5 million square feet of office and retail space.

     THE 15 CLIFF STREET PROPERTY. The 15 Cliff Street Property is a 156-unit multifamily residential property that is under a master lease agreement with New York University ("NYU") that currently expires on July 31, 2003 with three remaining one-year extension terms. NYU has covenanted in its lease with the borrower to exercise each of its three remaining one-year extension terms.

     PROPERTY MANAGEMENT. The 15 Cliff Street Property is subject to a management agreement between the borrower and Rockrose Development Corp., an affiliate of the borrower. The management agreement provides for a management fee of 3% of gross collections, which is subordinate to the 15 Cliff Street Loan. The lender under the 15 Cliff Street Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the 15 Cliff Street Loan or under the management agreement, or if the manager is subject to a bankruptcy proceeding.

     CASH MANAGEMENT. The borrower under the 15 Cliff Street Loan must cause the tenants at the 15 Cliff Street Property to deposit their rental payments into a bank account, which account, during the continuance of a "sweep period" shall be controlled by the lender. During the continuance of a sweep period, the lender shall receive funds from the account sufficient to cover all required payments under the 15 Cliff Street Loan and the borrower is entitled to receive the balance. "Sweep period" shall mean (a) the period of time from the occurrence of an event of default under the 15 Cliff Street Loan until the earlier to occur of the cure of such event of default, if permitted by lender, or satisfaction in full of the debt (or the assignment of the mortgage securing the 15 Cliff Street Loan to a designee of the borrower or the release of the lien of such mortgage) or (b) the period of time from the date which is five days following the date upon which a termination notice, if any, is given by the tenant to the lender under the NYU Lease, and ending on the date on which the debt service coverage ratio of the 15 Cliff Street Loan has equaled or exceeded 1.25:1.00 for four consecutive calendar months.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--93 mortgage loans, representing 61.52% of the initial net mortgage pool balance;

     - SBRC--40 mortgage loans, representing 21.08% of the initial net mortgage pool balance; and

     - KeyBank--23 mortgage loans, representing 17.40% of the initial net mortgage pool balance.

     Column acquired one (1) of the mortgage loans that it is selling to us, representing 2.19% of the initial net mortgage pool balance, from Credit Suisse First Boston Mortgage Capital LLC, which originated that mortgage loan. Column originated, directly or through a correspondent in its conduit lending program, each of the other mortgage loans that it is selling to us.

     KeyBank originated each of the mortgage loans that it is selling to us.

     SBRC originated each of the mortgage loans that it is selling to us.

     COLUMN. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 5,000 commercial and multifamily rental mortgage loans totaling $29.0 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

     CSFBMC, from whom Column acquired one (1) of the mortgage loans it is selling to us, is a limited liability company formed under the laws of Delaware. Its principal offices are in New York, New York. CSFBMC originates and acquires loans secured by mortgages on commercial and multifamily real estate. CSFBMC is a subsidiary of Credit Suisse First Boston, Inc. and an affiliate of us, Column and Credit Suisse First Boston Corporation, one of the underwriters.

     KEYBANK. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2002, KeyBank had total assets of approximately $72.6 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $67.6 billion and approximately $5.0 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, the initial master servicer. KeyCorp is the parent of McDonald Investments Inc., one of the underwriters.

     SALOMON BROTHERS REALTY CORP. SBRC is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc., and an affiliate of Salomon Smith Barney Inc.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

     - an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company); and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2002-CKS4 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of the series 2002-CKS4 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2002-CKS4 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among others:

     - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in October 2002. That information will include various items of information regarding each of the underlying mortgage loans, including:

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in November 2002,

          4. the mortgage interest rate as of the related due date in October 2002, and

          5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     - Such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

     - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date.

     - The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related mortgaged real property.

     - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

     - The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related mortgaged real property has not been released from the lien of such mortgage, in whole or in material part.

     - Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

     - To such mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

     - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein.

     - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     - An environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, a report of each such assessment has been delivered to us and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

     - Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights.

     - The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

     - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

     - The related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

          (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

          (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

          (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

          (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is given to lessor);

          (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

          (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the mortgage loan.

     - The mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund.

     - Except as disclosed herein with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

     - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by such mortgage seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of the series 2002-CKS4 certificateholders in, the subject mortgage loan,

then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2002-CKS4 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a Material Breach of any of the representations and warranties made by Column, KeyBank, and SBRC with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - cure such Material Breach or Material Document Defect, as the case may be, in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time, to but not including the collection date in the due period of purchase (which includes unpaid master servicing fees), plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate, plus

          4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, the depositor and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - prior to the second anniversary of the date of initial issuance of the offered certificates, replace the affected mortgage loan with a Qualified Substitute Mortgage Loan.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which a mortgage loan seller must complete any cure, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following the earlier of its discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then the applicable mortgage loan seller may be entitled to as much as an additional 90 days to complete that cure, repurchase or substitution.

     In addition to the foregoing, if--

     - any mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the related mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     - the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x;

     - the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the applicable mortgage loan seller) is not greater than the lesser of
          (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 to this prospectus supplement, and (c) 75.0%; and

     - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2002-CKS4 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and we have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust fund, would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects shall be conclusively presumed to be a "Material Document Defect":

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

     - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by any substitute letter of credit; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2002-CKS4 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any of Column, KeyBank or SBRC, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in October 2002. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2002-CKS4 certificates will be issued, on or about October 29, 2002, under a pooling and servicing agreement to be dated as of October 11, 2002, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in October 2002, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2002-CKS4 certificates will include the following classes:

     - the A-1, A-2, B, C, D and E classes, which are the classes of series 2002-CKS4 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, F, G, H, J, K, L, M, N, O, P, Q, APM, R and V classes, which are the classes of series 2002-CKS4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and APM certificates are the series 2002-CKS4 certificates that will have principal balances. The series 2002-CKS4 certificates with principal balances constitute the series 2002-CKS4 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and APM certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

     - during the period from the date of initial issuance of the series 2002-CKS4 certificates through and including the distribution date in April 2004, the sum of (a) the lesser of $176,986,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time;

     - during the period following the distribution date in April 2004 through and including the distribution date in October 2005, the sum of (a) the lesser of $171,496,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time;

     - during the period following the distribution date in October 2005 through and including the distribution date in April 2007, the sum of
          (a) the lesser of $47,337,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, B, C, D, E and F certificates outstanding from time to time;

     - during the period following the distribution date in April 2007 through and including the distribution date in October 2008, the sum of (a) the lesser of $658,526,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class B, C, D, E and F certificates outstanding from time to time;

     - during the period following the distribution date in October 2008 through and including the distribution date in October 2009, the sum of (a) the lesser of $604,155,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class B, C, D and E certificates outstanding from time to time and (c) the lesser of $6,057,000 and the total principal balance of the class F certificates outstanding from time to time; and

     -    following the distribution date in October 2009, $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2002-CKS4 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2002-CKS4 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2002-CKS4 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

          4.   net investment income on the funds in the collection account; and

          5. amounts deposited in the master servicer's collection account in error.

     - Any advances of delinquent monthly debt service payments made by the master servicer with respect to that distribution date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2003, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the distribution account.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     -    to pay for the cost of recording the pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2003, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2002-CKS4 certificates.

     For any distribution date, the Total Available Funds will consist of four separate components:

     - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X certificates, the holders of the class APM certificates and/or any holders of class A-1, A-2, B, C, D, E, F, G or H certificates entitled to distributions of principal, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

     - the portion of those funds (exclusive of an interest strip payable on the class A-X certificates) allocable to the Arbor Place Mall Junior Portion (see "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Arbor Place Mall Loan--Allocation of Payments Between the Arbor Place Mall Senior Portion and the Arbor Place Mall Junior Portion" in this prospectus supplement), referred to in this prospectus supplement as the Class APM Available P&I Funds, which will be paid to the holders of the class APM certificates, as described under "--Distributions--Distributions on the Class APM Certificates" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2002-CKS4 certificates, other than the class V and APM certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2002-CKS4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2002-CKS4 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2002-CKS4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2002-CKS4 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2002-CKS4 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate for that class and the related distribution date;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP certificates following the September 2009 interest accrual period.

     On each distribution date, subject to the Standard Available P&I Funds -- or, in the case of the class APM certificates, the Class APM Available P&I Funds -- for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2002-CKS4 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2002-CKS4 certificates.

     If the holders of any interest-bearing class of the series 2002-CKS4 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Standard Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2002-CKS4 certificates will equal:

     -    in the case of the APM class, the product of--

          1. the total portion of that Net Aggregate Prepayment Interest Shortfall that is attributable to the Arbor Place Mall Loan, multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the APM class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest (adjusted to the related mortgage interest rate, net of the related master servicing fee rate and the trustee fee rate) on the Arbor Place Mall Loan during the most recently ended interest accrual period for that loan (calculated without regard to the occurrence of any principal prepayment with respect to the Arbor Place Mall Loan); and

     - in the case of each other interest-bearing class of series 2002-CKS4 certificates, the product of--

          1. the total portion of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the APM class in accordance with the preceding bullet), multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2002-CKS4 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2002-CKS4 certificates except the APM class (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2002-CKS4 certificates for the initial interest accrual period is shown on page S-6.

     The pass-through rates applicable to the class A-1, A-2, B, C, D, E, J, K, L, M, N, O, P, Q and APM certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-6.

     The pass-through rates applicable to the class F, G and H certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2002-CKS4 certificates for the initial interest accrual period shown on page S-6, and

     - the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the September 2009 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relatives sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of any class series of 2002-CKS4 principal balance certificates. If the entire total principal balance of any class of series 2002-CKS4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2002-CKS4 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2002-CKS4 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the September 2009 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Pool Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2002-CKS4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the September 2009 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have 0% pass-through rate for the October 2009 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2002-CKS4 principal balance certificates. In general, the total principal balance of each class of series 2002-CKS4 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2002-CKS4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the September 2009 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2002-CKS4 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-CKS4 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2002-CKS4 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2002-CKS4 principal balance certificates, provided that, if such component consists of the total principal balance of the class APM certificates, the class A-X strip rate will be a per annum rate equal to the excess, if any, of the Net Mortgage Interest Rate for the Arbor Place Mall Loan as of the date of initial issuance of the offered certificates over the fixed pass-through rate for the class APM certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-CKS4 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2002-CKS4 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the September 2009 interest accrual period, the total principal balance of each class of series 2002-CKS4 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2002-CKS4 principal balance certificates whose principal balance makes up such component, provided that, if such component consists of the total principal balance of the class APM certificates, the class A-X strip rate will be a per annum rate equal to the excess, if any, of the Net Mortgage Interest Rate for the Arbor Place Mall Loan as of the date of initial issuance of the offered certificates over the fixed pass-through rate for the class APM certificates.

     The calculation of the Weighted Average Net Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Standard Available P&I Funds -- or, in the case of the class APM certificates, the Class APM Available P&I Funds -- and the priority of distributions described below, the total amount of principal payable with respect to each class of the series 2002-CKS4 certificates, other than the class A-X, A-SP, R and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     The portion of the Total Principal Distribution Amount that is allocable to the class APM certificates for any distribution date will equal the Class APM Principal Distribution Amount for that date.

     For so long as the class A-1 and/or A-2 certificates are outstanding, the Total Principal Distribution Amount for each distribution date, exclusive of the Class APM Principal Distribution Amount for such date, will generally be allocated among those classes (up to the total principal balance of those classes outstanding immediately preceding that distribution date) as follows:

          FIRST, for so long as the class A-1 certificates are outstanding, the entire such Total Principal Distribution Amount (exclusive of such Class APM Principal Distribution Amount) will be allocated to the class A-1 certificates, until the class A-1 certificates are retired; and

          THEN, for so long as the class A-2 certificates are outstanding after the class A-1 certificates are retired, the entire such Total Principal Distribution Amount (exclusive of such Class APM Principal Distribution Amount and further exclusive of any portion of such Total Principal Distribution Amount allocated pursuant to clause FIRST above) will be allocated to the class A-2 certificates, until the class A-2 certificates are retired;

provided that, if both the A-1 and A-2 classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2002-CKS4 certificates, then the Total Principal Distribution Amount (exclusive of the Class APM Principal Distribution Amount) for that distribution date and any distribution date thereafter will be allocable between those classes on a PRO RATA basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1 and A-2 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2002-CKS4 certificates except the class APM certificates.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Distribution Amount (exclusive of the Class APM Principal Distribution Amount) for each distribution date will be allocated to the respective classes of series 2002-CKS4 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated (taking into account the allocation to the class APM certificates), and

     - the total principal balance of the particular class immediately prior to that distribution date.

              ORDER OF ALLOCATION              CLASS
            -----------------------   -----------------------
                      1st                        B
                      2nd                        C
                      3rd                        D
                      4th                        E
                      5th                        F
                      6th                        G
                      7th                        H
                      8th                        J
                      9th                        K
                     10th                        L
                     11th                        M
                     12th                        N
                     13th                        O
                     14th                        P
                     15th                        Q

     In no event will the holders of any class of series 2002-CKS4 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2002-CKS4 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Subject to the Class APM Available P&I Funds, the total amount of principal payable with respect to the class APM certificates on each distribution date will equal the Class APM Principal Distribution Amount for that distribution date.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-CKS4 certificates, other than the class A-X, A-SP, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2002-CKS4 certificates, then, subject to the Standard Available P&I Funds -- or, in the case of the class APM certificates, the Class APM Available P&I Funds -- for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Standard Available P&I Funds:

  ORDER OF            RECIPIENT
DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------       ----------------                              -------------------------------
     1st               A-1, A-2           Interest up to the total interest  distributable on those classes, PRO RATA based
                     A-X and A-SP         on the respective interest entitlements of those classes

     2nd                A-1*              Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

     3rd                A-2*              Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

     4th             A-1 and A-2          Reimbursement up to the loss  reimbursement  amounts for those classes,  PRO RATA based on the respective loss reimbursement amounts for those classes
-----------------------------------------------------------------------------------------------------------------------------

----------
* On and after the Senior Principal Distribution Cross-over Date and, in any event on the final distribution date, principal distributions on the A-1 and A-2 classes will be made on a PRO RATA basis in accordance with outstanding balances.

  ORDER OF            RECIPIENT
DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------       ----------------                              -------------------------------
     5th                  B               Interest up to the total interest distributable on that class

     6th                  B               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

     7th                  B               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
     8th                  C               Interest up to the total interest distributable on that class

     9th                  C               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    10th                  C               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    11th                  D               Interest up to the total interest distributable on that class

    12th                  D               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    13th                  D               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    14th                  E               Interest up to the total interest distributable on that class

    15th                  E               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    16th                  E               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    17th                  F               Interest up to the total interest distributable on that class

    18th                  F               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    19th                  F               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    20th                  G               Interest up to the total interest distributable on that class

    21st                  G               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    22nd                  G               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    23rd                  H               Interest up to the total interest distributable on that class

    24th                  H               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    25th                  H               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------

  ORDER OF            RECIPIENT
DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------       ----------------                              -------------------------------
    26th                  J               Interest up to the total interest distributable on that class

    27th                  J               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    28th                  J               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    29th                  K               Interest up to the total interest distributable on that class

    30th                  K               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    31st                  K               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    32nd                  L               Interest up to the total interest distributable on that class

    33rd                  L               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    34th                  L               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    35th                  M               Interest up to the total interest distributable on that class

    36th                  M               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    37th                  M               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    38th                  N               Interest up to the total interest distributable on that class

    39th                  N               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    40th                  N               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    41st                  O               Interest up to the total interest distributable on that class

    42nd                  O               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    43rd                  O               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    44th                  P               Interest up to the total interest distributable on that class

    45th                  P               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    46th                  P               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------

  ORDER OF            RECIPIENT
DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------       ----------------                              -------------------------------
    47th                  Q               Interest up to the total interest distributable on that class

    48th                  Q               Principal up to the portion of the Total Principal  Distribution Amount allocable to that class

    49th                  Q               Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    50th                  R               Any remaining portion of the Standard Available P&I Funds

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2002-CKS4 certificates, other than the class A-X, A-SP, R and V certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - if the prepaid mortgage loan as to which the subject Yield Maintenance Charge was received is the Arbor Place Mall Loan, the holders of the class APM certificates will be entitled to an amount equal to the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2002-CKS4 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the portion of the subject principal prepayment on the Arbor Place Mall Loan included in the Class APM Principal Distribution Amount for the distribution date corresponding to that collection period, and the denominator of which is the entire amount of that principal prepayment on the Arbor Place Mall Loan;

     - the holders of any class A-1, A-2, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of the subject Yield Maintenance Charge (exclusive of any portion thereof allocable to the class APM certificates), multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2002-CKS4 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2002-CKS4 certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount (exclusive of the Class APM Principal Distribution Amount) for that distribution date; and

     - the holders of the class A-X certificates will be entitled to an amount equal to 100% of any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the two prior bullets.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charges collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2002-CKS4 certificates.

     As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2002-CKS4 certificates will be applied to the charges in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

     DISTRIBUTIONS ON THE CLASS APM CERTIFICATES. On each distribution date, the trustee will apply the Class APM Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class APM Available P&I Funds:

          FIRST, to make distributions of interest to the holders of the class APM certificates up to the total interest distributable on that class on that distribution date;

          SECOND, to make distributions of principal to the holders of the class APM certificates up to the Class APM Principal Distribution Amount for that distribution date;

          THIRD, to reimburse the holders of the class APM certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below; and

          FOURTH, to distribute any remaining portion of the Class APM Available P&I Funds to the holders of the class R certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2002-CKS4 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-CKS4 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2002-CKS4 certificates. If this occurs following the distributions made to the 2002-CKS4 certificateholders on any distribution date, then: (a) the total principal balance of the class APM certificates will be reduced until it equals the Allocated Principal Balance of the Arbor Place Mall Junior Portion that will be outstanding immediately following that distribution date; and (b) the respective total principal balances of the following classes of the series 2002-CKS4 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2002-CKS4 certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the Allocated Principal Balance of the Arbor Place Mall Junior Portion) that will be outstanding immediately following that distribution date.

              ORDER OF ALLOCATION              CLASS
            -----------------------   -----------------------
                      1st                        Q
                      2nd                        P
                      3rd                        O
                      4th                        N
                      5th                        M
                      6th                        L
                      7th                        K
                      8th                        J
                      9th                        H
                     10th                        G
                     11th                        F
                     12th                        E
                     13th                        D
                     14th                        C
                     15th                        B
                     16th                   A-1 and A-2*

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2002-CKS4 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2002-CKS4 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances, to the extent that such interest is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the mortgage pool, and certain servicing expenses;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust fund, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of master servicing and workout fees, that--

     - were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2002-CKS4 certificates on that distribution date.

     Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Corresponding B Loan. Neither the holder of a Corresponding B Loan nor any related servicer or trustee for that Corresponding B Loan is required to make any monthly debt service advance with respect to the related A Loan or any servicing advance with respect to the related mortgaged real property.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes a monthly debt service advance with respect to any of the pooled mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. The trustee may conclusively rely on the determination of the master servicer regarding the recoverability of any monthly debt service advance.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the mortgage pool will be payable in connection with the reimbursement of that monthly debt service advance--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet have been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2002-CKS4 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any pooled mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

     A monthly debt service payment will be assumed to be due with respect to:

     - each mortgage loan in the trust fund that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the sum of (a) the principal portion of the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2002-CKS4 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2002-CKS4 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in December 2002.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2002-CKS4 certificateholders only those persons in whose names the series 2002-CKS4 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee (or, in the case of items 7., 8. and 9. below, the master servicer) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     1. the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-CKS4 certificateholders since the date of initial issuance of the offered certificates;

     3. this prospectus supplement and the accompanying prospectus, together with any amendments or supplements to this prospectus supplement or the accompanying prospectus;

     4. each mortgage loan purchase agreement pursuant to which we purchased any of the underlying mortgage loans, together with all amendments to each mortgage loan purchase agreement, if any;

     5. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     6. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     7. the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer (or by the special servicer and delivered to the master servicer) as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     8. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the master servicer (or by the special servicer and delivered to the master servicer);

     9. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan in the trust fund and financial statements of the related borrower collected by the master servicer (or by the special servicer and delivered to the master servicer) as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     10. the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee or the master servicer, as applicable, upon request. However, except with respect to the Series 2002-CKS4 Directing Certificateholder (to the extent such request is not excessive or duplicative), the trustee or the master servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers of series 2002-CKS4 certificates, the trustee or the master servicer, as applicable, may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee or the master servicer, as applicable, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee or the master servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2002-CKS4 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and APM certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2002-CKS4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the

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weighted average lives of the offered certificates. See "The Pooling and
Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

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     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment lock-out periods, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

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     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of October 30, 2002 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount, exclusive of the Class APM Principal Distribution Amount, for each distribution date will be payable first with respect to the class A-1 and/or A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. In addition, until the Senior Principal Distribution Cross-Over Date (or, if none, until the final distribution date), no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2002-CKS4 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

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     The actual characteristics and performance of the mortgage loans that back the series 2002-CKS4 certificates will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans that back the series 2002-CKS4 certificates, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - the mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise during that period, or

     - the mortgage loans in the trust fund that are in a period when prepayments must be accompanied by a Yield Maintenance Charge will not voluntarily prepay or will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2002-CKS4 certificates will be issued, the trust fund will be created and the subject mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of October 11, 2002, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

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THE MASTER SERVICER AND THE SPECIAL SERVICER

     GENERAL. KRECM will be the master servicer, and Lennar will be the special servicer, with respect to the mortgage pool.

     The information set forth in this prospectus supplement concerning each of the master servicer and the special servicer has been provided by KRECM and Lennar, respectively. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of June 30, 2002 KRECM was responsible for servicing approximately 4,365 commercial and multifamily loans with a total principal balance of approximately $16.9 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,255 of the loans, with a total principal balance of approximately $12.3 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     LENNAR. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool and in such capacity will be responsible for servicing the specially serviced mortgage loans.

     The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engaged principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments.

     The special servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California. As of May 31, 2002, the special servicer and its affiliates were managing a portfolio which included an original count of over 13,600 assets in most states with an original face value of over $80 billion, most of which are commercial real estate assets. Included in this managed portfolio are $78 billion of commercial real estate assets representing 95 securitization transactions, for which the special servicer is servicer or special servicer. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at: (a) with respect to certificate transfers and surrenders, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2002-CKS4 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

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SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     The master servicer and the special servicer must each service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     -    the express terms of the pooling and servicing agreement,

     -    the express terms of the respective mortgage loans,

     - in the case of the A Loans, the express terms of the respective A/B Loan Intercreditor Agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In   general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to specified requirements and certain consents and approvals of the Series 2002-CKS4 Directing Certificateholder, the Class APM Directing Certificateholder and/or the holder of any related Corresponding B Loan, as applicable, contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of those mortgage loans in the trust fund as to which, in each case, a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of any REO Properties in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans; and

     - otherwise, to render other incidental services with respect to any specially serviced mortgage loans.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of their respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     In the case of a number of mortgage loans, it is expected that the master servicer will perform some of its servicing duties through sub-servicers that cannot be terminated, including by the trustee or other successor to the master servicer, except for cause.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     -    in the case of each and every underlying mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.040% per annum to 0.145% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.051% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     The trust is not responsible for any servicing fees with respect to the Corresponding B Loans.

     If KRECM resigns or is terminated as the master servicer and the successor thereto agrees to perform the services of the master servicer for an amount less than the master servicing fee payable thereto, then such successor master servicer will pay to KRECM or its designee, and the series 2002-CKS4 certificateholders will not receive any portion of, the applicable excess master servicing fee.

     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer or the special servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer or the special servicer, as applicable, reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and, in the case of the master servicer, it has obtained the consent of the special servicer), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Series 2002-CKS4 Directing Certificateholder or (v) as permitted by the related loan documents), the master servicer must make, with respect to such Prepayment Interest Shortfalls, a non-reimbursable payment with respect to the related distribution date in an amount equal to the excess, if any, of:

     - the amount of such Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period; over

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     -    any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Standard Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-CKS4 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the special servicing fee,

     -    the workout fee, and

     -    the liquidation fee.

     SPECIAL SERVICING FEE.  The special servicing fee:

     -    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any, and

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     - in the case of each mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the special servicer monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     WORKOUT FEE. The special servicer will be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2002-CKS4 certificateholders.

     LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase or replacement of any mortgage loan in the trust fund for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period;

     - the purchase of the Arbor Place Mall Loan during the applicable Cure Period, as described under "--Class APM Directing
          Certificateholder--Right to Purchase the Arbor Place Mall Loan" below;

     - the purchase of any Specially Designated Defaulted Whole Loan by the special servicer, as described under "--Fair Value Purchase Option" below;

     - the purchase of any A Loan by the holder of the related Corresponding B Loan, as described under "Description of the Mortgage Pool--The A/B Loans" in this Prospectus Supplement; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2002-CKS4 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2002-CKS4 certificateholders.

     ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of:

     - the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     - the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

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     In addition, the following items collected on the mortgage loans in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

          3. to cover other Additional Trust Fund Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     - will be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account.

     PAYMENT OF EXPENSES; SERVICING ADVANCES. The master servicer and special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

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     In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicer's receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

     If the master servicer is required under the series 2002-CKS4 pooling and servicing agreement to make a servicing advance, but it does not do so when the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three business days after receipt of such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes a servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer may conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a pooled mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-CKS4 certificateholders (as a collective whole) or, if an A/B Loan or REO Property related to an A/B Loan is involved, the series 2002-CKS4 certificateholders and the holder of the related Corresponding B Loan (as a collective whole).

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any pooled mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

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REPLACEMENT OF THE SPECIAL SERVICER

     The holder or holders of certificates representing a majority interest in the series 2002-CKS4 controlling class may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2002-CKS4 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2002-CKS4 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

     In general, the master servicer may not waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any performing mortgage loan in the trust fund without the consent of the special servicer. The master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, or assumptions of, performing mortgage loans in the trust fund that were acquired from KeyBank. The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, or assumptions of, specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund that were not acquired from KeyBank.

     The master servicer or the special servicer, as applicable, will be required to enforce any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the trust fund, unless the special servicer determines in accordance with the Servicing Standard, that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

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     If the master servicer or the special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the master servicer or the special servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     - the taking or entering into such assumption agreement complies with the Servicing Standard; and

     - with respect to any mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents 5% or more of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2002-CKS4 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

     The consent of the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

     The master servicer, with respect to performing mortgage loans in the trust fund that we acquired from KeyBank, or the special servicer, with respect to all specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund which were not acquired from KeyBank, will be required to enforce any due-on-encumbrance clause in any mortgage loan in the trust fund, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance unless--

     - the special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater recovery, on a present value basis, than taking those actions, and

     - with respect to any mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents at least a specified percentage (which, in the case of S&P, will be 2% and, in the case of Moody's, will be 5%) of the aggregate outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan) or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time, the master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, S&P and/or Moody's, that not accelerating payments on the related mortgage loan or that granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2002-CKS4 certificates; provided that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund; and provided, further, that no

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          such confirmation would be required from S&P unless certain loan-to-value and/or debt service coverage tests are NOT satisfied, taking into account the additional debt.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the master servicer or the special servicer, as applicable, to modify, waive or amend any term of the related mortgage loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" above and under "Description of the Mortgage Pool--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, such modification, waiver or amendment, will not--

     - affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges, but excluding late payment charges and Default Interest) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the special servicer may--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     However, in no event will the special servicer be permitted (or permit the Master Servicer) to--

     (1) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of such mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease if the mortgage loan is secured by a ground lease; or

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     (4)  defer interest due on any mortgage loan in excess of 5% of the Stated
          Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease. Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

     The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--The Series 2002-CKS4 Directing Certificateholder and the Series 2002-CKS4 Controlling Class" below, "--The Class APM Directing Certificateholder" below, and "Description of the Mortgage Pool--The A/B Loans".

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. If such appraisal is not received, and an internal valuation is not completed, within the requisite time period or if, for any mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related mortgage loan will be 25% of the Stated Principal Balance of the subject mortgage loan as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

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     -    the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. In general, the master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in October 2002 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

     - all principal payments, including principal prepayments, collected on the pooled mortgage loans;

     - all interest payments, including Default Interest and Post-ARD Additional Interest, collected on the pooled mortgage loans;

     - any Yield Maintenance Charges and late payment charges collected on the pooled mortgage loans;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the pooled mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the pooled mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of any of the pooled mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Class APM Directing Certificateholder" above, or "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by or on behalf of any of Column, KeyBank or SBRC in connection with the repurchase or replacement of any of the pooled mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all of the pooled mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

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     -    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in that collection account;

     - all payments with respect to the pooled mortgage loans or any related REO Properties required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     - any amounts with respect to REO Properties relating to the pooled mortgage loans, which amounts are transferred by the special servicer from its REO account; and

     - any amounts with respect to the pooled mortgage loans that are transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any A/B Loan, for so long as such A/B Material Default is continuing, amounts received with respect to that A/B Loan or the related mortgaged real property will be deposited into an account maintained by the master servicer solely with respect to that A/B Loan and thereafter amounts allocable to the related A Loan will be transferred to the master servicer's collection account.

     WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2002-CKS4 certificateholders in accordance with any of clauses 2. through
               20. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay itself or the trustee earned and unpaid master servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

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          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

     8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     9. to pay the master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the costs and expenses incurred by the trust fund due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the costs and expenses incurred by the trust fund for certain additional environmental testing at any mortgaged real property;

     13. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of the pooled mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer;

     15. to reimburse itself, the special servicer or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

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     16.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

          (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     17. to pay any other items described in this prospectus supplement as being payable from the collection account;

     18. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     19. to pay any amount allocable to the holder of a Corresponding B Loan pursuant to the related A/B Loan Intercreditor Agreement;

     20.  to withdraw amounts deposited in the collection account in error; and

     21. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     In no event will any amounts allocable to a Corresponding B Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related A Loan. In addition, any amounts allocable to a Corresponding B Loan will be available to cover payments and/or reimbursements associated with the related A Loan only to the extent described under "Description of the Mortgage Pool--The A/B Loans" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

     The pooling and servicing agreement grants the Series 2002-CKS4 Directing Certificateholder and the special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a Series 2002-CKS4 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of certificates is no longer the series 2002-CKS4 controlling class.

     Promptly after the determination that a mortgage loan or a specially serviced mortgaged loan has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2002-CKS4 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any specially serviced mortgage loan in the trust fund, including as the Series 2002-CKS4 Directing Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of such mortgage loan is no less than the amount that the master servicer considers to be the fair value of such specially serviced mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as

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the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph shall be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the trust fund a fee, as specified in the pooling and servicing agreement, for such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

     Each holder of the Purchase Option may, at its option, purchase the Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     - if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     - if the special servicer has made such fair market value determination, the fair market value of the Defaulted Loan as determined by the special servicer.

     If the most recent fair market value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

     There can be no assurance that the Fair Value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     In the event that a default on any mortgage loan in the trust fund has occurred, the applicable special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     -    institute foreclosure proceedings;

     -    exercise any power of sale contained in the related mortgage;

     -    obtain a deed in lieu of foreclosure; or

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     -    otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2002-CKS4 certificates, or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

     -    either:

          1.   the report indicates that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2002-CKS4 certificates, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2002-CKS4 certificates may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the defaulted mortgage loan,

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then the trust fund will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2002-CKS4 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2002-CKS4 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code.

     The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     - maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     -    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

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     This determination is most likely to occur in the case of an REO property that is a hotel. To the extent that income the trust fund receives from an REO property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2002-CKS4 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     - any withdrawals made out of those amounts, as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2002-CKS4 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2002-CKS4 CONTROLLING CLASS

     GENERAL. As of any date of determination, the controlling class of series 2002-CKS4 certificateholders will be the holders of the most subordinate class of series 2002-CKS4 certificates then outstanding, other than the class APM, A-X, A-SP,

R and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-CKS4 certificates, exclusive of the class APM, A-X, A-SP, R and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2002-CKS4 certificateholders will be the holders of the most subordinate class of series 2002-CKS4 certificates then outstanding, other than the class APM, A-X, A-SP, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2002-CKS4 controlling class, the class A-1 and A-2 certificates will represent a single class.

     CERTAIN RIGHTS AND POWERS OF THE SERIES 2002-CKS4 DIRECTING CERTIFICATEHOLDER. The "Series 2002-CKS4 Directing Certificateholder" is a certificateholder of the series 2002-CKS4 controlling class selected by the holders of more than 50% of the total principal balance of the series 2002-CKS4 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Series 2002-CKS4 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2002-CKS4 controlling class that a Series 2002-CKS4 Directing Certificateholder is no longer designated, the series 2002-CKS4 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2002-CKS4 controlling class certificates will be the Series 2002-CKS4 Directing Certificateholder.

     The special servicer is required to consult with the Series 2002-CKS4 Directing Certificateholder prior to the taking by the special servicer, or in some cases consenting to the master servicer's taking, any of the following actions--

     - any proposed modification of a monetary term of a mortgage loan other than an extension of the original maturity date for two years or less;

     - any foreclosure or comparable conversion of the ownership of a mortgaged real property;

     - any proposed sale of a specially serviced mortgage loan or REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - any determination to bring an REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional collateral for a mortgage loan;

     -    any acceptance of a discounted payoff;

     -    any waiver of a "due on sale" or "due on encumbrance" clause;

     - any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

     - any release of collateral for a specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

The special servicer will, in general, not be permitted to take any of the foregoing actions with respect to the mortgage pool as to which the Series 2002-CKS4 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action. The special servicer shall provide to the Series 2002-CKS4 Directing Certificateholder all information which the special servicer considers to be material in connection with evaluating such action.

     In addition, the Series 2002-CKS4 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the trust fund that the Series 2002-CKS4 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of the Series 2002-CKS4 Directing Certificateholder contemplated by the foregoing paragraphs may--

     - require or cause the special servicer or master servicer to violate any applicable law;

     - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of the trust fund REMICs as REMICs;

     - require or cause the special servicer or master servicer to violate the terms of a mortgage loan;

     - expose the master servicer, the special servicer, us, any of the mortgage loan sellers, the trust fund, the trustee or their or our affiliates, officers, directors, employees or agents to any claim, suit or liability; or

     - materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and

the special servicer will neither follow any such direction if given by the Series 2002-CKS4 Directing Certificateholder nor initiate any such actions.

     Also notwithstanding the foregoing, the Series 2002-CKS4 Directing Certificateholder will not be entitled to exercise any of the foregoing rights and powers with respect to the Arbor Place Mall Loan or any related REO Property unless and until the certificate principal balance of the class APM certificates, net of any Appraisal Reduction Amount allocable to the Arbor Place Mall Loan, is less than 25% of the initial certificate principal balance of the class APM certificates.

CLASS APM DIRECTING CERTIFICATEHOLDER

     GENERAL. The "Class APM Directing Certificateholder" is a certificateholder of the class APM certificates selected by the holders of more than 50% of the total principal balance of the class APM certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class APM Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class APM certificates that a Class APM Directing Certificateholder is no longer designated, the class APM certificateholder that beneficially owns the largest aggregate principal balance of the class APM certificates will be the Class APM Directing Certificateholder.

     CONSULTATION RIGHTS OF CLASS APM DIRECTING CERTIFICATEHOLDER. Prior to taking any of the following actions with respect to the Arbor Place Mall Loan, the special servicer is required to notify the trustee, which will notify the holders of the class APM certificates and, if so requested within five business days of providing that notice, to consult with the Class APM Directing Certificateholder--

     - if the Arbor Place Mall Loan becomes a specially serviced mortgage loan, any foreclosure upon or comparable conversion, which may include the acquisition of an REO Property, of the ownership of the Arbor Place Mall Property;

     - if the Arbor Place Mall Loan becomes a specially serviced mortgage loan, any modification of a monetary term other than an extension of the original maturity date for two (2) years or less;

     - if the Arbor Place Mall Loan becomes a specially serviced mortgage loan, any acceptance of a discounted payoff;

     - if the Arbor Place Mall Loan becomes a specially serviced mortgage loan, any determination to bring the Arbor Place Mall Property into compliance with applicable environmental laws;

     - if the Arbor Place Mall Loan becomes a specially serviced mortgage loan, any release of collateral (other than in accordance with the terms of, or upon satisfaction of, the Arbor Place Mall Loan);

     - if the Arbor Place Mall Loan becomes a specially serviced mortgage loan, any acceptance of substitute or additional collateral (other than in accordance with the terms of the Arbor Place Mall Loan);

     -    any waiver of a "due-on-sale" or due-on-encumbrance" clause; and

     - any acceptance of an assumption agreement releasing the related borrower from liability.

     The special servicer is required to provide all information which the special servicer considers to be material in connection with evaluating such action to the Class APM Directing Certificateholder, who will then have ten days (to the extent such period does not delay the special servicer from taking any action that is in the best interests of the series 2002-CKS4 certificateholders prior to the expiration of such period) within which to consult with and advise the special servicer regarding the proposed action. Notwithstanding the foregoing, no such advice, direction or objection contemplated by the foregoing may (a) require or cause the special servicer to violate any applicable law, (b) be inconsistent with the Servicing Standard, (c) require or cause the special servicer to violate the provisions of the pooling and servicing agreement relating to the status of the trust fund REMICs as REMICs, (d) require or cause the special servicer to violate any other provisions of the pooling and servicing agreement, (e) require or cause the special servicer to violate the terms of the Arbor Place Mall Mortgage Loan, (f) expose the master servicer, the special servicer, us or any mortgage loan seller, the trust fund, the trustee or our or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (g) materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and the special servicer will neither follow any such direction if given by the Class APM Directing Certificateholder nor initiate any such actions.

     The rights and powers of the Class APM Directing Certificateholders described above will terminate if and when the certificate principal balance of the class APM certificates, net of any Appraisal Reduction Amount allocable to the Arbor Place Mall Loan, is less than 25% of the initial certificate principal balance of the class APM certificates.

     RIGHT TO PURCHASE THE ARBOR PLACE MALL LOAN. Prior to entering into any modification of the Arbor Place Mall Loan that would materially affect the monetary terms of the Arbor Place Mall Loan, the master servicer or special servicer, as applicable, shall provide the Class APM Directing Certificateholder with notice thereof and with all information that the master servicer or special servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class APM Directing Certificateholder shall have the right to purchase the Arbor Place Mall Loan at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any liquidation fee), within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Class APM Directing Certificateholder shall deliver such purchase price to the master servicer within three business days of its exercise of such purchase option, who shall then alert the trustee of such purchase price.

     Under the pooling and servicing agreement, the Class APM Directing Certificateholder will have the right, by written notice to the master servicer and special servicer delivered (i) during any Cure Period for which the Class APM Directing Certificateholder is entitled to make a Cure Payment or (ii) at any time the Arbor Place Mall Loan is a specially serviced mortgage loan, to purchase the Arbor Place Mall Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty (exclusive of any liquidation fee). Such right will terminate upon the purchase of the Arbor Place Mall Loan pursuant to a purchase option described herein under "--Fair Value Purchase Option" below, but, prior to any such purchase, the Class APM Directing Certificateholder's right to purchase the Arbor Place Mall Loan, if it is a specially serviced mortgage loan, at the relevant purchase price shall be prior to the fair value purchase option. Upon the delivery of such notice to the master servicer and special servicer, the special servicer is required to cause the trust fund to sell, and the Class APM Directing Certificateholder is required to purchase, the Arbor Place Mall Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the Class APM Directing Certificateholder to purchase the Arbor Place Mall Loan under clause (i) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class APM Directing Certificateholder to purchase the Arbor Place Mall Loan under clause (ii) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

     CURE RIGHTS OF THE CLASS APM DIRECTING CERTIFICATEHOLDER. The master servicer or special servicer (depending on whether the Arbor Place Mall Loan is being specially serviced) will be required to deliver to the Class APM Directing Certificateholder, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the Arbor Place Mall Loan. Upon receipt of such notice, the Class APM Directing Certificateholder will have the right to cure defaults with respect to the Arbor Place Mall Loan during the Cure

Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days. In the event that the Class APM Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class APM Directing Certificateholder is required to make such Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the Class APM Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous advance made by the master servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Arbor Place Mall Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2003, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,500,000, once every two (2) years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CKS4 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2003, each of the master servicer and the special servicer must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     - the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer by the trustee;

     - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2002-CKS4 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2002-CKS4 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-CKS4 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2002-CKS4 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2002-CKS4 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     - the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2002-CKS4 certificates or (b) placed one or more classes of series 2002-CKS4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either clauses (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole factor in such rating action; or

     - the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and the master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2002-CKS4 certificateholders entitled to not less than 25% of the series 2002-CKS4 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2002-CKS4 certificateholder or (b) with respect to any unpaid servicing compensation, including the excess servicing strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to a majority of the series 2002-CKS4 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CKS4 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2002-CKS4 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2002-CKS4 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2002-CKS4 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2002-CKS4 certificateholders entitled to not less than 25% of the series 2002-CKS4 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2002-CKS4 certificateholders, unless in the trustee's opinion, those series 2002-CKS4 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     -    be authorized under those laws to exercise trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-CKS4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00175% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2002-CKS4 controlling class, the special servicer or the master servicer, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2002-CKS4 certificateholder. The final distribution with respect to each series 2002-CKS4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-CKS4 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the series 2002-CKS4 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2002-CKS4 certificates. However, the right of any single holder or group of holders of the series 2002-CKS4 controlling class, the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-CKS4 certificateholders, will constitute part of the Standard Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2002-CKS4 certificates entitled to not less than 66 2/3% of the series 2002-CKS4 voting rights, not taking into account series 2002-CKS4 certificates held by us or any of our affiliates or agents, and

     - all of the series 2002-CKS4 certificateholders that will be adversely affected by the amendment in any material respect.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2002-CKS4 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2002-CKS4 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer are required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     -    the pooled mortgage loans,

     - any REO Properties acquired on behalf of the series 2002-CKS4 certificateholders,

     -    the master servicers' collection account,

     -    the special servicers' REO account, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     - the class A-X, A-SP, A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and APM certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     - the class R certificates will evidence interests in the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     None of the offered certificates will be issued with more than a DE MINIMIS amount of original issue discount.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge, as the case may be, had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2002-CKS4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-CKS4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-CKS4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than the Exemption-Favored Parties);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Moody's. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will NOT be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     -    prudent investor provisions,

     -    percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated October 17, 2002, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

              UNDERWRITER                  CLASS A-1     CLASS A-2      CLASS B        CLASS C       CLASS D       CLASS E
--------------------------------------- -------------- ------------- ------------- -------------- ------------- -------------
Credit Suisse First Boston Corporation   $           0 $ 708,445,000 $  46,072,000  $  18,429,000 $  30,714,000 $  16,893,000
Salomon Smith Barney Inc..............   $ 268,276,000 $           0 $           0  $           0 $           0 $           0
Lehman Brothers Inc...................   $           0 $           0 $           0  $           0 $           0 $           0
McDonald Investments Inc..............   $           0 $           0 $           0  $           0 $           0 $           0
                                        -------------- ------------- ------------- -------------- ------------- -------------
TOTAL                                    $ 268,276,000 $ 708,445,000 $  46,072,000  $  18,429,000 $  30,714,000 $  16,893,000

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately 100.50% of the total initial principal balance of the offered certificates, plus accrued interest from October 1, 2002, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,275,570.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the offered certificates. However, they are not obligated to do so and may discontinue making a secondary market for the offered certificates at any time without notice. No assurance can be given as to how liquid the trading market for the offered certificates will be.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in that respect, relating to the mortgage loans.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 8th business day following the date hereof (this settlement cycle being referred to as "T+8"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                    CLASS        S&P       MOODY'S
                  ---------   ---------   ---------
                     A-1         AAA         Aaa
                     A-2         AAA         Aaa
                      B           AA         Aa2
                      C          AA-         Aa3
                      D           A           A2
                      E           A-          A3

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0%/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the open period during which the loan is freely payable.

     "15 CLIFF STREET LOAN" means the pooled mortgage loan secured by the 15 Cliff Street Property.

     "15 CLIFF STREET PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "15 Cliff Street".

     "1650 ARCH STREET LOAN" means the pooled mortgage loan secured by the 1650 Arch Street Property.

     "1650 ARCH STREET PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "1650 Arch Street".

     "2401 ELLIOTT AVENUE LOAN" means the pooled mortgage loan secured by the 2401 Elliott Avenue Property.

     "2401 ELLIOTT AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "2401 Elliott Avenue".

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "A LOAN" means, with respect to each A/B Loan, the senior debt component of such loan, which in each case (i) is a mortgage loan included in the trust fund and (ii) is senior in right of payment to the related Corresponding B Loan to the extent set forth in the related A/B Loan Intercreditor Agreement.

     "A/B LOAN" means, with respect to any of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as The Village at Chandler Crossings, Basswood Manor Apartments, Metrocrest Village Apartments and Spruce Square Apartments, respectively, the loan constituting the aggregate indebtedness secured by any such mortgaged real property, which includes the A Loan component of such indebtedness and the related junior Corresponding B Loan.

     "A/B LOAN INTERCREDITOR AGREEMENT" means, with respect to each A/B Loan, the related Intercreditor Agreement Among Note Holders by and between KeyBank, as the holder of the related A Loan, and CBA-Mezzanine Capital Finance, LLC, as the holder of the related Corresponding B Loan.

     "A/B MATERIAL DEFAULT" means with respect to any A/B Loan, one of the following events: (a) either the related A Loan or the related Corresponding B Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any pooled mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

     - such insurance is not available at commercially reasonable rates AND such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     "ADDITIONAL COLLATERAL LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust fund that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     -    is not included in the calculation of a Realized Loss,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - in the case of interest on advances, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ALLOCATED LOAN AMOUNT" means, for each mortgaged real property relating to a multi-property loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Loan Amount for each mortgaged real property securing a multi-property loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

     "ALLOCATED PRINCIPAL BALANCE" means the portion of the Stated Principal Balance of the Arbor Place Mall Loan allocated to the Arbor Place Mall Senior Portion or the Arbor Place Mall Junior Portion, as the case may be, which portion, at any given time, will equal:

     -    in the case of the Arbor Place Mall Senior Portion, the lesser of--

          1. the excess, if any, of (a) the percentage of the initial cut-off date principal balance of the Arbor Place Mall Loan that is the Arbor Place Mall Senior Portion, over (b) all collections and/or advances of principal with respect to the Arbor Place Mall Loan that have previously been allocated to the Arbor Place Mall Senior Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Arbor Place Mall Loan--Allocation of Payments Between the Arbor Place Mall Senior Portion and the Arbor Place Mall Junior Portion" in this prospectus supplement, and

          2.   the then Stated Principal Balance of the Arbor Place Mall Loan;
               and

     -    in the case of the Arbor Place Mall Junior Portion, the lesser of--

          1. the excess, if any, of (a) the percentage of the cut-off date principal balance of the Arbor Place Mall Loan that is the Arbor Place Mall Junior Portion, over (b) all collections and/or advances of principal with respect to the Arbor Place Mall Loan that have previously been allocated to the Arbor Place Mall Junior Portion, and included in the Class APM Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Arbor Place Mall Loan--Allocation of Payments Between the Arbor Place Mall Senior Portion and the Arbor Place Mall Junior Portion" in this prospectus supplement, and

          2. the excess, if any, of (a) the then Stated Principal Balance of the Arbor Place Mall Loan, over (b) the then Allocated Principal Balance of the Arbor Place Mall Senior Portion.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such mortgage loan over (b) the excess of (i) (A) 90% of the appraised value of the related mortgaged real property as determined
(x) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the special servicer as a servicing advance) or
(y) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus
(B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the mortgage loan over (ii) the sum of (a) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on such mortgage loan at a per annum rate equal to its mortgage rate, (b) all unreimbursed advances in respect of such mortgage loan and interest thereon at the Prime Rate and (c) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of certificates (other than the series 2002-CKS4 class A-1 and A-2 certificates) have been reduced to zero.

     "ARBOR PLACE MALL JUNIOR PORTION" means the portion of the Arbor Place Mall Loan that consists of $5,000,000 of the entire cut-off date principal balance of the Arbor Place Mall Loan.

     "ARBOR PLACE MALL LOAN" means the pooled mortgage loan that is secured by a lien on the related borrower's interest in the Arbor Place Mall Property.

     "ARBOR PLACE MALL PAYMENT TRIGGER EVENT" means any of the following:

     (a)  an event of default under the Arbor Place Mall Loan;

     (b) a Servicing Transfer Event exists with respect to the Arbor Place Mall Loan;

     (c)  the Arbor Place Mall Property has become an REO Property; or

     (d) payments of principal and interest are being made with respect to the Arbor Place Mall Loan in accordance with a modification or forbearance agreement.

     "ARBOR PLACE MALL PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the "Arbor Place Mall".

     "ARBOR PLACE MALL SENIOR PORTION" means the portion of the Arbor Place Mall Loan that consists of $76,172,231 of the entire cut-off date principal balance of the Arbor Place Mall Loan.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the total of the Standard Available P&I Funds and the Class APM Available P&I Funds for that distribution date.

     "CARRIAGE HILL APARTMENTS LOAN" means the pooled mortgage loan secured by the Carriage Hill Apartments Property.

     "CARRIAGE HILL APARTMENTS PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Carriage Hill Apartments".

     "CBA" means CBA-Mezzanine Capital Finance, LLC.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLASS APM AVAILABLE P&I FUNDS" means that portion of the Total Available Funds, exclusive of Post-ARD Additional Interest and Yield Maintenance Charges, that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Arbor Place Mall Junior Portion in accordance with "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Arbor Place Mall Loan--Allocation of Payments Between the Arbor Place Mall Senior Portion and the Arbor Place Mall Junior Portion" in this prospectus supplement.

     "CLASS APM DIRECTING CERTIFICATEHOLDER" means a certificateholder of the class APM certificates selected by the holders of more than 50% of the total principal balance of the class APM certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class APM Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class APM certificates that a Class APM Directing Certificateholder is no longer designated, the class APM certificateholder that beneficially owns the largest aggregate principal balance of the class APM certificates will be the Class APM Directing Certificateholder.

     "CLASS APM PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the Arbor Place Mall Junior Portion, without regard to available funds, in accordance with clause fifth under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--The Arbor Place Mall Loan--Allocation of Payments Between the Arbor Place Mall Senior Portion and the Arbor Place Mall Junior Portion" in this prospectus supplement.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme.

     "COLUMN" means Column Financial, Inc.

     "CORRESPONDING B LOAN" means, with respect to each A/B Loan, the junior debt component of such loan, which in each case (a) is not included in the trust fund, (b) is subordinate in right of payment to the related A Loan to the extent set forth in the related A/B Loan Intercreditor Agreement, and (c) is secured by the same mortgage as the related A Loan.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CREEKS AT VIRGINIA CENTER LOAN" means the pooled mortgage loan secured by the Creeks at Virginia Center Property.

     "CREEKS AT VIRGINIA CENTER PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Creeks at Virginia Center".

     "CRYSTAL MALL LOAN" means the pooled mortgage loan secured by the Crystal Mall.

     "CRYSTAL MALL PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Crystal Mall".

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "CURE PAYMENT" means any payment made by the Class APM Directing Certificateholder to cure a default on the part of the related borrower under the Arbor Place Mall Loan.

     "CURE PERIOD" means, in regards to the Arbor Place Mall Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the cut-off-date principal balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties; and

     -    with respect to the Arbor Place Mall Senior Portion, the ratio of--

          1. the initial Allocated Principal Balance of the Arbor Place Mall Senior Portion, to

          2.   the Most Recent Appraised Value of the Arbor Place Mall Property.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Post-ARD Additional Interest accrued on the mortgage loan.

     "DEFAULTED LOAN" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999, 2000 or 2001 or a trailing 12-month period ended in 1999, 2000, 2001 or 2002,

          2. by annualizing the amount of expenses for partial 1999, 2000, 2001 or 2002 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

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     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston Corporation,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, would be realized in connection with the sale of a Defaulted Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "INITIAL ARBOR PLACE MALL JUNIOR PERCENTAGE" means a fraction, expressed as a percentage--

     - the numerator of which is the initial total principal balance of the class APM certificates, and

     - the denominator of which is the cut-off date principal balance of the Arbor Place Mall Loan.

     "INITIAL ARBOR PLACE MALL SENIOR PERCENTAGE" means a fraction, expressed as a percentage--

     - the numerator of which is the cut-off date principal balance of the Arbor Place Mall Loan, reduced by the initial total principal balance of the class APM certificates, and

     - the denominator of which is the cut-off date principal balance of the Arbor Place Mall Loan.

     "IRS" means the Internal Revenue Service.

     "KEYBANK" means KeyBank National Association.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage.

     "LEASABLE SQUARE FOOTAGE", "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LENNAR" means Lennar Partners, Inc.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of X payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means any tenant of a commercial property that, based on the net rentable area of its space, leases at least 10% or more of the net rentable area of the property.

     "MATERIAL BREACH" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT DEFECT" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "MATURITY/ARD BALANCE" means:

     - with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions; and

     - with respect to the Arbor Place Mall Senior Portion, the Initial Arbor Place Mall Senior Percentage of the Maturity/ARD Balance of the Arbor Place Mall Loan.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties; and

     -    with respect to the Arbor Place Mall Senior Portion, the ratio of--

          1. the Maturity/ARD Balance of the Arbor Place Mall Senior Portion, to

          2.   the Most Recent Appraised Value of the Arbor Place Mall Property.

     "MCDONALD INVESTMENT CENTER LOAN" means the pooled mortgage loan secured by the McDonald Investment Center Property.

     "MCDONALD INVESTMENT PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "McDonald Investment Center".

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2002-CKS4 certificates and the mortgage loans in the trust fund:

     - the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial net mortgage pool balance is approximately $1,228,581,046;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2002-CKS4 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2002-CKS4 certificates is as described in this prospectus supplement;

     - the Arbor Place Mall Junior Portion has the characteristics set forth in this prospectus supplement and a cut-off date principal balance of $5,000,000.

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     -    each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest, and

          (2)  received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

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     -    no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee and the master servicing fee;

     -    there are no Additional Trust Fund Expenses;

     - the borrower under the pooled mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Old Oak Trails Estates, timely satisfies the conditions regarding such property's becoming a separate tax lot, such that there is no increase in the related mortgage interest rate;

     - payments on the offered certificates are made on the 15th day of each month, commencing in November 2002; and

     - the offered certificates are settled on an assumed settlement date of October 30, 2002.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" means for any mortgaged real property securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on its due date in October 2002 or, in the case of any mortgage loan that is currently in an interest-only period that will end prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

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          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in October 2002 or, in the case of any underlying mortgage loan that is currently in an interest-only period that will end prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     -    with respect to the Arbor Place Mall Senior Portion, the ratio of--

          1. the Most Recent Net Cash Flow for the Arbor Place Mall Property, to

          2. twelve times the Initial Arbor Place Mall Senior Percentage of the initial monthly debt service payment for the Arbor Place Mall Loan due on its due date in October 2002.

     "MOST RECENT EXPENSES" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

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     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" means, with respect to each mortgaged real property that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the total cash flow derived from the property, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     -    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "NET MORTGAGE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

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     "NET MORTGAGE PASS-THROUGH RATE" means, with respect to any mortgage loan in the trust fund for any distribution date, an annual rate generally equal to:

     - in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - in the case of a mortgage loan that accrues interest on an Actual/360 Basis, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month. Moreover, a Net Mortgage Pass-Through Rate will be calculated with respect to the Arbor Place Mall Senior Portion as if it was a separate pooled mortgage loan, and no Net Mortgage Pass-Through Rate will be calculated with respect to the Arbor Place Mall Junior Portion

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "OLD HICKORY MALL LOAN" means the pooled mortgage loan secured by the Old Hickory Mall Property.

     "OLD HICKORY MALL PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Old Hickory Mall".

     "OPTION PERIOD" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

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     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the

                                     S-189
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deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of S&P and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of S&P or Moody's to any class of series 2002-CKS4 certificates then rated by S&P or Moody's, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Series 2002-CKS4 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2002-CKS4 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REMIC I" means the REMIC identified as such, and described under, "Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC III" means the REMIC identified as such, and described under, "Federal Income Tax Consequences" in this prospectus supplement.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

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     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SBRC" means Salomon Brothers Realty Corp.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1 and A-2 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Arbor Place Mall Junior Portion) that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, exclusive of the portion thereof allocable to the class APM certificates, and

          2. the portion of the Standard Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1 and A-2 certificates have been made on that distribution date.

     "SERIES 2002-CKS4 DIRECTING CERTIFICATEHOLDER" means the certificateholder of the series 2002-CKS4 controlling class selected by the holders of more than 50% of the total principal balance of the series 2002-CKS4 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Series 2002-CKS4 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2002-CKS4 controlling class that a Series 2002-CKS4 Directing Certificateholder is no longer designated, the series 2002-CKS4 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2002-CKS4 controlling class certificates will be the Series 2002-CKS4 Directing Certificateholder.

                                     S-191
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     "SERVICING STANDARD" means (subject to the discussion under "Description of the Mortgage Pool--The A/B Loans" in this prospectus supplement) the standard by which the master servicer and special servicer will service and administer the mortgage loans that it is obligated to service and administer pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the series 2002-CKS4 certificateholders
(and, in the case of the A Loans, the holders of the Corresponding B Loans) (as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans (and, in the case of the A Loans, the related A/B Intercreditor Agreements) and, to the extent consistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the master servicer or the special servicer, as the case may be, whichever is higher;

     - with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans, and the best interests of the trust and the certificateholders (and, in the case of the A Loans, the holders of the Corresponding B Loans), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment; and

     -    without regard to--

          (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the pooling and servicing agreement,

          (b) the ownership of any series 2002-CKS4 certificate by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

          (c)  the master servicer's obligation to make advances,

          (d) the special servicer's obligation to request that the master servicer make servicing advances,

          (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or the special servicer or any affiliate of the master servicer or the special servicer, as applicable,

          (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          (h) any debt that the master servicer or the special servicer or any affiliate of the master servicer or the special servicer, as applicable, has extended to any borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     1. a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied (including by the Class APM Directing Certificateholders) beyond the earlier of (i) 60 days after its maturity date or (ii) the expiration of such commitment;

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     2.   any monthly payment is more than 60 or more days delinquent;

     3.   the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     4. the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     5. in the judgment of the master servicer or special servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower (or the Class APM Directing Certificateholder) within 60 days; or

     6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied (including by the Class APM Directing Certificateholder) for 60 days (irrespective of any grace period specified in the related mortgage note).

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     - with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     - with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

     - with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges,

     -    Post-ARD Additional Interest, or

     -    Class APM Available P&I Funds.

     The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2002-CKS4 certificates (other than the class APM and V certificates) on that date.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in October 2002 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "SUMMITWOODS CROSSING LOAN" means the pooled mortgage loan secured by the SummitWoods Crossing Property.

     "SUMMITWOODS CROSSING PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "SummitWoods Crossing".

     "TI/LC" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2002-CKS4 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the subject mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in October 2002 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the subject mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the subject mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in October 2002, and

          4. all advances of principal made with respect to the subject mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in October 2002 or, in the case of any mortgage loan that is currently in an interest-only period that will end prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in October 2002 or, in the case of any mortgage loan that is currently in an interest-only period that will end prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     -    with respect to the Arbor Place Mall Senior Portion, the ratio of--

          1. the Underwritten Net Cash Flow for the Arbor Place Mall Property, to

          2. twelve times the Initial Arbor Place Mall Senior Percentage of the initial monthly debt service payment for the Arbor Place Mall Loan due on its due date in October 2002.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "WEIGHTED AVERAGE NET POOL PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (or, in the case of the Arbor Place Mall Loan, the Arbor Place Mall Senior Portion) for that distribution date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the Arbor Place Mall Loan, the Allocated Principal Balance of the Arbor Place Mall Senior Portion) immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank Minnesota, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than X% of the amount prepaid.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                         CUT-OFF DATE
                                                           PRINCIPAL
  #   CROSSED  PROPERTY NAME                             BALANCE(1)(2)   MANAGEMENT COMPANY
  -   -------  -------------                             -------------   ------------------
1              Crystal Mall                              $ 105,886,594   Simon Property Group, L.P.
2              Arbor Place Mall                             76,172,231   CBL & Associates Management, Inc.
3              SummitWoods Crossing                         48,000,000   Cohen-Esrey Real Estate Services Inc.
4              1650 Arch Street                             46,922,069   IPC Real Estate Management, LLC
5              Old Hickory Mall                             35,855,219   CBL & Associates Management, Inc.
6              Carriage Hill Apartments                     34,000,000   Bonaventure Property Management Services, LLC
7              McDonald Investment Center                   29,949,679   IPC Real Estate Management, LLC
8              Creeks at Virginia Center                    27,952,926   Marion Eisenbaum Estate Trust
9              2401 Elliott Avenue                          26,890,777   Wright Runstad Associates Limited Partnership
10             15 Cliff Street                              25,920,846   Rockrose Development Corp.
11             The Village at Chandler Crossings            23,000,000   American Campus Management (Michigan), Ltd.
12             Forum at Gateways                            22,436,438   The Hayman Company
13             Wells Fargo Bank Tower                       21,945,027   Hassen Development Corporation
14             Union Landing Shopping Center                19,183,011   JCP Properties, LLC
15             Redwood Business Park - Loan 2               18,780,426   Basin Street Properties
16             Cedar Hill Crossing                          17,673,415   KRC Property Management, L.P.
17             Clearwater Springs Shopping Center           16,880,000   Gibraltar Management, Inc.
18             Pennswood Apartments and Townhomes           16,450,363   Jager Management, Inc.
19             West Isle Club Apartments                    15,000,000   KRB Management, Inc.
20             Williamsburg Crossing                        14,287,664   Morton G. Thalhimer Inc. Realtors
21             Camden Park Shopping Center                  14,153,728   Redtree Properties, L.P.
22             823 Congress                                 14,065,824   T. Stacy & Associates, Inc.
23             Cumberland Marketplace                       13,404,042   Giant Food Stores, Inc.
24             200 Connecticut Avenue                       13,278,393   Davis Management Corp.
25             North Pointe Shopping Center - Phase III     11,362,560   Armada/Hoffler Properties
26             Country Inn & Suites - Brookfield            10,479,446   CSM Lodging Services Incorporated
27             Miami Gardens Apartments                     10,470,265   RPM Management Services
28             Riverlake Apartments                          9,983,950   KRB Management, Inc.
29             US Storage Centers-South Bay                  9,968,875   Westport Properties, Inc.
30             Capital Towers                                9,727,229   The Mattiace Company
31             Shaw's Plaza Shopping Center                  9,586,228   Owner Managed
32             20001 Euclid Avenue                           9,182,963   Park Place Property Management LLC
33             Outlook Apartments                            9,020,448   Allan, Ltd.
34             Sunridge Village Apartments                   8,825,299   Hall Apartment Management, Ltd.
35     (A)     Westwind Shopping Center-West                 4,867,962   AIG Properties, Inc.
36     (A)     Westwind Shopping Center-East                 3,740,383   AIG Properties, Inc.
37             Willowbrook Business Center                   8,592,725   Caldwell Watson Real Estate Group
38             Best Buy - West Paterson, NJ                  8,500,000   Palisades Investors, Inc.
39             Concepts Direct, Inc. Headquarters            8,386,535   Americo Realty Services
40             Allenmore Medical Plaza                       7,725,000   Skony Resources
41             Greens Crossing Business Center               7,500,000   Caldwell Watson Real Estate Group
42             Kirk-Stieff Office Building                   7,471,556   Struever Bros. Eccles & Rouse, Inc.
43             St. Charles Place Apartments                  6,985,125   BH Management Services, Inc.
44             The Lakes Apartments                          6,917,126   Hall Apartment Management, Ltd.
45             Ridgeview Plaza                               6,779,039   Wyatt Development Co., Inc.
46             Gatewood Apartments                           6,751,373   Hall Apartment Management, Ltd.
47             Discovery Village                             6,495,079   Crown Fortune Properties
48             Mayfair Apartments                            6,488,895   Casto Communities Management, Inc.
49             Banyan Court                                  6,433,043   The Jackson Group, Inc.
50             Basswood Manor Apartments                     6,374,119   AmeriSouth Realty Group
51             Two South Orange Office                       6,083,842   Kuhn Management, Inc.
52             The Oaks Senior Apartments                    5,972,176   Owner Managed
53             5550 Friendship Boulevard                     5,944,217   Insignia/ESG, Inc.
54             Los Altos Towers Apartments                   5,883,533   Hall Apartment Management, Ltd.
55             Eagles Pointe Apartments                      5,783,695   College Park Management, Inc.
56             1400 Crescent                                 5,485,432   Capital Associates Management LLC
57             March Tower                                   5,485,101   Atlas Properties, Inc.
58             Hobson Medical Building                       5,435,672   Fred Masco
59             11999 Katy Freeway                            5,382,906   Boxer Property Management Corp.
60             Cypresswood Commons Shopping Center           5,090,250   Gulf Coast Commercial Management, Inc.
61             Best Buy - Sandy, UT                          4,921,396   Arroyo & Coates
62             Brookford Place Apartments                    4,845,727   BNP Residential Properties Limited Partnership
63             Cedar Ridge Townhomes                         4,839,879   Powers Companies, Inc. aka Madison Commercial Group
64             Britain Towne Apartments                      4,787,318   Dana Mann Property Management

  #   CROSSED  PROPERTY NAME                             ADDRESS
  -   -------  -------------                             -------
1              Crystal Mall                              850 Hartford Turnpike
2              Arbor Place Mall                          6700 Douglas Boulevard
3              SummitWoods Crossing                      Interstate 470 and Highway 50
4              1650 Arch Street                          1650 Arch Street
5              Old Hickory Mall                          2021 North Highland Avenue
6              Carriage Hill Apartments                  7000 Coachman Lane
7              McDonald Investment Center                800 Superior Avenue
8              Creeks at Virginia Center                 9830-9940 North Brook Road
9              2401 Elliott Avenue                       2401 Elliott Avenue
10             15 Cliff Street                           15 Cliff Street
11             The Village at Chandler Crossings         3839 Hunsaker Street
12             Forum at Gateways                         44575-44833 Mound Road
13             Wells Fargo Bank Tower                    100 North Barranca Avenue
14             Union Landing Shopping Center             I-880 and Alvarado-Niles Road
15             Redwood Business Park - Loan 2            1360&1370 Redwood Way/1372&1425 N. McDowell Blvd./5401 Old Redwood Hwy.
16             Cedar Hill Crossing                       424 Highway 67 North
17             Clearwater Springs Shopping Center        82nd Street and Allisonville Road
18             Pennswood Apartments and Townhomes        4913 Wynnewood Road
19             West Isle Club Apartments                 3333 Duck Avenue
20             Williamsburg Crossing                     5251 John Tyler Highway
21             Camden Park Shopping Center               2009-2079 Camden Avenue
22             823 Congress                              823 Congress Avenue
23             Cumberland Marketplace                    6560 Carlisle Pike
24             200 Connecticut Avenue                    200 Connecticut Avenue
25             North Pointe Shopping Center - Phase III  1515 North Pointe Drive
26             Country Inn & Suites - Brookfield         1250 South Moorland Road
27             Miami Gardens Apartments                  9540 Kempwood Drive
28             Riverlake Apartments                      4200 Mahogany Run
29             US Storage Centers-South Bay              14680 Aviation Boulevard
30             Capital Towers                            125 South Congress Street
31             Shaw's Plaza Shopping Center              641 Belmont Street
32             20001 Euclid Avenue                       20001 Euclid Avenue
33             Outlook Apartments                        12188 Cloudy Peak Lane NW
34             Sunridge Village Apartments               3100 Jane Place NE
35     (A)     Westwind Shopping Center-West             2440-2462 West Mason Street
36     (A)     Westwind Shopping Center-East             2250-2280 West Mason Street
37             Willowbrook Business Center               8280 Willow Place Drive
38             Best Buy - West Paterson, NJ              30 Andrews Drive
39             Concepts Direct, Inc. Headquarters        2950 Colorful Avenue
40             Allenmore Medical Plaza                   2202 South Cedar Street
41             Greens Crossing Business Center           835-855 Greens Parkway
42             Kirk-Stieff Office Building               800 Wyman Park Drive
43             St. Charles Place Apartments              2000 Old Minden Road
44             The Lakes Apartments                      4800 San Mateo Lane, NE
45             Ridgeview Plaza                           4003-4039 College Avenue
46             Gatewood Apartments                       6300 Montgomery Boulevard NE
47             Discovery Village                         905, 909, 913 and 917 Dana Drive
48             Mayfair Apartments                        3331 Broad Street
49             Banyan Court                              2 East Camino Real
50             Basswood Manor Apartments                 1020 Fox Avenue
51             Two South Orange Office                   Two South Orange Avenue
52             The Oaks Senior Apartments                2001 Eastwood Drive
53             5550 Friendship Boulevard                 5550 Friendship Boulevard
54             Los Altos Towers Apartments               9125 Copper Avenue NE
55             Eagles Pointe Apartments                  936 Morris Road
56             1400 Crescent                             1400 Crescent Green Drive
57             March Tower                               2800 West March Lane
58             Hobson Medical Building                   1220 Hobson Road
59             11999 Katy Freeway                        11999 Katy Freeway
60             Cypresswood Commons Shopping Center       20103 Interstate Highway 45 North
61             Best Buy - Sandy, UT                      11353 South State Street
62             Brookford Place Apartments                50 Brookford Place Court
63             Cedar Ridge Townhomes                     2082 Knoll Crest Drive
64             Britain Towne Apartments                  2107 Childs Road


  #   CROSSED  PROPERTY NAME                             CITY               COUNTY                STATE  ZIP CODE
  -   -------  -------------                             ----               ------                -----  --------
1              Crystal Mall                              Waterford          New London             CT     06385
2              Arbor Place Mall                          Douglasville       Douglas                GA     30135
3              SummitWoods Crossing                      Lee's Summit       Jackson                MO     64063
4              1650 Arch Street                          Philadelphia       Philadelphia           PA     19103
5              Old Hickory Mall                          Jackson            Madison                TN     38305
6              Carriage Hill Apartments                  Richmond           Henrico                VA     23228
7              McDonald Investment Center                Cleveland          Cuyahoga               OH     44114
8              Creeks at Virginia Center                 Glen Allen         Henrico                VA     23059
9              2401 Elliott Avenue                       Seattle            King                   WA     98121
10             15 Cliff Street                           New York           New York               NY     10038
11             The Village at Chandler Crossings         East Lansing       Clinton                MI     48823
12             Forum at Gateways                         Sterling Heights   Macomb                 MI     48314
13             Wells Fargo Bank Tower                    West Covina        Los Angeles            CA     91791
14             Union Landing Shopping Center             Union City         Alameda                CA     94587
15             Redwood Business Park - Loan 2            Petaluma           Sonoma                 CA     94954
16             Cedar Hill Crossing                       Cedar Hill         Dallas                 TX     75105
17             Clearwater Springs Shopping Center        Indianapolis       Marion                 IN     46250
18             Pennswood Apartments and Townhomes        Harrisburg         Dauphin                PA     17109
19             West Isle Club Apartments                 Key West           Monroe                 FL     33040
20             Williamsburg Crossing                     Williamsburg       James City             VA     23185
21             Camden Park Shopping Center               San Jose           Santa Clara            CA     95124
22             823 Congress                              Austin             Travis                 TX     78701
23             Cumberland Marketplace                    Mechanicsburg      Cumberland             PA     17050
24             200 Connecticut Avenue                    Norwalk            Fairfield              CT     06854
25             North Pointe Shopping Center - Phase III  Durham             Durham                 NC     27705
26             Country Inn & Suites - Brookfield         Brookfield         Waukesha               WI     53005
27             Miami Gardens Apartments                  Houston            Harris                 TX     77080
28             Riverlake Apartments                      Winter Haven       Polk                   FL     33884
29             US Storage Centers-South Bay              Hawthorne          Los Angeles            CA     90250
30             Capital Towers                            Jackson            Hinds                  MS     39201
31             Shaw's Plaza Shopping Center              Brockton           Plymouth               MA     02301
32             20001 Euclid Avenue                       Euclid             Cuyahoga               OH     44117
33             Outlook Apartments                        Silverdale         Kitsap                 WA     98383
34             Sunridge Village Apartments               Albuquerque        Bernalillo             NM     87111
35     (A)     Westwind Shopping Center-West             Green Bay          Brown                  WI     54303
36     (A)     Westwind Shopping Center-East             Green Bay          Brown                  WI     54303
37             Willowbrook Business Center               Houston            Harris                 TX     77070
38             Best Buy - West Paterson, NJ              West Paterson      Passaic                NJ     07424
39             Concepts Direct, Inc. Headquarters        Longmont           Weld                   CO     80503
40             Allenmore Medical Plaza                   Tacoma             Pierce                 WA     98405
41             Greens Crossing Business Center           Houston            Harris                 TX     77067
42             Kirk-Stieff Office Building               Baltimore          Baltimore              MD     21211
43             St. Charles Place Apartments              Bossier City       Bossier                LA     71111
44             The Lakes Apartments                      Albuquerque        Bernalillo             NM     87109
45             Ridgeview Plaza                           Bluefield          Tazewell               VA     24605
46             Gatewood Apartments                       Albuquerque        Bernalillo             NM     87109
47             Discovery Village                         Redding            Shasta                 CA     96003
48             Mayfair Apartments                        Columbus           Franklin               OH     43213
49             Banyan Court                              Boca Raton         Palm Beach             FL     33432
50             Basswood Manor Apartments                 Lewisville         Denton                 TX     75067
51             Two South Orange Office                   Orlando            Orange                 FL     32801
52             The Oaks Senior Apartments                Vacaville          Solano                 CA     95687
53             5550 Friendship Boulevard                 Chevy Chase        Montgomery             MD     20815
54             Los Altos Towers Apartments               Albuquerque        Bernalillo             NM     87123
55             Eagles Pointe Apartments                  Kent               Portage                OH     44240
56             1400 Crescent                             Cary               Wake                   NC     27511
57             March Tower                               Stockton           San Joaquin            CA     95219
58             Hobson Medical Building                   Naperville         Du Page                IL     60540
59             11999 Katy Freeway                        Houston            Harris                 TX     77079
60             Cypresswood Commons Shopping Center       Houston            Harris                 TX     77388
61             Best Buy - Sandy, UT                      Sandy              Salt Lake              UT     84070
62             Brookford Place Apartments                Winston-Salem      Forsyth                NC     27104
63             Cedar Ridge Townhomes                     Arlington          Tarrant                TX     76014
64             Britain Towne Apartments                  Bellevue           Sarpy                  NE     68005

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                         CUT-OFF DATE
                                                           PRINCIPAL
  #   CROSSED  PROPERTY NAME                             BALANCE(1)(2)   MANAGEMENT COMPANY
  -   -------  -------------                             -------------   ------------------
65             Oak Trails Apartments                      $ 4,786,900    Owner Managed
66             Park Tower at Hilldale Apartments            4,739,377    Wisconsin Management Company, Inc.
67             Briarwood Apartments                         4,702,703    Wisconsin Management Company, Inc.
68             Embassy House Apartments                     4,699,914    Owner Managed
69             Metrocrest Village Apartments                4,633,706    AmeriSouth Management, L.P.
70             Larpenteur Manor Apartments                  4,492,135    ALAR Enterprises, Inc.
71             Walgreens - Scottsdale                       4,386,474    Walgreen Co., an Illinois corporation
72             Spruce Square Apartments                     4,294,168    AmeriSouth Management, L.P.
73             Trowbridge Crossing                          4,252,935    Branch Properties, L.L.C.
74             Macy's Furniture                             4,221,325    Pagano Company
75             Cypress Creek Village Shopping Center        4,117,418    Hunington Properties, Inc.
76             Arbor Park Office Center                     4,100,000    Integrated Health Associates, Inc.
77             Ripon Town Square Shopping Center            4,067,106    Proplock, Inc., d/b/a Property Services
78             Manitou Woods Townhomes                      4,046,513    Northporte Management, LLC
79             Normandy Apartments - Oklahoma               3,991,997    Owner Managed
80             Grassy Creek Mobile Home Park                3,949,896    Owner Managed
81             Andover Park Apartments                      3,890,423    Princeton Management Company
82             Tahiti Garden Apartments                     3,889,197    I.D.M. Management, Inc.
83             Spalding Exchange Office Complex             3,830,189    Don Hammett Realty, Inc.
84             Porterwood Apartments                        3,789,526    BH Management Services, Inc.
85     (B)     Bethany Villa Mobile Home Park               1,989,177    Owner Managed
86     (B)     Sun & Sand Mobile Home Park                  1,733,754    Owner Managed
87             Villa Apartments                             3,673,541    Hall Apartment Management, Ltd.
88             Lee's Landing Apartments                     3,584,836    R & R Construction Corporation
89             Walgreens - Wynnton Road                     3,569,971    Southeast Development
90             Midland Plaza                                3,457,698    Trademark Property Company, Inc.
91             West Park Apartments                         3,442,051    Select Property Management, L.L.C.
92             Thayer Terrace Apartments                    3,396,477    DNA Realty Management Services, Inc.
93             Oakwood Apartments                           3,393,465    Owner Managed
94             Colony Apartments                            3,390,628    BH Management Services, Inc.
95             Stone Hollow Apartments                      3,390,628    BH Management Services, Inc.
96             Walgreens - Memphis                          3,322,137    JAS Trust
97             Riverside Mini Storage                       3,287,139    Owner Managed
98             Club Riverside Apartments                    3,285,537    Francis Property Management
99             LP Plaza II                                  3,279,150    Insignia/ESG, Inc.
100            Clairemont Manor Apartments                  3,265,737    Owner Managed
101            Walgreens - Buena Vista Road                 3,240,435    Southeast Development LLC
102            Wimbledon Apartments                         3,222,959    Community Management Corporation
103            Crystal Shores Apartments                    3,194,533    S&P Management, Inc.
104            Hillside East Apartments                     3,194,407    ALAR Enterprises, Inc.
105            Oyster Point Plaza Shopping Center           3,189,458    Owner Managed
106            Fontana Plaza                                3,188,859    Owner Managed
107            Sawtelle Apartments                          3,159,917    Francis Property Management
108A           Bloomington - Lakeside Apartments            1,281,370    Redbird Property Management, Inc.
108B           Bloomington - Colony Apartments                957,288    Redbird Property Management, Inc.
108C           Bloomington - Evergreen Place Apartments       897,458    Redbird Property Management, Inc.
109            Fisherman's Cove RV Park                     3,118,564    United American Realty Corporation
110            Meadowood Apartments                         3,114,791    Love Properties, Inc.
111            Walgreens - Eden Prairie                     3,074,141    Kramont Realty
112            Mill Creek Apartments                        3,018,261    Hall Apartment Management, Ltd.
113            Springs Shopping Center                      2,988,330    Coro Realty Advisors LLC
114            Highland Park & North Forsyth                2,836,391    Owner Managed
115            Lincoln Place Apartments                     2,712,697    ConAm Management Corporation
116            Sun Meadows Mobile Home Park                 2,694,852    Owner Managed
117            Colony Courts Apartments                     2,494,409    Tallman Management Corp.
118            Magnolia Village Shopping Center             2,483,525    Coreland Carlson
119            Prairie Ridge Apartments                     2,396,745    AmeriSouth Management, L.P.
120            Bon Shopping Center                          2,375,086    Owner Managed
121            Belgrade Shopping Center                     2,370,269    Owner Managed
122A           Hunterwood Apartments                        1,395,597    Brothers Management Company
122B           Depot Apartments                               927,301    Brothers Management Company
123            Old Oak Trails Estates                       2,304,284    ACR Real Estate Management, LLC
124            Stonekey Apartments                          2,204,725    Moynahan Williams, Inc.
125            Rancho North Apartments                      2,173,406    Owner Managed

  #   CROSSED  PROPERTY NAME                             ADDRESS
  -   -------  -------------                             -------
65             Oak Trails Apartments                     2911 Clydedale Drive
66             Park Tower at Hilldale Apartments         4801 Sheboygan Avenue
67             Briarwood Apartments                      1802, 1810, 1818 and 1826 Fordem Avenue
68             Embassy House Apartments                  4502 Corona Drive
69             Metrocrest Village Apartments             1515 Metrocrest Drive
70             Larpenteur Manor Apartments               1740 West Larpenteur Avenue
71             Walgreens - Scottsdale                    11250 East Via Linda
72             Spruce Square Apartments                  442 South St. Augustine Road
73             Trowbridge Crossing                       7507 Roswell Road
74             Macy's Furniture                          493 Route 38 West
75             Cypress Creek Village Shopping Center     1525 Cypress Creek Road
76             Arbor Park Office Center                  4918-4990 Clark Road
77             Ripon Town Square Shopping Center         1201 West Main Street
78             Manitou Woods Townhomes                   2477 Manitou Drive
79             Normandy Apartments - Oklahoma            6221 East 38th Street
80             Grassy Creek Mobile Home Park             1642 Dromedary Drive
81             Andover Park Apartments                   831 Cleveland Street
82             Tahiti Garden Apartments                  3400 Northwest 50th Avenue
83             Spalding Exchange Office Complex          3937-3965 Holcomb Bridge Road
84             Porterwood Apartments                     24270 FM 1314 Road
85     (B)     Bethany Villa Mobile Home Park            4880 West Bethany Home Road
86     (B)     Sun & Sand Mobile Home Park               5207 North Black Canyon Highway
87             Villa Apartments                          1111-1177 Cardenas Drive SE
88             Lee's Landing Apartments                  104 Republic Road
89             Walgreens - Wynnton Road                  2510 Wynnton Road
90             Midland Plaza                             3001 West Loop 250 North
91             West Park Apartments                      7236 Rutland Street
92             Thayer Terrace Apartments                 525 Thayer Avenue
93             Oakwood Apartments                        1310 Smithwick Drive
94             Colony Apartments                         300 Champions Drive
95             Stone Hollow Apartments                   2400 Stone Hollow Drive
96             Walgreens - Memphis                       5900 Knight Arnold Road
97             Riverside Mini Storage                    7044 Arlington Avenue
98             Club Riverside Apartments                 12747 Riverside Drive
99             LP Plaza II                               13575 West Indian School Road
100            Clairemont Manor Apartments               5325-5385 Clairemont Mesa Boulevard
101            Walgreens - Buena Vista Road              4808 Buena Vista Road
102            Wimbledon Apartments                      12000 Lawnview Avenue
103            Crystal Shores Apartments                 305-460 Nantucket Drive & 683-695 South Shore Court
104            Hillside East Apartments                  371 Old Highway 8
105            Oyster Point Plaza Shopping Center        300 Oyster Point Road
106            Fontana Plaza                             9045 La Fontana Boulevard
107            Sawtelle Apartments                       3516 Sawtelle Boulevard
108A           Bloomington - Lakeside Apartments         1410 Croxton Avenue
108B           Bloomington - Colony Apartments           717 Fairmont Drive
108C           Bloomington - Evergreen Place Apartments  802 Arcadia Drive
109            Fisherman's Cove RV Park                  29115 Eichelberger Road
110            Meadowood Apartments                      2100 Thicket Place
111            Walgreens - Eden Prairie                  Highway 169 & Pioneer Trail
112            Mill Creek Apartments                     303 Smith Street
113            Springs Shopping Center                   200 Johnson Ferry Road
114            Highland Park & North Forsyth             2544 Bethabara Road
115            Lincoln Place Apartments                  4401 San Pedro Boulevard NE
116            Sun Meadows Mobile Home Park              1100 Fox Meadow Drive
117            Colony Courts Apartments                  2830-2890 Van Aken Boulevard
118            Magnolia Village Shopping Center          10901-10995 Magnolia Avenue
119            Prairie Ridge Apartments                  313 Freetown Road
120            Bon Shopping Center                       2224-2330 North Wahsatch Avenue
121            Belgrade Shopping Center                  3800 Aramingo Avenue
122A           Hunterwood Apartments                     225 Londonderry Drive
122B           Depot Apartments                          8824 Old McGregor Road
123            Old Oak Trails Estates                    1661 North Old Oak Trail
124            Stonekey Apartments                       1504 South Renton Avenue
125            Rancho North Apartments                   101 Hialeah Park

  #   CROSSED  PROPERTY NAME                             CITY               COUNTY                STATE  ZIP CODE
  -   -------  -------------                             ----               ------                -----  --------
65             Oak Trails Apartments                     Dallas             Dallas                 TX     75220
66             Park Tower at Hilldale Apartments         Madison            Dane                   WI     53705
67             Briarwood Apartments                      Madison            Dane                   WI     53704
68             Embassy House Apartments                  Corpus Christi     Nueces                 TX     78411
69             Metrocrest Village Apartments             Carrollton         Dallas                 TX     75006
70             Larpenteur Manor Apartments               Falcon Heights     Ramsey                 MN     55113
71             Walgreens - Scottsdale                    Scottsdale         Maricopa               AZ     85259
72             Spruce Square Apartments                  Dallas             Dallas                 TX     75217
73             Trowbridge Crossing                       Atlanta            Fulton                 GA     30350
74             Macy's Furniture                          Maple Shade        Burlington             NJ     08052
75             Cypress Creek Village Shopping Center     Cedar Park         Williamson             TX     78613
76             Arbor Park Office Center                  Pittsfield         Washtenaw              MI     48108
77             Ripon Town Square Shopping Center         Ripon              San Joaquin            CA     95366
78             Manitou Woods Townhomes                   Traverse City      Grand Traverse         MI     49686
79             Normandy Apartments - Oklahoma            Tulsa              Tulsa                  OK     74135
80             Grassy Creek Mobile Home Park             Harrisonburg       Rockingham             VA     22801
81             Andover Park Apartments                   Greenville         Greenville             SC     29601
82             Tahiti Garden Apartments                  Lauderdale Lakes   Broward                FL     33319
83             Spalding Exchange Office Complex          Norcross           Gwinnett               GA     30092
84             Porterwood Apartments                     Porter             Montgomery             TX     77365
85     (B)     Bethany Villa Mobile Home Park            Glendale           Maricopa               AZ     85301
86     (B)     Sun & Sand Mobile Home Park               Phoenix            Maricopa               AZ     85015
87             Villa Apartments                          Albuquerque        Bernalillo             NM     87108
88             Lee's Landing Apartments                  Newport News       Newport News City      VA     23603
89             Walgreens - Wynnton Road                  Columbus           Muscogee               GA     31906
90             Midland Plaza                             Midland            Midland                TX     79705
91             West Park Apartments                      Detroit            Wayne                  MI     48228
92             Thayer Terrace Apartments                 Silver Spring      Montgomery             MD     20910
93             Oakwood Apartments                        Jacksonvile        Pulaski                AR     72076
94             Colony Apartments                         Lufkin             Angelina               TX     75901
95             Stone Hollow Apartments                   Brenham            Washington             TX     77833
96             Walgreens - Memphis                       Memphis            Shelby                 TN     38118
97             Riverside Mini Storage                    Riverside          Riverside              CA     92503
98             Club Riverside Apartments                 Valley Village     Los Angeles            CA     91607
99             LP Plaza II                               Litchfield Park    Maricopa               AZ     85340
100            Clairemont Manor Apartments               San Diego          San Diego              CA     92117
101            Walgreens - Buena Vista Road              Columbus           Muscogee               GA     31906
102            Wimbledon Apartments                      Springdale         Hamilton               OH     45246
103            Crystal Shores Apartments                 Vermilion          Erie                   OH     44089
104            Hillside East Apartments                  New Brighton       Ramsey                 MN     55112
105            Oyster Point Plaza Shopping Center        Newport News       Newport News City      VA     23602
106            Fontana Plaza                             Boca Raton         Palm Beach             FL     33434
107            Sawtelle Apartments                       Los Angeles        Los Angeles            CA     90066
108A           Bloomington - Lakeside Apartments         Bloomington        McLean                 IL     61701
108B           Bloomington - Colony Apartments           Bloomington        McLean                 IL     61704
108C           Bloomington - Evergreen Place Apartments  Bloomington        McLean                 IL     61704
109            Fisherman's Cove RV Park                  Tavares            Lake                   FL     32778
110            Meadowood Apartments                      Huntsville         Madison                AL     35803
111            Walgreens - Eden Prairie                  Eden Prairie       Hennepin               MN     55347
112            Mill Creek Apartments                     Clio               Genesee                MI     48420
113            Springs Shopping Center                   Atlanta            Fulton                 GA     30328
114            Highland Park & North Forsyth             Winston-Salem      Forsyth                NC     27106
115            Lincoln Place Apartments                  Albuquerque        Bernalillo             NM     87109
116            Sun Meadows Mobile Home Park              Alvin              Brazoria               TX     77511
117            Colony Courts Apartments                  Cleveland          Cuyahoga               OH     44120
118            Magnolia Village Shopping Center          Riverside          Riverside              CA     92505
119            Prairie Ridge Apartments                  Grand Prairie      Dallas                 TX     75051
120            Bon Shopping Center                       Colorado Springs   El Paso                CO     80907
121            Belgrade Shopping Center                  Philadelphia       Philadelphia           PA     19137
122A           Hunterwood Apartments                     Waco               McLennan               TX     76712
122B           Depot Apartments                          Waco               McLennan               TX     76712
123            Old Oak Trails Estates                    Sanford            Midland                MI     48657
124            Stonekey Apartments                       Indianapolis       Marion                 IN     46203
125            Rancho North Apartments                   Saginaw            Tarrant                TX     76179

            LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                         CUT-OFF DATE
                                                           PRINCIPAL
  #   CROSSED  PROPERTY NAME                             BALANCE(1)(2)   MANAGEMENT COMPANY
  -   -------  -------------                             -------------   ------------------
126            Capital Square Shopping Center            $  2,097,313    Tower Asset Management
127            French Quarter Apartments                    1,994,886    Owner Managed
128            Lake Christine Apartments                    1,947,535    Owner Managed
129            Pebble Springs Plaza                         1,796,990    Owner Managed
130            Heritage Apartments                          1,593,371    Owner Managed
131            Naismith Place Apartments                    1,585,112    Owner Managed
132            The Concourse Building                       1,573,026    Owner Managed
133            2121 Bert Kouns Self Storage                 1,517,819    Owner Managed
134A           Indian Steps Mobile Home Park                  568,044    Owner Managed
134B           Vil Vue Mobile Home Park                       538,146    Owner Managed
134C           Pine Meadows Mobile Home Park                  398,627    Owner Managed
135            Deer Run I & II Apartments                   1,497,232    Owner Managed
136            Lafayette Square Townhomes                   1,461,047    Owner Managed
137            Springwood Villas Apartments                 1,395,833    Owner Managed
138            Pine Hollow Apartments                       1,346,778    Owner Managed
139            Ellsworth Court Apartments                   1,272,477    Owner Managed
140            Villa De Flores Apartment Complex            1,222,516    Owner Managed
141            Excelsior Manor Mobile Home Park             1,198,459    Owner Managed
142            Barksdale Self Storage                       1,181,478    Owner Managed
143            Lorimier/Universal Apartments                1,177,059    Owner Managed
144            Tuckaway Manor Mobile Home Park              1,146,185    Real Estate Investment Partners, Inc.
145            Prairie Oaks Apartments                      1,095,646    Owner Managed
146            InSite Forsyth                               1,048,244    Owner Managed
147            Watertown Professional Buildings             1,033,544    Owner Managed
148            Boca Industrial                              1,021,492    Owner Managed
149            Prospect Gardens                               998,814    Robert C. White Company
150            Henry-Lenox Apartments                         997,284    Owner Managed
151            Seaborn Woods Apartments                       867,297    Owner Managed
152            Ridglea Square Apartments                      867,253    Owner Managed
153            J.B. Executive Center                          858,840    Owner Managed
154            Apple Run Apartments                           843,428    Owner Managed
155            Worthington Manor Apartments                   717,178    Owner Managed
156            1132 Willow Avenue                             523,164    Owner Managed

  #   CROSSED  PROPERTY NAME                             ADDRESS
  -   -------  -------------                             -------
126            Capital Square Shopping Center            1571-1583 Capital Avenue NE
127            French Quarter Apartments                 4761 East Lancaster Avenue
128            Lake Christine Apartments                 1837 Lebanon Avenue
129            Pebble Springs Plaza                      5917 Manatee Avenue West
130            Heritage Apartments                       5055 East 42nd Street
131            Naismith Place Apartments                 1501 West 25th Street Court
132            The Concourse Building                    18840-18850 Ventura Boulevard
133            2121 Bert Kouns Self Storage              2121 Bert Kouns Industrial Parkway
134A           Indian Steps Mobile Home Park             906 North Broadway
134B           Vil Vue Mobile Home Park                  Park Street
134C           Pine Meadows Mobile Home Park             708 State Highway 67
135            Deer Run I & II Apartments                2400 Elliot Ave NW
136            Lafayette Square Townhomes                424 North Frances Street
137            Springwood Villas Apartments              1400 Gardina Street
138            Pine Hollow Apartments                    308 Sleepy Hollow
139            Ellsworth Court Apartments                226-234 Ellsworth Avenue
140            Villa De Flores Apartment Complex         3601 Vegas Plaza Drive
141            Excelsior Manor Mobile Home Park          1303 Muriel Lane
142            Barksdale Self Storage                    2205 Barksdale Boulevard
143            Lorimier/Universal Apartments             319 Park Avenue & 308-312 Lorimier
144            Tuckaway Manor Mobile Home Park           212 Anker Lane
145            Prairie Oaks Apartments                   2301 Dalworth Street
146            InSite Forsyth                            5655 Highway 9 North
147            Watertown Professional Buildings          20700 & 20720 Watertown Road
148            Boca Industrial                           1500-1564 N.W. 1st Avenue
149            Prospect Gardens                          22-32 Prospect Street
150            Henry-Lenox Apartments                    88 Henry Street & 51 Lenox Avenue
151            Seaborn Woods Apartments                  957 Poplar Springs Road
152            Ridglea Square Apartments                 6000 & 6020 Malvey Drive
153            J.B. Executive Center                     314 South Missouri Avenue
154            Apple Run Apartments                      138 Mechanic Road
155            Worthington Manor Apartments              425-431 East Wayne Street
156            1132 Willow Avenue                        1132 Willow Avenue

  #   CROSSED  PROPERTY NAME                             CITY               COUNTY                STATE  ZIP CODE
  -   -------  -------------                             ----               ------                -----  --------
126            Capital Square Shopping Center            Battle Creek       Calhoun                MI     49017
127            French Quarter Apartments                 Fort Worth         Tarrant                TX     76103
128            Lake Christine Apartments                 Belleville         St. Clair              IL     62221
129            Pebble Springs Plaza                      Bradenton          Manatee                FL     34209
130            Heritage Apartments                       Indianapolis       Marion                 IN     46226
131            Naismith Place Apartments                 Lawrence           Douglas                KS     66046
132            The Concourse Building                    Tarzana            Los Angeles            CA     91356
133            2121 Bert Kouns Self Storage              Shreveport         Caddo                  LA     71118
134A           Indian Steps Mobile Home Park             Wind Gap           Northhampton           PA     18091
134B           Vil Vue Mobile Home Park                  Moravia            Cayuga                 NY     13118
134C           Pine Meadows Mobile Home Park             Amsterdam          Montgomery             NY     12010
135            Deer Run I & II Apartments                Olympia            Thurston               WA     98502
136            Lafayette Square Townhomes                South Bend         St. Joseph             IN     46617
137            Springwood Villas Apartments              San Antonio        Bexar                  TX     78201
138            Pine Hollow Apartments                    Cleveland          Liberty                TX     77327
139            Ellsworth Court Apartments                New Haven          New Haven              CT     06511
140            Villa De Flores Apartment Complex         Las Vegas          Clark                  NV     89109
141            Excelsior Manor Mobile Home Park          Excelsior Springs  Clay                   MO     64024
142            Barksdale Self Storage                    Bossier City       Bossier                LA     71112
143            Lorimier/Universal Apartments             Cape Girardeau     Cape Girardeau         MO     63701
144            Tuckaway Manor Mobile Home Park           Germantown Hills   Woodford               IL     61548
145            Prairie Oaks Apartments                   Grand Prairie      Tarrant                TX     75050
146            InSite Forsyth                            Alpharetta         Forsyth                GA     30004
147            Watertown Professional Buildings          Brookfield         Waukesha               WI     53186
148            Boca Industrial                           Boca Raton         Palm Beach             FL     33432
149            Prospect Gardens                          East Hartford      Hartford               CT     06108
150            Henry-Lenox Apartments                    East Stroudsburg   Monroe                 PA     18301
151            Seaborn Woods Apartments                  Riverdale          Clayton                GA     30274
152            Ridglea Square Apartments                 Fort Worth         Tarrant                TX     76116
153            J.B. Executive Center                     Clearwater         Pinellas               FL     33756
154            Apple Run Apartments                      Hillsdale          Hillsdale              MI     49242
155            Worthington Manor Apartments              Fort Wayne         Allen                  IN     46802
156            1132 Willow Avenue                        Hoboken            Hudson                 NJ     07030

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTWIND SHOPPING CENTER-WEST AND WESTWIND SHOPPING CENTER-EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BETHANY VILLA MOBILE HOME PARK AND SUN & SAND MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)       ASSUMES A CUT-OFF DATE OF OCTOBER 2002.
(2) ARBOR PLACE MALL HAVING A CUT-OFF DATE BALANCE OF $81,172,231 IS COMPRISED OF TWO COMPONENTS: (a) THE SENIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $76,172,231 AND (b) THE JUNIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $5,000,000. THE APM JUNIOR PORTION IS SUBORDINATE TO THE APM SENIOR PORTION. CALCULATIONS PRESENTED HEREIN ARE BASED ON THE APM SENIOR PORTION ONLY.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                                   UNITS/
                                                                                                  SQ. FT./
                                                                                PROPERTY           ROOMS/         FEE/         YEAR
 #    CROSSED  PROPERTY NAME                                PROPERTY TYPE       SUB-TYPE            PADS       LEASEHOLD      BUILT
 -    -------  -------------                                -------------       --------          --------     ---------      -----
1              Crystal Mall                                 Retail               Anchored          528,947         Fee         1984
2              Arbor Place Mall                             Retail               Anchored          473,449         Fee         1999
3              SummitWoods Crossing                         Retail               Anchored          409,607         Fee         2001
4              1650 Arch Street                             Office                  CBD            587,021         Fee         1974
5              Old Hickory Mall                             Retail               Anchored          359,774         Fee         1967
6              Carriage Hill Apartments                     Multifamily        Conventional            660         Fee         1965
7              McDonald Investment Center                   Office                  CBD            535,005         Fee         1969
8              Creeks at Virginia Center                    Retail               Anchored          265,117         Fee         2001
9              2401 Elliott Avenue                          Office                  CBD            133,177         Fee         2000
10             15 Cliff Street                              Multifamily        Conventional            156         Fee         2001
11             The Village at Chandler Crossings            Multifamily        Conventional            252         Fee         2002
12             Forum at Gateways                            Retail               Anchored          258,322         Fee         1999
13             Wells Fargo Bank Tower                       Office               Suburban          214,196         Fee         1989
14             Union Landing Shopping Center                Retail               Anchored          246,682         Fee         2001
15             Redwood Business Park - Loan 2               Office               Suburban          169,477         Fee         1991
16             Cedar Hill Crossing                          Retail               Anchored          187,787         Fee         2000
17             Clearwater Springs Shopping Center           Retail               Anchored          131,992         Fee         1998
18             Pennswood Apartments and Townhomes           Multifamily        Conventional            688         Fee         1972
19             West Isle Club Apartments                    Multifamily        Conventional            192         Fee         1989
20             Williamsburg Crossing                        Retail               Anchored          149,933         Fee         1989
21             Camden Park Shopping Center                  Retail               Anchored           70,348         Fee         1990
22             823 Congress                                 Office                  CBD            181,381    Fee/Leasehold    1970
23             Cumberland Marketplace                       Retail               Anchored           95,025         Fee         2000
24             200 Connecticut Avenue                       Office               Suburban          119,108         Fee         1987
25             North Pointe Shopping Center - Phase III     Retail               Anchored          118,274         Fee         2001
26             Country Inn & Suites - Brookfield            Hotel             Limited Service          150         Fee         1999
27             Miami Gardens Apartments                     Multifamily        Conventional            422         Fee         1970
28             Riverlake Apartments                         Multifamily        Conventional            278         Fee         1985
29             US Storage Centers-South Bay                 Self Storage            N/A             81,491         Fee         2000
30             Capital Towers                               Office                  CBD            190,202         Fee         1972
31             Shaw's Plaza Shopping Center                 Retail               Anchored           73,176         Fee         2002
32             20001 Euclid Avenue                          Industrial              N/A            895,694         Fee         1943
33             Outlook Apartments                           Multifamily        Conventional            209         Fee         1991
34             Sunridge Village Apartments                  Multifamily        Conventional            320         Fee         1979
35     (A)     Westwind Shopping Center-West                Retail               Anchored          129,557      Leasehold      1989
36     (A)     Westwind Shopping Center-East                Retail               Anchored           91,813      Leasehold      1991
37             Willowbrook Business Center                  Industrial              N/A            198,790         Fee         1999
38             Best Buy - West Paterson, NJ                 Retail               Anchored           45,000         Fee         2000
39             Concepts Direct, Inc. Headquarters           Industrial              N/A            117,182         Fee         1997
40             Allenmore Medical Plaza                      Office                  CBD             49,866         Fee         2001
41             Greens Crossing Business Center              Industrial              N/A            199,811         Fee         1998
42             Kirk-Stieff Office Building                  Office               Suburban           84,262    Fee/Leasehold    1928
43             St. Charles Place Apartments                 Multifamily        Conventional            226         Fee         1969
44             The Lakes Apartments                         Multifamily        Conventional            299         Fee         1979
45             Ridgeview Plaza                              Retail               Anchored           87,820         Fee         2001
46             Gatewood Apartments                          Multifamily        Conventional            324         Fee         1971
47             Discovery Village                            Retail               Anchored           37,046         Fee         1999
48             Mayfair Apartments                           Multifamily        Conventional            440         Fee         1950
49             Banyan Court                                 Mixed Use        Office/Restaurant      32,852         Fee         1926
50             Basswood Manor Apartments                    Multifamily        Conventional            212         Fee         1970
51             Two South Orange Office                      Office                  CBD             49,062         Fee         1919
52             The Oaks Senior Apartments                   Multifamily        Conventional             78         Fee         2001
53             5550 Friendship Boulevard                    Office               Suburban          135,694         Fee         1981
54             Los Altos Towers Apartments                  Multifamily        Conventional            186         Fee         1978
55             Eagles Pointe Apartments                     Multifamily        Conventional            270         Fee         1967
56             1400 Crescent                                Office               Suburban           50,065         Fee         2000
57             March Tower                                  Office               Suburban           53,282         Fee         1986
58             Hobson Medical Building                      Office               Suburban           37,057         Fee         1990
59             11999 Katy Freeway                           Office               Suburban          105,707         Fee         1980
60             Cypresswood Commons Shopping Center          Retail               Anchored           39,582         Fee         2001
61             Best Buy - Sandy, UT                         Retail               Anchored           30,000         Fee         2002
62             Brookford Place Apartments                   Multifamily        Conventional            108         Fee         1998
63             Cedar Ridge Townhomes                        Multifamily        Conventional            120         Fee         1980
64             Britain Towne Apartments                     Multifamily        Conventional            168         Fee         1972
65             Oak Trails Apartments                        Multifamily        Conventional            248         Fee         1974
66             Park Tower at Hilldale Apartments            Multifamily        Conventional            139         Fee         1962
67             Briarwood Apartments                         Multifamily        Conventional            136         Fee         1979
68             Embassy House Apartments                     Multifamily        Conventional            176         Fee         1979

                                                                                                                        MOST RECENT
                                                                       OCCUPANCY       DATE OF                            OPERATING
                                                              YEAR      RATE AT       OCCUPANCY                           STATEMENT
 #    CROSSED  PROPERTY NAME                                RENOVATED   U/W(1)           RATE         APPRAISED VALUE       DATE
 -    -------  -------------                                ---------  ---------      ---------       ---------------   ------------
1              Crystal Mall                                   1997        94%          7/26/2002       $   176,000,000     6/30/2002
2              Arbor Place Mall                                N/A        91%           4/1/2002           133,000,000     2/28/2002
3              SummitWoods Crossing                            N/A        99%          7/24/2002            60,000,000     6/30/2002
4              1650 Arch Street                               1997       100%           5/1/2002            74,700,000     4/30/2002
5              Old Hickory Mall                               1993        97%           4/1/2002            54,300,000     2/28/2002
6              Carriage Hill Apartments                       1979        92%          4/29/2002            42,000,000     3/31/2002
7              McDonald Investment Center                     1993        94%           6/1/2002            51,000,000     4/30/2002
8              Creeks at Virginia Center                       N/A        97%           8/1/2002            36,670,000     6/30/2002
9              2401 Elliott Avenue                             N/A       100%           3/1/2002            39,000,000     6/30/2002
10             15 Cliff Street                                 N/A       100%          7/16/2001            46,300,000     6/30/2002
11             The Village at Chandler Crossings               N/A        97%          8/28/2002            31,000,000           N/A
12             Forum at Gateways                               N/A        93%           3/1/2002            28,500,000     2/28/2002
13             Wells Fargo Bank Tower                          N/A        92%           6/1/2002            40,000,000     3/31/2002
14             Union Landing Shopping Center                   N/A       100%          7/30/2002            24,000,000     7/31/2002
15             Redwood Business Park - Loan 2                 2001        96%          7/24/2002            28,300,000    12/31/2001
16             Cedar Hill Crossing                             N/A        95%          6/14/2002            22,500,000     5/31/2002
17             Clearwater Springs Shopping Center              N/A        94%          6/30/2002            21,100,000     6/30/2002
18             Pennswood Apartments and Townhomes             1996        84%           7/8/2002            24,800,000     2/28/2002
19             West Isle Club Apartments                      1998        97%           6/5/2002            20,230,000     3/31/2002
20             Williamsburg Crossing                          2000        92%          7/15/2002            18,100,000     4/24/2002
21             Camden Park Shopping Center                     N/A        97%          6/12/2002            20,400,000     6/30/2002
22             823 Congress                                    N/A        97%           4/1/2002            21,900,000           N/A
23             Cumberland Marketplace                          N/A       100%          5/24/2002            16,800,000           N/A
24             200 Connecticut Avenue                         2001        92%          7/30/2002            18,500,000           N/A
25             North Pointe Shopping Center - Phase III        N/A        97%          4/22/2002            14,550,000           N/A
26             Country Inn & Suites - Brookfield               N/A        N/A                N/A            16,400,000     6/30/2002
27             Miami Gardens Apartments                       2002        90%          4/14/2002            13,860,000     3/31/2002
28             Riverlake Apartments                           2002        95%          8/14/2002            12,900,000     6/30/2002
29             US Storage Centers-South Bay                    N/A        93%           8/6/2002            13,840,000     6/30/2002
30             Capital Towers                                 2002        91%           7/1/2002            13,500,000     2/28/2002
31             Shaw's Plaza Shopping Center                    N/A       100%          6/30/2002            12,800,000     6/30/2002
32             20001 Euclid Avenue                            1998       100%          11/1/2001            12,425,000     6/30/2002
33             Outlook Apartments                             1999        99%          7/24/2002            11,550,000     5/31/2002
34             Sunridge Village Apartments                     N/A        90%          7/25/2002            11,100,000     6/25/2002
35     (A)     Westwind Shopping Center-West                   N/A        96%           8/8/2002             6,700,000     6/30/2002
36     (A)     Westwind Shopping Center-East                   N/A       100%          7/26/2001             5,000,000     6/30/2002
37             Willowbrook Business Center                     N/A       100%          7/31/2002            11,475,000     5/31/2002
38             Best Buy - West Paterson, NJ                    N/A       100%          9/12/2002            11,400,000           N/A
39             Concepts Direct, Inc. Headquarters              N/A       100%          9/13/2000            11,800,000           N/A
40             Allenmore Medical Plaza                         N/A       100%           7/2/2002            10,300,000     6/30/2002
41             Greens Crossing Business Center                 N/A       100%          8/20/2002             9,600,000     7/31/2002
42             Kirk-Stieff Office Building                    2001       100%           4/1/2002            10,000,000           N/A
43             St. Charles Place Apartments                   2001        95%          7/20/2002             8,800,000     3/31/2002
44             The Lakes Apartments                            N/A        92%          7/25/2002             8,700,000     6/25/2002
45             Ridgeview Plaza                                 N/A        97%           5/1/2002             8,760,000           N/A
46             Gatewood Apartments                            2001        91%          7/25/2002             8,800,000     6/25/2002
47             Discovery Village                               N/A       100%          6/30/2002             8,800,000    12/31/2001
48             Mayfair Apartments                             1996        97%           7/9/2002            13,500,000     4/30/2002
49             Banyan Court                                   1999        88%          5/14/2002             9,100,000           N/A
50             Basswood Manor Apartments                      2001        93%          7/30/2002             8,300,000           N/A
51             Two South Orange Office                        2001       100%           5/6/2002             8,200,000     5/31/2002
52             The Oaks Senior Apartments                      N/A       100%          5/21/2002             7,590,000     3/31/2002
53             5550 Friendship Boulevard                      2001        97%          6/30/2002            27,400,000     6/30/2002
54             Los Altos Towers Apartments                    2000        94%          7/25/2002             7,400,000     6/25/2002
55             Eagles Pointe Apartments                        N/A        95%          2/21/2002             8,200,000     3/31/2002
56             1400 Crescent                                   N/A        97%          4/30/2002             7,340,000     2/28/2002
57             March Tower                                     N/A        94%          7/31/2002             8,020,000     6/30/2002
58             Hobson Medical Building                        2000       100%           5/7/2002             7,000,000    12/31/2001
59             11999 Katy Freeway                              N/A        94%          5/31/2002             7,250,000     5/31/2002
60             Cypresswood Commons Shopping Center             N/A        95%          6/11/2002             6,800,000     4/30/2002
61             Best Buy - Sandy, UT                            N/A       100%          7/23/2002             6,800,000           N/A
62             Brookford Place Apartments                      N/A        92%           7/1/2002             6,120,000     3/31/2002
63             Cedar Ridge Townhomes                           N/A        93%          8/16/2002             6,750,000     3/31/2002
64             Britain Towne Apartments                       2001       100%           5/1/2002             6,990,000    12/31/2001
65             Oak Trails Apartments                           N/A        97%          6/30/2002             6,000,000     5/31/2002
66             Park Tower at Hilldale Apartments               N/A        96%          4/29/2002             7,600,000     5/31/2002
67             Briarwood Apartments                            N/A       100%          4/30/2002             6,800,000     5/31/2002
68             Embassy House Apartments                       2002        87%           7/8/2002             6,000,000     6/25/2002

                                                              MOST          MOST          MOST
                                                             RECENT        RECENT        RECENT
 #    CROSSED  PROPERTY NAME                                REVENUE       EXPENSES         NCF           U/W NOI        U/W NCF(2)
 -    -------  -------------                             -------------  ------------  -------------   -------------   -------------
1              Crystal Mall                              $  19,629,769  $  6,062,835  $  13,566,934   $  14,238,480   $  13,763,813
2              Arbor Place Mall                             16,585,354     4,786,351     11,541,443      11,435,257      11,177,697
3              SummitWoods Crossing                          4,999,490     1,025,101      3,932,044       4,982,655       4,714,505
4              1650 Arch Street                             12,111,891     5,169,549      6,370,494       6,208,265       5,636,417
5              Old Hickory Mall                              6,363,749     1,732,109      4,455,271       4,692,797       4,516,428
6              Carriage Hill Apartments                      5,932,173     2,215,498      3,563,955       3,454,773       3,302,053
7              McDonald Investment Center                   10,430,859     5,417,508      4,319,758       4,630,815       3,937,222
8              Creeks at Virginia Center                     3,441,819       534,357      2,764,999       3,208,178       3,065,715
9              2401 Elliott Avenue                           5,036,854       792,590      4,098,501       3,339,484       3,193,721
10             15 Cliff Street                               5,426,880       456,760      4,931,120       3,894,972       3,855,972
11             The Village at Chandler Crossings                   N/A           N/A            N/A       2,491,948       2,378,548
12             Forum at Gateways                             3,091,704       786,950      2,203,438       2,536,465       2,435,149
13             Wells Fargo Bank Tower                        4,497,806     1,803,521      2,307,673       2,996,322       2,609,710
14             Union Landing Shopping Center                 2,164,665         1,714      2,162,950       2,076,001       2,008,758
15             Redwood Business Park - Loan 2                3,072,204       678,740      2,208,043       2,314,229       2,128,807
16             Cedar Hill Crossing                           2,087,983       581,326      1,506,658       1,871,403       1,769,517
17             Clearwater Springs Shopping Center            2,731,022       620,886      2,110,136       2,061,121       1,899,098
18             Pennswood Apartments and Townhomes            4,552,426     2,252,736      2,127,690       2,312,677       2,140,677
19             West Isle Club Apartments                     2,746,385       972,513      1,725,872       1,566,668       1,518,668
20             Williamsburg Crossing                         1,981,682       318,066      1,590,809       1,644,992       1,572,185
21             Camden Park Shopping Center                   2,302,499       656,710      1,525,318       1,737,437       1,616,966
22             823 Congress                                        N/A           N/A            N/A       1,942,771       1,629,615
23             Cumberland Marketplace                              N/A           N/A            N/A       1,441,357       1,399,024
24             200 Connecticut Avenue                              N/A           N/A            N/A       1,650,406       1,447,370
25             North Pointe Shopping Center - Phase III            N/A           N/A            N/A       1,291,940       1,215,074
26             Country Inn & Suites - Brookfield             4,099,578     2,188,804      1,892,683       1,835,290       1,672,881
27             Miami Gardens Apartments                      2,222,761     1,270,068        847,193       1,175,912       1,070,412
28             Riverlake Apartments                          1,919,921       786,730      1,063,691       1,088,932       1,019,432
29             US Storage Centers-South Bay                  1,477,882       442,162      1,027,570       1,096,061       1,087,912
30             Capital Towers                                2,834,812     1,386,276      1,212,366       1,326,447       1,090,277
31             Shaw's Plaza Shopping Center                  1,515,962       180,924      1,315,975       1,158,804       1,139,741
32             20001 Euclid Avenue                           1,874,094       502,392        968,640       1,596,872       1,193,810
33             Outlook Apartments                            1,875,084       780,122      1,042,463         954,094         901,594
34             Sunridge Village Apartments                   1,884,785       888,728        916,057         976,887         896,887
35     (A)     Westwind Shopping Center-West                 1,340,004       316,841      1,016,149         562,756         555,743
36     (A)     Westwind Shopping Center-East                   671,136       260,694        382,750         408,766         381,074
37             Willowbrook Business Center                   1,641,499       191,561      1,449,938       1,088,892         948,752
38             Best Buy - West Paterson, NJ                        N/A           N/A            N/A         899,934         893,184
39             Concepts Direct, Inc. Headquarters                  N/A           N/A            N/A       1,190,236       1,080,589
40             Allenmore Medical Plaza                         928,577       230,005        698,572         899,748         787,052
41             Greens Crossing Business Center               1,090,765       185,691        905,074         891,005         793,233
42             Kirk-Stieff Office Building                         N/A           N/A            N/A         983,908         865,359
43             St. Charles Place Apartments                  1,209,514       449,800        703,214         819,211         762,711
44             The Lakes Apartments                          1,836,911     1,026,104        736,057         755,269         680,519
45             Ridgeview Plaza                                     N/A           N/A            N/A         833,544         778,249
46             Gatewood Apartments                           1,789,163     1,029,805        678,358         716,295         635,295
47             Discovery Village                               904,948       142,188        726,764         725,667         689,671
48             Mayfair Apartments                            2,506,772     1,316,972        839,051       1,045,563         913,562
49             Banyan Court                                        N/A           N/A            N/A         684,875         636,056
50             Basswood Manor Apartments                           N/A           N/A            N/A         644,950         581,350
51             Two South Orange Office                       1,187,176       390,318        723,263         813,694         740,099
52             The Oaks Senior Apartments                      765,642       172,472        577,570         592,858         577,258
53             5550 Friendship Boulevard                     3,996,090     1,122,551      2,666,616       1,943,224       1,736,302
54             Los Altos Towers Apartments                   1,332,937       667,063        619,374         663,950         617,450
55             Eagles Pointe Apartments                      1,906,376     1,080,255        745,121         713,931         632,931
56             1400 Crescent                                   913,140       289,632        568,066         621,372         565,930
57             March Tower                                   1,167,572       345,371        741,229         657,427         576,455
58             Hobson Medical Building                         964,209       247,086        659,802         658,154         600,833
59             11999 Katy Freeway                            1,435,949       556,058        758,328         860,635         739,072
60             Cypresswood Commons Shopping Center             572,135       108,269        420,240         649,793         606,167
61             Best Buy - Sandy, UT                                N/A           N/A            N/A         550,802         546,302
62             Brookford Place Apartments                      802,635       266,177        509,458         562,578         535,578
63             Cedar Ridge Townhomes                         1,139,869       559,525        550,094         644,839         614,589
64             Britain Towne Apartments                      1,062,939       492,534        528,405         615,432         573,432
65             Oak Trails Apartments                         1,288,628       621,592        605,036         588,023         526,023
66             Park Tower at Hilldale Apartments             1,003,944       501,528        467,666         562,440         527,690
67             Briarwood Apartments                          1,022,648       500,856        487,792         512,010         478,010
68             Embassy House Apartments                      1,086,538       532,492        510,046         611,329         567,329

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                                   UNITS/
                                                                                                  SQ. FT./
                                                                                PROPERTY           ROOMS/       FEE/       YEAR
 #    CROSSED  PROPERTY NAME                                PROPERTY TYPE       SUB-TYPE            PADS     LEASEHOLD    BUILT
 -    -------  -------------                                -------------       --------          --------   ---------    -----
69             Metrocrest Village Apartments                Multifamily        Conventional            143      Fee        1969
70             Larpenteur Manor Apartments                  Multifamily        Conventional            144      Fee        1968
71             Walgreens - Scottsdale                       Retail               Anchored           15,120      Fee        2001
72             Spruce Square Apartments                     Multifamily        Conventional            160      Fee        1968
73             Trowbridge Crossing                          Retail               Anchored           24,670      Fee        1983
74             Macy's Furniture                             Retail               Anchored           72,625      Fee        1990
75             Cypress Creek Village Shopping Center        Retail               Anchored           28,533      Fee        2001
76             Arbor Park Office Center                     Office               Suburban           48,913      Fee        1988
77             Ripon Town Square Shopping Center            Retail               Anchored           71,214      Fee        1989
78             Manitou Woods Townhomes                      Multifamily        Conventional             99      Fee        2000
79             Normandy Apartments - Oklahoma               Multifamily        Conventional            208      Fee        1968
80             Grassy Creek Mobile Home Park                Multifamily    Manufactured Housing        223      Fee        1990
81             Andover Park Apartments                      Multifamily        Conventional            215      Fee        1975
82             Tahiti Garden Apartments                     Multifamily        Conventional            112      Fee        1972
83             Spalding Exchange Office Complex             Office               Suburban           55,008      Fee        1985
84             Porterwood Apartments                        Multifamily        Conventional            136      Fee        1984
85     (B)     Bethany Villa Mobile Home Park               Multifamily    Manufactured Housing         99      Fee        1970
86     (B)     Sun & Sand Mobile Home Park                  Multifamily    Manufactured Housing        104      Fee        1950
87             Villa Apartments                             Multifamily        Conventional            196      Fee        1969
88             Lee's Landing Apartments                     Multifamily        Conventional            136      Fee        1988
89             Walgreens - Wynnton Road                     Retail               Anchored           15,120      Fee        2001
90             Midland Plaza                                Retail               Anchored           49,916      Fee        1985
91             West Park Apartments                         Multifamily        Conventional            186      Fee        1974
92             Thayer Terrace Apartments                    Multifamily        Conventional             74      Fee        1961
93             Oakwood Apartments                           Multifamily        Conventional            240      Fee        1972
94             Colony Apartments                            Multifamily        Conventional            128      Fee        1984
95             Stone Hollow Apartments                      Multifamily        Conventional            112      Fee        1983
96             Walgreens - Memphis                          Retail               Anchored           14,490      Fee        2002
97             Riverside Mini Storage                       Self Storage            N/A            114,768      Fee        1985
98             Club Riverside Apartments                    Multifamily        Conventional             48      Fee        1987
99             LP Plaza II                                  Office               Suburban           25,700      Fee        1999
100            Clairemont Manor Apartments                  Multifamily        Conventional             66      Fee        1972
101            Walgreens - Buena Vista Road                 Retail               Anchored           14,490      Fee        2001
102            Wimbledon Apartments                         Multifamily        Conventional             72      Fee        1977
103            Crystal Shores Apartments                    Multifamily        Conventional            115      Fee        1968
104            Hillside East Apartments                     Multifamily        Conventional            108      Fee        1966
105            Oyster Point Plaza Shopping Center           Retail               Anchored           73,197      Fee        1978
106            Fontana Plaza                                Mixed Use          Office/Retail        39,044      Fee        1985
107            Sawtelle Apartments                          Multifamily        Conventional             57      Fee        1972
108A           Bloomington - Lakeside Apartments            Multifamily        Conventional             52      Fee        1976
108B           Bloomington - Colony Apartments              Multifamily        Conventional             35      Fee        1972
108C           Bloomington - Evergreen Place Apartments     Multifamily        Conventional             36      Fee        1972
109            Fisherman's Cove RV Park                     Multifamily    Manufactured Housing        331      Fee        1963
110            Meadowood Apartments                         Multifamily        Conventional            124      Fee        1973
111            Walgreens - Eden Prairie                     Retail               Anchored           15,120      Fee        2001
112            Mill Creek Apartments                        Multifamily        Conventional            174      Fee        1974
113            Springs Shopping Center                      Retail              Unanchored          32,600      Fee        1979
114            Highland Park & North Forsyth                Multifamily    Manufactured Housing        184      Fee        1967
115            Lincoln Place Apartments                     Multifamily        Conventional            120      Fee        1981
116            Sun Meadows Mobile Home Park                 Multifamily    Manufactured Housing        145      Fee        1994
117            Colony Courts Apartments                     Multifamily        Conventional            111      Fee        1950
118            Magnolia Village Shopping Center             Retail              Unanchored          38,060      Fee        1982
119            Prairie Ridge Apartments                     Multifamily        Conventional            100      Fee        1975
120            Bon Shopping Center                          Retail               Anchored           48,642      Fee        1950
121            Belgrade Shopping Center                     Retail               Anchored           19,960      Fee        2001
122A           Hunterwood Apartments                        Multifamily        Conventional             64      Fee        1985
122B           Depot Apartments                             Multifamily        Conventional             44      Fee        1986
123            Old Oak Trails Estates                       Multifamily    Manufactured Housing        146      Fee        1996
124            Stonekey Apartments                          Multifamily        Conventional            170      Fee        1950
125            Rancho North Apartments                      Multifamily        Conventional            100      Fee        1971
126            Capital Square Shopping Center               Retail               Anchored           44,519      Fee        1987
127            French Quarter Apartments                    Multifamily        Conventional            281      Fee        1964
128            Lake Christine Apartments                    Multifamily        Conventional             54      Fee        1977
129            Pebble Springs Plaza                         Retail              Unanchored          29,750      Fee        1985
130            Heritage Apartments                          Multifamily        Conventional             88      Fee        1962
131            Naismith Place Apartments                    Multifamily        Conventional             47      Fee        1988
132            The Concourse Building                       Office               Suburban           22,906      Fee        1975
133            2121 Bert Kouns Self Storage                 Self Storage            N/A             30,775      Fee        1996

                                                                                                                        MOST RECENT
                                                                       OCCUPANCY       DATE OF                            OPERATING
                                                              YEAR      RATE AT       OCCUPANCY                           STATEMENT
 #    CROSSED  PROPERTY NAME                                RENOVATED   U/W(1)           RATE         APPRAISED VALUE       DATE
 -    -------  -------------                                ---------  ---------      ---------       ---------------   ------------
69             Metrocrest Village Apartments                  2001        94%         7/31/2002        $     5,800,000           N/A
70             Larpenteur Manor Apartments                    1997        92%          5/9/2002              8,260,000     7/31/2002
71             Walgreens - Scottsdale                          N/A       100%          7/1/2002              5,800,000     3/31/2002
72             Spruce Square Apartments                       2001        93%         7/30/2002              5,500,000           N/A
73             Trowbridge Crossing                            1996        89%         8/30/2002              5,750,000     6/30/2002
74             Macy's Furniture                               2001       100%         8/23/2002              5,700,000     6/30/2002
75             Cypress Creek Village Shopping Center           N/A       100%          6/1/2002              5,800,000     6/30/2002
76             Arbor Park Office Center                       1994       100%         9/30/2002              6,100,000    12/31/2001
77             Ripon Town Square Shopping Center               N/A       100%         6/10/2002              6,000,000     6/30/2002
78             Manitou Woods Townhomes                         N/A       100%         6/30/2002              5,600,000     6/30/2002
79             Normandy Apartments - Oklahoma                 2000        95%         8/20/2002              5,200,000     6/30/2002
80             Grassy Creek Mobile Home Park                  1999        99%         7/26/2002              5,200,000     6/30/2002
81             Andover Park Apartments                        1999        87%          7/1/2002              5,905,000           N/A
82             Tahiti Garden Apartments                       2000        98%         5/15/2002              4,880,000     2/28/2002
83             Spalding Exchange Office Complex                N/A        90%         7/21/2002              5,680,000     6/30/2002
84             Porterwood Apartments                          1999        94%         6/20/2002              4,750,000     4/30/2002
85     (B)     Bethany Villa Mobile Home Park                  N/A        93%          7/1/2002              2,600,000     6/30/2002
86     (B)     Sun & Sand Mobile Home Park                     N/A        90%          5/1/2002              2,510,000     5/31/2002
87             Villa Apartments                               2001        89%          8/1/2002              5,500,000     6/25/2002
88             Lee's Landing Apartments                        N/A       100%         6/30/2002              4,600,000     6/30/2002
89             Walgreens - Wynnton Road                        N/A       100%          7/3/2002              4,800,000     3/31/2002
90             Midland Plaza                                  2000       100%          7/1/2002              4,400,000     6/30/2002
91             West Park Apartments                           2000        96%         5/31/2002              5,000,000     5/31/2002
92             Thayer Terrace Apartments                      2002       100%         6/25/2002              4,250,000     6/30/2002
93             Oakwood Apartments                             1985        99%          6/1/2002              5,100,000     6/30/2002
94             Colony Apartments                               N/A        98%         3/20/2002              4,250,000     4/30/2002
95             Stone Hollow Apartments                         N/A        88%         6/20/2002              4,300,000     4/30/2002
96             Walgreens - Memphis                             N/A       100%          7/1/2002              4,170,000           N/A
97             Riverside Mini Storage                         1987        96%         8/22/2002              5,430,000    12/31/2001
98             Club Riverside Apartments                       N/A        98%         6/30/2002              5,600,000     6/30/2002
99             LP Plaza II                                     N/A       100%          8/1/2002              4,400,000     6/30/2002
100            Clairemont Manor Apartments                    2000       100%         8/22/2002              4,150,000     7/31/2002
101            Walgreens - Buena Vista Road                    N/A       100%          7/3/2002              4,350,000     3/31/2002
102            Wimbledon Apartments                            N/A        93%         6/24/2002              4,150,000     4/30/2002
103            Crystal Shores Apartments                      2001        99%         5/17/2002              4,400,000     3/31/2002
104            Hillside East Apartments                       1998        98%          5/9/2002              6,200,000     7/31/2002
105            Oyster Point Plaza Shopping Center             2000        93%         5/25/2002              4,400,000     5/25/2002
106            Fontana Plaza                                  2001        97%         8/26/2002              4,300,000     6/30/2002
107            Sawtelle Apartments                            2001       100%         6/30/2002              5,500,000     6/30/2002
108A           Bloomington - Lakeside Apartments               N/A        94%         5/20/2002              1,900,000           N/A
108B           Bloomington - Colony Apartments                2000        97%         5/20/2002              1,200,000           N/A
108C           Bloomington - Evergreen Place Apartments        N/A        94%         5/20/2002              1,200,000           N/A
109            Fisherman's Cove RV Park                       1980        54%         6/19/2002              4,450,000     5/31/2002
110            Meadowood Apartments                           2002        99%         6/25/2002              3,900,000     5/25/2002
111            Walgreens - Eden Prairie                        N/A       100%         6/30/2002              3,870,000     6/30/2002
112            Mill Creek Apartments                          2001        93%         7/26/2002              4,250,000     6/25/2002
113            Springs Shopping Center                        2002       100%         6/30/2002              5,000,000     6/30/2002
114            Highland Park & North Forsyth                  1992        99%          7/3/2002              3,555,000     7/31/2002
115            Lincoln Place Apartments                        N/A        98%         6/18/2002              3,600,000     6/30/2002
116            Sun Meadows Mobile Home Park                    N/A        98%          8/1/2002              3,500,000     6/30/2002
117            Colony Courts Apartments                       1996        98%         6/10/2002              3,500,000     3/31/2002
118            Magnolia Village Shopping Center                N/A        85%         7/10/2002              3,850,000     6/30/2002
119            Prairie Ridge Apartments                       2001       100%         7/31/2002              3,000,000     6/30/2002
120            Bon Shopping Center                            2001        96%          9/1/2002              3,200,000     7/31/2002
121            Belgrade Shopping Center                        N/A       100%          7/1/2002              3,300,000     7/31/2002
122A           Hunterwood Apartments                           N/A        97%          8/1/2002              1,801,779     5/31/2002
122B           Depot Apartments                                N/A       100%         8/28/2002              1,158,221     5/31/2002
123            Old Oak Trails Estates                          N/A        86%          6/1/2002              3,100,000           N/A
124            Stonekey Apartments                            1983        99%         6/28/2002              3,000,000     5/31/2002
125            Rancho North Apartments                        2002        92%         7/31/2002              3,050,000     6/30/2002
126            Capital Square Shopping Center                 1991       100%          4/1/2002              3,025,000    12/31/2001
127            French Quarter Apartments                       N/A        82%         5/31/2002              4,300,000     5/31/2002
128            Lake Christine Apartments                      2001        96%         7/30/2002              2,810,000     6/30/2002
129            Pebble Springs Plaza                            N/A       100%         6/26/2002              2,400,000     6/30/2002
130            Heritage Apartments                             N/A        90%         7/11/2002              2,220,000     5/31/2002
131            Naismith Place Apartments                      2000       100%          7/9/2002              2,100,000     6/30/2002
132            The Concourse Building                         1995       100%          8/1/2002              2,450,000     6/30/2002
133            2121 Bert Kouns Self Storage                    N/A        97%          3/7/2002              2,175,000    12/31/2001

                                                              MOST          MOST          MOST
                                                             RECENT        RECENT        RECENT
 #    CROSSED  PROPERTY NAME                                REVENUE       EXPENSES         NCF           U/W NOI        U/W NCF(2)
 -    -------  -------------                             -------------  ------------  -------------   -------------   -------------
69             Metrocrest Village Apartments                     N/A           N/A           N/A      $     528,369   $     485,469
70             Larpenteur Manor Apartments                 1,220,451       487,471       696,980            758,311         722,311
71             Walgreens - Scottsdale                        492,000             -       489,732            466,939         464,671
72             Spruce Square Apartments                          N/A           N/A           N/A            517,794         469,794
73             Trowbridge Crossing                           706,688       192,422       476,675            514,766         477,175
74             Macy's Furniture                              500,000        18,260       470,120            460,750         449,130
75             Cypress Creek Village Shopping Center         685,094       114,414       542,830            518,625         490,775
76             Arbor Park Office Center                    1,031,834       416,649       578,992            505,391         411,418
77             Ripon Town Square Shopping Center             690,622       158,059       471,558            631,210         570,205
78             Manitou Woods Townhomes                       836,066       390,700       445,366            425,224         400,474
79             Normandy Apartments - Oklahoma              1,217,674       748,504       417,170            519,039         467,039
80             Grassy Creek Mobile Home Park                 701,303       250,517       439,637            455,713         444,563
81             Andover Park Apartments                           N/A           N/A           N/A            529,058         475,309
82             Tahiti Garden Apartments                      801,188       339,476       433,712            451,876         423,876
83             Spalding Exchange Office Complex              963,104       176,912       723,994            483,929         421,731
84             Porterwood Apartments                         920,927       463,933       422,994            478,118         444,118
85     (B)     Bethany Villa Mobile Home Park                361,707       113,588       243,169            249,965         245,015
86     (B)     Sun & Sand Mobile Home Park                   387,389       138,376       243,813            225,773         220,573
87             Villa Apartments                            1,140,509       701,364       388,061            409,075         357,991
88             Lee's Landing Apartments                      805,082       340,964       430,118            443,427         409,427
89             Walgreens - Wynnton Road                      410,999             8       410,991            398,669         396,401
90             Midland Plaza                                 615,606       127,814       452,886            418,543         383,637
91             West Park Apartments                        1,108,279       553,637       507,956            466,792         420,106
92             Thayer Terrace Apartments                     791,234       310,648       462,086            398,522         380,022
93             Oakwood Apartments                          1,011,796       585,305       363,611            436,485         373,605
94             Colony Apartments                             907,056       517,227       357,061            422,098         389,330
95             Stone Hollow Apartments                       745,450       352,458       364,992            453,368         425,368
96             Walgreens - Memphis                               N/A           N/A           N/A            339,500         337,326
97             Riverside Mini Storage                        731,708       269,636       449,857            514,132         501,917
98             Club Riverside Apartments                     705,059       248,618       444,441            413,217         401,217
99             LP Plaza II                                   541,522       143,316       351,308            413,730         366,833
100            Clairemont Manor Apartments                   615,507       195,523       403,484            381,210         364,710
101            Walgreens - Buena Vista Road                  356,792             -       356,792            361,643         359,469
102            Wimbledon Apartments                          648,205       226,920       403,285            386,549         368,549
103            Crystal Shores Apartments                     705,966       327,735       349,481            413,337         384,587
104            Hillside East Apartments                    1,009,228       420,523       561,705            607,278         580,278
105            Oyster Point Plaza Shopping Center            587,382       127,684       429,098            491,459         440,872
106            Fontana Plaza                                 662,043       173,484       433,586            411,826         356,853
107            Sawtelle Apartments                           635,522       220,105       400,426            386,927         371,936
108A           Bloomington - Lakeside Apartments                 N/A           N/A           N/A            140,850         127,850
108B           Bloomington - Colony Apartments                   N/A           N/A           N/A            118,627         109,877
108C           Bloomington - Evergreen Place Apartments          N/A           N/A           N/A             95,193          86,193
109            Fisherman's Cove RV Park                      670,086       327,535       326,001            371,440         354,890
110            Meadowood Apartments                          727,664       318,027       396,801            398,331         363,487
111            Walgreens - Eden Prairie                      337,000             -       329,226            323,655         315,880
112            Mill Creek Apartments                         830,137       477,001       309,636            347,059         303,559
113            Springs Shopping Center                       636,674       148,470       456,426            454,751         422,973
114            Highland Park & North Forsyth                 487,048       102,156       375,692            310,696         301,496
115            Lincoln Place Apartments                      478,949       213,922       235,026            320,923         290,673
116            Sun Meadows Mobile Home Park                  394,104        59,900       326,954            300,762         293,512
117            Colony Courts Apartments                      777,329       445,311       304,268            340,445         312,695
118            Magnolia Village Shopping Center              526,037       164,628       323,730            303,985         266,305
119            Prairie Ridge Apartments                      651,607       368,698       191,990            264,054         234,054
120            Bon Shopping Center                           463,974        89,764       326,145            312,350         264,285
121            Belgrade Shopping Center                      421,861        65,614       327,789            315,895         287,437
122A           Hunterwood Apartments                         400,182       235,303       148,734            160,635         144,490
122B           Depot Apartments                              260,736       155,691        93,957            103,900          92,812
123            Old Oak Trails Estates                            N/A           N/A           N/A            254,072         246,772
124            Stonekey Apartments                           885,549       437,260       397,289            331,852         280,852
125            Rancho North Apartments                       696,452       401,416       270,036            291,547         266,547
126            Capital Square Shopping Center                432,320       135,968       254,470            300,296         258,414
127            French Quarter Apartments                   1,204,829       889,380       245,449            349,710         279,710
128            Lake Christine Apartments                     326,889       120,313       193,076            243,043         229,543
129            Pebble Springs Plaza                          416,096       103,787       277,160            260,163         225,014
130            Heritage Apartments                           463,803       239,360       202,443            222,353         200,353
131            Naismith Place Apartments                     296,900       101,433       181,067            181,947         167,547
132            The Concourse Building                        373,106       130,577       215,119            203,579         176,169
133            2121 Bert Kouns Self Storage                  393,121       170,854       217,651            205,073         200,457

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                                   UNITS/
                                                                                                  SQ. FT./
                                                                                PROPERTY           ROOMS/       FEE/       YEAR
 #    CROSSED  PROPERTY NAME                                PROPERTY TYPE       SUB-TYPE            PADS     LEASEHOLD    BUILT
 -    -------  -------------                                -------------       --------          --------   ---------    -----
134A           Indian Steps Mobile Home Park                Multifamily    Manufactured Housing         38      Fee        1970
134B           Vil Vue Mobile Home Park                     Multifamily    Manufactured Housing         50      Fee        1970
134C           Pine Meadows Mobile Home Park                Multifamily    Manufactured Housing         33      Fee        1975
135            Deer Run I & II Apartments                   Multifamily        Conventional             56      Fee        1978
136            Lafayette Square Townhomes                   Multifamily        Conventional             30      Fee        1990
137            Springwood Villas Apartments                 Multifamily        Conventional             64      Fee        1986
138            Pine Hollow Apartments                       Multifamily        Conventional             72      Fee        1985
139            Ellsworth Court Apartments                   Multifamily        Conventional             47      Fee        1927
140            Villa De Flores Apartment Complex            Multifamily        Conventional             36      Fee        1975
141            Excelsior Manor Mobile Home Park             Multifamily    Manufactured Housing         92      Fee        1964
142            Barksdale Self Storage                       Self Storage            N/A             57,905      Fee        1984
143            Lorimier/Universal Apartments                Multifamily        Conventional             43      Fee        1970
144            Tuckaway Manor Mobile Home Park              Multifamily    Manufactured Housing         92      Fee        1960
145            Prairie Oaks Apartments                      Multifamily        Conventional             45      Fee        1970
146            InSite Forsyth                               Retail              Unanchored           7,020      Fee        2000
147            Watertown Professional Buildings             Office               Suburban           23,172      Fee        1983
148            Boca Industrial                              Industrial              N/A             44,000      Fee        1973
149            Prospect Gardens                             Multifamily        Conventional             36      Fee        1962
150            Henry-Lenox Apartments                       Multifamily        Conventional             20      Fee        1997
151            Seaborn Woods Apartments                     Multifamily        Conventional             24      Fee        1989
152            Ridglea Square Apartments                    Multifamily        Conventional             54      Fee        1960
153            J.B. Executive Center                        Office               Suburban           26,440      Fee        1963
154            Apple Run Apartments                         Multifamily        Conventional             39      Fee        1980
155            Worthington Manor Apartments                 Multifamily        Conventional             52      Fee        1920
156            1132 Willow Avenue                           Mixed Use       Multifamily/Retail       5,403      Fee        1900

                                                                                                                          ------
TOTAL/WEIGHTED AVERAGE:                                                                                                    1985
                                                                                                                          ======

MAXIMUM:                                                                                                                   2002
MINIMUM:                                                                                                                   1900

                                                                                                                        MOST RECENT
                                                                       OCCUPANCY       DATE OF                           OPERATING
                                                              YEAR      RATE AT       OCCUPANCY                          STATEMENT
 #    CROSSED  PROPERTY NAME                                RENOVATED   U/W(1)           RATE         APPRAISED VALUE      DATE
 -    -------  -------------                                ---------  ---------      ---------       ---------------   ------------
134A           Indian Steps Mobile Home Park                   N/A        97%           6/1/2002      $       800,000     7/31/2002
134B           Vil Vue Mobile Home Park                        N/A       100%          6/30/2002              675,000     5/31/2002
134C           Pine Meadows Mobile Home Park                   N/A        91%          4/30/2002              525,000     5/31/2002
135            Deer Run I & II Apartments                      N/A       100%          7/16/2002            1,900,000     5/31/2002
136            Lafayette Square Townhomes                      N/A        93%          3/20/2002            1,830,000     6/30/2002
137            Springwood Villas Apartments                    N/A        81%          8/25/2002            1,900,000     7/31/2002
138            Pine Hollow Apartments                         1999       100%           7/1/2002            1,775,000     6/30/2002
139            Ellsworth Court Apartments                     1988       100%          7/18/2002            1,700,000     6/30/2002
140            Villa De Flores Apartment Complex              1997       100%           6/1/2002            2,000,000     6/30/2002
141            Excelsior Manor Mobile Home Park                N/A        98%           8/1/2002            1,500,000     7/31/2002
142            Barksdale Self Storage                          N/A        95%          5/14/2002            1,700,000     6/30/2002
143            Lorimier/Universal Apartments                  1998       100%           5/2/2002            1,480,000     4/30/2002
144            Tuckaway Manor Mobile Home Park                 N/A        92%          6/25/2002            1,500,000     2/28/2002
145            Prairie Oaks Apartments                        2000       100%           6/1/2002            1,425,000     6/30/2002
146            InSite Forsyth                                  N/A       100%          7/10/2002            1,400,000     6/30/2002
147            Watertown Professional Buildings                N/A        87%          7/10/2002            1,700,000     6/30/2002
148            Boca Industrial                                 N/A       100%          5/30/2002            1,550,000     5/31/2002
149            Prospect Gardens                                N/A        97%          7/29/2002            1,285,000     6/30/2002
150            Henry-Lenox Apartments                         2002       100%          7/11/2002            1,250,000     6/30/2002
151            Seaborn Woods Apartments                        N/A       100%          7/18/2002            1,100,000     6/30/2002
152            Ridglea Square Apartments                      1998        96%          5/31/2002            1,100,000     5/31/2002
153            J.B. Executive Center                          2001       100%          6/18/2002            1,250,000     6/30/2002
154            Apple Run Apartments                            N/A        97%           7/1/2002            1,100,000     5/31/2002
155            Worthington Manor Apartments                   1998        96%          6/30/2002              900,000     6/30/2002
156            1132 Willow Avenue                             1999       100%          3/25/2002              700,000     5/31/2002

                                                           -------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       1997        96%                         $ 1,798,515,000
                                                           =========================================================================

MAXIMUM:                                                      2002       100%                         $   176,000,000
MINIMUM:                                                      1979        54%                         $       525,000

                                                              MOST          MOST          MOST
                                                             RECENT        RECENT        RECENT
 #    CROSSED  PROPERTY NAME                                REVENUE       EXPENSES         NCF           U/W NOI        U/W NCF(2)
 -    -------  -------------                             -------------  ------------  -------------   -------------   -------------
134A           Indian Steps Mobile Home Park             $     118,446  $     39,701  $      76,845   $      69,042   $      67,142
134B           Vil Vue Mobile Home Park                        124,836        44,071         78,265          69,022          66,522
134C           Pine Meadows Mobile Home Park                    98,347        29,056         67,641          53,805          52,155
135            Deer Run I & II Apartments                      361,590       177,010        170,580         183,777         169,777
136            Lafayette Square Townhomes                      388,161       180,158        196,753         189,999         178,749
137            Springwood Villas Apartments                    374,733       183,118        175,615         163,221         147,221
138            Pine Hollow Apartments                          424,136       199,020        207,116         210,998         192,998
139            Ellsworth Court Apartments                      347,011        79,636        255,625         194,474         182,724
140            Villa De Flores Apartment Complex               292,648        61,100        221,756         190,095         180,303
141            Excelsior Manor Mobile Home Park                190,342        28,946        156,796         137,933         133,333
142            Barksdale Self Storage                          256,053        71,541        175,826         186,310         177,624
143            Lorimier/Universal Apartments                   199,002        41,419        143,608         146,659         132,684
144            Tuckaway Manor Mobile Home Park                 233,175        79,564        149,361         122,862         118,612
145            Prairie Oaks Apartments                         289,460        97,316        181,056         138,778         127,690
146            InSite Forsyth                                  150,193        21,921        120,527         126,297         118,552
147            Watertown Professional Buildings                321,649       145,978        145,084         165,127         134,540
148            Boca Industrial                                 261,902        63,465        178,637         159,589         139,327
149            Prospect Gardens                                276,501       144,096        122,757         126,886         117,238
150            Henry-Lenox Apartments                          201,032        57,606        138,426         121,193         116,193
151            Seaborn Woods Apartments                        190,982        68,888        114,990         103,295          96,191
152            Ridglea Square Apartments                       340,539       184,697        139,426         139,818         123,402
153            J.B. Executive Center                           282,914       131,952        124,228         126,969         100,235
154            Apple Run Apartments                            240,564       104,109        126,705         109,158          99,408
155            Worthington Manor Apartments                    184,419        83,627         87,688         102,625          89,521
156            1132 Willow Avenue                               98,880        30,631         64,943          67,231          63,925

                                                        ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  $ 220,510,769  $ 76,998,709  $ 135,538,133   $ 156,124,809   $ 145,433,499
                                                        ===========================================================================

MAXIMUM:                                                 $  19,629,769  $  6,062,835  $  13,566,934   $  14,238,480   $  13,763,813
MINIMUM:                                                 $      98,347  $          -  $      64,943   $      53,805   $      52,155

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTWIND SHOPPING CENTER-WEST AND WESTWIND SHOPPING CENTER-EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BETHANY VILLA MOBILE HOME PARK AND SUN & SAND MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)    DOES NOT INCLUDE THE HOTEL PROPERTY.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W RECURRING REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                           PERCENTAGE OF   ORIGINATION    REMAINING
                                                            ORIGINAL       CUT-OFF DATE     INITIAL NET   AMORTIZATION  AMORTIZATION
                                                            PRINCIPAL        PRINCIPAL     MORTGAGE POOL      TERM          TERM
 #   CROSSED  LOAN NAME                                      BALANCE       BALANCE(1)(2)      BALANCE       (MONTHS)     (MONTHS)(1)
 -   -------  ---------                                 ---------------   ---------------  -------------  ------------  ------------
1             Crystal Mall                              $   106,000,000   $   105,886,594       8.54%          360          359
2             Arbor Place Mall                               81,500,000        76,172,231       6.14%          300          297
3             SummitWoods Crossing                           48,000,000        48,000,000       3.87%          348          348
4             1650 Arch Street                               47,000,000        46,922,069       3.78%          360          358
5             Old Hickory Mall                               36,000,000        35,855,219       2.89%          300          297
6             Carriage Hill Apartments                       34,000,000        34,000,000       2.74%          318          318
7             McDonald Investment Center                     30,000,000        29,949,679       2.42%          360          358
8             Creeks at Virginia Center                      28,000,000        27,952,926       2.25%          360          358
9             2401 Elliott Avenue                            27,300,000        26,890,777       2.17%          360          337
10            15 Cliff Street                                26,000,000        25,920,846       2.09%          360          356
11            The Village at Chandler Crossings              23,000,000        23,000,000       1.86%          360          360
12            Forum at Gateways                              22,500,000        22,436,438       1.81%          360          356
13            Wells Fargo Bank Tower                         22,000,000        21,945,027       1.77%          360          356
14            Union Landing Shopping Center                  19,200,000        19,183,011       1.55%          360          359
15            Redwood Business Park - Loan 2                 18,965,000        18,780,426       1.51%          360          346
16            Cedar Hill Crossing                            17,700,000        17,673,415       1.43%          360          358
17            Clearwater Springs Shopping Center             16,880,000        16,880,000       1.36%          360          360
18            Pennswood Apartments and Townhomes             16,500,000        16,450,363       1.33%          360          356
19            West Isle Club Apartments                      15,000,000        15,000,000       1.21%          360          360
20            Williamsburg Crossing                          14,300,000        14,287,664       1.15%          360          359
21            Camden Park Shopping Center                    14,200,000        14,153,728       1.14%          360          355
22            823 Congress                                   14,150,000        14,065,824       1.13%          360          351
23            Cumberland Marketplace                         13,440,000        13,404,042       1.08%          360          356
24            200 Connecticut Avenue                         13,300,000        13,278,393       1.07%          360          357
25            North Pointe Shopping Center - Phase III       11,400,000        11,362,560       0.92%          360          355
26            Country Inn & Suites - Brookfield              10,500,000        10,479,446       0.85%          300          298
27            Miami Gardens Apartments                       10,500,000        10,470,265       0.84%          360          356
28            Riverlake Apartments                           10,000,000         9,983,950       0.81%          360          358
29            US Storage Centers-South Bay                   10,000,000         9,968,875       0.80%          300          297
30            Capital Towers                                  9,750,000         9,727,229       0.78%          300          298
31            Shaw's Plaza Shopping Center                    9,600,000         9,586,228       0.77%          360          358
32            20001 Euclid Avenue                             9,325,000         9,182,963       0.74%          300          283
33            Outlook Apartments                              9,125,000         9,020,448       0.73%          360          344
34            Sunridge Village Apartments                     8,880,000         8,825,299       0.71%          360          352
35    (A)     Westwind Shopping Center-West                   4,900,000         4,867,962       0.39%          360          351
36    (A)     Westwind Shopping Center-East                   3,765,000         3,740,383       0.30%          360          351
37            Willowbrook Business Center                     8,600,000         8,592,725       0.69%          360          359
38            Best Buy - West Paterson, NJ                    8,500,000         8,500,000       0.69%          360          360
39            Concepts Direct, Inc. Headquarters              8,500,000         8,386,535       0.68%          360          338
40            Allenmore Medical Plaza                         7,725,000         7,725,000       0.62%          360          360
41            Greens Crossing Business Center                 7,500,000         7,500,000       0.60%          330          330
42            Kirk-Stieff Office Building                     7,500,000         7,471,556       0.60%          360          354
43            St. Charles Place Apartments                    7,000,000         6,985,125       0.56%          360          357
44            The Lakes Apartments                            6,960,000         6,917,126       0.56%          360          352
45            Ridgeview Plaza                                 6,800,000         6,779,039       0.55%          360          355
46            Gatewood Apartments                             6,800,000         6,751,373       0.54%          360          351
47            Discovery Village                               6,515,000         6,495,079       0.52%          360          355
48            Mayfair Apartments                              6,500,000         6,488,895       0.52%          360          358
49            Banyan Court                                    6,450,000         6,433,043       0.52%          360          356
50            Basswood Manor Apartments                       6,380,000         6,374,119       0.51%          360          359
51            Two South Orange Office                         6,100,000         6,083,842       0.49%          360          356
52            The Oaks Senior Apartments                      6,000,000         5,972,176       0.48%          360          354
53            5550 Friendship Boulevard                       6,000,000         5,944,217       0.48%          240          235
54            Los Altos Towers Apartments                     5,920,000         5,883,533       0.47%          360          352
55            Eagles Pointe Apartments                        5,800,000         5,783,695       0.47%          360          356
56            1400 Crescent                                   5,500,000         5,485,432       0.44%          360          356
57            March Tower                                     5,500,000         5,485,101       0.44%          360          356
58            Hobson Medical Building                         5,450,000         5,435,672       0.44%          360          356
59            11999 Katy Freeway                              5,400,000         5,382,906       0.43%          360          355
60            Cypresswood Commons Shopping Center             5,100,000         5,090,250       0.41%          360          357
61            Best Buy - Sandy, UT                            4,925,000         4,921,396       0.40%          360          359
62            Brookford Place Apartments                      4,860,000         4,845,727       0.39%          360          356
63            Cedar Ridge Townhomes                           4,850,000         4,839,879       0.39%          360          357
64            Britain Towne Apartments                        4,800,000         4,787,318       0.39%          360          356
65            Oak Trails Apartments                           4,800,000         4,786,900       0.39%          360          356
66            Park Tower at Hilldale Apartments               4,750,000         4,739,377       0.38%          360          357
67            Briarwood Apartments                            4,710,000         4,702,703       0.38%          360          358
68            Embassy House Apartments                        4,710,000         4,699,914       0.38%          360          357
69            Metrocrest Village Apartments                   4,640,000         4,633,706       0.37%          300          299
70            Larpenteur Manor Apartments                     4,500,000         4,492,135       0.36%          360          358

                                                                                       INITIAL
                                                        ORIGINAL       REMAINING      INTEREST
                                                         TERM TO        TERM TO         ONLY     MORTGAGE                  FIRST
                                                        MATURITY       MATURITY        PERIOD    INTEREST    MONTHLY      PAYMENT
 #   CROSSED  LOAN NAME                                (MONTHS)(3)   (MONTHS)(1)(3)   (MONTHS)     RATE      PAYMENT       DATE
 -   -------  ---------                                ------------  --------------  ----------  --------  -----------   ---------
1             Crystal Mall                                  120            119                    5.621%   $   609,928    10/11/2002
2             Arbor Place Mall                              120            117                    6.510%       516,875     8/11/2002
3             SummitWoods Crossing                          120            118           12       6.810%       316,579      9/1/2002
4             1650 Arch Street                              120            118                    6.430%       294,912     9/11/2002
5             Old Hickory Mall                              120            117                    6.510%       243,300     8/11/2002
6             Carriage Hill Apartments                      120            119           24       6.630%       227,195     10/1/2002
7             McDonald Investment Center                    120            118                    6.380%       187,259     9/11/2002
8             Creeks at Virginia Center                     120            118                    6.370%       174,592     9/11/2002
9             2401 Elliott Avenue                           120            97                     7.860%       197,660    12/11/2000
10            15 Cliff Street                               120            116                    6.820%       169,847     7/11/2002
11            The Village at Chandler Crossings             120            120           12       6.000%       137,897     11/1/2002
12            Forum at Gateways                             120            116                    7.130%       151,663     7/11/2002
13            Wells Fargo Bank Tower                        120            116                    7.620%       155,639     7/11/2002
14            Union Landing Shopping Center                 120            119                    6.610%       122,749     10/1/2002
15            Redwood Business Park - Loan 2                120            106                    7.410%       131,439      9/1/2001
16            Cedar Hill Crossing                           120            118                    6.850%       115,981      9/1/2002
17            Clearwater Springs Shopping Center            120            120                    6.625%       108,084     11/1/2002
18            Pennswood Apartments and Townhomes            120            116                    6.870%       108,338     7/11/2002
19            West Isle Club Apartments                     120            117            6       6.660%        96,394     8/11/2002
20            Williamsburg Crossing                         120            119                    6.740%        92,654     10/4/2002
21            Camden Park Shopping Center                   120            115                    7.340%        97,737     6/11/2002
22            823 Congress                                  120            111                    7.690%       100,786     2/11/2002
23            Cumberland Marketplace                        120            116                    7.350%        92,598      7/1/2002
24            200 Connecticut Avenue                        120            117                    7.900%        96,665      8/1/2002
25            North Pointe Shopping Center - Phase III      120            115                    7.310%        78,233      6/1/2002
26            Country Inn & Suites - Brookfield             120            118                    7.810%        79,724     9/11/2002
27            Miami Gardens Apartments                      120            116                    7.120%        70,705      7/1/2002
28            Riverlake Apartments                          120            118                    6.570%        63,668     9/11/2002
29            US Storage Centers-South Bay                  120            117                    7.350%        72,926      8/1/2002
30            Capital Towers                                120            118                    6.870%        68,105     9/11/2002
31            Shaw's Plaza Shopping Center                  120            118                    7.040%        64,127     9/11/2002
32            20001 Euclid Avenue                           120            103                    8.570%        75,528     6/11/2001
33            Outlook Apartments                            120            104                    7.300%        62,558      7/1/2001
34            Sunridge Village Apartments                   120            112                    7.110%        59,736      3/1/2002
35    (A)     Westwind Shopping Center-West                 120            111                    7.280%        33,526      2/1/2002
36    (A)     Westwind Shopping Center-East                 120            111                    7.280%        25,761      2/1/2002
37            Willowbrook Business Center                   120            119                    6.840%        56,295     10/1/2002
38            Best Buy - West Paterson, NJ                  120            120                    6.750%        55,131     11/1/2002
39            Concepts Direct, Inc. Headquarters            120             98                    8.110%        63,023      1/1/2001
40            Allenmore Medical Plaza                       120            120                    6.550%        49,082     11/1/2002
41            Greens Crossing Business Center               120            120                    6.440%        48,551     11/1/2002
42            Kirk-Stieff Office Building                   120            114                    7.600%        52,956     5/11/2002
43            St. Charles Place Apartments                   60             57                    6.920%        46,196     8/11/2002
44            The Lakes Apartments                          120            112                    7.110%        46,820      3/1/2002
45            Ridgeview Plaza                               120            115                    7.550%        47,780     6/11/2002
46            Gatewood Apartments                           120            111                    6.880%        44,694      2/1/2002
47            Discovery Village                             120            115                    7.580%        45,911      6/1/2002
48            Mayfair Apartments                            120            118                    6.300%        40,233      9/1/2002
49            Banyan Court                                  120            116                    7.420%        44,747      7/1/2002
50            Basswood Manor Apartments                     120            119                    6.400%        39,907     10/1/2002
51            Two South Orange Office                       120            116                    7.390%        42,194     7/11/2002
52            The Oaks Senior Apartments                    120            114                    6.780%        39,036      5/1/2002
53            5550 Friendship Boulevard                      60             55                    6.860%        46,015      6/1/2002
54            Los Altos Towers Apartments                   120            112                    7.110%        39,824      3/1/2002
55            Eagles Pointe Apartments                      120            116                    7.150%        39,174     7/11/2002
56            1400 Crescent                                 120            116                    7.390%        38,043     7/11/2002
57            March Tower                                   120            116                    7.300%        37,706      7/1/2002
58            Hobson Medical Building                       120            116                    7.420%        37,809     7/11/2002
59            11999 Katy Freeway                            120            115                    7.450%        37,573     6/11/2002
60            Cypresswood Commons Shopping Center           120            117                    7.320%        35,033     8/11/2002
61            Best Buy - Sandy, UT                          144            143                    7.570%        34,673     10/1/2002
62            Brookford Place Apartments                    120            116                    6.970%        32,236     7/11/2002
63            Cedar Ridge Townhomes                          60             57                    6.990%        32,235     8/11/2002
64            Britain Towne Apartments                      120            116                    7.400%        33,234     7/11/2002
65            Oak Trails Apartments                         120            116                    7.270%        32,810     7/11/2002
66            Park Tower at Hilldale Apartments             120            117                    6.720%        30,714     8/11/2002
67            Briarwood Apartments                          120            118                    6.720%        30,455     9/11/2002
68            Embassy House Apartments                      120            117                    6.890%        30,989     8/11/2002
69            Metrocrest Village Apartments                 120            119                    6.400%        31,040     10/1/2002
70            Larpenteur Manor Apartments                   120            118                    6.200%        27,561     9/11/2002

                                                         MATURITY                 PREPAYMENT  PROVISION                   DEFEASANCE
 #   CROSSED  LOAN NAME                                    DATE         ARD(4)     AS OF ORIGINATION(5)                    OPTION(6)
 -   -------  ---------                                  ---------    ----------  ---------------------                   ----------
1             Crystal Mall                               9/11/2032     9/11/2012    Lock/116_0%/4                              Yes
2             Arbor Place Mall                           7/11/2012                  Lock/113_0%/7                              Yes
3             SummitWoods Crossing                        8/1/2012                  Lock/116_0%/4                              Yes
4             1650 Arch Street                           8/11/2012                  Lock/116_0%/4                              Yes
5             Old Hickory Mall                           7/11/2012                  Lock/113_0%/7                              Yes
6             Carriage Hill Apartments                    9/1/2012                  Lock/117_0%/3                              Yes
7             McDonald Investment Center                 8/11/2012                  Lock/116_0%/4                              Yes
8             Creeks at Virginia Center                  8/11/2032     8/11/2012    Lock/116_0%/4                              Yes
9             2401 Elliott Avenue                       11/11/2030    11/11/2010    Lock/116_0%/4                              Yes
10            15 Cliff Street                            6/11/2012                  Lock/113_0%/7                              Yes
11            The Village at Chandler Crossings          10/1/2012                  YM4/59_YM3/12_YM2/24_YM1/21_0%/4           No
12            Forum at Gateways                          6/11/2012                  Lock/117_0%/3                              Yes
13            Wells Fargo Bank Tower                     6/11/2032     6/11/2012    Lock/117_0%/3                              Yes
14            Union Landing Shopping Center               9/1/2012                  Lock/117_0%/3                              Yes
15            Redwood Business Park - Loan 2              8/1/2011                  Lock/118_0%/2                              Yes
16            Cedar Hill Crossing                         8/1/2012                  Lock/116_0%/4                              Yes
17            Clearwater Springs Shopping Center         10/1/2012                  Lock/117_0%/3                              Yes
18            Pennswood Apartments and Townhomes         6/11/2012                  Lock/117_0%/3                              Yes
19            West Isle Club Apartments                  7/11/2012                  Lock/117_0%/3                              Yes
20            Williamsburg Crossing                       9/4/2012                  Lock/117_0%/3                              Yes
21            Camden Park Shopping Center                5/11/2012                  Lock/117_0%/3                              Yes
22            823 Congress                               1/11/2012                  Lock/117_0%/3                              Yes
23            Cumberland Marketplace                      6/1/2012                  Lock/118_0%/2                              Yes
24            200 Connecticut Avenue                      7/1/2012                  Lock/117_0%/3                              Yes
25            North Pointe Shopping Center - Phase III    5/1/2012                  Lock/118_0%/2                              Yes
26            Country Inn & Suites - Brookfield          8/11/2012                  Lock/114_0%/6                              Yes
27            Miami Gardens Apartments                    6/1/2012                  Lock/118_0%/2                              Yes
28            Riverlake Apartments                       8/11/2012                  Lock/117_0%/3                              Yes
29            US Storage Centers-South Bay                7/1/2012                  Lock/117_0%/3                              Yes
30            Capital Towers                             8/11/2012                  Lock/117_0%/3                              Yes
31            Shaw's Plaza Shopping Center               8/11/2012                  Lock/117_0%/3                              Yes
32            20001 Euclid Avenue                        5/11/2026     5/11/2011    Lock/118_0%/2                              Yes
33            Outlook Apartments                          6/1/2011                  Lock/117_0%/3                              Yes
34            Sunridge Village Apartments                 2/1/2012                  Lock/117_0%/3                              Yes
35    (A)     Westwind Shopping Center-West               1/1/2012                  Lock/117_0%/3                              Yes
36    (A)     Westwind Shopping Center-East               1/1/2012                  Lock/117_0%/3                              Yes
37            Willowbrook Business Center                 9/1/2012                  YM5/11_YM4/12_YM3/12_YM2/12_YM1/69_0%/4    No
38            Best Buy - West Paterson, NJ               10/1/2032     10/1/2012    Lock/116_0%/4                              Yes
39            Concepts Direct, Inc. Headquarters         12/1/2010                  Lock/114_0%/6                              Yes
40            Allenmore Medical Plaza                    10/1/2032     10/1/2012    Lock/117_0%/3                              Yes
41            Greens Crossing Business Center            10/1/2012                  YM5/11_YM4/12_YM3/12_YM2/12_YM1/69_0%/4    No
42            Kirk-Stieff Office Building                4/11/2012                  Lock/117_0%/3                              Yes
43            St. Charles Place Apartments               7/11/2007                  Lock/54_0%/6                               Yes
44            The Lakes Apartments                        2/1/2012                  Lock/117_0%/3                              Yes
45            Ridgeview Plaza                            5/11/2012                  Lock/117_0%/3                              Yes
46            Gatewood Apartments                         1/1/2012                  Lock/117_0%/3                              Yes
47            Discovery Village                           5/1/2012                  Lock/117_0%/3                              Yes
48            Mayfair Apartments                          8/1/2012                  Lock/119_0%/1                              Yes
49            Banyan Court                                6/1/2032      6/1/2012    Lock/118_0%/2                              Yes
50            Basswood Manor Apartments                   9/1/2012                  Lock/117_0%/3                              Yes
51            Two South Orange Office                    6/11/2012                  Lock/117_0%/3                              Yes
52            The Oaks Senior Apartments                  4/1/2012                  Lock/117_0%/3                              Yes
53            5550 Friendship Boulevard                   5/1/2007                  Lock/58_0%/2                               Yes
54            Los Altos Towers Apartments                 2/1/2012                  Lock/117_0%/3                              Yes
55            Eagles Pointe Apartments                   6/11/2012                  Lock/117_0%/3                              Yes
56            1400 Crescent                              6/11/2012                  Lock/117_0%/3                              Yes
57            March Tower                                 6/1/2012                  Lock/117_0%/3                              Yes
58            Hobson Medical Building                    6/11/2012                  Lock/117_0%/3                              Yes
59            11999 Katy Freeway                         5/11/2012                  Lock/117_0%/3                              Yes
60            Cypresswood Commons Shopping Center        7/11/2012                  Lock/117_0%/3                              Yes
61            Best Buy - Sandy, UT                        9/1/2032      9/1/2014    Lock/140_0%/4                              Yes
62            Brookford Place Apartments                 6/11/2012                  Lock/117_0%/3                              Yes
63            Cedar Ridge Townhomes                      7/11/2007                  Lock/54_0%/6                               Yes
64            Britain Towne Apartments                   6/11/2012                  Lock/117_0%/3                              Yes
65            Oak Trails Apartments                      6/11/2012                  Lock/114_0%/6                              Yes
66            Park Tower at Hilldale Apartments          7/11/2012                  Lock/117_0%/3                              Yes
67            Briarwood Apartments                       8/11/2012                  Lock/117_0%/3                              Yes
68            Embassy House Apartments                   7/11/2012                  Lock/114_0%/6                              Yes
69            Metrocrest Village Apartments               9/1/2012                  Lock/117_0%/3                              Yes
70            Larpenteur Manor Apartments                8/11/2012                  Lock/117_0%/3                              Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                           PERCENTAGE OF   ORIGINATION    REMAINING
                                                            ORIGINAL        CUT-OFF DATE    INITIAL NET   AMORTIZATION  AMORTIZATION
                                                           PRINCIPAL         PRINCIPAL     MORTGAGE POOL      TERM          TERM
 #   CROSSED  LOAN NAME                                     BALANCE        BALANCE(1)(2)      BALANCE       (MONTHS)     (MONTHS)(1)
 -   -------  ---------                                 ---------------   ---------------  -------------  ------------  ------------
71            Walgreens - Scottsdale                      $ 4,400,000       $ 4,386,474         0.35%          360          355
72            Spruce Square Apartments                      4,300,000         4,294,168         0.35%          300          299
73            Trowbridge Crossing                           4,300,000         4,252,935         0.34%          360          345
74            Macy's Furniture                              4,260,000         4,221,325         0.34%          300          292
75            Cypress Creek Village Shopping Center         4,142,000         4,117,418         0.33%          360          351
76            Arbor Park Office Center                      4,100,000         4,100,000         0.33%          300          300
77            Ripon Town Square Shopping Center             4,100,000         4,067,106         0.33%          360          349
78            Manitou Woods Townhomes                       4,050,000         4,046,513         0.33%          360          359
79            Normandy Apartments - Oklahoma                4,000,000         3,991,997         0.32%          360          357
80            Grassy Creek Mobile Home Park                 4,000,000         3,949,896         0.32%          360          343
81            Andover Park Apartments                       3,950,000         3,890,423         0.31%          360          334
82            Tahiti Garden Apartments                      3,900,000         3,889,197         0.31%          360          356
83            Spalding Exchange Office Complex              3,844,000         3,830,189         0.31%          360          354
84            Porterwood Apartments                         3,800,000         3,789,526         0.31%          360          356
85    (B)     Bethany Villa Mobile Home Park                2,000,000         1,989,177         0.16%          300          294
86    (B)     Sun & Sand Mobile Home Park                   1,750,000         1,733,754         0.14%          240          234
87            Villa Apartments                              3,700,000         3,673,541         0.30%          360          351
88            Lee's Landing Apartments                      3,600,000         3,584,836         0.29%          276          273
89            Walgreens - Wynnton Road                      3,575,000         3,569,971         0.29%          360          358
90            Midland Plaza                                 3,500,000         3,457,698         0.28%          360          343
91            West Park Apartments                          3,475,000         3,442,051         0.28%          360          347
92            Thayer Terrace Apartments                     3,450,000         3,396,477         0.27%          360          340
93            Oakwood Apartments                            3,400,000         3,393,465         0.27%          360          357
94            Colony Apartments                             3,400,000         3,390,628         0.27%          360          356
95            Stone Hollow Apartments                       3,400,000         3,390,628         0.27%          360          356
96            Walgreens - Memphis                           3,325,000         3,322,137         0.27%          360          359
97            Riverside Mini Storage                        3,300,000         3,287,139         0.27%          300          296
98            Club Riverside Apartments                     3,325,000         3,285,537         0.27%          360          344
99            LP Plaza II                                   3,300,000         3,279,150         0.26%          360          351
100           Clairemont Manor Apartments                   3,300,000         3,265,737         0.26%          360          345
101           Walgreens - Buena Vista Road                  3,245,000         3,240,435         0.26%          360          358
102           Wimbledon Apartments                          3,232,000         3,222,959         0.26%          360          356
103           Crystal Shores Apartments                     3,200,000         3,194,533         0.26%          360          358
104           Hillside East Apartments                      3,200,000         3,194,407         0.26%          360          358
105           Oyster Point Plaza Shopping Center            3,200,000         3,189,458         0.26%          300          297
106           Fontana Plaza                                 3,200,000         3,188,859         0.26%          360          354
107           Sawtelle Apartments                           3,200,000         3,159,917         0.25%          360          343
108           Bloomington Apartment Portfolio               3,145,000         3,136,116         0.25%          360          356
109           Fisherman's Cove RV Park                      3,125,000         3,118,564         0.25%          360          357
110           Meadowood Apartments                          3,120,000         3,114,791         0.25%          360          358
111           Walgreens - Eden Prairie                      3,100,000         3,074,141         0.25%          360          348
112           Mill Creek Apartments                         3,040,000         3,018,261         0.24%          360          351
113           Springs Shopping Center                       3,000,000         2,988,330         0.24%          360          354
114           Highland Park & North Forsyth                 2,844,000         2,836,391         0.23%          360          356
115           Lincoln Place Apartments                      2,750,000         2,712,697         0.22%          360          342
116           Sun Meadows Mobile Home Park                  2,700,000         2,694,852         0.22%          360          357
117           Colony Courts Apartments                      2,500,000         2,494,409         0.20%          360          357
118           Magnolia Village Shopping Center              2,500,000         2,483,525         0.20%          360          350
119           Prairie Ridge Apartments                      2,400,000         2,396,745         0.19%          300          299
120           Bon Shopping Center                           2,400,000         2,375,086         0.19%          360          344
121           Belgrade Shopping Center                      2,380,000         2,370,269         0.19%          300          296
122           Hunterwood Depot Portfolio                    2,325,000         2,322,898         0.19%          360          359
123           Old Oak Trails Estates                        2,310,000         2,304,284         0.19%          300          298
124           Stonekey Apartments                           2,210,000         2,204,725         0.18%          300          298
125           Rancho North Apartments                       2,180,000         2,173,406         0.18%          360          355
126           Capital Square Shopping Center                2,100,000         2,097,313         0.17%          360          358
127           French Quarter Apartments                     2,000,000         1,994,886         0.16%          360          356
128           Lake Christine Apartments                     1,950,000         1,947,535         0.16%          300          299
129           Pebble Springs Plaza                          1,800,000         1,796,990         0.14%          360          357
130           Heritage Apartments                           1,600,000         1,593,371         0.13%          300          296
131           Naismith Place Apartments                     1,590,000         1,585,112         0.13%          360          355
132           The Concourse Building                        1,575,000         1,573,026         0.13%          360          358
133           2121 Bert Kouns Self Storage                  1,525,000         1,517,819         0.12%          300          295
134           Morgan MHP Portfolio                          1,510,000         1,504,817         0.12%          240          238
135           Deer Run I & II Apartments                    1,500,000         1,497,232         0.12%          360          357
136           Lafayette Square Townhomes                    1,464,000         1,461,047         0.12%          360          357
137           Springwood Villas Apartments                  1,400,000         1,395,833         0.11%          360          355
138           Pine Hollow Apartments                        1,350,000         1,346,778         0.11%          300          298
139           Ellsworth Court Apartments                    1,275,000         1,272,477         0.10%          240          239
140           Villa De Flores Apartment Complex             1,225,000         1,222,516         0.10%          360          357
141           Excelsior Manor Mobile Home Park              1,200,000         1,198,459         0.10%          300          299
142           Barksdale Self Storage                        1,185,000         1,181,478         0.10%          300          297
143           Lorimier/Universal Apartments                 1,180,000         1,177,059         0.09%          360          356
144           Tuckaway Manor Mobile Home Park               1,150,000         1,146,185         0.09%          360          355

                                                                                         INITIAL
                                                          ORIGINAL       REMAINING      INTEREST
                                                           TERM TO        TERM TO         ONLY     MORTGAGE                  FIRST
                                                          MATURITY       MATURITY        PERIOD    INTEREST    MONTHLY      PAYMENT
 #   CROSSED  LOAN NAME                                  (MONTHS)(3)   (MONTHS)(1)(3)   (MONTHS)     RATE      PAYMENT       DATE
 -   -------  ---------                                  ------------  --------------  ----------  --------  -----------   ---------
71            Walgreens - Scottsdale                          120            115                    7.560%     $ 30,946     6/1/2002
72            Spruce Square Apartments                        120            119                    6.400%       28,766    10/1/2002
73            Trowbridge Crossing                             120            105                    7.170%       29,101     8/1/2001
74            Macy's Furniture                                120            112                    7.390%       31,177     3/1/2002
75            Cypress Creek Village Shopping Center           120            111                    7.700%       29,531     2/1/2002
76            Arbor Park Office Center                        120            120                    6.625%       28,005    11/1/2002
77            Ripon Town Square Shopping Center               120            109                    7.250%       27,969   12/11/2001
78            Manitou Woods Townhomes                         120            119                    6.750%       26,268    10/1/2002
79            Normandy Apartments - Oklahoma                  120            117                    7.150%       27,016    8/11/2002
80            Grassy Creek Mobile Home Park                   120            103                    7.150%       27,016     6/1/2001
81            Andover Park Apartments                         120             94                    8.320%       29,870     9/1/2000
82            Tahiti Garden Apartments                        120            116                    7.210%       26,499    7/11/2002
83            Spalding Exchange Office Complex                120            114                    7.810%       27,698     5/1/2002
84            Porterwood Apartments                            60             56                    7.230%       25,871    7/11/2002
85    (B)     Bethany Villa Mobile Home Park                  120            114                    8.300%       15,836    5/11/2002
86    (B)     Sun & Sand Mobile Home Park                     120            114                    8.300%       14,966    5/11/2002
87            Villa Apartments                                120            111                    6.880%       24,319     2/1/2002
88            Lee's Landing Apartments                        120            117                    6.740%       25,697    8/11/2002
89            Walgreens - Wynnton Road                        120            118                    7.120%       24,073     9/1/2002
90            Midland Plaza                                   120            103                    7.300%       23,995     6/1/2001
91            West Park Apartments                            120            107                    7.250%       23,706   10/11/2001
92            Thayer Terrace Apartments                       121            101                    7.120%       23,232     3/1/2001
93            Oakwood Apartments                              120            117                    7.300%       23,309    8/11/2002
94            Colony Apartments                                60             56                    7.230%       23,148    7/11/2002
95            Stone Hollow Apartments                          60             56                    7.230%       23,148    7/11/2002
96            Walgreens - Memphis                             120            119                    6.750%       21,566    10/1/2002
97            Riverside Mini Storage                          120            116                    7.870%       25,186     7/1/2002
98            Club Riverside Apartments                       120            104                    7.150%       22,457     7/1/2001
99            LP Plaza II                                     120            111                    7.430%       22,916     2/1/2002
100           Clairemont Manor Apartments                     120            105                    7.390%       22,826     8/1/2001
101           Walgreens - Buena Vista Road                    120            118                    7.120%       21,851     9/1/2002
102           Wimbledon Apartments                            120            116                    7.170%       21,873    7/11/2002
103           Crystal Shores Apartments                       120            118                    6.300%       19,807    9/11/2002
104           Hillside East Apartments                        120            118                    6.200%       19,599    9/11/2002
105           Oyster Point Plaza Shopping Center              120            117                    7.060%       22,740    8/11/2002
106           Fontana Plaza                                   120            114                    7.930%       23,325     5/1/2002
107           Sawtelle Apartments                             120            103                    7.150%       21,613     6/1/2001
108           Bloomington Apartment Portfolio                 120            116                    7.130%       21,199    7/11/2002
109           Fisherman's Cove RV Park                         60             57                    7.040%       20,875    8/11/2002
110           Meadowood Apartments                            120            118                    6.400%       19,516     9/1/2002
111           Walgreens - Eden Prairie                        120            108                    7.400%       21,464    11/1/2001
112           Mill Creek Apartments                           120            111                    6.880%       19,981     2/1/2002
113           Springs Shopping Center                         120            114                    7.500%       20,976     5/1/2002
114           Highland Park & North Forsyth                   120            116                    7.350%       19,594    7/11/2002
115           Lincoln Place Apartments                        120            102                    7.100%       18,481     5/1/2001
116           Sun Meadows Mobile Home Park                    120            117                    7.330%       18,565    8/11/2002
117           Colony Courts Apartments                        120            117                    6.720%       16,165    8/11/2002
118           Magnolia Village Shopping Center                120            110                    7.620%       17,686     1/1/2002
119           Prairie Ridge Apartments                        120            119                    6.400%       16,055    10/1/2002
120           Bon Shopping Center                             120            104                    7.710%       17,128     7/1/2001
121           Belgrade Shopping Center                        120            116                    7.620%       17,774    7/11/2002
122           Hunterwood Depot Portfolio                      120            119                    6.500%       14,696   10/11/2002
123           Old Oak Trails Estates                          120            118                    6.550%       15,670     9/1/2002
124           Stonekey Apartments                             120            118                    6.750%       15,269    9/11/2002
125           Rancho North Apartments                         120            115                    7.620%       15,422    6/11/2002
126           Capital Square Shopping Center                  120            118                    7.500%       14,684    9/11/2002
127           French Quarter Apartments                       120            116                    7.530%       14,025    7/11/2002
128           Lake Christine Apartments                       120            119                    6.850%       13,596   10/11/2002
129           Pebble Springs Plaza                            120            117                    7.800%       12,958    8/11/2002
130           Heritage Apartments                             120            116                    7.550%       11,876    7/11/2002
131           Naismith Place Apartments                       120            115                    7.560%       11,183    6/11/2002
132           The Concourse Building                          120            118                    7.580%       11,099    9/11/2002
133           2121 Bert Kouns Self Storage                     60             55                    7.940%       11,710    6/11/2002
134           Morgan MHP Portfolio                            120            118                    7.460%       12,128    9/11/2002
135           Deer Run I & II Apartments                      120            117                    7.450%       10,437    8/11/2002
136           Lafayette Square Townhomes                      120            117                    7.120%        9,858    8/11/2002
137           Springwood Villas Apartments                    120            115                    7.680%        9,962    6/11/2002
138           Pine Hollow Apartments                          120            118                    6.750%        9,327    9/11/2002
139           Ellsworth Court Apartments                      120            119                    6.750%        9,695   10/11/2002
140           Villa De Flores Apartment Complex                60             57                    7.100%        8,232    8/11/2002
141           Excelsior Manor Mobile Home Park                120            119                    6.750%        8,291   10/11/2002
142           Barksdale Self Storage                           60             57                    7.580%        8,819    8/11/2002
143           Lorimier/Universal Apartments                   120            116                    7.630%        8,356    7/11/2002
144           Tuckaway Manor Mobile Home Park                 120            115                    7.270%        7,860    6/11/2002

                                                           MATURITY               PREPAYMENT  PROVISION      DEFEASANCE
 #   CROSSED  LOAN NAME                                      DATE       ARD(4)    AS OF ORIGINATION(5)        OPTION(6)
 -   -------  ---------                                    --------   ----------  ---------------------      ----------
71            Walgreens - Scottsdale                       5/1/2012                Lock/117_0%/3                 Yes
72            Spruce Square Apartments                     9/1/2012                Lock/117_0%/3                 Yes
73            Trowbridge Crossing                          7/1/2011                Lock/117_0%/3                 Yes
74            Macy's Furniture                             2/1/2012                Lock/117_0%/3                 Yes
75            Cypress Creek Village Shopping Center        1/1/2012                Lock/117_0%/3                 Yes
76            Arbor Park Office Center                    10/1/2012                Lock/117_0%/3                 Yes
77            Ripon Town Square Shopping Center          11/11/2031   11/11/2011   Lock/117_0%/3                 Yes
78            Manitou Woods Townhomes                      9/1/2012                Lock/117_0%/3                 Yes
79            Normandy Apartments - Oklahoma              7/11/2012                Lock/114_0%/6                 Yes
80            Grassy Creek Mobile Home Park                5/1/2011                Lock/117_0%/3                 Yes
81            Andover Park Apartments                      8/1/2010                YM2/59_YM1/57_0%/4            No
82            Tahiti Garden Apartments                    6/11/2012                Lock/117_0%/3                 Yes
83            Spalding Exchange Office Complex             4/1/2012                Lock/117_0%/3                 Yes
84            Porterwood Apartments                       6/11/2007                Lock/54_0%/6                  Yes
85    (B)     Bethany Villa Mobile Home Park              4/11/2012                Lock/114_0%/6                 Yes
86    (B)     Sun & Sand Mobile Home Park                 4/11/2012                Lock/114_0%/6                 Yes
87            Villa Apartments                             1/1/2012                Lock/117_0%/3                 Yes
88            Lee's Landing Apartments                    7/11/2012                Lock/117_0%/3                 Yes
89            Walgreens - Wynnton Road                     8/1/2032     8/1/2012   Lock/116_0%/4                 Yes
90            Midland Plaza                                5/1/2011                Lock/117_0%/3                 Yes
91            West Park Apartments                        9/11/2011                Lock/117_0%/3                 Yes
92            Thayer Terrace Apartments                    3/1/2011                Lock/118_0%/3                 Yes
93            Oakwood Apartments                          7/11/2012                Lock/39_YM1/78_0%/3           No
94            Colony Apartments                           6/11/2007                Lock/54_0%/6                  Yes
95            Stone Hollow Apartments                     6/11/2007                Lock/54_0%/6                  Yes
96            Walgreens - Memphis                          9/1/2032     9/1/2012   Lock/116_0%/4                 Yes
97            Riverside Mini Storage                       6/1/2012                Lock/117_0%/3                 Yes
98            Club Riverside Apartments                    6/1/2011                Lock/117_0%/3                 Yes
99            LP Plaza II                                  1/1/2012                Lock/117_0%/3                 Yes
100           Clairemont Manor Apartments                  7/1/2011                Lock/117_0%/3                 Yes
101           Walgreens - Buena Vista Road                 8/1/2032     8/1/2012   Lock/116_0%/4                 Yes
102           Wimbledon Apartments                        6/11/2012                Lock/117_0%/3                 Yes
103           Crystal Shores Apartments                   8/11/2012                Lock/117_0%/3                 Yes
104           Hillside East Apartments                    8/11/2012                Lock/117_0%/3                 Yes
105           Oyster Point Plaza Shopping Center          7/11/2012                Lock/114_0%/6                 Yes
106           Fontana Plaza                                4/1/2012                Lock/117_0%/3                 Yes
107           Sawtelle Apartments                          5/1/2011                Lock/117_0%/3                 Yes
108           Bloomington Apartment Portfolio             6/11/2012                Lock/117_0%/3                 Yes
109           Fisherman's Cove RV Park                    7/11/2007                Lock/57_0%/3                  Yes
110           Meadowood Apartments                         8/1/2012                Lock/117_0%/3                 Yes
111           Walgreens - Eden Prairie                    10/1/2011                Lock/117_0%/3                 Yes
112           Mill Creek Apartments                        1/1/2012                Lock/117_0%/3                 Yes
113           Springs Shopping Center                      4/1/2012                Lock/117_0%/3                 Yes
114           Highland Park & North Forsyth               6/11/2012                Lock/114_0%/6                 Yes
115           Lincoln Place Apartments                     4/1/2011                Lock/117_0%/3                 Yes
116           Sun Meadows Mobile Home Park                7/11/2012                Lock/114_0%/6                 Yes
117           Colony Courts Apartments                    7/11/2012                Lock/117_0%/3                 Yes
118           Magnolia Village Shopping Center            12/1/2011                Lock/117_0%/3                 Yes
119           Prairie Ridge Apartments                     9/1/2012                Lock/117_0%/3                 Yes
120           Bon Shopping Center                          6/1/2011                Lock/117_0%/3                 Yes
121           Belgrade Shopping Center                    6/11/2012                Lock/114_0%/6                 Yes
122           Hunterwood Depot Portfolio                  9/11/2012                Lock/117_0%/3                 Yes
123           Old Oak Trails Estates                       8/1/2012                Lock/116_0%/4                 Yes
124           Stonekey Apartments                         8/11/2012                Lock/117_0%/3                 Yes
125           Rancho North Apartments                     5/11/2012                Lock/114_0%/6                 Yes
126           Capital Square Shopping Center              8/11/2012                Lock/117_0%/3                 Yes
127           French Quarter Apartments                   6/11/2012                Lock/117_0%/3                 Yes
128           Lake Christine Apartments                   9/11/2012                Lock/114_0%/6                 Yes
129           Pebble Springs Plaza                        7/11/2012                Lock/114_0%/6                 Yes
130           Heritage Apartments                         6/11/2012                Lock/114_0%/6                 Yes
131           Naismith Place Apartments                   5/11/2012                Lock/114_0%/6                 Yes
132           The Concourse Building                      8/11/2012                Lock/114_0%/6                 Yes
133           2121 Bert Kouns Self Storage                5/11/2007                Lock/54_0%/6                  Yes
134           Morgan MHP Portfolio                        8/11/2012                Lock/114_0%/6                 Yes
135           Deer Run I & II Apartments                  7/11/2012                Lock/114_0%/6                 Yes
136           Lafayette Square Townhomes                  7/11/2012                Lock/114_0%/6                 Yes
137           Springwood Villas Apartments                5/11/2012                Lock/41_YM1/76_0%/3           No
138           Pine Hollow Apartments                      8/11/2012                Lock/114_0%/6                 Yes
139           Ellsworth Court Apartments                  9/11/2012                Lock/114_0%/6                 Yes
140           Villa De Flores Apartment Complex           7/11/2007                Lock/54_0%/6                  Yes
141           Excelsior Manor Mobile Home Park            9/11/2012                Lock/114_0%/6                 Yes
142           Barksdale Self Storage                      7/11/2007                Lock/54_0%/6                  Yes
143           Lorimier/Universal Apartments               6/11/2012                Lock/114_0%/6                 Yes
144           Tuckaway Manor Mobile Home Park             5/11/2012                Lock/117_0%/3                 Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                           PERCENTAGE OF   ORIGINATION    REMAINING
                                                            ORIGINAL        CUT-OFF DATE    INITIAL NET   AMORTIZATION  AMORTIZATION
                                                           PRINCIPAL         PRINCIPAL     MORTGAGE POOL      TERM          TERM
 #   CROSSED  LOAN NAME                                     BALANCE        BALANCE(1)(2)      BALANCE       (MONTHS)     (MONTHS)(1)
 -   -------  ---------                                 ---------------   ---------------  -------------  ------------  ------------
145           Prairie Oaks Apartments                   $     1,100,000   $     1,095,646       0.09%          300          296
146           InSite Forsyth                                  1,050,000         1,048,244       0.08%          360          357
147           Watertown Professional Buildings                1,035,000         1,033,544       0.08%          360          358
148           Boca Industrial                                 1,028,000         1,021,492       0.08%          240          236
149           Prospect Gardens                                1,000,000           998,814       0.08%          300          299
150           Henry-Lenox Apartments                          1,000,000           997,284       0.08%          360          356
151           Seaborn Woods Apartments                          870,000           867,297       0.07%          360          355
152           Ridglea Square Apartments                         875,000           867,253       0.07%          360          346
153           J.B. Executive Center                             860,000           858,840       0.07%          360          358
154           Apple Run Apartments                              845,000           843,428       0.07%          360          357
155           Worthington Manor Apartments                      720,000           717,178       0.06%          300          296
156           1132 Willow Avenue                                525,000           523,164       0.04%          300          296

                                                        ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 $ 1,237,664,000   $ 1,228,581,046     100.00%          347          343
                                                        ============================================================================

MAXIMUM:                                                $   106,000,000   $   105,886,594       8.62%          360          360
MINIMUM:                                                $       525,000   $       523,164       0.04%          240          234

                                                                                     INITIAL
                                                       ORIGINAL       REMAINING      INTEREST
                                                        TERM TO        TERM TO         ONLY     MORTGAGE                  FIRST
                                                       MATURITY       MATURITY        PERIOD    INTEREST    MONTHLY      PAYMENT
 #   CROSSED  LOAN NAME                               (MONTHS)(3)   (MONTHS)(1)(3)   (MONTHS)     RATE      PAYMENT       DATE
 -   -------  ---------                               ------------  --------------  ----------  --------  -----------   ----------
145           Prairie Oaks Apartments                      120            116                    7.790%   $     8,338    7/11/2002
146           InSite Forsyth                               120            117                    7.800%         7,559    8/11/2002
147           Watertown Professional Buildings             120            118                    7.120%         6,969    9/11/2002
148           Boca Industrial                              120            116                    8.090%         8,656    7/11/2002
149           Prospect Gardens                             120            119                    7.250%         7,228   10/11/2002
150           Henry-Lenox Apartments                       120            116                    7.290%         6,849    7/11/2002
151           Seaborn Woods Apartments                     120            115                    7.520%         6,095    6/11/2002
152           Ridglea Square Apartments                    120            106                    7.800%         6,299    9/11/2001
153           J.B. Executive Center                        120            118                    7.290%         5,890    9/11/2002
154           Apple Run Apartments                         120            117                    7.420%         5,862    8/11/2002
155           Worthington Manor Apartments                 120            116                    7.840%         5,481    7/11/2002
156           1132 Willow Avenue                           120            116                    8.420%         4,199    7/11/2002

                                                     -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    118            114                    6.863%   $ 8,208,004    6/26/2002
                                                     =============================================================================

MAXIMUM:                                                   144            143                    8.570%   $   609,928    11/1/2002
MINIMUM:                                                    60             55                    5.621%   $     4,199     9/1/2000

                                                           MATURITY               PREPAYMENT  PROVISION      DEFEASANCE
 #   CROSSED  LOAN NAME                                      DATE       ARD(4)    AS OF ORIGINATION(5)        OPTION(6)
 -   -------  ---------                                    --------   ----------  ---------------------      ----------
145           Prairie Oaks Apartments                     6/11/2012               Lock/114_0%/6                 Yes
146           InSite Forsyth                              7/11/2012               Lock/114_0%/6                 Yes
147           Watertown Professional Buildings            8/11/2012               Lock/114_0%/6                 Yes
148           Boca Industrial                             6/11/2012               Lock/114_0%/6                 Yes
149           Prospect Gardens                            9/11/2012               Lock/114_0%/6                 Yes
150           Henry-Lenox Apartments                      6/11/2012               Lock/114_0%/6                 Yes
151           Seaborn Woods Apartments                    5/11/2012               Lock/114_0%/6                 Yes
152           Ridglea Square Apartments                   8/11/2011               Lock/114_0%/6                 Yes
153           J.B. Executive Center                       8/11/2012               Lock/114_0%/6                 Yes
154           Apple Run Apartments                        7/11/2012               Lock/114_0%/6                 Yes
155           Worthington Manor Apartments                6/11/2012               Lock/114_0%/6                 Yes
156           1132 Willow Avenue                          6/11/2012               Lock/114_0%/6                 Yes

                                                         -----------
TOTAL/WEIGHTED AVERAGE:                                  01/10/2016
                                                         ===========

MAXIMUM:                                                  10/1/2032
MINIMUM:                                                   5/1/2007

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTWIND SHOPPING CENTER-WEST AND WESTWIND SHOPPING CENTER-EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BETHANY VILLA MOBILE HOME PARK AND SUN & SAND MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)       ASSUMES A CUT-OFF DATE OF OCTOBER 2002.
(2) ARBOR PLACE MALL HAVING A CUT-OFF DATE BALANCE OF $81,172,231 IS COMPRISED OF TWO COMPONENTS: (a) THE SENIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $76,172,231 AND (b) THE JUNIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $5,000,000. THE APM JUNIOR PORTION IS SUBORDINATE TO THE APM SENIOR PORTION. CALCULATIONS PRESENTED HEREIN ARE BASED ON THE APM SENIOR PORTION ONLY.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4)       ANTICIPATED REPAYMENT DATE.
(5)       PREPAYMENT PROVISION AS OF ORIGINATION:
          LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS
          YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR
          (y) PAYMENTS
(6)       "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
          PERIOD.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                              CUT-OFF DATE                       CUT-OFF
                                                               PRINCIPAL         APPRAISED       DATE LTV       MATURITY/ARD
#    CROSSED  LOAN NAME                                       BALANCE(1)(2)        VALUE        RATIO(1)(3)      BALANCE(4)
-    -------  ---------                                     ----------------  ---------------   -----------   ---------------
1             Crystal Mall                                  $    105,886,594  $   176,000,000      60.2%      $    88,880,834
2             Arbor Place Mall                                    76,172,231      133,000,000      57.3%           59,297,985
3             SummitWoods Crossing                                48,000,000       60,000,000      80.0%           42,011,660
4             1650 Arch Street                                    46,922,069       74,700,000      62.8%           40,362,194
5             Old Hickory Mall                                    35,855,219       54,300,000      66.0%           27,912,301
6             Carriage Hill Apartments                            34,000,000       42,000,000      81.0%           29,357,653
7             McDonald Investment Center                          29,949,679       51,000,000      58.7%           25,726,747
8             Creeks at Virginia Center                           27,952,926       36,670,000      76.2%           24,004,812
9             2401 Elliott Avenue                                 26,890,777       39,000,000      69.0%           24,323,661
10            15 Cliff Street                                     25,920,846       46,300,000      56.0%           22,570,358
11            The Village at Chandler Crossings                   23,000,000       31,000,000      74.2%           19,962,003
12            Forum at Gateways                                   22,436,438       28,500,000      78.7%           19,693,857
13            Wells Fargo Bank Tower                              21,945,027       40,000,000      54.9%           19,498,498
14            Union Landing Shopping Center                       19,183,011       24,000,000      79.9%           16,569,295
15            Redwood Business Park - Loan 2                      18,780,426       28,300,000      66.4%           16,714,933
16            Cedar Hill Crossing                                 17,673,415       22,500,000      78.5%           15,377,230
17            Clearwater Springs Shopping Center                  16,880,000       21,100,000      80.0%           14,574,690
18            Pennswood Apartments and Townhomes                  16,450,363       24,800,000      66.3%           14,342,833
19            West Isle Club Apartments                           15,000,000       20,230,000      74.1%           13,096,304
20            Williamsburg Crossing                               14,287,664       18,100,000      78.9%           12,384,749
21            Camden Park Shopping Center                         14,153,728       20,400,000      69.4%           12,498,742
22            823 Congress                                        14,065,824       21,900,000      64.2%           12,555,518
23            Cumberland Marketplace                              13,404,042       16,800,000      79.8%           11,830,969
24            200 Connecticut Avenue                              13,278,393       18,500,000      71.8%           11,870,595
25            North Pointe Shopping Center - Phase III            11,362,560       14,550,000      78.1%           10,026,471
26            Country Inn & Suites - Brookfield                   10,479,446       16,400,000      63.9%            8,608,920
27            Miami Gardens Apartments                            10,470,265       13,860,000      75.5%            9,188,060
28            Riverlake Apartments                                 9,983,950       12,900,000      77.4%            8,621,397
29            US Storage Centers-South Bay                         9,968,875       13,840,000      72.0%            8,088,768
30            Capital Towers                                       9,727,229       13,500,000      72.1%            7,768,879
31            Shaw's Plaza Shopping Center                         9,586,228       12,800,000      74.9%            8,382,595
32            20001 Euclid Avenue                                  9,182,963       12,425,000      73.9%            7,812,097
33            Outlook Apartments                                   9,020,448       11,550,000      78.1%            8,020,126
34            Sunridge Village Apartments                          8,825,299       11,100,000      79.5%            7,763,258
35     (A)    Westwind Shopping Center-West                        4,867,962        6,700,000      73.6%            4,303,329
36     (A)    Westwind Shopping Center-East                        3,740,383        5,000,000      73.6%            3,306,538
37            Willowbrook Business Center                          8,592,725       11,475,000      74.9%            7,468,377
38            Best Buy - West Paterson, NJ                         8,500,000       11,400,000      74.6%            7,364,346
39            Concepts Direct, Inc. Headquarters                   8,386,535       11,800,000      71.1%            7,619,617
40            Allenmore Medical Plaza                              7,725,000       10,300,000      75.0%            6,656,146
41            Greens Crossing Business Center                      7,500,000        9,600,000      78.1%            6,199,250
42            Kirk-Stieff Office Building                          7,471,556       10,000,000      74.7%            6,644,129
43            St. Charles Place Apartments                         6,985,125        8,800,000      79.4%            6,624,784
44            The Lakes Apartments                                 6,917,126        8,700,000      79.5%            6,084,717
45            Ridgeview Plaza                                      6,779,039        8,760,000      77.4%            6,017,286
46            Gatewood Apartments                                  6,751,373        8,800,000      76.7%            5,909,685
47            Discovery Village                                    6,495,079        8,800,000      73.8%            5,769,425
48            Mayfair Apartments                                   6,488,895       13,500,000      48.1%            5,561,455
49            Banyan Court                                         6,433,043        9,100,000      70.7%            5,687,948
50            Basswood Manor Apartments                            6,374,119        8,300,000      76.8%            5,473,649

                                                              MATURITY/
                                                               ARD LTV         MOST RECENT     MOST RECENT        U/W
#    CROSSED  LOAN NAME                                     RATIO(3)(4)(5)         NCF           DSCR(6)          NOI
-    -------  ---------                                     --------------    -------------    -----------   -------------
1             Crystal Mall                                      50.5%         $  13,566,934       1.85x      $  14,238,480
2             Arbor Place Mall                                  44.6%            11,541,443       1.86          11,435,257
3             SummitWoods Crossing                              70.0%             3,932,044       1.04           4,982,655
4             1650 Arch Street                                  54.0%             6,370,494       1.80           6,208,265
5             Old Hickory Mall                                  51.4%             4,455,271       1.53           4,692,797
6             Carriage Hill Apartments                          69.9%             3,563,955       1.31           3,454,773
7             McDonald Investment Center                        50.4%             4,319,758       1.92           4,630,815
8             Creeks at Virginia Center                         65.5%             2,764,999       1.32           3,208,178
9             2401 Elliott Avenue                               62.4%             4,098,501       1.73           3,339,484
10            15 Cliff Street                                   48.7%             4,931,120       2.42           3,894,972
11            The Village at Chandler Crossings                 64.4%                   N/A        N/A           2,491,948
12            Forum at Gateways                                 69.1%             2,203,438       1.21           2,536,465
13            Wells Fargo Bank Tower                            48.7%             2,307,673       1.24           2,996,322
14            Union Landing Shopping Center                     69.0%             2,162,950       1.47           2,076,001
15            Redwood Business Park - Loan 2                    59.1%             2,208,043       1.40           2,314,229
16            Cedar Hill Crossing                               68.3%             1,506,658       1.08           1,871,403
17            Clearwater Springs Shopping Center                69.1%             2,110,136       1.63           2,061,121
18            Pennswood Apartments and Townhomes                57.8%             2,127,690       1.64           2,312,677
19            West Isle Club Apartments                         64.7%             1,725,872       1.49           1,566,668
20            Williamsburg Crossing                             68.4%             1,590,809       1.43           1,644,992
21            Camden Park Shopping Center                       61.3%             1,525,318       1.30           1,737,437
22            823 Congress                                      57.3%                   N/A        N/A           1,942,771
23            Cumberland Marketplace                            70.4%                   N/A        N/A           1,441,357
24            200 Connecticut Avenue                            64.2%                   N/A        N/A           1,650,406
25            North Pointe Shopping Center - Phase III          68.9%                   N/A        N/A           1,291,940
26            Country Inn & Suites - Brookfield                 52.5%             1,892,683       1.98           1,835,290
27            Miami Gardens Apartments                          66.3%               847,193       1.00           1,175,912
28            Riverlake Apartments                              66.8%             1,063,691       1.39           1,088,932
29            US Storage Centers-South Bay                      58.4%             1,027,570       1.17           1,096,061
30            Capital Towers                                    57.5%             1,212,366       1.48           1,326,447
31            Shaw's Plaza Shopping Center                      65.5%             1,315,975       1.71           1,158,804
32            20001 Euclid Avenue                               62.9%               968,640       1.07           1,596,872
33            Outlook Apartments                                69.4%             1,042,463       1.39             954,094
34            Sunridge Village Apartments                       69.9%               916,057       1.28             976,887
35     (A)    Westwind Shopping Center-West                     65.0%             1,016,149       1.97             562,756
36     (A)    Westwind Shopping Center-East                     65.0%               382,750       1.97             408,766
37            Willowbrook Business Center                       65.1%             1,449,938       2.15           1,088,892
38            Best Buy - West Paterson, NJ                      64.6%                   N/A        N/A             899,934
39            Concepts Direct, Inc. Headquarters                64.6%                   N/A        N/A           1,190,236
40            Allenmore Medical Plaza                           64.6%               698,572       1.19             899,748
41            Greens Crossing Business Center                   64.6%               905,074       1.55             891,005
42            Kirk-Stieff Office Building                       66.4%                   N/A        N/A             983,908
43            St. Charles Place Apartments                      75.3%               703,214       1.27             819,211
44            The Lakes Apartments                              69.9%               736,057       1.31             755,269
45            Ridgeview Plaza                                   68.7%                   N/A        N/A             833,544
46            Gatewood Apartments                               67.2%               678,358       1.26             716,295
47            Discovery Village                                 65.6%               726,764       1.32             725,667
48            Mayfair Apartments                                41.2%               839,051       1.74           1,045,563
49            Banyan Court                                      62.5%                   N/A        N/A             684,875
50            Basswood Manor Apartments                         65.9%                   N/A        N/A             644,950

                                                                U/W           U/W       ADMINISTRATIVE
#    CROSSED  LOAN NAME                                        NCF(7)       DSCR(6)          FEES
-    -------  ---------                                    -------------    -------     --------------
1             Crystal Mall                                 $  13,763,813     1.88x         0.04175%
2             Arbor Place Mall                                11,177,697     1.80          0.04175%
3             SummitWoods Crossing                             4,714,505     1.24          0.05175%
4             1650 Arch Street                                 5,636,417     1.59          0.04175%
5             Old Hickory Mall                                 4,516,428     1.55          0.04175%
6             Carriage Hill Apartments                         3,302,053     1.21          0.06175%
7             McDonald Investment Center                       3,937,222     1.75          0.04175%
8             Creeks at Virginia Center                        3,065,715     1.46          0.04175%
9             2401 Elliott Avenue                              3,193,721     1.35          0.04175%
10            15 Cliff Street                                  3,855,972     1.89          0.04175%
11            The Village at Chandler Crossings                2,378,548     1.44          0.05175%
12            Forum at Gateways                                2,435,149     1.34          0.04175%
13            Wells Fargo Bank Tower                           2,609,710     1.40          0.04175%
14            Union Landing Shopping Center                    2,008,758     1.36          0.05175%
15            Redwood Business Park - Loan 2                   2,128,807     1.35          0.07175%
16            Cedar Hill Crossing                              1,769,517     1.27          0.10175%
17            Clearwater Springs Shopping Center               1,899,098     1.46          0.05175%
18            Pennswood Apartments and Townhomes               2,140,677     1.65          0.05175%
19            West Isle Club Apartments                        1,518,668     1.31          0.04175%
20            Williamsburg Crossing                            1,572,185     1.41          0.04175%
21            Camden Park Shopping Center                      1,616,966     1.38          0.07175%
22            823 Congress                                     1,629,615     1.35          0.04175%
23            Cumberland Marketplace                           1,399,024     1.26          0.06175%
24            200 Connecticut Avenue                           1,447,370     1.25          0.06175%
25            North Pointe Shopping Center - Phase III         1,215,074     1.29          0.12175%
26            Country Inn & Suites - Brookfield                1,672,881     1.75          0.04175%
27            Miami Gardens Apartments                         1,070,412     1.26          0.06175%
28            Riverlake Apartments                             1,019,432     1.33          0.04175%
29            US Storage Centers-South Bay                     1,087,912     1.24          0.06175%
30            Capital Towers                                   1,090,277     1.33          0.04175%
31            Shaw's Plaza Shopping Center                     1,139,741     1.48          0.04175%
32            20001 Euclid Avenue                              1,193,810     1.32          0.04175%
33            Outlook Apartments                                 901,594     1.20          0.06175%
34            Sunridge Village Apartments                        896,887     1.25          0.06175%
35     (A)    Westwind Shopping Center-West                      555,743     1.32          0.06175%
36     (A)    Westwind Shopping Center-East                      381,074     1.32          0.06175%
37            Willowbrook Business Center                        948,752     1.40          0.10175%
38            Best Buy - West Paterson, NJ                       893,184     1.35          0.05175%
39            Concepts Direct, Inc. Headquarters               1,080,589     1.43          0.04175%
40            Allenmore Medical Plaza                            787,052     1.34          0.05175%
41            Greens Crossing Business Center                    793,233     1.36          0.10175%
42            Kirk-Stieff Office Building                        865,359     1.36          0.04175%
43            St. Charles Place Apartments                       762,711     1.38          0.04175%
44            The Lakes Apartments                               680,519     1.21          0.06175%
45            Ridgeview Plaza                                    778,249     1.36          0.04175%
46            Gatewood Apartments                                635,295     1.18          0.06175%
47            Discovery Village                                  689,671     1.25          0.10175%
48            Mayfair Apartments                                 913,562     1.89          0.10175%
49            Banyan Court                                       636,056     1.18          0.06175%
50            Basswood Manor Apartments                          581,350     1.21          0.06750%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                              CUT-OFF DATE                       CUT-OFF
                                                               PRINCIPAL         APPRAISED       DATE LTV       MATURITY/ARD
#    CROSSED  LOAN NAME                                       BALANCE(1)(2)        VALUE        RATIO(1)(3)      BALANCE(4)
-    -------  ---------                                     ----------------  ---------------   -----------   ---------------
51            Two South Orange Office                       $      6,083,842  $     8,200,000      74.2%      $     5,375,197
52            The Oaks Senior Apartments                           5,972,176        7,590,000      78.7%            5,203,040
53            5550 Friendship Boulevard                            5,944,217       27,400,000      21.7%            5,198,228
54            Los Altos Towers Apartments                          5,883,533        7,400,000      79.5%            5,175,506
55            Eagles Pointe Apartments                             5,783,695        8,200,000      70.5%            5,079,295
56            1400 Crescent                                        5,485,432        7,340,000      74.7%            4,846,488
57            March Tower                                          5,485,101        8,020,000      68.4%            4,835,337
58            Hobson Medical Building                              5,435,672        7,000,000      77.7%            4,806,094
59            11999 Katy Freeway                                   5,382,906        7,250,000      74.2%            4,766,396
60            Cypresswood Commons Shopping Center                  5,090,250        6,800,000      74.9%            4,486,539
61            Best Buy - Sandy, UT                                 4,921,396        6,800,000      72.4%            4,182,951
62            Brookford Place Apartments                           4,845,727        6,120,000      79.2%            4,235,940
63            Cedar Ridge Townhomes                                4,839,879        6,750,000      71.7%            4,593,820
64            Britain Towne Apartments                             4,787,318        6,990,000      68.5%            4,230,740
65            Oak Trails Apartments                                4,786,900        6,000,000      79.8%            4,216,671
66            Park Tower at Hilldale Apartments                    4,739,377        7,600,000      62.4%            4,112,666
67            Briarwood Apartments                                 4,702,703        6,800,000      69.2%            4,077,493
68            Embassy House Apartments                             4,699,914        6,000,000      78.3%            4,096,882
69            Metrocrest Village Apartments                        4,633,706        5,800,000      79.9%            3,641,269
70            Larpenteur Manor Apartments                          4,492,135        8,260,000      54.4%            3,839,197
71            Walgreens - Scottsdale                               4,386,474        5,800,000      75.6%            3,894,515
72            Spruce Square Apartments                             4,294,168        5,500,000      78.1%            3,374,453
73            Trowbridge Crossing                                  4,252,935        5,750,000      74.0%            3,767,111
74            Macy's Furniture                                     4,221,325        5,700,000      74.1%            3,446,783
75            Cypress Creek Village Shopping Center                4,117,418        5,800,000      71.0%            3,676,164
76            Arbor Park Office Center                             4,100,000        6,100,000      67.2%            3,241,423
77            Ripon Town Square Shopping Center                    4,067,106        6,000,000      67.8%            3,598,146
78            Manitou Woods Townhomes                              4,046,513        5,600,000      72.3%            3,508,524
79            Normandy Apartments - Oklahoma                       3,991,997        5,200,000      76.8%            3,503,379
80            Grassy Creek Mobile Home Park                        3,949,896        5,200,000      76.0%            3,502,581
81            Andover Park Apartments                              3,890,423        5,905,000      65.9%            3,558,577
82            Tahiti Garden Apartments                             3,889,197        4,880,000      79.7%            3,420,729
83            Spalding Exchange Office Complex                     3,830,189        5,680,000      67.4%            3,423,013
84            Porterwood Apartments                                3,789,526        4,750,000      79.8%            3,609,116
85     (B)    Bethany Villa Mobile Home Park                       1,989,177        2,600,000      72.9%            1,663,182
86     (B)    Sun & Sand Mobile Home Park                          1,733,754        2,510,000      72.9%            1,247,424
87            Villa Apartments                                     3,673,541        5,500,000      66.8%            3,215,563
88            Lee's Landing Apartments                             3,584,836        4,600,000      77.9%            2,711,930
89            Walgreens - Wynnton Road                             3,569,971        4,800,000      74.4%            3,128,222
90            Midland Plaza                                        3,457,698        4,400,000      78.6%            3,076,697
91            West Park Apartments                                 3,442,051        5,000,000      68.8%            3,049,727
92            Thayer Terrace Apartments                            3,396,477        4,250,000      79.9%            3,010,227
93            Oakwood Apartments                                   3,393,465        5,100,000      66.5%            2,989,488
94            Colony Apartments                                    3,390,628        4,250,000      79.8%            3,229,209
95            Stone Hollow Apartments                              3,390,628        4,300,000      78.9%            3,229,209
96            Walgreens - Memphis                                  3,322,137        4,170,000      79.7%            2,880,454
97            Riverside Mini Storage                               3,287,139        5,430,000      60.5%            2,710,519
98            Club Riverside Apartments                            3,285,537        5,600,000      58.7%            2,911,082
99            LP Plaza II                                          3,279,150        4,400,000      74.5%            2,909,245
100           Clairemont Manor Apartments                          3,265,737        4,150,000      78.7%            2,907,469

                                                              MATURITY/
                                                               ARD LTV         MOST RECENT     MOST RECENT        U/W
#    CROSSED  LOAN NAME                                     RATIO(3)(4)(5)         NCF           DSCR(6)          NOI
-    -------  ---------                                     --------------    -------------    -----------   -------------
51            Two South Orange Office                           65.6%         $     723,263       1.43x      $     813,694
52            The Oaks Senior Apartments                        68.6%               577,570       1.23             592,858
53            5550 Friendship Boulevard                         19.0%             2,666,616       4.83           1,943,224
54            Los Altos Towers Apartments                       69.9%               619,374       1.30             663,950
55            Eagles Pointe Apartments                          61.9%               745,121       1.59             713,931
56            1400 Crescent                                     66.0%               568,066       1.24             621,372
57            March Tower                                       60.3%               741,229       1.64             657,427
58            Hobson Medical Building                           68.7%               659,802       1.45             658,154
59            11999 Katy Freeway                                65.7%               758,328       1.68             860,635
60            Cypresswood Commons Shopping Center               66.0%               420,240       1.00             649,793
61            Best Buy - Sandy, UT                              61.5%                   N/A        N/A             550,802
62            Brookford Place Apartments                        69.2%               509,458       1.32             562,578
63            Cedar Ridge Townhomes                             68.1%               550,094       1.42             644,839
64            Britain Towne Apartments                          60.5%               528,405       1.32             615,432
65            Oak Trails Apartments                             70.3%               605,036       1.54             588,023
66            Park Tower at Hilldale Apartments                 54.1%               467,666       1.27             562,440
67            Briarwood Apartments                              60.0%               487,792       1.33             512,010
68            Embassy House Apartments                          68.3%               510,046       1.37             611,329
69            Metrocrest Village Apartments                     62.8%                   N/A        N/A             528,369
70            Larpenteur Manor Apartments                       46.5%               696,980       2.11             758,311
71            Walgreens - Scottsdale                            67.1%               489,732       1.32             466,939
72            Spruce Square Apartments                          61.4%                   N/A        N/A             517,794
73            Trowbridge Crossing                               65.5%               476,675       1.37             514,766
74            Macy's Furniture                                  60.5%               470,120       1.26             460,750
75            Cypress Creek Village Shopping Center             63.4%               542,830       1.53             518,625
76            Arbor Park Office Center                          53.1%               578,992       1.72             505,391
77            Ripon Town Square Shopping Center                 60.0%               471,558       1.41             631,210
78            Manitou Woods Townhomes                           62.7%               445,366       1.41             425,224
79            Normandy Apartments - Oklahoma                    67.4%               417,170       1.29             519,039
80            Grassy Creek Mobile Home Park                     67.4%               439,637       1.36             455,713
81            Andover Park Apartments                           60.3%                   N/A        N/A             529,058
82            Tahiti Garden Apartments                          70.1%               433,712       1.36             451,876
83            Spalding Exchange Office Complex                  60.3%               723,994       2.18             483,929
84            Porterwood Apartments                             76.0%               422,994       1.36             478,118
85     (B)    Bethany Villa Mobile Home Park                    57.0%               243,169       1.32             249,965
86     (B)    Sun & Sand Mobile Home Park                       57.0%               243,813       1.32             225,773
87            Villa Apartments                                  58.5%               388,061       1.33             409,075
88            Lee's Landing Apartments                          59.0%               430,118       1.39             443,427
89            Walgreens - Wynnton Road                          65.2%               410,991       1.42             398,669
90            Midland Plaza                                     69.9%               452,886       1.57             418,543
91            West Park Apartments                              61.0%               507,956       1.79             466,792
92            Thayer Terrace Apartments                         70.8%               462,086       1.66             398,522
93            Oakwood Apartments                                58.6%               363,611       1.30             436,485
94            Colony Apartments                                 76.0%               357,061       1.29             422,098
95            Stone Hollow Apartments                           75.1%               364,992       1.31             453,368
96            Walgreens - Memphis                               69.1%                   N/A        N/A             339,500
97            Riverside Mini Storage                            49.9%               449,857       1.49             514,132
98            Club Riverside Apartments                         52.0%               444,441       1.65             413,217
99            LP Plaza II                                       66.1%               351,308       1.28             413,730
100           Clairemont Manor Apartments                       70.1%               403,484       1.47             381,210

                                                                U/W           U/W       ADMINISTRATIVE
#    CROSSED  LOAN NAME                                        NCF(7)       DSCR(6)          FEES
-    -------  ---------                                    -------------    -------     --------------
51            Two South Orange Office                      $     740,099     1.46x         0.07175%
52            The Oaks Senior Apartments                         577,258     1.23          0.06175%
53            5550 Friendship Boulevard                        1,736,302     3.14          0.06175%
54            Los Altos Towers Apartments                        617,450     1.29          0.06175%
55            Eagles Pointe Apartments                           632,931     1.35          0.04175%
56            1400 Crescent                                      565,930     1.24          0.04175%
57            March Tower                                        576,455     1.27          0.06175%
58            Hobson Medical Building                            600,833     1.32          0.04175%
59            11999 Katy Freeway                                 739,072     1.64          0.04175%
60            Cypresswood Commons Shopping Center                606,167     1.44          0.04175%
61            Best Buy - Sandy, UT                               546,302     1.31          0.05175%
62            Brookford Place Apartments                         535,578     1.38          0.04175%
63            Cedar Ridge Townhomes                              614,589     1.59          0.04175%
64            Britain Towne Apartments                           573,432     1.44          0.04175%
65            Oak Trails Apartments                              526,023     1.34          0.04175%
66            Park Tower at Hilldale Apartments                  527,690     1.43          0.04175%
67            Briarwood Apartments                               478,010     1.31          0.04175%
68            Embassy House Apartments                           567,329     1.53          0.04175%
69            Metrocrest Village Apartments                      485,469     1.30          0.05175%
70            Larpenteur Manor Apartments                        722,311     2.18          0.07175%
71            Walgreens - Scottsdale                             464,671     1.25          0.06175%
72            Spruce Square Apartments                           469,794     1.36          0.05175%
73            Trowbridge Crossing                                477,175     1.37          0.11175%
74            Macy's Furniture                                   449,130     1.20          0.06175%
75            Cypress Creek Village Shopping Center              490,775     1.38          0.10175%
76            Arbor Park Office Center                           411,418     1.22          0.05175%
77            Ripon Town Square Shopping Center                  570,205     1.70          0.04175%
78            Manitou Woods Townhomes                            400,474     1.27          0.05175%
79            Normandy Apartments - Oklahoma                     467,039     1.44          0.04175%
80            Grassy Creek Mobile Home Park                      444,563     1.37          0.06175%
81            Andover Park Apartments                            475,309     1.33          0.10175%
82            Tahiti Garden Apartments                           423,876     1.33          0.04175%
83            Spalding Exchange Office Complex                   421,731     1.27          0.06175%
84            Porterwood Apartments                              444,118     1.43          0.04175%
85     (B)    Bethany Villa Mobile Home Park                     245,015     1.26          0.04175%
86     (B)    Sun & Sand Mobile Home Park                        220,573     1.26          0.04175%
87            Villa Apartments                                   357,991     1.23          0.06175%
88            Lee's Landing Apartments                           409,427     1.33          0.04175%
89            Walgreens - Wynnton Road                           396,401     1.37          0.05175%
90            Midland Plaza                                      383,637     1.33          0.10175%
91            West Park Apartments                               420,106     1.48          0.04175%
92            Thayer Terrace Apartments                          380,022     1.36          0.06175%
93            Oakwood Apartments                                 373,605     1.34          0.04175%
94            Colony Apartments                                  389,330     1.40          0.04175%
95            Stone Hollow Apartments                            425,368     1.53          0.04175%
96            Walgreens - Memphis                                337,326     1.30          0.05175%
97            Riverside Mini Storage                             501,917     1.66          0.06175%
98            Club Riverside Apartments                          401,217     1.49          0.12175%
99            LP Plaza II                                        366,833     1.33          0.14675%
100           Clairemont Manor Apartments                        364,710     1.33          0.12175%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                              CUT-OFF DATE                       CUT-OFF
                                                               PRINCIPAL         APPRAISED       DATE LTV       MATURITY/ARD
#    CROSSED  LOAN NAME                                       BALANCE(1)(2)        VALUE        RATIO(1)(3)      BALANCE(4)
-    -------  ---------                                     ----------------  ---------------   -----------   ---------------
101           Walgreens - Buena Vista Road                  $      3,240,435  $     4,350,000      74.5%      $     2,839,462
102           Wimbledon Apartments                                 3,222,959        4,150,000      77.7%            2,831,870
103           Crystal Shores Apartments                            3,194,533        4,400,000      72.6%            2,737,947
104           Hillside East Apartments                             3,194,407        6,200,000      51.5%            2,730,095
105           Oyster Point Plaza Shopping Center                   3,189,458        4,400,000      72.5%            2,565,425
106           Fontana Plaza                                        3,188,859        4,300,000      74.2%            2,857,840
107           Sawtelle Apartments                                  3,159,917        5,500,000      57.5%            2,802,064
108           Bloomington Apartment Portfolio                      3,136,116        4,300,000      72.9%            2,752,764
109           Fisherman's Cove RV Park                             3,118,564        4,450,000      70.1%            2,961,668
110           Meadowood Apartments                                 3,114,791        3,900,000      79.9%            2,677,096
111           Walgreens - Eden Prairie                             3,074,141        3,870,000      79.4%            2,731,408
112           Mill Creek Apartments                                3,018,261        4,250,000      71.0%            2,641,977
113           Springs Shopping Center                              2,988,330        5,000,000      59.8%            2,651,000
114           Highland Park & North Forsyth                        2,836,391        3,555,000      79.8%            2,503,517
115           Lincoln Place Apartments                             2,712,697        3,600,000      75.4%            2,404,594
116           Sun Meadows Mobile Home Park                         2,694,852        3,500,000      77.0%            2,375,837
117           Colony Courts Apartments                             2,494,409        3,500,000      71.3%            2,164,561
118           Magnolia Village Shopping Center                     2,483,525        3,850,000      64.5%            2,214,847
119           Prairie Ridge Apartments                             2,396,745        3,000,000      79.9%            1,883,415
120           Bon Shopping Center                                  2,375,086        3,200,000      74.2%            2,131,244
121           Belgrade Shopping Center                             2,370,269        3,300,000      71.8%            1,940,527
122           Hunterwood Depot Portfolio                           2,322,898        2,960,000      78.5%            2,000,318
123           Old Oak Trails Estates                               2,304,284        3,100,000      74.3%            1,821,915
124           Stonekey Apartments                                  2,204,725        3,000,000      73.5%            1,754,265
125           Rancho North Apartments                              2,173,406        3,050,000      71.3%            1,932,449
126           Capital Square Shopping Center                       2,097,313        3,025,000      69.3%            1,855,579
127           French Quarter Apartments                            1,994,886        4,300,000      46.4%            1,768,609
128           Lake Christine Apartments                            1,947,535        2,810,000      69.3%            1,552,547
129           Pebble Springs Plaza                                 1,796,990        2,400,000      74.9%            1,602,646
130           Heritage Apartments                                  1,593,371        2,220,000      71.8%            1,301,837
131           Naismith Place Apartments                            1,585,112        2,100,000      75.5%            1,407,336
132           The Concourse Building                               1,573,026        2,450,000      64.2%            1,394,477
133           2121 Bert Kouns Self Storage                         1,517,819        2,175,000      69.8%            1,416,767
134           Morgan MHP Portfolio                                 1,504,817        2,000,000      75.2%            1,045,191
135           Deer Run I & II Apartments                           1,497,232        1,900,000      78.8%            1,323,955
136           Lafayette Square Townhomes                           1,461,047        1,830,000      79.8%            1,281,229
137           Springwood Villas Apartments                         1,395,833        1,900,000      73.5%            1,242,872
138           Pine Hollow Apartments                               1,346,778        1,775,000      75.9%            1,071,608
139           Ellsworth Court Apartments                           1,272,477        1,700,000      74.9%              859,895
140           Villa De Flores Apartment Complex                    1,222,516        2,000,000      61.1%            1,161,784
141           Excelsior Manor Mobile Home Park                     1,198,459        1,500,000      79.9%              952,392
142           Barksdale Self Storage                               1,181,478        1,700,000      69.5%            1,095,801
143           Lorimier/Universal Apartments                        1,177,059        1,480,000      79.5%            1,046,088
144           Tuckaway Manor Mobile Home Park                      1,146,185        1,500,000      76.4%            1,010,453
145           Prairie Oaks Apartments                              1,095,646        1,425,000      76.9%              901,396
146           InSite Forsyth                                       1,048,244        1,400,000      74.9%              934,877
147           Watertown Professional Buildings                     1,033,544        1,700,000      60.8%              905,654
148           Boca Industrial                                      1,021,492        1,550,000      65.9%              727,479
149           Prospect Gardens                                       998,814        1,285,000      77.7%              806,125
150           Henry-Lenox Apartments                                 997,284        1,250,000      79.8%              878,927

                                                              MATURITY/
                                                               ARD LTV         MOST RECENT     MOST RECENT        U/W
#    CROSSED  LOAN NAME                                     RATIO(3)(4)(5)         NCF           DSCR(6)          NOI
-    -------  ---------                                     --------------    -------------    -----------   -------------
101           Walgreens - Buena Vista Road                      65.3%         $     356,792       1.36x      $     361,643
102           Wimbledon Apartments                              68.2%               403,285       1.54             386,549
103           Crystal Shores Apartments                         62.2%               349,481       1.47             413,337
104           Hillside East Apartments                          44.0%               561,705       2.39             607,278
105           Oyster Point Plaza Shopping Center                58.3%               429,098       1.57             491,459
106           Fontana Plaza                                     66.5%               433,586       1.55             411,826
107           Sawtelle Apartments                               50.9%               400,426       1.54             386,927
108           Bloomington Apartment Portfolio                   64.0%                   N/A        N/A             354,670
109           Fisherman's Cove RV Park                          66.6%               326,001       1.30             371,440
110           Meadowood Apartments                              68.6%               396,801       1.69             398,331
111           Walgreens - Eden Prairie                          70.6%               329,226       1.28             323,655
112           Mill Creek Apartments                             62.2%               309,636       1.29             347,059
113           Springs Shopping Center                           53.0%               456,426       1.81             454,751
114           Highland Park & North Forsyth                     70.4%               375,692       1.60             310,696
115           Lincoln Place Apartments                          66.8%               235,026       1.06             320,923
116           Sun Meadows Mobile Home Park                      67.9%               326,954       1.47             300,762
117           Colony Courts Apartments                          61.8%               304,268       1.57             340,445
118           Magnolia Village Shopping Center                  57.5%               323,730       1.53             303,985
119           Prairie Ridge Apartments                          62.8%               191,990       1.00             264,054
120           Bon Shopping Center                               66.6%               326,145       1.59             312,350
121           Belgrade Shopping Center                          58.8%               327,789       1.54             315,895
122           Hunterwood Depot Portfolio                        67.6%               242,691       1.38             264,535
123           Old Oak Trails Estates                            58.8%                   N/A        N/A             254,072
124           Stonekey Apartments                               58.5%               397,289       2.17             331,852
125           Rancho North Apartments                           63.4%               270,036       1.46             291,547
126           Capital Square Shopping Center                    61.3%               254,470       1.44             300,296
127           French Quarter Apartments                         41.1%               245,449       1.46             349,710
128           Lake Christine Apartments                         55.3%               193,076       1.18             243,043
129           Pebble Springs Plaza                              66.8%               277,160       1.78             260,163
130           Heritage Apartments                               58.6%               202,443       1.42             222,353
131           Naismith Place Apartments                         67.0%               181,067       1.35             181,947
132           The Concourse Building                            56.9%               215,119       1.62             203,579
133           2121 Bert Kouns Self Storage                      65.1%               217,651       1.55             205,073
134           Morgan MHP Portfolio                              52.3%               222,751       1.53             191,869
135           Deer Run I & II Apartments                        69.7%               170,580       1.36             183,777
136           Lafayette Square Townhomes                        70.0%               196,753       1.66             189,999
137           Springwood Villas Apartments                      65.4%               175,615       1.47             163,221
138           Pine Hollow Apartments                            60.4%               207,116       1.85             210,998
139           Ellsworth Court Apartments                        50.6%               255,625       2.20             194,474
140           Villa De Flores Apartment Complex                 58.1%               221,756       2.24             190,095
141           Excelsior Manor Mobile Home Park                  63.5%               156,796       1.58             137,933
142           Barksdale Self Storage                            64.5%               175,826       1.66             186,310
143           Lorimier/Universal Apartments                     70.7%               143,608       1.43             146,659
144           Tuckaway Manor Mobile Home Park                   67.4%               149,361       1.58             122,862
145           Prairie Oaks Apartments                           63.3%               181,056       1.81             138,778
146           InSite Forsyth                                    66.8%               120,527       1.33             126,297
147           Watertown Professional Buildings                  53.3%               145,084       1.73             165,127
148           Boca Industrial                                   46.9%               178,637       1.72             159,589
149           Prospect Gardens                                  62.7%               122,757       1.42             126,886
150           Henry-Lenox Apartments                            70.3%               138,426       1.68             121,193

                                                                U/W           U/W       ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                        NCF(7)       DSCR(6)          FEES
 -   -------  ---------                                    -------------    -------     --------------
101           Walgreens - Buena Vista Road                 $     359,469     1.37x         0.05175%
102           Wimbledon Apartments                               368,549     1.40          0.07175%
103           Crystal Shores Apartments                          384,587     1.62          0.04175%
104           Hillside East Apartments                           580,278     2.47          0.07175%
105           Oyster Point Plaza Shopping Center                 440,872     1.62          0.04175%
106           Fontana Plaza                                      356,853     1.27          0.06175%
107           Sawtelle Apartments                                371,936     1.43          0.12175%
108           Bloomington Apartment Portfolio                    323,920     1.27          0.04175%
109           Fisherman's Cove RV Park                           354,890     1.42          0.04175%
110           Meadowood Apartments                               363,487     1.55          0.05175%
111           Walgreens - Eden Prairie                           315,880     1.23          0.06175%
112           Mill Creek Apartments                              303,559     1.27          0.06175%
113           Springs Shopping Center                            422,973     1.68          0.11175%
114           Highland Park & North Forsyth                      301,496     1.28          0.04175%
115           Lincoln Place Apartments                           290,673     1.31          0.11175%
116           Sun Meadows Mobile Home Park                       293,512     1.32          0.04175%
117           Colony Courts Apartments                           312,695     1.61          0.04175%
118           Magnolia Village Shopping Center                   266,305     1.25          0.10175%
119           Prairie Ridge Apartments                           234,054     1.21          0.05175%
120           Bon Shopping Center                                264,285     1.29          0.06175%
121           Belgrade Shopping Center                           287,437     1.35          0.04175%
122           Hunterwood Depot Portfolio                         237,302     1.35          0.04175%
123           Old Oak Trails Estates                             246,772     1.31          0.05175%
124           Stonekey Apartments                                280,852     1.53          0.04175%
125           Rancho North Apartments                            266,547     1.44          0.04175%
126           Capital Square Shopping Center                     258,414     1.47          0.04175%
127           French Quarter Apartments                          279,710     1.66          0.04175%
128           Lake Christine Apartments                          229,543     1.41          0.04175%
129           Pebble Springs Plaza                               225,014     1.45          0.04175%
130           Heritage Apartments                                200,353     1.41          0.04175%
131           Naismith Place Apartments                          167,547     1.25          0.04175%
132           The Concourse Building                             176,169     1.32          0.04175%
133           2121 Bert Kouns Self Storage                       200,457     1.43          0.04175%
134           Morgan MHP Portfolio                               185,819     1.28          0.04175%
135           Deer Run I & II Apartments                         169,777     1.36          0.04175%
136           Lafayette Square Townhomes                         178,749     1.51          0.04175%
137           Springwood Villas Apartments                       147,221     1.23          0.04175%
138           Pine Hollow Apartments                             192,998     1.72          0.04175%
139           Ellsworth Court Apartments                         182,724     1.57          0.04175%
140           Villa De Flores Apartment Complex                  180,303     1.83          0.04175%
141           Excelsior Manor Mobile Home Park                   133,333     1.34          0.04175%
142           Barksdale Self Storage                             177,624     1.68          0.04175%
143           Lorimier/Universal Apartments                      132,684     1.32          0.04175%
144           Tuckaway Manor Mobile Home Park                    118,612     1.26          0.04175%
145           Prairie Oaks Apartments                            127,690     1.28          0.04175%
146           InSite Forsyth                                     118,552     1.31          0.04175%
147           Watertown Professional Buildings                   134,540     1.61          0.04175%
148           Boca Industrial                                    139,327     1.34          0.04175%
149           Prospect Gardens                                   117,238     1.35          0.04175%
150           Henry-Lenox Apartments                             116,193     1.41          0.04175%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                              CUT-OFF DATE                       CUT-OFF
                                                               PRINCIPAL         APPRAISED       DATE LTV       MATURITY/ARD
#    CROSSED  LOAN NAME                                       BALANCE(1)(2)        VALUE        RATIO(1)(3)      BALANCE(4)
-    -------  ---------                                     ----------------  ---------------   -----------   ---------------
151           Seaborn Woods Apartments                      $        867,297  $     1,100,000      78.8%      $       769,278
152           Ridglea Square Apartments                              867,253        1,100,000      78.8%              778,697
153           J.B. Executive Center                                  858,840        1,250,000      68.7%              755,852
154           Apple Run Apartments                                   843,428        1,100,000      76.7%              745,261
155           Worthington Manor Apartments                           717,178          900,000      79.7%              590,868
156           1132 Willow Avenue                                     523,164          700,000      74.7%              438,036

                                                            -----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     $  1,228,581,046  $ 1,798,515,000      69.9%      $ 1,056,315,201
                                                            =================================================================

MAXIMUM:                                                    $    105,886,594  $   176,000,000      81.0%      $    88,880,834
MINIMUM:                                                    $        523,164  $       700,000      21.7%      $       438,036

                                                               MATURITY/
                                                                ARD LTV         MOST RECENT     MOST RECENT        U/W
#    CROSSED   LOAN NAME                                     RATIO(3)(4)(5)         NCF           DSCR(6)          NOI
-    -------   ---------                                     --------------    -------------    -----------   -------------
151            Seaborn Woods Apartments                           69.9%        $     114,990       1.57x      $     103,295
152            Ridglea Square Apartments                          70.8%              139,426       1.84             139,818
153            J.B. Executive Center                              60.5%              124,228       1.76             126,969
154            Apple Run Apartments                               67.8%              126,705       1.80             109,158
155            Worthington Manor Apartments                       65.7%               87,688       1.33             102,625
156            1132 Willow Avenue                                 62.6%               64,943       1.29              67,231

                                                             --------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           60.2%        $ 135,538,133       1.57x      $ 156,124,809
                                                             ==============================================================

MAXIMUM:                                                          76.0%        $  13,566,934       4.83x      $  14,238,480
MINIMUM:                                                          19.0%        $      64,943       1.00x      $      67,231

                                                                 U/W           U/W       ADMINISTRATIVE
#    CROSSED  LOAN NAME                                         NCF(7)       DSCR(6)          FEES
-    -------  ---------                                     -------------    -------     --------------
151           Seaborn Woods Apartments                      $      96,191     1.32x         0.04175%
152           Ridglea Square Apartments                           123,402     1.63          0.04175%
153           J.B. Executive Center                               100,235     1.42          0.04175%
154           Apple Run Apartments                                 99,408     1.41          0.04175%
155           Worthington Manor Apartments                         89,521     1.36          0.04175%
156           1132 Willow Avenue                                   63,925     1.27          0.04175%

                                                            ----------------------
TOTAL/WEIGHTED AVERAGE:                                     $ 145,433,499     1.48x
                                                            ======================

MAXIMUM:                                                    $  13,763,813     3.14x
MINIMUM:                                                    $      63,925     1.18x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTWIND SHOPPING CENTER-WEST AND WESTWIND SHOPPING CENTER-EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BETHANY VILLA MOBILE HOME PARK AND SUN & SAND MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)    ASSUMES A CUT-OFF DATE OF OCTOBER 2002.
(2) ARBOR PLACE MALL HAVING A CUT-OFF DATE BALANCE OF $81,172,231 IS COMPRISED OF TWO COMPONENTS: (a) THE SENIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $76,172,231 AND (b) THE JUNIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $5,000,000. THE APM JUNIOR PORTION IS SUBORDINATE TO THE APM SENIOR PORTION. CALCULATIONS PRESENTED HEREIN ARE BASED ON THE APM SENIOR PORTION ONLY.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(6) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR AND MOST RECENT DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W RECURRING REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                               CONTRACTUAL           U/W
                                                           ENGINEERING          RECURRING         RECURRING            LC & TI
                                                           RESERVE AT          REPLACEMENT       REPLACEMENT          RESERVE AT
#    CROSSED  LOAN NAME                                    ORIGINATION        RESERVE/FF&E       RESERVE/FF&E        ORIGINATION
-    -------  ---------                                  ---------------     ---------------    ---------------    ---------------
1             Crystal Mall                                           N/A                 N/A    $        70,287                N/A
2             Arbor Place Mall                                       N/A     $        94,500    $        71,017                N/A
3             SummitWoods Crossing                                   N/A                 N/A    $        61,441                N/A
4             1650 Arch Street                           $         1,875     $       117,421    $       104,571                N/A
5             Old Hickory Mall                                       N/A     $        79,445    $        53,966                N/A
6             Carriage Hill Apartments                   $       118,906     $       166,000    $       152,720                N/A
7             McDonald Investment Center                             N/A     $       107,896    $       107,001                N/A
8             Creeks at Virginia Center                  $           531     $        37,824    $        39,768                N/A
9             2401 Elliott Avenue                                    N/A     $        26,640    $        26,640    $     3,797,078
10            15 Cliff Street                                        N/A     $        39,000    $        39,000                N/A
11            The Village at Chandler Crossings                      N/A                 N/A    $       113,400                N/A
12            Forum at Gateways                                      N/A     $        36,804    $        38,748                N/A
13            Wells Fargo Bank Tower                     $         1,563     $        43,032    $        42,839    $       160,336
14            Union Landing Shopping Center                          N/A                 N/A    $        24,668                N/A
15            Redwood Business Park - Loan 2                         N/A     $        35,586    $        35,590    $       500,000
16            Cedar Hill Crossing                                    N/A     $        28,164    $        28,168    $        96,131
17            Clearwater Springs Shopping Center                     N/A     $        19,800    $        19,799    $         5,500
18            Pennswood Apartments and Townhomes         $        43,750     $       172,020    $       172,000                N/A
19            West Isle Club Apartments                              N/A     $        38,400    $        48,000                N/A
20            Williamsburg Crossing                      $        21,063                 N/A    $        22,490                N/A
21            Camden Park Shopping Center                            N/A     $        12,700    $        24,669                N/A
22            823 Congress                               $        56,250                 N/A    $        36,276                N/A
23            Cumberland Marketplace                                 N/A     $        14,254    $        14,254                N/A
24            200 Connecticut Avenue                                 N/A     $        24,504    $        23,822                N/A
25            North Pointe Shopping Center - Phase III               N/A     $        17,742    $        17,742                N/A
26            Country Inn & Suites - Brookfield                      N/A                 4.0%               4.0%               N/A
27            Miami Gardens Apartments                   $       164,875     $       105,500    $       105,500                N/A
28            Riverlake Apartments                                   N/A     $        55,600    $        69,500                N/A
29            US Storage Centers-South Bay                           N/A     $         8,149    $         8,149                N/A
30            Capital Towers                                         N/A                 N/A    $        54,208                N/A
31            Shaw's Plaza Shopping Center                           N/A     $        10,976    $        10,976                N/A
32            20001 Euclid Avenue                        $       121,750     $       134,354    $       134,354                N/A
33            Outlook Apartments                                     N/A     $        52,500    $        52,500                N/A
34            Sunridge Village Apartments                $       286,375     $        80,000    $        80,000                N/A
35     (A)    Westwind Shopping Center-West              $        12,500     $         1,766    $         1,766                N/A
36     (A)    Westwind Shopping Center-East              $         4,375     $        17,444    $        17,444                N/A
37            Willowbrook Business Center                            N/A     $        24,849    $        25,843    $       500,000
38            Best Buy - West Paterson, NJ                           N/A                 N/A    $         6,750                N/A
39            Concepts Direct, Inc. Headquarters                     N/A                 N/A    $        17,577                N/A
40            Allenmore Medical Plaza                                N/A     $         9,972    $         9,973    $         3,333
41            Greens Crossing Business Center            $        28,125     $        25,080    $        23,977    $         4,667

                                                           CONTRACTUAL                             TAX &
                                                            RECURRING             U/W            INSURANCE
#    CROSSED  LOAN NAME                                      LC & TI            LC & TI           ESCROWS
-    -------  ---------                                  ---------------    ---------------      ---------
1             Crystal Mall                                           N/A    $       404,379        None
2             Arbor Place Mall                                       N/A    $       186,543        Both
3             SummitWoods Crossing                                   N/A    $       206,709        None
4             1650 Arch Street                           $        75,000    $       467,277        Both
5             Old Hickory Mall                                       N/A    $       122,403        Both
6             Carriage Hill Apartments                               N/A                N/A        Both
7             McDonald Investment Center                 $        75,000    $       586,592        Both
8             Creeks at Virginia Center                  $        53,029    $       102,695        Both
9             2401 Elliott Avenue                                    N/A    $       119,123        Both
10            15 Cliff Street                                        N/A                N/A        Both
11            The Village at Chandler Crossings                      N/A                N/A        Both
12            Forum at Gateways                          $        75,960    $        62,568        Both
13            Wells Fargo Bank Tower                     $       174,000    $       343,773        Both
14            Union Landing Shopping Center                          N/A    $        42,575        None
15            Redwood Business Park - Loan 2             $        80,012    $       149,831         Tax
16            Cedar Hill Crossing                                    N/A    $        73,718         Tax
17            Clearwater Springs Shopping Center         $        66,000    $       142,224         Tax
18            Pennswood Apartments and Townhomes                     N/A                N/A        Both
19            West Isle Club Apartments                              N/A                N/A        Both
20            Williamsburg Crossing                                  N/A    $        50,317        Both
21            Camden Park Shopping Center                $        65,000    $        95,802        Both
22            823 Congress                               $       265,795    $       276,880        Both
23            Cumberland Marketplace                     $        31,322    $        28,079        Both
24            200 Connecticut Avenue                     $       182,880    $       179,214         Tax
25            North Pointe Shopping Center - Phase III   $        59,140    $        59,125        Both
26            Country Inn & Suites - Brookfield                      N/A                N/A        Both
27            Miami Gardens Apartments                               N/A                N/A        Both
28            Riverlake Apartments                                   N/A                N/A        Both
29            US Storage Centers-South Bay                           N/A                N/A        Both
30            Capital Towers                             $       150,000    $       181,962        Both
31            Shaw's Plaza Shopping Center                           N/A    $         8,087        Both
32            20001 Euclid Avenue                        $        95,000    $       268,708        Both
33            Outlook Apartments                                     N/A                N/A        Both
34            Sunridge Village Apartments                            N/A                N/A        Both
35     (A)    Westwind Shopping Center-West              $         4,300    $         5,247        Both
36     (A)    Westwind Shopping Center-East              $        10,233    $        10,248        Both
37            Willowbrook Business Center                            N/A    $       114,297        Both
38            Best Buy - West Paterson, NJ                           N/A                N/A        None
39            Concepts Direct, Inc. Headquarters                     N/A    $        92,070        Both
40            Allenmore Medical Plaza                    $        40,000    $       102,724        Both
41            Greens Crossing Business Center            $        56,000    $        73,795        Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                             CONTRACTUAL           U/W
                                                           ENGINEERING        RECURRING         RECURRING            LC & TI
                                                           RESERVE AT        REPLACEMENT       REPLACEMENT          RESERVE AT
#    CROSSED  LOAN NAME                                    ORIGINATION      RESERVE/FF&E       RESERVE/FF&E        ORIGINATION
-    -------  ---------                                  ---------------   ---------------    ---------------    ---------------
42            Kirk-Stieff Office Building                            N/A               N/A    $        12,639                N/A
43            St. Charles Place Apartments               $        63,375   $        56,500    $        56,500                N/A
44            The Lakes Apartments                       $       286,250   $        74,750    $        74,750                N/A
45            Ridgeview Plaza                                        N/A   $        13,173    $        13,173                N/A
46            Gatewood Apartments                        $       150,000   $        81,000    $        81,000                N/A
47            Discovery Village                                      N/A   $         5,557    $         5,557                N/A
48            Mayfair Apartments                                     N/A   $       132,000    $       132,000                N/A
49            Banyan Court                                           N/A   $        42,527    $         6,570                N/A
50            Basswood Manor Apartments                              N/A   $        63,600    $        63,600                N/A
51            Two South Orange Office                                N/A               N/A    $         9,812                N/A
52            The Oaks Senior Apartments                             N/A   $        15,600    $        15,600                N/A
53            5550 Friendship Boulevard                              N/A               N/A    $        32,567                N/A
54            Los Altos Towers Apartments                $        50,000   $        46,500    $        46,500                N/A
55            Eagles Pointe Apartments                   $           312   $        81,000    $        81,000                N/A
56            1400 Crescent                                          N/A               N/A    $         7,510                N/A
57            March Tower                                $           561   $        10,656    $        10,656                N/A
58            Hobson Medical Building                    $         8,812               N/A    $         7,411    $        37,500
59            11999 Katy Freeway                                     N/A   $        15,856    $        15,856                N/A
60            Cypresswood Commons Shopping Center                    N/A               N/A    $         6,574                N/A
61            Best Buy - Sandy, UT                                   N/A               N/A    $         4,500                N/A
62            Brookford Place Apartments                             N/A   $        27,000    $        27,000                N/A
63            Cedar Ridge Townhomes                      $       126,388   $        30,250    $        30,250                N/A
64            Britain Towne Apartments                   $        70,925   $        42,000    $        42,000                N/A
65            Oak Trails Apartments                      $         9,500   $        62,000    $        62,000                N/A
66            Park Tower at Hilldale Apartments          $        44,531   $        34,752    $        34,750                N/A
67            Briarwood Apartments                       $       110,243   $        34,000    $        34,000                N/A
68            Embassy House Apartments                   $         1,562   $        44,000    $        44,000                N/A
69            Metrocrest Village Apartments                          N/A               N/A    $        42,900                N/A
70            Larpenteur Manor Apartments                            N/A               N/A    $        36,000                N/A
71            Walgreens - Scottsdale                                 N/A   $         2,268    $         2,268                N/A
72            Spruce Square Apartments                   $         5,500               N/A    $        48,000                N/A
73            Trowbridge Crossing                                    N/A               N/A    $         4,687                N/A
74            Macy's Furniture                           $         6,250   $        11,620    $        11,620                N/A
75            Cypress Creek Village Shopping Center                  N/A   $         3,850    $         3,850    $       100,000
76            Arbor Park Office Center                               N/A               N/A    $        12,228                N/A
77            Ripon Town Square Shopping Center          $        80,000   $        10,671    $        13,531                N/A
78            Manitou Woods Townhomes                                N/A   $        24,756    $        24,750                N/A
79            Normandy Apartments - Oklahoma             $       128,038   $        52,000    $        52,000                N/A
80            Grassy Creek Mobile Home Park                          N/A   $        11,148    $        11,150                N/A
81            Andover Park Apartments                                N/A   $        53,750    $        53,750                N/A
82            Tahiti Garden Apartments                   $         5,000   $        28,000    $        28,000                N/A

                                                           CONTRACTUAL                             TAX &
                                                            RECURRING             U/W            INSURANCE
#    CROSSED  LOAN NAME                                      LC & TI            LC & TI           ESCROWS
-    -------  ---------                                  ---------------    ---------------      ---------
42            Kirk-Stieff Office Building                            N/A    $       105,910        Both
43            St. Charles Place Apartments                           N/A                N/A        Both
44            The Lakes Apartments                                   N/A                N/A        Both
45            Ridgeview Plaza                                        N/A    $        42,122        Both
46            Gatewood Apartments                                    N/A                N/A        Both
47            Discovery Village                          $        30,562    $        30,439        Both
48            Mayfair Apartments                                     N/A                N/A         Tax
49            Banyan Court                               $         6,570    $        42,249        Both
50            Basswood Manor Apartments                              N/A                N/A        Both
51            Two South Orange Office                    $        49,980    $        63,783        Both
52            The Oaks Senior Apartments                             N/A                N/A        Both
53            5550 Friendship Boulevard                              N/A    $       174,356        Both
54            Los Altos Towers Apartments                            N/A                N/A        Both
55            Eagles Pointe Apartments                               N/A                N/A        Both
56            1400 Crescent                              $        40,000    $        47,932        Both
57            March Tower                                $        68,928    $        70,316        Both
58            Hobson Medical Building                                N/A    $        49,910        Both
59            11999 Katy Freeway                         $       105,707    $       105,707        Both
60            Cypresswood Commons Shopping Center        $         8,400    $        37,052        Both
61            Best Buy - Sandy, UT                                   N/A                N/A        None
62            Brookford Place Apartments                             N/A                N/A        Both
63            Cedar Ridge Townhomes                                  N/A                N/A        Both
64            Britain Towne Apartments                               N/A                N/A        Both
65            Oak Trails Apartments                                  N/A                N/A        Both
66            Park Tower at Hilldale Apartments                      N/A                N/A        Both
67            Briarwood Apartments                                   N/A                N/A        Both
68            Embassy House Apartments                               N/A                N/A        Both
69            Metrocrest Village Apartments                          N/A                N/A        Both
70            Larpenteur Manor Apartments                            N/A                N/A        Both
71            Walgreens - Scottsdale                                 N/A                N/A        None
72            Spruce Square Apartments                               N/A                N/A        Both
73            Trowbridge Crossing                                    N/A    $        32,904        Both
74            Macy's Furniture                                       N/A                N/A        None
75            Cypress Creek Village Shopping Center      $        24,000    $        24,000        Both
76            Arbor Park Office Center                               N/A    $        81,745         Tax
77            Ripon Town Square Shopping Center          $        30,000    $        47,474        Both
78            Manitou Woods Townhomes                                N/A                N/A        Both
79            Normandy Apartments - Oklahoma                         N/A                N/A        Both
80            Grassy Creek Mobile Home Park                          N/A                N/A        Both
81            Andover Park Apartments                                N/A                N/A         Tax
82            Tahiti Garden Apartments                               N/A                N/A        Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                             CONTRACTUAL           U/W
                                                           ENGINEERING        RECURRING         RECURRING            LC & TI
                                                           RESERVE AT        REPLACEMENT       REPLACEMENT          RESERVE AT
#    CROSSED  LOAN NAME                                    ORIGINATION      RESERVE/FF&E       RESERVE/FF&E        ORIGINATION
-    -------  ---------                                  ---------------   ---------------    ---------------    ---------------
83            Spalding Exchange Office Complex           $         2,500   $        11,004    $        11,002    $       150,000
84            Porterwood Apartments                      $        57,750   $        34,000    $        34,000                N/A
85     (B)    Bethany Villa Mobile Home Park             $        11,375   $         4,950    $         4,950                N/A
86     (B)    Sun & Sand Mobile Home Park                $        25,500   $         5,200    $         5,200                N/A
87            Villa Apartments                           $       293,500   $        51,084    $        51,084                N/A
88            Lee's Landing Apartments                   $         4,369   $        34,000    $        34,000                N/A
89            Walgreens - Wynnton Road                               N/A   $         2,268    $         2,268                N/A
90            Midland Plaza                              $           625   $         7,487    $         7,487                N/A
91            West Park Apartments                       $        28,825   $        46,500    $        46,686                N/A
92            Thayer Terrace Apartments                  $       270,000   $        18,740    $        18,500                N/A
93            Oakwood Apartments                         $       135,125   $        62,880    $        62,880                N/A
94            Colony Apartments                          $        34,687   $        32,000    $        32,768                N/A
95            Stone Hollow Apartments                    $         3,750   $        28,000    $        28,000                N/A
96            Walgreens - Memphis                        $         5,000               N/A    $         2,174                N/A
97            Riverside Mini Storage                     $         2,750               N/A    $        12,215                N/A
98            Club Riverside Apartments                              N/A               N/A    $        12,000                N/A
99            LP Plaza II                                $         6,815   $         5,148    $         5,140                N/A
100           Clairemont Manor Apartments                $        29,701   $        16,500    $        16,500                N/A
101           Walgreens - Buena Vista Road                           N/A   $         2,172    $         2,174                N/A
102           Wimbledon Apartments                                   N/A   $        18,000    $        18,000                N/A
103           Crystal Shores Apartments                  $        37,835   $        28,752    $        28,750                N/A
104           Hillside East Apartments                               N/A               N/A    $        27,000                N/A
105           Oyster Point Plaza Shopping Center         $        71,623               N/A    $        19,763                N/A
106           Fontana Plaza                                          N/A   $         7,395    $         7,418                N/A
107           Sawtelle Apartments                                    N/A               N/A    $        14,991                N/A
108           Bloomington Apartment Portfolio            $        37,488   $        30,756    $        30,750                N/A
109           Fisherman's Cove RV Park                               N/A               N/A    $        16,550                N/A
110           Meadowood Apartments                                   N/A   $        34,834    $        34,844                N/A
111           Walgreens - Eden Prairie                               N/A               N/A    $         2,268                N/A
112           Mill Creek Apartments                      $        78,375   $        43,500    $        43,500                N/A
113           Springs Shopping Center                    $        81,250   $         4,890    $         4,890                N/A
114           Highland Park & North Forsyth              $        49,000   $         9,200    $         9,200                N/A
115           Lincoln Place Apartments                   $         4,313   $        30,000    $        30,000                N/A
116           Sun Meadows Mobile Home Park               $        16,000   $         7,250    $         7,250                N/A
117           Colony Courts Apartments                   $        38,375   $        27,750    $        27,750                N/A
118           Magnolia Village Shopping Center           $        66,498   $         9,140    $         9,134                N/A
119           Prairie Ridge Apartments                               N/A               N/A    $        30,000                N/A
120           Bon Shopping Center                        $         6,375   $         7,296    $         7,296                N/A
121           Belgrade Shopping Center                               N/A               N/A    $         2,994    $        80,000
122           Hunterwood Depot Portfolio                 $         5,868   $        27,000    $        27,233                N/A
123           Old Oak Trails Estates                                 N/A               N/A    $         7,300                N/A

                                                           CONTRACTUAL                             TAX &
                                                            RECURRING             U/W            INSURANCE
#    CROSSED  LOAN NAME                                      LC & TI            LC & TI           ESCROWS
-    -------  ---------                                  ---------------    ---------------      ---------
83            Spalding Exchange Office Complex           $        60,000    $        51,196        Both
84            Porterwood Apartments                                  N/A                N/A        Both
85     (B)    Bethany Villa Mobile Home Park                         N/A                N/A        Both
86     (B)    Sun & Sand Mobile Home Park                            N/A                N/A        Both
87            Villa Apartments                                       N/A                N/A        Both
88            Lee's Landing Apartments                               N/A                N/A        Both
89            Walgreens - Wynnton Road                               N/A                N/A        None
90            Midland Plaza                              $        28,159    $        27,419        Both
91            West Park Apartments                                   N/A                N/A        Both
92            Thayer Terrace Apartments                              N/A                N/A        Both
93            Oakwood Apartments                                     N/A                N/A        Both
94            Colony Apartments                                      N/A                N/A        Both
95            Stone Hollow Apartments                                N/A                N/A        Both
96            Walgreens - Memphis                                    N/A                N/A        None
97            Riverside Mini Storage                                 N/A                N/A        Both
98            Club Riverside Apartments                              N/A                N/A         Tax
99            LP Plaza II                                $        40,260    $        41,758        Both
100           Clairemont Manor Apartments                            N/A                N/A        Both
101           Walgreens - Buena Vista Road                           N/A                N/A        None
102           Wimbledon Apartments                                   N/A                N/A        Both
103           Crystal Shores Apartments                              N/A                N/A        Both
104           Hillside East Apartments                               N/A                N/A        Both
105           Oyster Point Plaza Shopping Center                     N/A    $        30,824        Both
106           Fontana Plaza                              $        38,938    $        47,555        Both
107           Sawtelle Apartments                                    N/A                N/A         Tax
108           Bloomington Apartment Portfolio                        N/A                N/A        Both
109           Fisherman's Cove RV Park                               N/A                N/A        Both
110           Meadowood Apartments                                   N/A                N/A        Both
111           Walgreens - Eden Prairie                               N/A    $         5,507        None
112           Mill Creek Apartments                                  N/A                N/A        Both
113           Springs Shopping Center                    $        20,000    $        26,888        Both
114           Highland Park & North Forsyth                          N/A                N/A        Both
115           Lincoln Place Apartments                               N/A                N/A        Both
116           Sun Meadows Mobile Home Park                           N/A                N/A        Both
117           Colony Courts Apartments                               N/A                N/A        Both
118           Magnolia Village Shopping Center           $        28,545    $        28,545        Both
119           Prairie Ridge Apartments                               N/A                N/A        Both
120           Bon Shopping Center                        $        39,903    $        40,769        Both
121           Belgrade Shopping Center                   $        26,400    $        25,464        Both
122           Hunterwood Depot Portfolio                             N/A                N/A        Both
123           Old Oak Trails Estates                                 N/A                N/A        Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                             CONTRACTUAL           U/W
                                                           ENGINEERING        RECURRING         RECURRING            LC & TI
                                                           RESERVE AT        REPLACEMENT       REPLACEMENT          RESERVE AT
#    CROSSED  LOAN NAME                                    ORIGINATION      RESERVE/FF&E       RESERVE/FF&E        ORIGINATION
-    -------  ---------                                  ---------------   ---------------    ---------------    ---------------
124           Stonekey Apartments                        $        75,000   $        51,000    $        51,000                N/A
125           Rancho North Apartments                    $        34,194   $        25,000    $        25,000                N/A
126           Capital Square Shopping Center             $         7,500               N/A    $         6,678                N/A
127           French Quarter Apartments                  $       105,081   $        70,000    $        70,000                N/A
128           Lake Christine Apartments                  $         2,500   $        13,500    $        13,500                N/A
129           Pebble Springs Plaza                       $        38,500               N/A    $         8,628                N/A
130           Heritage Apartments                        $        41,437   $        22,000    $        22,000                N/A
131           Naismith Place Apartments                  $        20,856   $        14,400    $        14,400                N/A
132           The Concourse Building                     $         5,781               N/A    $         4,991                N/A
133           2121 Bert Kouns Self Storage               $           625               N/A    $         4,616                N/A
134           Morgan MHP Portfolio                       $        21,563   $         6,050    $         6,050                N/A
135           Deer Run I & II Apartments                 $        16,250   $        14,000    $        14,000                N/A
136           Lafayette Square Townhomes                 $         7,375   $        11,250    $        11,250                N/A
137           Springwood Villas Apartments               $        67,875   $        16,000    $        16,000                N/A
138           Pine Hollow Apartments                     $        10,337   $        18,000    $        18,000                N/A
139           Ellsworth Court Apartments                 $         4,938   $        11,750    $        11,750                N/A
140           Villa De Flores Apartment Complex          $         3,113               N/A    $         9,792                N/A
141           Excelsior Manor Mobile Home Park           $        34,125   $         4,600    $         4,600                N/A
142           Barksdale Self Storage                                 N/A               N/A    $         8,686                N/A
143           Lorimier/Universal Apartments              $        47,469   $        13,975    $        13,975                N/A
144           Tuckaway Manor Mobile Home Park                        N/A               N/A    $         4,250                N/A
145           Prairie Oaks Apartments                    $        13,750   $        11,088    $        11,088                N/A
146           InSite Forsyth                             $         1,250               N/A    $         1,053    $        21,060
147           Watertown Professional Buildings           $         7,625               N/A    $         5,793                N/A
148           Boca Industrial                            $         9,375               N/A    $         6,600                N/A
149           Prospect Gardens                           $        13,125   $         9,648    $         9,648                N/A
150           Henry-Lenox Apartments                                 N/A   $         5,000    $         5,000                N/A
151           Seaborn Woods Apartments                   $         2,500   $         7,104    $         7,104                N/A
152           Ridglea Square Apartments                  $        12,250   $        16,416    $        16,416                N/A
153           J.B. Executive Center                      $         5,794               N/A    $         6,983    $        30,000
154           Apple Run Apartments                       $        33,063   $         9,750    $         9,750                N/A
155           Worthington Manor Apartments               $           500   $        13,104    $        13,104                N/A
156           1132 Willow Avenue                         $         9,219   $         1,750    $         1,953                N/A

                                                           CONTRACTUAL                             TAX &
                                                            RECURRING             U/W            INSURANCE
#    CROSSED  LOAN NAME                                      LC & TI            LC & TI           ESCROWS
-    -------  ---------                                  ---------------    ---------------      ---------

124           Stonekey Apartments                                    N/A                N/A        Both
125           Rancho North Apartments                                N/A                N/A        Both
126           Capital Square Shopping Center             $        30,000    $        35,204        Both
127           French Quarter Apartments                              N/A                N/A        Both
128           Lake Christine Apartments                              N/A                N/A        Both
129           Pebble Springs Plaza                                   N/A    $        26,521        Both
130           Heritage Apartments                                    N/A                N/A        Both
131           Naismith Place Apartments                              N/A                N/A        Both
132           The Concourse Building                                 N/A    $        22,419        Both
133           2121 Bert Kouns Self Storage                           N/A                N/A        Both
134           Morgan MHP Portfolio                                   N/A                N/A        Both
135           Deer Run I & II Apartments                             N/A                N/A        Both
136           Lafayette Square Townhomes                             N/A                N/A        Both
137           Springwood Villas Apartments                           N/A                N/A        Both
138           Pine Hollow Apartments                                 N/A                N/A        Both
139           Ellsworth Court Apartments                             N/A                N/A        Both
140           Villa De Flores Apartment Complex                      N/A                N/A        Both
141           Excelsior Manor Mobile Home Park                       N/A                N/A        Both
142           Barksdale Self Storage                                 N/A                N/A        Both
143           Lorimier/Universal Apartments                          N/A                N/A        Both
144           Tuckaway Manor Mobile Home Park                        N/A                N/A        Both
145           Prairie Oaks Apartments                                N/A                N/A        Both
146           InSite Forsyth                                         N/A    $         6,692        Both
147           Watertown Professional Buildings                       N/A    $        24,794        Both
148           Boca Industrial                                        N/A    $        13,662        Both
149           Prospect Gardens                                       N/A                N/A        Both
150           Henry-Lenox Apartments                                 N/A                N/A        Both
151           Seaborn Woods Apartments                               N/A                N/A        Both
152           Ridglea Square Apartments                              N/A                N/A        Both
153           J.B. Executive Center                      $        30,000    $        19,751        Both
154           Apple Run Apartments                                   N/A                N/A        Both
155           Worthington Manor Apartments                           N/A                N/A        Both
156           1132 Willow Avenue                                     N/A    $         1,353        Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTWIND SHOPPING CENTER-WEST AND WESTWIND SHOPPING CENTER-EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BETHANY VILLA MOBILE HOME PARK AND SUN & SAND MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                  MAJOR TENANTS OF THE COMMERCIAL PROPERTIES(1)

                                                           CUT-OFF
                                                        DATE PRINCIPAL        PROPERTY
#   CROSSED   PROPERTY NAME                              BALANCE(1)(2)          TYPE              SQ. FT.
-   -------   -------------                             --------------        --------            -------
1             Crystal Mall                              $ 105,886,594          Retail             528,947
2             Arbor Place Mall                             76,172,231          Retail             473,449
3             SummitWoods Crossing                         48,000,000          Retail             409,607
4             1650 Arch Street                             46,922,069          Office             587,021
5             Old Hickory Mall                             35,855,219          Retail             359,774
7             McDonald Investment Center                   29,949,679          Office             535,005
8             Creeks at Virginia Center                    27,952,926          Retail             265,117
9             2401 Elliott Avenue                          26,890,777          Office             133,177
12            Forum at Gateways                            22,436,438          Retail             258,322
13            Wells Fargo Bank Tower                       21,945,027          Office             214,196
14            Union Landing Shopping Center                19,183,011          Retail             246,682
15            Redwood Business Park - Loan 2               18,780,426          Office             169,477
16            Cedar Hill Crossing                          17,673,415          Retail             187,787
17            Clearwater Springs Shopping Center           16,880,000          Retail             131,992
20            Williamsburg Crossing                        14,287,664          Retail             149,933
21            Camden Park Shopping Center                  14,153,728          Retail              70,348
22            823 Congress                                 14,065,824          Office             181,381
23            Cumberland Marketplace                       13,404,042          Retail              95,025
24            200 Connecticut Avenue                       13,278,393          Office             119,108
25            North Pointe Shopping Center - Phase III     11,362,560          Retail             118,274
30            Capital Towers                                9,727,229          Office             190,202
31            Shaw's Plaza Shopping Center                  9,586,228          Retail              73,176
32            20001 Euclid Avenue                           9,182,963        Industrial           895,694
35     (A)    Westwind Shopping Center-West                 4,867,962          Retail             129,557
36     (A)    Westwind Shopping Center-East                 3,740,383          Retail              91,813
37            Willowbrook Business Center                   8,592,725        Industrial           198,790
38            Best Buy - West Paterson, NJ                  8,500,000          Retail              45,000
39            Concepts Direct, Inc. Headquarters            8,386,535        Industrial           117,182
40            Allenmore Medical Plaza                       7,725,000          Office              49,866
41            Greens Crossing Business Center               7,500,000        Industrial           199,811
42            Kirk-Stieff Office Building                   7,471,556          Office              84,262
45            Ridgeview Plaza                               6,779,039          Retail              87,820
47            Discovery Village                             6,495,079          Retail              37,046
49            Banyan Court                                  6,433,043        Mixed Use             32,852
51            Two South Orange Office                       6,083,842          Office              49,062
53            5550 Friendship Boulevard                     5,944,217          Office             135,694
56            1400 Crescent                                 5,485,432          Office              50,065
57            March Tower                                   5,485,101          Office              53,282
58            Hobson Medical Building                       5,435,672          Office              37,057
59            11999 Katy Freeway                            5,382,906          Office             105,707
60            Cypresswood Commons Shopping Center           5,090,250          Retail              39,582
61            Best Buy - Sandy, UT                          4,921,396          Retail              30,000
71            Walgreens - Scottsdale                        4,386,474          Retail              15,120
73            Trowbridge Crossing                           4,252,935          Retail              24,670
74            Macy's Furniture                              4,221,325          Retail              72,625
75            Cypress Creek Village Shopping Center         4,117,418          Retail              28,533
76            Arbor Park Office Center                      4,100,000          Office              48,913
77            Ripon Town Square Shopping Center             4,067,106          Retail              71,214
83            Spalding Exchange Office Complex              3,830,189          Office              55,008
89            Walgreens - Wynnton Road                      3,569,971          Retail              15,120
90            Midland Plaza                                 3,457,698          Retail              49,916
96            Walgreens - Memphis                           3,322,137          Retail              14,490
99            LP Plaza II                                   3,279,150          Office              25,700
101           Walgreens - Buena Vista Road                  3,240,435          Retail              14,490
105           Oyster Point Plaza Shopping Center            3,189,458          Retail              73,197
106           Fontana Plaza                                 3,188,859        Mixed Use             39,044
111           Walgreens - Eden Prairie                      3,074,141          Retail              15,120
113           Springs Shopping Center                       2,988,330          Retail              32,600
118           Magnolia Village Shopping Center              2,483,525          Retail              38,060
120           Bon Shopping Center                           2,375,086          Retail              48,642
121           Belgrade Shopping Center                      2,370,269          Retail              19,960
126           Capital Square Shopping Center                2,097,313          Retail              44,519
129           Pebble Springs Plaza                          1,796,990          Retail              29,750
132           The Concourse Building                        1,573,026          Office              22,906
146           InSite Forsyth                                1,048,244          Retail               7,020
147           Watertown Professional Buildings              1,033,544          Office              23,172
148           Boca Industrial                               1,021,492        Industrial            44,000
153           J.B. Executive Center                           858,840          Office              26,440
156           1132 Willow Avenue                              523,164        Mixed Use              5,403

                                                                               MAJOR                                MAJOR
                                                                             TENANT # 1                          TENANT # 1
#   CROSSED   PROPERTY NAME                                                     NAME                               SQ. FT.
-   -------   -------------                                                  ----------                          ----------
1             Crystal Mall                                                    Filene's                             88,906
2             Arbor Place Mall                                             Regal Cinemas                           72,903
3             SummitWoods Crossing                                             Kohl's                              86,925
4             1650 Arch Street                                               GSA - EPA                            330,314
5             Old Hickory Mall                                              Goldsmith's                           119,700
7             McDonald Investment Center                                McDonald Investments                      188,214
8             Creeks at Virginia Center                                Dick's Sporting Goods                       45,000
9             2401 Elliott Avenue                                        RealNetworks, Inc.                       133,177
12            Forum at Gateways                                               Walmart                             128,665
13            Wells Fargo Bank Tower                                      Wells Fargo Bank                         32,401
14            Union Landing Shopping Center                                    Lowe's                             159,457
15            Redwood Business Park - Loan 2                            Gluon Networks, Inc.                       58,440
16            Cedar Hill Crossing                                              Kohl's                              86,584
17            Clearwater Springs Shopping Center                       Michaels Stores, Inc.                       24,197
20            Williamsburg Crossing                                          Food Lion                             50,362
21            Camden Park Shopping Center                                  Hallmark Cards                           6,492
22            823 Congress                                              Austin Museum of Art                       24,466
23            Cumberland Marketplace                                     Giant Food Stores                         64,049
24            200 Connecticut Avenue                                     EAI Partners Inc.                         36,525
25            North Pointe Shopping Center - Phase III                  Ross Dress for Less                        30,187
30            Capital Towers                                               Telepak, Inc.                           60,313
31            Shaw's Plaza Shopping Center                           Shaw's Supermarkets, Inc.                     62,303
32            20001 Euclid Avenue                                             Handl-It                            596,194
35     (A)    Westwind Shopping Center-West                                   Wal-Mart                            115,170
36     (A)    Westwind Shopping Center-East                           Fleming Companies, Inc.                      70,886
37            Willowbrook Business Center                                 Novo Industries                          60,000
38            Best Buy - West Paterson, NJ                                    Best Buy                             45,000
39            Concepts Direct, Inc. Headquarters                       Concepts Direct, Inc.                      117,182
40            Allenmore Medical Plaza                               Tacoma Radiology Associates                    16,590
41            Greens Crossing Business Center                           Novo Industries, LP                        90,370
42            Kirk-Stieff Office Building                             Johns Hopkins University                     48,650
45            Ridgeview Plaza                                                 Goody's                              30,000
47            Discovery Village                                         Aaron Brothers, Inc.                        6,500
49            Banyan Court                                                 Unique Addison                          11,643
51            Two South Orange Office                   Conroy, Simberg & Ganon, Krevans & Abel, P.A.              15,144
53            5550 Friendship Boulevard                                Department of Justice                       32,772
56            1400 Crescent                                           EDS Information Services                     10,197
57            March Tower                                              Atlas Properties, Inc.                       5,100
58            Hobson Medical Building                        Edward Hospital Woman's Center for Health              8,863
59            11999 Katy Freeway                                       Summit Mortgage Corp.                       15,668
60            Cypresswood Commons Shopping Center                           Office Depot                           23,625
61            Best Buy - Sandy, UT                                            Best Buy                             30,000
71            Walgreens - Scottsdale                                         Walgreens                             15,120
73            Trowbridge Crossing                                       U.S. Postal Service                         7,800
74            Macy's Furniture                                           Macy's East, Inc.                         72,625
75            Cypress Creek Village Shopping Center                         Guadalajara                             5,366
76            Arbor Park Office Center                                    Assoc. in OB/GYN                          8,176
77            Ripon Town Square Shopping Center                               Mar Val                              25,934
83            Spalding Exchange Office Complex                          Metro Brokers, Inc.                         4,052
89            Walgreens - Wynnton Road                                       Walgreens                             15,120
90            Midland Plaza                                           Bed Bath & Beyond, Inc.                      27,521
96            Walgreens - Memphis                                            Walgreens                             14,490
99            LP Plaza II                                                 Mark Burnes, MD                           3,335
101           Walgreens - Buena Vista Road                                   Walgreens                             14,490
105           Oyster Point Plaza Shopping Center                             Food Lion                             40,297
106           Fontana Plaza                                            Papillion of New York                        4,180
111           Walgreens - Eden Prairie                                       Walgreens                             15,120
113           Springs Shopping Center                                        Slopes BBQ                             4,500
118           Magnolia Village Shopping Center                      Kaiser Foundation Hospitals                     4,426
120           Bon Shopping Center                                           Ace Hardware                           12,236
121           Belgrade Shopping Center                                      Joyce Leslie                           10,000
126           Capital Square Shopping Center                                ACO Hardware                           11,683
129           Pebble Springs Plaza                                        Jumpin' Gyminee                           3,500
132           The Concourse Building                                    American Connection                         4,324
146           InSite Forsyth                                                Blockbuster                             4,620
147           Watertown Professional Buildings                        New Life Resources, Inc.                      3,539
148           Boca Industrial                                             Direct Transfer                          10,000
153           J.B. Executive Center                                Pinellas County Tax Collector                   12,392
156           1132 Willow Avenue                                                N/A                                   N/A

                                                              MAJOR                       MAJOR                    MAJOR
                                                         TENANT # 1 LEASE              TENANT # 2               TENANT # 2
#   CROSSED   PROPERTY NAME                              EXPIRATION DATE                  NAME                    SQ. FT.
-   -------   -------------                              ----------------              ----------               -----------
1             Crystal Mall                                   9/30/2009                 J.C. Penney                   88,605
2             Arbor Place Mall                              10/31/2019             Bed Bath & Beyond                 37,686
3             SummitWoods Crossing                           1/29/2021                   Best Buy                    46,724
4             1650 Arch Street                               5/31/2008      Wolf, Block, Schorr & Solis-Cohen       179,300
5             Old Hickory Mall                                2/5/2011                 J.C. Penney                   81,448
7             McDonald Investment Center                     3/31/2009                   KeyBank                    180,476
8             Creeks at Virginia Center                      1/31/2017                Circuit City                   32,302
9             2401 Elliott Avenue                            9/30/2010                     N/A                          N/A
12            Forum at Gateways                              1/31/2019                 Farmer Jack                   53,750
13            Wells Fargo Bank Tower                         5/31/2006             Franchise Tax Board               29,208
14            Union Landing Shopping Center                 10/24/2025                  Best Buy                     45,625
15            Redwood Business Park - Loan 2                 2/28/2007            Homecomings Financial              26,126
16            Cedar Hill Crossing                            1/30/2021                   Staples                     23,942
17            Clearwater Springs Shopping Center             2/28/2010       David's Bridal of Indianapolis           9,690
20            Williamsburg Crossing                          8/23/2018               Carmike Cinemas                 20,061
21            Camden Park Shopping Center                    2/28/2006              Blockbuster, Inc                  6,482
22            823 Congress                                  10/31/2003              Texas Networking                 18,503
23            Cumberland Marketplace                         4/24/2021                  Red Robin                     6,364
24            200 Connecticut Avenue                         7/31/2010       Uniscribe Professional Service          11,182
25            North Pointe Shopping Center - Phase III       1/31/2012              Bed Bath & Beyond                30,000
30            Capital Towers                                 4/30/2007            Heidelberg & Woodliff              14,902
31            Shaw's Plaza Shopping Center                   2/28/2027             Hallmark Gold Crown                6,000
32            20001 Euclid Avenue                           12/31/2016                     HGR                      200,200
35     (A)    Westwind Shopping Center-West                 01/31/2010              Rogan's Shoes                     7,195
36     (A)    Westwind Shopping Center-East                  3/31/2010              Bon Orient Buffet                 5,459
37            Willowbrook Business Center                    1/31/2004            Scholastic Book Fairs              32,195
38            Best Buy - West Paterson, NJ                   9/12/2022                     N/A                          N/A
39            Concepts Direct, Inc. Headquarters             9/30/2020                     N/A                          N/A
40            Allenmore Medical Plaza                        3/31/2017          Pacific NW Eye Associates            11,215
41            Greens Crossing Business Center               11/30/2006            Farouk Systems, Inc.               45,524
42            Kirk-Stieff Office Building                    3/31/2012       People Encouraging People, Inc.          9,908
45            Ridgeview Plaza                               10/31/2011                 Dollar Tree                   10,000
47            Discovery Village                              1/31/2010             Work World America                 4,470
49            Banyan Court                                  11/30/2009              CIBC Oppenheimer                  8,732
51            Two South Orange Office                        5/17/2008               Admiralty Bank                   8,792
53            5550 Friendship Boulevard                     12/31/2008                 FDC Reports                   30,806
56            1400 Crescent                                  1/31/2006     Larry L. Coats and David E. Bennett       10,109
57            March Tower                                    8/31/2007             Paine Webber, Inc.                 5,031
58            Hobson Medical Building                        7/31/2007            Edward Medical Group                6,342
59            11999 Katy Freeway                             4/30/2007                Insurex, Inc.                   5,208
60            Cypresswood Commons Shopping Center            3/31/2012                   Denny's                      5,457
61            Best Buy - Sandy, UT                            6/1/2022                     N/A                          N/A
71            Walgreens - Scottsdale                         1/31/2061                     N/A                          N/A
73            Trowbridge Crossing                            2/28/2004             Locos Deli and Pub                 3,150
74            Macy's Furniture                               1/31/2021                     N/A                          N/A
75            Cypress Creek Village Shopping Center         10/14/2006               Deluxe Cleaners                  3,000
76            Arbor Park Office Center                       8/31/2017              Ann Arbor OB/GYN                  6,836
77            Ripon Town Square Shopping Center             12/31/2009                 Longs Drugs                   20,575
83            Spalding Exchange Office Complex               8/31/2002            Holcomb Bridge Pedia                3,424
89            Walgreens - Wynnton Road                      12/31/2061                     N/A                          N/A
90            Midland Plaza                                  1/31/2011           Michael's Stores, Inc.              22,395
96            Walgreens - Memphis                           12/31/2027                     N/A                          N/A
99            LP Plaza II                                    6/30/2006            Pentegra Dental Group               3,218
101           Walgreens - Buena Vista Road                   1/31/2062                     N/A                          N/A
105           Oyster Point Plaza Shopping Center             5/30/2019              Total Wine & More                 9,000
106           Fontana Plaza                                  9/30/2007        Carol Colbert School of Dance           2,806
111           Walgreens - Eden Prairie                       8/31/2061                     N/A                          N/A
113           Springs Shopping Center                        2/28/2007            Atlanta Cycling, Inc.               3,250
118           Magnolia Village Shopping Center               9/30/2003                    Sires                       3,120
120           Bon Shopping Center                            7/31/2005              ENT Credit Union                  9,600
121           Belgrade Shopping Center                      12/31/2011                 Catherine's                    4,000
126           Capital Square Shopping Center                 4/30/2007                Penn Station                    6,254
129           Pebble Springs Plaza                           5/31/2003              Washington Mutual                 3,200
132           The Concourse Building                         3/31/2003            Bankers Trust Escrow                3,367
146           InSite Forsyth                                 1/31/2005            Fabric Touch Cleaners               1,200
147           Watertown Professional Buildings               9/30/2003              Robert Silvestri                  2,385
148           Boca Industrial                               12/31/2004            Summer Fire Sprinkler               8,000
153           J.B. Executive Center                         10/31/2006          Gulfcoast Legal Services              4,499
156           1132 Willow Avenue                               N/A                         N/A                          N/A

                                                              MAJOR                        MAJOR                     MAJOR
                                                        TENANT # 2 LEASE                TENANT # 3                TENANT # 3
#   CROSSED   PROPERTY NAME                              EXPIRATION DATE                   NAME                     SQ. FT.
-   -------   -------------                              ---------------                ----------                ----------
1             Crystal Mall                                  11/30/2004                Old Navy Clothing Co           26,634
2             Arbor Place Mall                               1/31/2010                      Old Navy                 37,585
3             SummitWoods Crossing                          10/31/2011                   Dick's Sports               30,732
4             1650 Arch Street                               6/30/2011                     Starcite!                 22,068
5             Old Hickory Mall                               7/31/2007                Piccadilly Cafeteria            9,996
7             McDonald Investment Center                    12/31/2006             Calfee, Halter & Griswold        112,947
8             Creeks at Virginia Center                      1/31/2022                 Bed Bath & Beyond             30,000
9             2401 Elliott Avenue                              N/A                          N/A                         N/A
12            Forum at Gateways                              5/31/2019                      BW3                       6,542
13            Wells Fargo Bank Tower                        11/30/2004             Choicepoint Services, Inc.        19,980
14            Union Landing Shopping Center                  1/31/2027                    Babies R' Us               38,380
15            Redwood Business Park - Loan 2                 1/31/2004                  Bank of Petaluma             11,431
16            Cedar Hill Crossing                            7/31/2015                       Petco                   12,475
17            Clearwater Springs Shopping Center            10/31/2004                The Dress Barn, Inc.            9,000
20            Williamsburg Crossing                          5/31/2005                 Berkeley Pharmacy              5,855
21            Camden Park Shopping Center                    5/31/2006                Armadillo Willy's               5,174
22            823 Congress                                  10/31/2011                    Ray Hendren                11,240
23            Cumberland Marketplace                          5/6/2016                       Petland                  5,625
24            200 Connecticut Avenue                         7/31/2003           Matrix International Logistics       7,576
25            North Pointe Shopping Center - Phase III       1/31/2012           Cost Plus Inc. (World Market)       18,300
30            Capital Towers                                 4/30/2007                    Capital Club               14,032
31            Shaw's Plaza Shopping Center                   2/28/2007                    Blockbuster                 4,873
32            20001 Euclid Avenue                            9/30/2003                   Skitz Ventures              57,800
35     (A)    Westwind Shopping Center-West                  2/28/2015               Sally Beauty Supply              1,637
36     (A)    Westwind Shopping Center-East                  7/31/2008                    Allied Pools                4,555
37            Willowbrook Business Center                    7/31/2007            Compaq Computer Corporation        26,880
38            Best Buy - West Paterson, NJ                     N/A                          N/A                         N/A
39            Concepts Direct, Inc. Headquarters               N/A                          N/A                         N/A
40            Allenmore Medical Plaza                        10/1/2011                     DHS Clinic                 7,519
41            Greens Crossing Business Center                8/31/2004                       Opexa                   32,041
42            Kirk-Stieff Office Building                    6/30/2006                    Mahan Rykiel                6,133
45            Ridgeview Plaza                                9/30/2006                    Fashion Bug                 8,000
47            Discovery Village                               9/1/2010                 The Men's Warehouse            4,200
49            Banyan Court                                   1/31/2009              Digital Broadcast Group           2,539
51            Two South Orange Office                        2/11/2011                     Zero Chaos                 8,177
53            5550 Friendship Boulevard                      2/28/2006            American Osteopathic Health        12,407
56            1400 Crescent                                  9/30/2010    Haynsworth Baldwin Johnson & Greaves LLC    6,560
57            March Tower                                    9/30/2007                 Service First Bank             4,715
58            Hobson Medical Building                       10/31/2005               Hobson Family Medicine           5,380
59            11999 Katy Freeway                             1/31/2003          Argent Consulting Services Inc.       4,320
60            Cypresswood Commons Shopping Center            9/30/2021                 American Mattress              3,500
61            Best Buy - Sandy, UT                             N/A                          N/A                         N/A
71            Walgreens - Scottsdale                           N/A                          N/A                         N/A
73            Trowbridge Crossing                           10/31/2004                    Beauty Mart                 2,800
74            Macy's Furniture                                 N/A                          N/A                         N/A
75            Cypress Creek Village Shopping Center          8/14/2011                  Jack in the Box               2,867
76            Arbor Park Office Center                       8/31/2017               Ann Arbor Reproductive           6,253
77            Ripon Town Square Shopping Center             10/31/2014                  Mountain Mike's               3,600
83            Spalding Exchange Office Complex               3/31/2007                    U.S. Vending                3,045
89            Walgreens - Wynnton Road                         N/A                          N/A                         N/A
90            Midland Plaza                                  2/28/2010                        N/A                       N/A
96            Walgreens - Memphis                              N/A                          N/A                         N/A
99            LP Plaza II                                    1/31/2010                  Roschamboe, PLLC              3,170
101           Walgreens - Buena Vista Road                     N/A                          N/A                         N/A
105           Oyster Point Plaza Shopping Center            10/31/2016                    Blockbuster                 5,600
106           Fontana Plaza                                  8/31/2007                  Dentalnet, Inc.               2,407
111           Walgreens - Eden Prairie                         N/A                          N/A                         N/A
113           Springs Shopping Center                        4/30/2004                 Fleet Feet Sports              3,000
118           Magnolia Village Shopping Center               7/31/2004                     Taco Bell                  2,543
120           Bon Shopping Center                             8/1/2006                    Dawsons Beauty              4,329
121           Belgrade Shopping Center                      10/31/2006                        Dots                    3,960
126           Capital Square Shopping Center                12/31/2006                  Hollywood Video               5,273
129           Pebble Springs Plaza                          12/31/2004            Lee's White Leopard Kung Fu         2,450
132           The Concourse Building                         1/31/2008              e-RealtyHomes.com, Inc.           2,920
146           InSite Forsyth                                 2/28/2007                      Subwings                  1,200
147           Watertown Professional Buildings               8/31/2002              Siemens Dematic Rapistan          1,852
148           Boca Industrial                               12/31/2003                     Round One                  4,000
153           J.B. Executive Center                         12/31/2004                   Bruce Strumpf                3,704
156           1132 Willow Avenue                               N/A                          N/A                         N/A

                                                              MAJOR
                                                          TENANT # 3 LEASE
#   CROSSED   PROPERTY NAME                               EXPIRATION DATE
-   -------   -------------                              ----------------
1             Crystal Mall                                   1/31/2006
2             Arbor Place Mall                               1/31/2010
3             SummitWoods Crossing                           1/31/2017
4             1650 Arch Street                                6/1/2010
5             Old Hickory Mall                               1/31/2003
7             McDonald Investment Center                     5/31/2010
8             Creeks at Virginia Center                      1/31/2012
9             2401 Elliott Avenue                              N/A
12            Forum at Gateways                             12/31/2009
13            Wells Fargo Bank Tower                         9/30/2006
14            Union Landing Shopping Center                  1/31/2012
15            Redwood Business Park - Loan 2                 5/31/2003
16            Cedar Hill Crossing                            6/30/2011
17            Clearwater Springs Shopping Center             8/31/2009
20            Williamsburg Crossing                         11/30/2003
21            Camden Park Shopping Center                    6/30/2011
22            823 Congress                                   9/30/2005
23            Cumberland Marketplace                         5/31/2012
24            200 Connecticut Avenue                         5/31/2007
25            North Pointe Shopping Center - Phase III       1/31/2012
30            Capital Towers                                 3/31/2003
31            Shaw's Plaza Shopping Center                   3/14/2007
32            20001 Euclid Avenue                            1/31/2006
35     (A)    Westwind Shopping Center-West                  5/31/2005
36     (A)    Westwind Shopping Center-East                 12/31/2003
37            Willowbrook Business Center                     7/4/2006
38            Best Buy - West Paterson, NJ                     N/A
39            Concepts Direct, Inc. Headquarters               N/A
40            Allenmore Medical Plaza                        1/31/2012
41            Greens Crossing Business Center                8/31/2012
42            Kirk-Stieff Office Building                    7/31/2008
45            Ridgeview Plaza                               10/31/2006
47            Discovery Village                               1/5/2010
49            Banyan Court                                   8/31/2005
51            Two South Orange Office                        4/30/2006
53            5550 Friendship Boulevard                      1/31/2007
56            1400 Crescent                                  1/31/2008
57            March Tower                                    9/30/2009
58            Hobson Medical Building                        6/30/2006
59            11999 Katy Freeway                             7/31/2003
60            Cypresswood Commons Shopping Center            1/31/2007
61            Best Buy - Sandy, UT                             N/A
71            Walgreens - Scottsdale                           N/A
73            Trowbridge Crossing                            9/30/2007
74            Macy's Furniture                                 N/A
75            Cypress Creek Village Shopping Center          9/30/2019
76            Arbor Park Office Center                       4/30/2006
77            Ripon Town Square Shopping Center              7/31/2011
83            Spalding Exchange Office Complex               5/30/2005
89            Walgreens - Wynnton Road                         N/A
90            Midland Plaza                                    N/A
96            Walgreens - Memphis                              N/A
99            LP Plaza II                                   12/31/2009
101           Walgreens - Buena Vista Road                     N/A
105           Oyster Point Plaza Shopping Center            12/31/2005
106           Fontana Plaza                                 12/31/2003
111           Walgreens - Eden Prairie                         N/A
113           Springs Shopping Center                        9/30/2004
118           Magnolia Village Shopping Center              11/30/2008
120           Bon Shopping Center                            8/31/2004
121           Belgrade Shopping Center                       1/31/2007
126           Capital Square Shopping Center                 7/31/2004
129           Pebble Springs Plaza                           4/30/2005
132           The Concourse Building                        10/31/2004
146           InSite Forsyth                                11/30/2005
147           Watertown Professional Buildings              10/31/2003
148           Boca Industrial                               12/31/2002
153           J.B. Executive Center                          8/31/2003
156           1132 Willow Avenue                               N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTWIND SHOPPING CENTER-WEST AND WESTWIND SHOPPING CENTER-EAST ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)    ASSUMES A CUT-OFF DATE OF OCTOBER 2002.
(2) ARBOR PLACE MALL HAVING A CUT-OFF DATE BALANCE OF $81,172,231 IS COMPRISED OF TWO COMPONENTS: (a) THE SENIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $76,172,231 AND (b) THE JUNIOR PORTION HAVING A CUT-OFF DATE BALANCE OF $5,000,000. THE APM JUNIOR PORTION IS SUBORDINATE TO THE APM SENIOR PORTION. CALCULATIONS PRESENTED HEREIN ARE BASED ON THE APM SENIOR PORTION ONLY.

                              MULTIFAMILY SCHEDULE

                                                                                              UTILITIES           NUMBER    SUBJECT
                                                                                               TENANT               OF       STUDIO
 #   CROSSED   PROPERTY NAME                                  PROPERTY SUBTYPE                  PAYS             ELEVATORS   UNITS
---  -------   -------------                                  ----------------                ---------          ---------  -------
  6            Carriage Hill Apartments                         Conventional                    None                  0       N/A
 10            15 Cliff Street                                  Conventional                Electric/Gas              2        12
 11            The Village at Chandler Crossings                Conventional                Electric/Gas              0       N/A
 18            Pennswood Apartments and Townhomes               Conventional                Electric/Gas              0       N/A
 19            West Isle Club Apartments                        Conventional                Electric/Gas              0       N/A
 27            Miami Gardens Apartments                         Conventional                  Electric                0       N/A
 28            Riverlake Apartments                             Conventional                  Electric                0       N/A
 33            Outlook Apartments                               Conventional            Electric/Water/Sewer          0       N/A
 34            Sunridge Village Apartments                      Conventional                Electric/Gas              0       N/A
 43            St. Charles Place Apartments                     Conventional                  Electric                0       N/A
 44            The Lakes Apartments                             Conventional                Electric/Gas              8         1
 46            Gatewood Apartments                              Conventional                Electric/Gas              4        20
 48            Mayfair Apartments                               Conventional                Electric/Gas              0       N/A
 50            Basswood Manor Apartments                        Conventional                    None                  0       N/A
 52            The Oaks Senior Apartments                       Conventional                Electric/Gas              0       N/A
 54            Los Altos Towers Apartments                      Conventional                Electric/Gas              4        25
 55            Eagles Pointe Apartments                         Conventional                  Electric                0       N/A
 62            Brookford Place Apartments                       Conventional          Electric/Gas/Water/Sewer        0       N/A
 63            Cedar Ridge Townhomes                            Conventional                  Electric                0       N/A
 64            Britain Towne Apartments                         Conventional                Electric/Gas              0        16
 65            Oak Trails Apartments                            Conventional                  Electric                0       N/A
 66            Park Tower at Hilldale Apartments                Conventional                  Electric                2        13
 67            Briarwood Apartments                             Conventional                Electric/Gas              0         4
 68            Embassy House Apartments                         Conventional                  Electric                0       N/A
 69            Metrocrest Village Apartments                    Conventional                  Electric                0       N/A
 70            Larpenteur Manor Apartments                      Conventional                  Electric                0         4
 72            Spruce Square Apartments                         Conventional                    None                  0       N/A
 78            Manitou Woods Townhomes                          Conventional                Electric/Gas              0       N/A
 79            Normandy Apartments - Oklahoma                   Conventional                  Electric                0       N/A
 80            Grassy Creek Mobile Home Park                Manufactured Housing                N/A                 N/A       N/A
 81            Andover Park Apartments                          Conventional                  Electric                0        24
 82            Tahiti Garden Apartments                         Conventional                  Electric                0       N/A
 84            Porterwood Apartments                            Conventional                  Electric                0       N/A
 85     (B)    Bethany Villa Mobile Home Park               Manufactured Housing                N/A                 N/A       N/A
 86     (B)    Sun & Sand Mobile Home Park                  Manufactured Housing                N/A                 N/A       N/A
 87            Villa Apartments                                 Conventional                  Electric                4         7
 88            Lee's Landing Apartments                         Conventional                  Electric                0       N/A
 91            West Park Apartments                             Conventional                  Electric                0       N/A
 92            Thayer Terrace Apartments                        Conventional                    None                  1       N/A
 93            Oakwood Apartments                               Conventional                  Electric                0       N/A
 94            Colony Apartments                                Conventional                  Electric                0       N/A
 95            Stone Hollow Apartments                          Conventional                  Electric                0       N/A
 98            Club Riverside Apartments                        Conventional                  Electric                1       N/A
100            Clairemont Manor Apartments                      Conventional                  Electric                0        24
102            Wimbledon Apartments                             Conventional                  Electric                0       N/A
103            Crystal Shores Apartments                        Conventional                  Electric                0       N/A
104            Hillside East Apartments                         Conventional                  Electric                0       N/A
107            Sawtelle Apartments                              Conventional                  Electric                0       N/A
109A           Bloomington - Lakeside Apartments                Conventional                  Electric                0       N/A
109B           Bloomington - Colony Apartments                  Conventional                  Electric                0       N/A
109C           Bloomington - Evergreen Place Apartments         Conventional                  Electric                0       N/A
109            Fisherman's Cove RV Park                     Manufactured Housing                N/A                 N/A       N/A
110            Meadowood Apartments                             Conventional                Electric/Gas              0       N/A
112            Mill Creek Apartments                            Conventional                Electric/Gas              0         3
114            Highland Park & North Forsyth                Manufactured Housing                N/A                 N/A       N/A
115            Lincoln Place Apartments                         Conventional                Electric/Gas              0        12
116            Sun Meadows Mobile Home Park                 Manufactured Housing                N/A                 N/A       N/A
117            Colony Courts Apartments                         Conventional                Electric/Gas              3         6
119            Prairie Ridge Apartments                         Conventional                    None                  0       N/A
123A           Hunterwood Apartments                            Conventional                  Electric                0       N/A
123B           Depot Apartments                                 Conventional                  Electric                0       N/A
123            Old Oak Trails Estates                       Manufactured Housing                N/A                 N/A       N/A
124            Stonekey Apartments                              Conventional                Electric/Gas              0       N/A
125            Rancho North Apartments                          Conventional                    None                  0       N/A
127            French Quarter Apartments                        Conventional                  Electric                0        24
128            Lake Christine Apartments                        Conventional                Electric/Gas              0       N/A
130            Heritage Apartments                              Conventional                  Electric                0       N/A
131            Naismith Place Apartments                        Conventional                  Electric                0       N/A
135A           Indian Steps Mobile Home Park                Manufactured Housing                N/A                 N/A       N/A
135B           Vil Vue Mobile Home Park                     Manufactured Housing                N/A                 N/A       N/A

                                                                  SUBJECT     SUBJECT     SUBJECT   SUBJECT     SUBJECT     SUBJECT
                                                                  STUDIO      STUDIO       1 BR      1 BR        1 BR        2 BR
 #   CROSSED   PROPERTY NAME                                     AVG. RENT   MAX. RENT     UNITS   AVG. RENT   MAX. RENT     UNITS
---  -------   -------------                                     ---------   ---------    -------  ---------   ---------    -------
  6            Carriage Hill Apartments                               N/A         N/A       246     $   700     $   874       322
 10            15 Cliff Street                                    $ 1,899     $ 2,002       112     $ 2,602     $ 3,012        32
 11            The Village at Chandler Crossings                      N/A         N/A        36     $   683     $   790        36
 18            Pennswood Apartments and Townhomes                     N/A         N/A       250     $   546     $   565       365
 19            West Isle Club Apartments                              N/A         N/A        48     $   924     $ 1,050        96
 27            Miami Gardens Apartments                               N/A         N/A       142     $   455     $   555       160
 28            Riverlake Apartments                                   N/A         N/A        78     $   515     $   570       160
 33            Outlook Apartments                                     N/A         N/A        41     $   711     $ 1,865       125
 34            Sunridge Village Apartments                            N/A         N/A       165     $   478     $   530       155
 43            St. Charles Place Apartments                           N/A         N/A        86     $   411     $   490       140
 44            The Lakes Apartments                               $   265     $   265       150     $   483     $   565       148
 46            Gatewood Apartments                                $   408     $   435       207     $   458     $   495        97
 48            Mayfair Apartments                                     N/A         N/A        17     $   458     $   493       406
 50            Basswood Manor Apartments                              N/A         N/A        42     $   646     $   760       118
 52            The Oaks Senior Apartments                             N/A         N/A       N/A         N/A         N/A        78
 54            Los Altos Towers Apartments                        $   410     $   440       100     $   542     $   765        61
 55            Eagles Pointe Apartments                               N/A         N/A       N/A         N/A         N/A       270
 62            Brookford Place Apartments                             N/A         N/A        36     $   609     $   775        72
 63            Cedar Ridge Townhomes                                  N/A         N/A       N/A         N/A         N/A        90
 64            Britain Towne Apartments                           $   399     $   460        38     $   454     $   500        98
 65            Oak Trails Apartments                                  N/A         N/A       221     $   432     $   495        27
 66            Park Tower at Hilldale Apartments                  $   518     $   525        94     $   633     $   815        32
 67            Briarwood Apartments                               $   476     $   495        84     $   588     $   655        32
 68            Embassy House Apartments                               N/A         N/A        80     $   477     $   620        88
 69            Metrocrest Village Apartments                          N/A         N/A        64     $   578     $   590        78
 70            Larpenteur Manor Apartments                        $   595     $   600       116     $   759     $   845        24
 72            Spruce Square Apartments                               N/A         N/A        59     $   547     $   575        74
 78            Manitou Woods Townhomes                                N/A         N/A        22     $   598     $   650        55
 79            Normandy Apartments - Oklahoma                         N/A         N/A        56     $   415     $   416        76
 80            Grassy Creek Mobile Home Park                          N/A         N/A       N/A         N/A         N/A       N/A
 81            Andover Park Apartments                            $   404     $   420       111     $   439     $   490        80
 82            Tahiti Garden Apartments                               N/A         N/A        60     $   571     $   610        52
 84            Porterwood Apartments                                  N/A         N/A        88     $   542     $   560        48
 85     (B)    Bethany Villa Mobile Home Park                         N/A         N/A       N/A         N/A         N/A       N/A
 86     (B)    Sun & Sand Mobile Home Park                            N/A         N/A       N/A         N/A         N/A       N/A
 87            Villa Apartments                                   $   383     $   420       109     $   484     $   530        78
 88            Lee's Landing Apartments                               N/A         N/A       N/A         N/A         N/A       136
 91            West Park Apartments                                   N/A         N/A        82     $   482     $   550       104
 92            Thayer Terrace Apartments                              N/A         N/A        22     $   794     $   850        43
 93            Oakwood Apartments                                     N/A         N/A       111     $   355     $   470       126
 94            Colony Apartments                                      N/A         N/A        80     $   500     $   535        48
 95            Stone Hollow Apartments                                N/A         N/A        64     $   511     $   540        48
 98            Club Riverside Apartments                              N/A         N/A       N/A         N/A         N/A        48
100            Clairemont Manor Apartments                        $   692     $   700        24     $   821     $   825        18
102            Wimbledon Apartments                                   N/A         N/A       N/A         N/A         N/A        72
103            Crystal Shores Apartments                              N/A         N/A        25     $   456     $   485        73
104            Hillside East Apartments                               N/A         N/A        10     $   707     $   735        88
107            Sawtelle Apartments                                    N/A         N/A        47     $   925     $ 1,250        10
109A           Bloomington - Lakeside Apartments                      N/A         N/A         4     $   441     $   485        48
109B           Bloomington - Colony Apartments                        N/A         N/A        28     $   479     $   500         7
109C           Bloomington - Evergreen Place Apartments               N/A         N/A         3     $   448     $   450        33
109            Fisherman's Cove RV Park                               N/A         N/A       N/A         N/A         N/A       N/A
110            Meadowood Apartments                                   N/A         N/A        40     $   422     $   430        62
112            Mill Creek Apartments                              $   335     $   335        99     $   391     $   425        72
114            Highland Park & North Forsyth                          N/A         N/A       N/A         N/A         N/A       N/A
115            Lincoln Place Apartments                           $   398     $   429        60     $   450     $   519        48
116            Sun Meadows Mobile Home Park                           N/A         N/A       N/A         N/A         N/A       N/A
117            Colony Courts Apartments                           $   432     $   450        41     $   532     $   565        64
119            Prairie Ridge Apartments                               N/A         N/A        48     $   540     $   540        32
123A           Hunterwood Apartments                                  N/A         N/A       N/A         N/A         N/A        64
123B           Depot Apartments                                       N/A         N/A       N/A         N/A         N/A        44
123            Old Oak Trails Estates                                 N/A         N/A       N/A         N/A         N/A       N/A
124            Stonekey Apartments                                    N/A         N/A        66     $   423     $   423       104
125            Rancho North Apartments                                N/A         N/A        20     $   469     $   475        56
127            French Quarter Apartments                          $   336     $   345       170     $   395     $   475        70
128            Lake Christine Apartments                              N/A         N/A       N/A         N/A         N/A        54
130            Heritage Apartments                                    N/A         N/A        48     $   453     $   485        40
131            Naismith Place Apartments                              N/A         N/A       N/A         N/A         N/A        47
135A           Indian Steps Mobile Home Park                          N/A         N/A       N/A         N/A         N/A       N/A
135B           Vil Vue Mobile Home Park                               N/A         N/A       N/A         N/A         N/A       N/A

                                                                  SUBJECT     SUBJECT     SUBJECT   SUBJECT     SUBJECT     SUBJECT
                                                                   2 BR        2 BR        3 BR      3 BR        3 BR        4 BR
 #   CROSSED   PROPERTY NAME                                     AVG. RENT   MAX. RENT     UNITS   AVG. RENT   MAX. RENT     UNITS
---  -------   -------------                                     ---------   ---------    -------  ---------   ---------    -------
  6            Carriage Hill Apartments                           $   843     $ 1,019        92     $   915     $   998       N/A
 10            15 Cliff Street                                    $ 3,518     $ 3,785       N/A         N/A         N/A       N/A
 11            The Village at Chandler Crossings                  $   986     $   990        96     $ 1,294     $ 1,695        84
 18            Pennswood Apartments and Townhomes                 $   681     $   775        73     $   827     $   845       N/A
 19            West Isle Club Apartments                          $ 1,218     $ 1,350        48     $ 1,417     $ 1,650       N/A
 27            Miami Gardens Apartments                           $   557     $   610       120     $   641     $   700       N/A
 28            Riverlake Apartments                               $   586     $   673        40     $   705     $   770       N/A
 33            Outlook Apartments                                 $   748     $   855        43     $   887     $ 1,278       N/A
 34            Sunridge Village Apartments                        $   595     $   650       N/A         N/A         N/A       N/A
 43            St. Charles Place Apartments                       $   545     $   685       N/A         N/A         N/A       N/A
 44            The Lakes Apartments                               $   602     $   675       N/A         N/A         N/A       N/A
 46            Gatewood Apartments                                $   557     $   650       N/A         N/A         N/A       N/A
 48            Mayfair Apartments                                 $   528     $   585        17     $   664     $   680       N/A
 50            Basswood Manor Apartments                          $   682     $   765        52     $   826     $   865       N/A
 52            The Oaks Senior Apartments                         $   984     $ 1,080       N/A         N/A         N/A       N/A
 54            Los Altos Towers Apartments                        $   729     $   760       N/A         N/A         N/A       N/A
 55            Eagles Pointe Apartments                           $   643     $   700       N/A         N/A         N/A       N/A
 62            Brookford Place Apartments                         $   703     $   810       N/A         N/A         N/A       N/A
 63            Cedar Ridge Townhomes                              $   766     $   802        30     $   936     $   955       N/A
 64            Britain Towne Apartments                           $   556     $   695        16     $   682     $   710       N/A
 65            Oak Trails Apartments                              $   679     $   730       N/A         N/A         N/A       N/A
 66            Park Tower at Hilldale Apartments                  $   774     $   840       N/A         N/A         N/A       N/A
 67            Briarwood Apartments                               $   733     $   805        16     $   834     $   870       N/A
 68            Embassy House Apartments                           $   610     $   769         8     $   802     $   856       N/A
 69            Metrocrest Village Apartments                      $   676     $   685         1     $   800     $   800       N/A
 70            Larpenteur Manor Apartments                        $   887     $   970       N/A         N/A         N/A       N/A
 72            Spruce Square Apartments                           $   645     $   675        27     $   766     $   825       N/A
 78            Manitou Woods Townhomes                            $   698     $ 1,000        22     $   824     $   935       N/A
 79            Normandy Apartments - Oklahoma                     $   526     $   526        60     $   599     $   600        16
 80            Grassy Creek Mobile Home Park                          N/A         N/A       N/A         N/A         N/A       N/A
 81            Andover Park Apartments                            $   539     $   625       N/A         N/A         N/A       N/A
 82            Tahiti Garden Apartments                           $   669     $   775       N/A         N/A         N/A       N/A
 84            Porterwood Apartments                              $   687     $   695       N/A         N/A         N/A       N/A
 85     (B)    Bethany Villa Mobile Home Park                         N/A         N/A       N/A         N/A         N/A       N/A
 86     (B)    Sun & Sand Mobile Home Park                            N/A         N/A       N/A         N/A         N/A       N/A
 87            Villa Apartments                                   $   606     $   700         2     $ 1,060     $ 1,060       N/A
 88            Lee's Landing Apartments                           $   502     $   550       N/A         N/A         N/A       N/A
 91            West Park Apartments                               $   566     $   640       N/A         N/A         N/A       N/A
 92            Thayer Terrace Apartments                          $   911     $ 1,021         9     $ 1,043     $ 1,100       N/A
 93            Oakwood Apartments                                 $   422     $   550         3     $   490     $   490       N/A
 94            Colony Apartments                                  $   654     $   689       N/A         N/A         N/A       N/A
 95            Stone Hollow Apartments                            $   669     $   695       N/A         N/A         N/A       N/A
 98            Club Riverside Apartments                          $ 1,238     $ 1,375       N/A         N/A         N/A       N/A
100            Clairemont Manor Apartments                        $   923     $   925       N/A         N/A         N/A       N/A
102            Wimbledon Apartments                               $   775     $   820       N/A         N/A         N/A       N/A
103            Crystal Shores Apartments                          $   573     $   725        17     $   692     $   750       N/A
104            Hillside East Apartments                           $   801     $   865        10     $   859     $ 1,035       N/A
107            Sawtelle Apartments                                $ 1,104     $ 1,300       N/A         N/A         N/A       N/A
109A           Bloomington - Lakeside Apartments                  $   498     $   600       N/A         N/A         N/A       N/A
109B           Bloomington - Colony Apartments                    $   455     $   485       N/A         N/A         N/A       N/A
109C           Bloomington - Evergreen Place Apartments           $   496     $   515       N/A         N/A         N/A       N/A
109            Fisherman's Cove RV Park                               N/A         N/A       N/A         N/A         N/A       N/A
110            Meadowood Apartments                               $   512     $   550        22     $   602     $   630       N/A
112            Mill Creek Apartments                              $   486     $   525       N/A         N/A         N/A       N/A
114            Highland Park & North Forsyth                          N/A         N/A       N/A         N/A         N/A       N/A
115            Lincoln Place Apartments                           $   553     $   649       N/A         N/A         N/A       N/A
116            Sun Meadows Mobile Home Park                           N/A         N/A       N/A         N/A         N/A       N/A
117            Colony Courts Apartments                           $   631     $   645       N/A         N/A         N/A       N/A
119            Prairie Ridge Apartments                           $   640     $   640        20     $   765     $   765       N/A
123A           Hunterwood Apartments                              $   537     $   565       N/A         N/A         N/A       N/A
123B           Depot Apartments                                   $   523     $   540       N/A         N/A         N/A       N/A
123            Old Oak Trails Estates                                 N/A         N/A       N/A         N/A         N/A       N/A
124            Stonekey Apartments                                $   449     $   449       N/A         N/A         N/A       N/A
125            Rancho North Apartments                            $   641     $   685        24     $   760     $   760       N/A
127            French Quarter Apartments                          $   523     $   550        17     $   645     $   650       N/A
128            Lake Christine Apartments                          $   570     $   642       N/A         N/A         N/A       N/A
130            Heritage Apartments                                $   516     $   550       N/A         N/A         N/A       N/A
131            Naismith Place Apartments                          $   509     $   520       N/A         N/A         N/A       N/A
135A           Indian Steps Mobile Home Park                          N/A         N/A       N/A         N/A         N/A       N/A
135B           Vil Vue Mobile Home Park                               N/A         N/A       N/A         N/A         N/A       N/A

                                                                 SUBJECT     SUBJECT     SUBJECT   SUBJECT      SUBJECT
                                                                  4 BR        4 BR         5 BR     5 BR         5 BR
 #  CROSSED   PROPERTY NAME                                     AVG. RENT   MAX. RENT     UNITS   AVG. RENT    MAX. RENT
--- -------   -------------                                     ---------   ---------    -------  ---------    ---------
  6            Carriage Hill Apartments                               N/A         N/A       N/A         N/A         N/A
 10            15 Cliff Street                                        N/A         N/A       N/A         N/A         N/A
 11            The Village at Chandler Crossings                  $ 1,682     $ 1,785       N/A         N/A         N/A
 18            Pennswood Apartments and Townhomes                     N/A         N/A       N/A         N/A         N/A
 19            West Isle Club Apartments                              N/A         N/A       N/A         N/A         N/A
 27            Miami Gardens Apartments                               N/A         N/A       N/A         N/A         N/A
 28            Riverlake Apartments                                   N/A         N/A       N/A         N/A         N/A
 33            Outlook Apartments                                     N/A         N/A       N/A         N/A         N/A
 34            Sunridge Village Apartments                            N/A         N/A       N/A         N/A         N/A
 43            St. Charles Place Apartments                           N/A         N/A       N/A         N/A         N/A
 44            The Lakes Apartments                                   N/A         N/A       N/A         N/A         N/A
 46            Gatewood Apartments                                    N/A         N/A       N/A         N/A         N/A
 48            Mayfair Apartments                                     N/A         N/A       N/A         N/A         N/A
 50            Basswood Manor Apartments                              N/A         N/A       N/A         N/A         N/A
 52            The Oaks Senior Apartments                             N/A         N/A       N/A         N/A         N/A
 54            Los Altos Towers Apartments                            N/A         N/A       N/A         N/A         N/A
 55            Eagles Pointe Apartments                               N/A         N/A       N/A         N/A         N/A
 62            Brookford Place Apartments                             N/A         N/A       N/A         N/A         N/A
 63            Cedar Ridge Townhomes                                  N/A         N/A       N/A         N/A         N/A
 64            Britain Towne Apartments                               N/A         N/A       N/A         N/A         N/A
 65            Oak Trails Apartments                                  N/A         N/A       N/A         N/A         N/A
 66            Park Tower at Hilldale Apartments                      N/A         N/A       N/A         N/A         N/A
 67            Briarwood Apartments                                   N/A         N/A       N/A         N/A         N/A
 68            Embassy House Apartments                               N/A         N/A       N/A         N/A         N/A
 69            Metrocrest Village Apartments                          N/A         N/A       N/A         N/A         N/A
 70            Larpenteur Manor Apartments                            N/A         N/A       N/A         N/A         N/A
 72            Spruce Square Apartments                               N/A         N/A       N/A         N/A         N/A
 78            Manitou Woods Townhomes                                N/A         N/A       N/A         N/A         N/A
 79            Normandy Apartments - Oklahoma                     $   681     $   685       N/A         N/A         N/A
 80            Grassy Creek Mobile Home Park                          N/A         N/A       N/A         N/A         N/A
 81            Andover Park Apartments                                N/A         N/A       N/A         N/A         N/A
 82            Tahiti Garden Apartments                               N/A         N/A       N/A         N/A         N/A
 84            Porterwood Apartments                                  N/A         N/A       N/A         N/A         N/A
 85     (B)    Bethany Villa Mobile Home Park                         N/A         N/A       N/A         N/A         N/A
 86     (B)    Sun & Sand Mobile Home Park                            N/A         N/A       N/A         N/A         N/A
 87            Villa Apartments                                       N/A         N/A       N/A         N/A         N/A
 88            Lee's Landing Apartments                               N/A         N/A       N/A         N/A         N/A
 91            West Park Apartments                                   N/A         N/A       N/A         N/A         N/A
 92            Thayer Terrace Apartments                              N/A         N/A       N/A         N/A         N/A
 93            Oakwood Apartments                                     N/A         N/A       N/A         N/A         N/A
 94            Colony Apartments                                      N/A         N/A       N/A         N/A         N/A
 95            Stone Hollow Apartments                                N/A         N/A       N/A         N/A         N/A
 98            Club Riverside Apartments                              N/A         N/A       N/A         N/A         N/A
100            Clairemont Manor Apartments                            N/A         N/A       N/A         N/A         N/A
102            Wimbledon Apartments                                   N/A         N/A       N/A         N/A         N/A
103            Crystal Shores Apartments                              N/A         N/A       N/A         N/A         N/A
104            Hillside East Apartments                               N/A         N/A       N/A         N/A         N/A
107            Sawtelle Apartments                                    N/A         N/A       N/A         N/A         N/A
109A           Bloomington - Lakeside Apartments                      N/A         N/A       N/A         N/A         N/A
109B           Bloomington - Colony Apartments                        N/A         N/A       N/A         N/A         N/A
109C           Bloomington - Evergreen Place Apartments               N/A         N/A       N/A         N/A         N/A
109            Fisherman's Cove RV Park                               N/A         N/A       N/A         N/A         N/A
110            Meadowood Apartments                                   N/A         N/A       N/A         N/A         N/A
112            Mill Creek Apartments                                  N/A         N/A       N/A         N/A         N/A
114            Highland Park & North Forsyth                          N/A         N/A       N/A         N/A         N/A
115            Lincoln Place Apartments                               N/A         N/A       N/A         N/A         N/A
116            Sun Meadows Mobile Home Park                           N/A         N/A       N/A         N/A         N/A
117            Colony Courts Apartments                               N/A         N/A       N/A         N/A         N/A
119            Prairie Ridge Apartments                               N/A         N/A       N/A         N/A         N/A
123A           Hunterwood Apartments                                  N/A         N/A       N/A         N/A         N/A
123B           Depot Apartments                                       N/A         N/A       N/A         N/A         N/A
123            Old Oak Trails Estates                                 N/A         N/A       N/A         N/A         N/A
124            Stonekey Apartments                                    N/A         N/A       N/A         N/A         N/A
125            Rancho North Apartments                                N/A         N/A       N/A         N/A         N/A
127            French Quarter Apartments                              N/A         N/A       N/A         N/A         N/A
128            Lake Christine Apartments                              N/A         N/A       N/A         N/A         N/A
130            Heritage Apartments                                    N/A         N/A       N/A         N/A         N/A
131            Naismith Place Apartments                              N/A         N/A       N/A         N/A         N/A
135A           Indian Steps Mobile Home Park                          N/A         N/A       N/A         N/A         N/A
135B           Vil Vue Mobile Home Park                               N/A         N/A       N/A         N/A         N/A

                              MULTIFAMILY SCHEDULE

                                                                                              UTILITIES           NUMBER    SUBJECT
                                                                                               TENANT               OF       STUDIO
 #   CROSSED   PROPERTY NAME                                  PROPERTY SUBTYPE                  PAYS             ELEVATORS   UNITS
---  -------   -------------                                  ----------------                ---------          ---------  -------
135C           Pine Meadows Mobile Home Park                Manufactured Housing                N/A                 N/A       N/A
135            Deer Run I & II Apartments                       Conventional                  Electric                0       N/A
136            Lafayette Square Townhomes                       Conventional          Electric/Gas/Water/Sewer        0       N/A
137            Springwood Villas Apartments                     Conventional                  Electric                0       N/A
138            Pine Hollow Apartments                           Conventional                  Electric                0       N/A
139            Ellsworth Court Apartments                       Conventional                Electric/Gas              0       N/A
140            Villa De Flores Apartment Complex                Conventional                    None                  0        33
141            Excelsior Manor Mobile Home Park             Manufactured Housing                N/A                 N/A       N/A
143            Lorimier/Universal Apartments                    Conventional                  Electric                0       N/A
144            Tuckaway Manor Mobile Home Park              Manufactured Housing                N/A                 N/A       N/A
145            Prairie Oaks Apartments                          Conventional                  Electric                0       N/A
149            Prospect Gardens                                 Conventional                  Electric                0       N/A
150            Henry-Lenox Apartments                           Conventional            Electric/Water/Sewer          0       N/A
151            Seaborn Woods Apartments                         Conventional                Electric/Gas              0       N/A
152            Ridglea Square Apartments                        Conventional                    None                  0       N/A
154            Apple Run Apartments                             Conventional                  Electric                0         6
155            Worthington Manor Apartments                     Conventional                  Electric                0        32

                                                                  SUBJECT     SUBJECT     SUBJECT   SUBJECT     SUBJECT     SUBJECT
                                                                  STUDIO      STUDIO       1 BR      1 BR        1 BR        2 BR
 #   CROSSED   PROPERTY NAME                                     AVG. RENT   MAX. RENT     UNITS   AVG. RENT   MAX. RENT     UNITS
---  -------   -------------                                     ---------   ---------    -------  ---------   ---------    -------
135C           Pine Meadows Mobile Home Park                          N/A         N/A       N/A         N/A         N/A       N/A
135            Deer Run I & II Apartments                             N/A         N/A       N/A         N/A         N/A        56
136            Lafayette Square Townhomes                             N/A         N/A       N/A         N/A         N/A       N/A
137            Springwood Villas Apartments                           N/A         N/A       N/A         N/A         N/A        64
138            Pine Hollow Apartments                                 N/A         N/A        16     $   367     $   380        40
139            Ellsworth Court Apartments                             N/A         N/A        38     $   616     $   630         9
140            Villa De Flores Apartment Complex                  $   571     $   590         3     $   690     $   690       N/A
141            Excelsior Manor Mobile Home Park                       N/A         N/A       N/A         N/A         N/A       N/A
143            Lorimier/Universal Apartments                          N/A         N/A        10     $   341     $   405        33
144            Tuckaway Manor Mobile Home Park                        N/A         N/A       N/A         N/A         N/A       N/A
145            Prairie Oaks Apartments                                N/A         N/A        24     $   467     $   485        21
149            Prospect Gardens                                       N/A         N/A       N/A         N/A         N/A        36
150            Henry-Lenox Apartments                                 N/A         N/A       N/A         N/A         N/A       N/A
151            Seaborn Woods Apartments                               N/A         N/A       N/A         N/A         N/A        24
152            Ridglea Square Apartments                              N/A         N/A        16     $   446     $   495        38
154            Apple Run Apartments                               $   390     $   390        26     $   482     $   490         7
155            Worthington Manor Apartments                       $   281     $   310        20     $   349     $   400       N/A

                                                                  SUBJECT     SUBJECT     SUBJECT   SUBJECT     SUBJECT     SUBJECT
                                                                   2 BR        2 BR        3 BR      3 BR        3 BR        4 BR
 #   CROSSED   PROPERTY NAME                                     AVG. RENT   MAX. RENT     UNITS   AVG. RENT   MAX. RENT    UNITS
---  -------   -------------                                     ---------   ---------    -------  ---------   ---------    -------
135C           Pine Meadows Mobile Home Park                          N/A         N/A       N/A         N/A         N/A       N/A
135            Deer Run I & II Apartments                         $   555     $   595       N/A         N/A         N/A       N/A
136            Lafayette Square Townhomes                             N/A         N/A       N/A         N/A         N/A        11
137            Springwood Villas Apartments                       $   544     $   550       N/A         N/A         N/A       N/A
138            Pine Hollow Apartments                             $   505     $   565        16     $   575     $   610       N/A
139            Ellsworth Court Apartments                         $   825     $   850       N/A         N/A         N/A       N/A
140            Villa De Flores Apartment Complex                      N/A         N/A       N/A         N/A         N/A       N/A
141            Excelsior Manor Mobile Home Park                       N/A         N/A       N/A         N/A         N/A       N/A
143            Lorimier/Universal Apartments                      $   423     $   475       N/A         N/A         N/A       N/A
144            Tuckaway Manor Mobile Home Park                        N/A         N/A       N/A         N/A         N/A       N/A
145            Prairie Oaks Apartments                            $   586     $   600       N/A         N/A         N/A       N/A
149            Prospect Gardens                                   $   660     $   720       N/A         N/A         N/A       N/A
150            Henry-Lenox Apartments                                 N/A         N/A        20     $   767     $   850       N/A
151            Seaborn Woods Apartments                           $   661     $   700       N/A         N/A         N/A       N/A
152            Ridglea Square Apartments                          $   563     $   595       N/A         N/A         N/A       N/A
154            Apple Run Apartments                               $   581     $   605       N/A         N/A         N/A       N/A
155            Worthington Manor Apartments                           N/A         N/A       N/A         N/A         N/A       N/A

                                                                  SUBJECT     SUBJECT     SUBJECT   SUBJECT      SUBJECT
                                                                   4 BR        4 BR        5 BR      5 BR         5 BR
 #   CROSSED   PROPERTY NAME                                     AVG. RENT   MAX. RENT     UNITS   AVG. RENT    MAX. RENT
---  -------   -------------                                     ---------   ---------    -------  ---------    ---------
135C           Pine Meadows Mobile Home Park                          N/A         N/A       N/A         N/A         N/A
135            Deer Run I & II Apartments                             N/A         N/A       N/A         N/A         N/A
136            Lafayette Square Townhomes                         $ 1,140     $ 1,140        19     $ 1,372     $ 1,455
137            Springwood Villas Apartments                           N/A         N/A       N/A         N/A         N/A
138            Pine Hollow Apartments                                 N/A         N/A       N/A         N/A         N/A
139            Ellsworth Court Apartments                             N/A         N/A       N/A         N/A         N/A
140            Villa De Flores Apartment Complex                      N/A         N/A       N/A         N/A         N/A
141            Excelsior Manor Mobile Home Park                       N/A         N/A       N/A         N/A         N/A
143            Lorimier/Universal Apartments                          N/A         N/A       N/A         N/A         N/A
144            Tuckaway Manor Mobile Home Park                        N/A         N/A       N/A         N/A         N/A
145            Prairie Oaks Apartments                                N/A         N/A       N/A         N/A         N/A
149            Prospect Gardens                                       N/A         N/A       N/A         N/A         N/A
150            Henry-Lenox Apartments                                 N/A         N/A       N/A         N/A         N/A
151            Seaborn Woods Apartments                               N/A         N/A       N/A         N/A         N/A
152            Ridglea Square Apartments                              N/A         N/A       N/A         N/A         N/A
154            Apple Run Apartments                                   N/A         N/A       N/A         N/A         N/A
155            Worthington Manor Apartments                           N/A         N/A       N/A         N/A         N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BETHANY VILLA MOBILE HOME PARK AND SUN & SAND MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

           Underlying Mortgaged Real Properties by Ownership Interest

                                      A-2-1

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                       WEIGHTED
                         NUMBER OF                     PERCENTAGE OF   AVERAGE                    WEIGHTED
                        UNDERLYING      CUT-OFF DATE    INITIAL NET    MORTGAGE     WEIGHTED      AVERAGE
                         MORTGAGE        PRINCIPAL     MORTGAGE POOL   INTEREST     AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER       LOANS         BALANCE(1)       BALANCE        RATE       U/W DSCR    LTV RATIO(1)
------------------------------------------------------------------------------------------------------------
Column                       93        $  755,824,677      61.52%       6.794%        1.58x         66.9%
SBRC                         40           259,004,635      21.08%       7.233%        1.32          73.3%
KeyBank                      23           213,751,734      17.40%       6.661%        1.35          76.4%

                        ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     156        $1,228,581,046     100.00%       6.863%        1.48x         69.9%
                        ====================================================================================

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                             MORTGAGE INTEREST RATES

                                                                                     WEIGHTED
                                        NUMBER OF                    PERCENTAGE OF   AVERAGE                      WEIGHTED
                                       UNDERLYING     CUT-OFF DATE    INITIAL NET    MORTGAGE      WEIGHTED       AVERAGE
            RANGE OF                    MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST      AVERAGE      CUT-OFF DATE
    MORTGAGE INTEREST RATES              LOANS         BALANCE(1)       BALANCE        RATE        U/W DSCR     LTV RATIO(1)
----------------------------------------------------------------------------------------------------------------------------
   5.621%      -      6.500%              16       $   281,717,663      22.93%        6.067%         1.69x         64.9%
   6.501%      -      6.650%               9           206,203,695      16.78%        6.556%         1.53          68.7%
   6.651%      -      6.750%              13            66,700,078       5.43%        6.722%         1.38          74.4%
   6.751%      -      7.000%              16           175,042,327      14.25%        6.848%         1.48          71.3%
   7.001%      -      7.150%              21           110,370,757       8.98%        7.114%         1.36          75.2%
   7.151%      -      7.250%               9            30,443,844       2.48%        7.218%         1.45          75.7%
   7.251%      -      7.350%              17            97,264,965       7.92%        7.319%         1.30          75.0%
   7.351%      -      7.500%              16            75,160,113       6.12%        7.417%         1.36          71.7%
   7.501%      -      7.650%              16            68,997,998       5.62%        7.592%         1.36          66.8%
   7.651%      -      7.900%              14            85,245,417       6.94%        7.812%         1.39          68.4%
   7.901%      -      8.150%               4            14,114,705       1.15%        8.050%         1.39          71.3%
   8.151%      -      8.570%               5            17,319,481       1.41%        8.451%         1.31          71.9%

                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  156       $ 1,228,581,046     100.00%        6.863%         1.48x         69.9%
                                       =====================================================================================

MAXIMUM MORTGAGE INTEREST RATE:        8.570%
MINIMUM MORTGAGE INTEREST RATE:        5.621%
WTD. AVG. MORTGAGE INTEREST RATE:      6.863%

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.


                       CUT-OFF DATE PRINCIPAL BALANCES(1)

                                                                                    WEIGHTED
                                      NUMBER OF                     PERCENTAGE OF   AVERAGE                       WEIGHTED
                                      UNDERLYING    CUT-OFF DATE     INITIAL NET    MORTGAGE       WEIGHTED       AVERAGE
     RANGE OF CUT-OFF DATE             MORTGAGE      PRINCIPAL      MORTGAGE POOL   INTEREST       AVERAGE      CUT-OFF DATE
      PRINCIPAL BALANCES                LOANS        BALANCE(1)        BALANCE        RATE         U/W DSCR     LTV RATIO(1)
----------------------------------------------------------------------------------------------------------------------------
$    523,164   -       1,000,000            8       $     6,673,258       0.54%        7.544%         1.40x         77.0%
   1,000,001   -       2,000,000           24            34,334,479       2.79%        7.509%         1.42          71.3%
   2,000,001   -       3,000,000           14            34,454,931       2.80%        7.170%         1.39          72.8%
   3,000,001   -       3,500,000           23            74,763,088       6.09%        7.126%         1.45          72.1%
   3,500,001   -       5,000,000           29           123,712,915      10.07%        7.101%         1.39          72.7%
   5,000,001   -       7,500,000           20           124,742,180      10.15%        7.107%         1.43          71.7%
   7,500,001   -      10,000,000           11            99,499,254       8.10%        7.188%         1.33          74.9%
  10,000,001   -      20,000,000           14           205,469,137      16.72%        7.120%         1.38          73.5%
  20,000,001   -      30,000,000            7           178,095,694      14.50%        6.864%         1.53          66.7%
  30,000,001   -      40,000,000            2            69,855,219       5.69%        6.568%         1.38          73.3%
  40,000,001   -      50,000,000            2            94,922,069       7.73%        6.622%         1.41          71.5%
  50,000,001   -   $ 105,886,594            2           182,058,825      14.82%        5.993%         1.85          59.0%

                                      --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   156       $ 1,228,581,046     100.00%        6.863%         1.48x         69.9%
                                      ======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $ 105,886,594
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $     523,164
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):   $   7,875,520

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                           ORIGINAL AMORTIZATION TERMS

                                                                              WEIGHTED
                             NUMBER OF                      PERCENTAGE OF     AVERAGE                        WEIGHTED
        RANGE OF             UNDERLYING    CUT-OFF DATE      INITIAL NET      MORTGAGE       WEIGHTED        AVERAGE
  ORIGINAL AMORTIZATION       MORTGAGE      PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE       CUT-OFF DATE
     TERMS (MONTHS)            LOANS        BALANCE(1)         BALANCE          RATE         U/W DSCR      LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------
   240     -     300            33        $   213,558,794       17.38%         6.886%          1.61x          64.5%
   301     -     350             3             89,500,000        7.28%         6.711%          1.24           80.2%
   351     -     360           120            925,522,252       75.33%         6.873%          1.48           70.1%

                             ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        156        $ 1,228,581,046      100.00%         6.863%          1.48x          69.9%
                             ==========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):          360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):          240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):        347

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.


                      ORIGINAL TERMS TO STATED MATURITY(1)

                                                                              WEIGHTED
                             NUMBER OF                        PERCENTAGE OF    AVERAGE                       WEIGHTED
         RANGE OF            UNDERLYING    CUT-OFF DATE        INITIAL NET    MORTGAGE       WEIGHTED        AVERAGE
      ORIGINAL TERMS          MORTGAGE      PRINCIPAL         MORTGAGE POOL   INTEREST       AVERAGE       CUT-OFF DATE
TO STATED MATURITY (MONTHS)    LOANS        BALANCE(2)           BALANCE        RATE         U/W DSCR      LTV RATIO(2)
-----------------------------------------------------------------------------------------------------------------------
    60     -      84            10        $    35,380,381       2.88%          7.095%          1.76x          66.5%
    85     -     120           144          1,184,882,793      96.44%          6.853%          1.48           70.0%
   121     -     144             2              8,317,873       0.68%          7.386%          1.33           75.5%

                             ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        156        $ 1,228,581,046     100.00%          6.863%          1.48x          69.9%
                             ==========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1)(2):       144
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1)(2):        60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1)(2):     118

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                         REMAINING AMORTIZATION TERMS(1)

                                                                              WEIGHTED
                             NUMBER OF                     PERCENTAGE OF      AVERAGE                        WEIGHTED
        RANGE OF            UNDERLYING     CUT-OFF DATE     INITIAL NET       MORTGAGE       WEIGHTED        AVERAGE
 REMAINING AMORTIZATION      MORTGAGE       PRINCIPAL      MORTGAGE POOL      INTEREST       AVERAGE       CUT-OFF DATE
    TERMS (MONTHS)(1)         LOANS         BALANCE(1)        BALANCE          RATES         U/W DSCR      LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------
    234      -     250           5        $    11,476,757        0.93%         7.253%          2.28x          46.3%
    251      -     300          28            202,082,037       16.45%         6.865%          1.57           65.5%
    301      -     320           1             34,000,000        2.77%         6.630%          1.21           81.0%
    321      -     350          21            166,258,666       13.53%         7.282%          1.33           73.6%
    351      -     360         101            814,763,586       66.32%         6.782%          1.49           70.1%

                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        156        $ 1,228,581,046      100.00%         6.863%          1.48x          69.9%
                            ===========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(1):         360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(1):         234
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(1):       343

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.


                      REMAINING TERMS TO STATED MATURITY(1)

                                                                                  WEIGHTED
                                   NUMBER OF                     PERCENTAGE OF     AVERAGE                     WEIGHTED
          RANGE OF                 UNDERLYING    CUT-OFF DATE     INITIAL NET      MORTGAGE     WEIGHTED       AVERAGE
       REMAINING TERMS              MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)(2)    LOANS        BALANCE(2)        BALANCE         RATES       U/W DSCR     LTV RATIO(2)
------------------------------------------------------------------------------------------------------------------------
     55      -      84                 10      $    35,380,381       2.88%          7.095%       1.76x          66.5%
     85      -     117                 98          650,620,565      52.96%          7.212%       1.44           69.5%
    118      -     143                 48          542,580,100      44.16%          6.431%       1.52           70.6%

                                   -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               156      $ 1,228,581,046     100.00%          6.863%       1.48x          69.9%
                                   =====================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1)(2):       143
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1)(2):        55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)(1)(2):     114

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                         YEARS BUILT/YEARS RENOVATED(1)

                                                                                     WEIGHTED
                                  NUMBER OF                         PERCENTAGE OF    AVERAGE                           WEIGHTED
                                  MORTGAGED       CUT-OFF DATE       INITIAL NET     MORTGAGE         WEIGHTED         AVERAGE
       RANGE OF YEARS               REAL           PRINCIPAL        MORTGAGE POOL    INTEREST         AVERAGE        CUT-OFF DATE
     BUILT/RENOVATED(1)          PROPERTIES        BALANCE(2)          BALANCE         RATE           U/W DSCR       LTV RATIO(2)
---------------------------------------------------------------------------------------------------------------------------------
    1950      -      1970             12         $    36,349,732        2.96%          7.462%           1.37x            66.8%
    1971      -      1980             15              81,735,943        6.65%          6.936%           1.30             77.9%
    1981      -      1990             24              93,413,859        7.60%          7.366%           1.41             67.0%
    1991      -      2002            110           1,017,081,511       82.79%          6.790%           1.51             69.6%

                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              161         $ 1,228,581,046      100.00%          6.863%           1.48x            69.9%
                                 ================================================================================================

MOST RECENT YEAR BUILT/RENOVATED(1):   2002
OLDEST YEAR BUILT/RENOVATED(1):        1950
WTD. AVG. YEAR BUILT/RENOVATED(1):     1996

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.


                       OCCUPANCY RATES AT UNDERWRITING(1)

                                                                                        WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF     AVERAGE                          WEIGHTED
                                    MORTGAGED       CUT-OFF DATE       INITIAL NET      MORTGAGE        WEIGHTED         AVERAGE
        RANGE OF                      REAL           PRINCIPAL        MORTGAGE POOL     INTEREST        AVERAGE        CUT-OFF DATE
 OCCUPANCY RATES AT U/W            PROPERTIES        BALANCE(2)          BALANCE          RATE          U/W DSCR       LTV RATIO(2)
-----------------------------------------------------------------------------------------------------------------------------------
    54%       -       85%                5         $    25,443,171        2.07%          7.060%           1.56x            65.4%
    86%       -       90%               13              56,131,192        4.57%          7.284%           1.31             73.6%
    91%       -       93%               23             256,929,506       20.91%          6.890%           1.47             68.8%
    94%       -       95%               17             230,759,782       18.78%          6.257%           1.66             66.9%
    96%       -       97%               28             221,368,594       18.02%          6.889%           1.47             69.2%
    98%       -      100%               74             427,469,354       34.79%          7.071%           1.41             72.4%

                                   ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                160         $ 1,218,101,600       99.15%          6.855%           1.48x            69.9%
                                   ================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W(1):      100%
MINIMUM OCCUPANCY RATE AT U/W(1):       54%
WTD. AVG. OCCUPANCY RATE AT U/W(1):     96%

(1) DOES NOT INCLUDE THE HOTEL PROPERTY.
(2) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED
                             NUMBER OF                            PERCENTAGE OF        AVERAGE                           WEIGHTED
                             UNDERLYING        CUT-OFF DATE        INITIAL NET         MORTGAGE          WEIGHTED        AVERAGE
          RANGE OF            MORTGAGE          PRINCIPAL         MORTGAGE POOL        INTEREST          AVERAGE       CUT-OFF DATE
          U/W DSCRS            LOANS            BALANCE(1)           BALANCE             RATE            U/W DSCR      LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------------------
    1.18x    -    1.25           22            $   194,838,061        15.86%            7.031%             1.23x            77.1%
    1.26     -    1.29           19                 94,703,075         7.71%            7.257%             1.27             76.1%
    1.30     -    1.35           38                229,537,061        18.68%            7.264%             1.33             73.1%
    1.36     -    1.40           20                133,105,234        10.83%            7.138%             1.38             72.8%
    1.41     -    1.45           18                 86,079,819         7.01%            6.914%             1.43             73.1%
    1.46     -    1.50            7                 69,327,898         5.64%            6.729%             1.47             75.4%
    1.51     -    1.59            9                103,760,750         8.45%            6.550%             1.57             66.7%
    1.60     -    1.99           20                303,598,391        24.71%            6.350%             1.81             59.9%
    2.00     -    3.14x           3                 13,630,758         1.11%            6.488%             2.67             39.5%

                            -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         156            $ 1,228,581,046       100.00%            6.863%             1.48x            69.9%
                            =======================================================================================================

MAXIMUM U/W DSCR:              3.14x
MINIMUM U/W DSCR:              1.18x
WTD. AVG. U/W DSCR:            1.48x

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.


                      CUT-OFF DATE LOAN-TO-VALUE RATIOS(1)

                                                                                       WEIGHTED
                             NUMBER OF                            PERCENTAGE OF        AVERAGE                           WEIGHTED
                             UNDERLYING         CUT-OFF DATE       INITIAL NET         MORTGAGE          WEIGHTED        AVERAGE
  RANGE OF CUT-OFF DATE       MORTGAGE           PRINCIPAL        MORTGAGE POOL        INTEREST          AVERAGE       CUT-OFF DATE
 LOAN-TO-VALUE RATIOS(1)       LOANS             BALANCE(1)          BALANCE             RATE            U/W DSCR      LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------------------
   21.7%    -   55.0%             6            $    44,059,566         3.59%            7.071%             1.88x            48.7%
   55.1%    -   65.0%            16                333,169,601        27.12%            6.374%             1.76             59.8%
   65.1%    -   70.0%            21                162,126,888        13.20%            7.195%             1.43             67.5%
   70.1%    -   72.5%            17                 89,460,714         7.28%            7.387%             1.34             71.6%
   72.6%    -   74.5%            22                113,839,319         9.27%            7.078%             1.37             74.0%
   74.6%    -   75.5%            15                 73,364,958         5.97%            7.102%             1.36             75.0%
   75.6%    -   77.5%            13                 77,296,664         6.29%            6.779%             1.37             76.6%
   77.6%    -   81.0%            46                335,263,337        27.29%            6.916%             1.31             79.4%

                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         156            $ 1,228,581,046       100.00%            6.863%             1.48x            69.9%
                             ======================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO(1):            81.0%
MINIMUM CUT-OFF DATE LTV RATIO(1):            21.7%
WTD. AVG. CUT-OFF DATE LTV RATIO(1):          69.9%

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                          WEIGHTED
                                   NUMBER OF                         PERCENTAGE OF        AVERAGE                        WEIGHTED
                                   MORTGAGED       CUT-OFF DATE       INITIAL NET         MORTGAGE      WEIGHTED         AVERAGE
                                     REAL           PRINCIPAL        MORTGAGE POOL        INTEREST      AVERAGE       CUT-OFF DATE
STATE                             PROPERTIES        BALANCE(2)          BALANCE             RATE        U/W DSCR      LTV RATIO(2)
----------------------------------------------------------------------------------------------------------------------------------
Texas                                 28          $    132,838,26       10.81%             7.057%         1.37x           75.1%
California                            15               123,105,40       10.02%             7.283%         1.36            68.0%
     Northern California(1)            7               74,136,625        6.03%             7.137%         1.35            72.3%
     Southern California(1)            8               48,968,784        3.99%             7.503%         1.38            61.6%
Connecticut                            4              121,436,277        9.88%             5.895%         1.80            61.8%
Georgia                                8               95,969,632        7.81%             6.688%         1.72            60.1%
Virginia                               7               93,743,818        7.63%             6.677%         1.35            78.4%
Pennsylvania                           6               80,712,071        6.57%             6.725%         1.54            66.9%
Michigan                               9               65,288,289        5.31%             6.667%         1.37            74.6%
Ohio                                   7               60,317,133        4.91%             6.831%         1.63            63.3%
Florida                               10               51,374,778        4.18%             7.046%         1.33            74.3%
Missouri                               3               50,375,518        4.10%             6.828%         1.24            80.0%
Washington                             4               45,133,457        3.67%             7.510%         1.32            72.2%
Tennessee                              2               39,177,356        3.19%             6.530%         1.53            67.2%
New Mexico                             6               34,763,571        2.83%             7.040%         1.24            77.3%
Wisconsin                              6               29,563,416        2.41%             7.283%         1.50            67.2%
New York                               3               26,857,620        2.19%             6.842%         1.87            56.7%
North Carolina                         4               24,530,109        2.00%             7.265%         1.30            77.8%
Indiana                                5               22,856,321        1.86%             6.771%         1.46            78.8%
Maryland                               3               16,812,249        1.37%             7.241%         1.99            57.0%
New Jersey                             3               13,244,490        1.08%             7.020%         1.30            74.4%
Illinois                               6               11,665,508        0.95%             7.232%         1.32            74.9%
Arizona                                4               11,388,554        0.93%             7.764%         1.28            74.4%
Colorado                               2               10,761,621        0.88%             8.022%         1.40            71.8%
Minnesota                              3               10,760,682        0.88%             6.543%         1.99            60.7%
Mississippi                            1                9,727,229        0.79%             6.870%         1.33            72.1%
Louisiana                              3                9,684,422        0.79%             7.160%         1.42            76.7%
Massachusetts                          1                9,586,228        0.78%             7.040%         1.48            74.9%
Utah                                   1                4,921,396        0.40%             7.570%         1.31            72.4%
Nebraska                               1                4,787,318        0.39%             7.400%         1.44            68.5%
Oklahoma                               1                3,991,997        0.32%             7.150%         1.44            76.8%
South Carolina                         1                3,890,423        0.32%             8.320%         1.33            65.9%
Arkansas                               1                3,393,465        0.28%             7.300%         1.34            66.5%
Alabama                                1                3,114,791        0.25%             6.400%         1.55            79.9%
Kansas                                 1                1,585,112        0.13%             7.560%         1.25            75.5%
Nevada                                 1                1,222,516        0.10%             7.100%         1.83            61.1%

                                  ------------------------------------------------------------------------------------------------
                                     161          $ 1,228,581,046      100.00%             6.863%         1.48x           69.9%
                                  ================================================================================================

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.
(2) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                       WEIGHTED
                             NUMBER OF                             PERCENTAGE OF       AVERAGE                        WEIGHTED
                             UNDERLYING         CUT-OFF DATE          INITIAL          MORTGAGE        WEIGHTED       AVERAGE
                              MORTGAGE           PRINCIPAL         MORTGAGE POOL       INTEREST        AVERAGE       CUT-OFF DATE
LOAN TYPE                      LOANS             BALANCE(1)           BALANCE            RATE          U/W DSCR      LTV RATIO(1)
---------------------------------------------------------------------------------------------------------------------------------
Balloon                         143            $   994,943,671         80.98%           6.943%           1.45x           70.9%
ARD                              13                233,637,375         19.02%           6.522%           1.61            65.6%

                             ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         156            $ 1,228,581,046        100.00%           6.863%           1.48x           69.9%
                             ====================================================================================================

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                    WEIGHTED
                                 NUMBER OF                        PERCENTAGE OF     AVERAGE                        WEIGHTED
                                 MORTGAGED       CUT-OFF DATE      INITIAL NET      MORTGAGE       WEIGHTED        AVERAGE
                                   REAL           PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE       CUT-OFF DATE
PROPERTY TYPE                   PROPERTIES        BALANCE(1)        BALANCE           RATE         U/W DSCR      LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------------
Retail                              39          $   529,287,020      43.08%          6.625%          1.53x          69.9%
Multifamily                         87              382,782,588      31.16%          6.878%          1.42           72.9%
Office                              22              245,247,899      19.96%          7.142%          1.49           64.8%
Industrial                           5               34,683,715       2.82%          7.555%          1.38           74.1%
Self Storage                         4               15,955,311       1.30%          7.530%          1.38           69.2%
Hotel                                1               10,479,446       0.85%          7.810%          1.75           63.9%
Mixed Use                            3               10,145,067       0.83%          7.632%          1.21           72.0%

                                ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            161          $ 1,228,581,046     100.00%          6.863%          1.48x          69.9%
                                =============================================================================================

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.


                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                    WEIGHTED
                                 NUMBER OF                        PERCENTAGE OF     AVERAGE                        WEIGHTED
                                 MORTGAGED        CUT-OFF DATE     INITIAL NET      MORTGAGE       WEIGHTED        AVERAGE
PROPERTY TYPE/                     REAL            PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE       CUT-OFF DATE
PROPERTY SUB-TYPE               PROPERTIES         BALANCE(1)       BALANCE           RATE         U/W DSCR      LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------------------------
RETAIL

Anchored(2)                         35            $ 520,969,931      42.40%          6.609%         1.54x           70.0%
Unanchored                           4                8,317,089       0.68%          7.638%         1.46            66.4%

                                ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             39            $ 529,287,020      43.08%          6.625%         1.53x           69.9%
                                =============================================================================================

MULTIFAMILY

Conventional                        75            $ 360,306,208      29.33%          6.851%         1.43x           72.7%
Manufactured Housing                12               22,476,379       1.83%          7.316%         1.32            75.3%

                                ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             87            $ 382,782,588      31.16%          6.878%         1.42x           72.9%
                                =============================================================================================

HOTEL

Limited Service                      1               10,479,446       0.85%          7.810%         1.75            63.9%

                                ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              1            $  10,479,446       0.85%          7.810%         1.75x           63.9%
                                =============================================================================================

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.
(2) INCLUDES SHADOW ANCHORED PROPERTIES.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                        WEIGHTED       WEIGHTED
                                                                                        AVERAGE        AVERAGE
                                      NUMBER OF                       PERCENTAGE OF     REMAINING     REMAINING        WEIGHTED
            RANGE OF                  UNDERLYING     CUT-OFF DATE      INITIAL NET       LOCKOUT       LOCKOUT         AVERAGE
       REMAINING TERMS TO              MORTGAGE       PRINCIPAL       MORTGAGE POOL      PERIOD     PLUS YM PERIOD      MATURITY
 STATED MATURITY (YEARS)(1)(2)          LOANS         BALANCE(1)         BALANCE       (YEARS)(1)     (YEARS)(1)      (YEARS)(1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
        4.58       -      4.99            10        $    35,380,381        2.88%           4.3            4.3              4.7
        5.00       -      9.49            32            189,302,825       15.41%           8.4            8.5              8.8
        9.50       -      9.99           107            931,271,444       75.80%           9.3            9.4              9.8
       10.00       -     10.99             6             67,705,000        5.51%           5.3            9.7             10.0
       11.00       -     11.92             1              4,921,396        0.40%          11.6           11.6             11.9

                                      ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  156        $ 1,228,581,046      100.00%           8.8            9.2              9.5
                                      =============================================================================================

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


                                PREPAYMENT OPTION

                                                                                         WEIGHTED      WEIGHTED
                                                                                         AVERAGE       AVERAGE
                                     NUMBER OF                         PERCENTAGE OF    REMAINING     REMAINING         WEIGHTED
                                     UNDERLYING      CUT-OFF DATE       INITIAL NET      LOCKOUT       LOCKOUT          AVERAGE
                                      MORTGAGE        PRINCIPAL        MORTGAGE POOL     PERIOD     PLUS YM PERIOD      MATURITY
    PREPAYMENT OPTION                  LOANS          BALANCE(1)          BALANCE       (YEARS)(1)    (YEARS)(1)      (YEARS)(1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                     150        $ 1,180,808,599       96.11%           9.2            9.2              9.5
Yield Maintenance                          4             42,983,148        3.50%           0.0            9.5              9.8
Lockout / Yield Maintenance                2              4,789,298        0.39%           3.0            9.5              9.7

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  156        $ 1,228,581,046      100.00%           8.8            9.2              9.5
                                     ==============================================================================================

(1) ASSUMES A CUT-OFF DATE IN OCTOBER 2002.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                     MORTGAGE POOL PREPAYMENT PROFILE(1)(2)

                              NUMBER OF
                              UNDERLYING
             MONTHS SINCE      MORTGAGE        OUTSTANDING         % OF POOL        YIELD         % OF POOL
   DATE      CUT-OFF DATE       LOANS        BALANCE (mm)(2)        LOCKOUT      MAINTENANCE         OPEN            TOTAL
----------------------------------------------------------------------------------------------------------------------------
  OCT-02           0             156            $ 1,228.6            99.0%           1.0%            0.0%            100.0%

  OCT-03          12             156            $ 1,216.2            96.5%           3.5%            0.0%            100.0%

  OCT-04          24             156            $ 1,202.5            96.5%           3.5%            0.0%            100.0%

  OCT-05          36             156            $ 1,187.1            96.5%           3.5%            0.0%            100.0%

  OCT-06          48             156            $ 1,170.6            96.1%           3.9%            0.0%            100.0%

  OCT-07          60             146            $ 1,120.0            96.0%           4.0%            0.0%            100.0%

  OCT-08          72             146            $ 1,101.9            96.0%           4.0%            0.0%            100.0%

  OCT-09          84             146            $ 1,082.3            96.0%           4.0%            0.0%            100.0%

  OCT-10          96             145            $ 1,057.8            93.2%           3.7%            3.0%            100.0%

  OCT-11         108             128            $   938.7            95.3%           4.1%            0.6%            100.0%

  OCT-12         120               1            $     4.4           100.0%           0.0%            0.0%            100.0%

  OCT-13         132               1            $     4.3           100.0%           0.0%            0.0%            100.0%

----------------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS SET FORTH HEREIN.
(2) EXCLUDES $5,000,000 JUNIOR PORTION OF THE MORTGAGE LOAN SECURED BY THE ARBOR PLACE MALL (WHICH PORTION IS SCHEDULED TO AMORTIZE OVER TIME).

          UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                    WEIGHTED
                              NUMBER OF                          PERCENTAGE OF      AVERAGE                          WEIGHTED
                              MORTGAGED        CUT-OFF DATE       INITIAL NET       MORTGAGE        WEIGHTED          AVERAGE
                                REAL            PRINCIPAL        MORTGAGE POOL      INTEREST        AVERAGE        CUT-OFF DATE
OWNERSHIP INTEREST           PROPERTIES         BALANCE(1)          BALANCE           RATES         U/W DSCR       LTV RATIO(1)
-------------------------------------------------------------------------------------------------------------------------------
Fee                              157          $ 1,198,435,320       97.55%           6.846%           1.49x            69.9%
Fee/Leasehold                      2               21,537,380        1.75%           7.659%           1.35             67.8%
Leasehold                          2                8,608,346        0.70%           7.280%           1.32             73.6%

                             --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          161          $ 1,228,581,046       100.0%           6.863%           1.48x            69.9%
                             ==================================================================================================

(1) ASSUMES A CUT-OFF DATE OF OCTOBER 2002.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

     STATEMENT SECTIONS                                            PAGE(S)
     ------------------                                            -------
     Certificate Distribution Detail                                 2
     Certificate Factor Detail                                       3
     Reconciliation Detail                                           4
     Other Required Information                                      5
     Ratings Detail                                                  6
     Current Mortgage Loan and Property Stratification Tables       7-9
     Mortgage Loan Detail                                            10
     Principal Prepayment Detail                                     11
     Historical Detail                                               12
     Delinquency Loan Detail                                         13
     Specially Serviced Loan Detail                                 14-15
     Modified Loan Detail                                            16
     Liquidated Loan Detail                                          17

DEPOSITOR                                    MASTER SERVICER                               SPECIAL SERVICER

Credit Suisse First Boston Mortgage          KeyCorp Real Estate Capital Markets, Inc.     Lennar Partners, Inc.
 Securities Corp.                             d/b/a Key Commercial Mortgage                760 N.W. 107th Avenue
11 Madison Avenue, 5th Floor                 911 Main Street, Suite 1500                   Miami, FL 33172
New York, NY 10010                           Kansas City, MO 64105
                                                                                           Contact:      Steve Bruha
Contact:      General Information Number     Contact:      Marty O'Conner                  Phone Number: (305) 229-6614
Phone Number: (212) 325-2000                 Phone Number: (816) 221-8800


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.
Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                                Realized Loss /
 Class\             Pass-Through   Original  Beginning   Principal      Interest    Prepayment  Additional Trust     Total
Component  CUSIP       Rate         Balance   Balance   Distribution  Distribution   Premium     Fund Expenses    Distribution
------------------------------------------------------------------------------------------------------------------------------
  A-1                   0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
  A-2                   0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   B                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   C                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   D                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   E                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   F                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   G                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   H                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   J                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   K                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   L                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   M                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   N                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   O                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   P                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
   Q                    0.000000%      0.00       0.00          0.00          0.00        0.00              0.00          0.00
------------------------------------------------------------------------------------------------------------------------------
  Totals
==============================================================================================================================

                        Current
 Class\     Ending   Subordination
Component  Balance       Level
----------------------------------
  A-1        0.00            0.00%
  A-2        0.00            0.00%
   B         0.00            0.00%
   C         0.00            0.00%
   D         0.00            0.00%
   E         0.00            0.00%
   F         0.00            0.00%
   G         0.00            0.00%
   H         0.00            0.00%
   J         0.00            0.00%
   K         0.00            0.00%
   L         0.00            0.00%
   M         0.00            0.00%
   N         0.00            0.00%
   O         0.00            0.00%
   P         0.00            0.00%
   Q         0.00            0.00%
----------------------------------
 Totals
==================================

                                   Original  Beginning                                               Ending
                    Pass-Through   Notional   Notional    Interest    Prepayment       Total        Notional
 Class     CUSIP        Rate        Amount     Amount   Distribution   Premium      Distribution     Amount
------------------------------------------------------------------------------------------------------------
  APM                   0.000000%      0.00       0.00          0.00        0.00            0.00        0.00
  A-X                   0.000000%      0.00       0.00          0.00        0.00            0.00        0.00
  A-SP                  0.000000%      0.00       0.00          0.00        0.00            0.00        0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                            CERTIFICATE FACTOR DETAIL

                                                                   Realized Loss /
               Beginning    Principal     Interest    Prepayment  Additional Trust        Ending
Class  CUSIP    Balance   Distribution  Distribution    Premium    Fund Expenses          Balance
-------------------------------------------------------------------------------------------------
 A-1          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
 A-2          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  B           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  C           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  D           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  E           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  F           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  G           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  H           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  J           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  K           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  L           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  M           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  N           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  O           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  P           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000
  Q           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000     0.00000000

               Beginning                                Ending
               Notional      Interest     Prepayment   Notional
Class  CUSIP    Amount     Distribution     Premium     Amount
----------------------------------------------------------------
 APM           0.00000000    0.00000000   0.00000000  0.00000000
 A-X           0.00000000    0.00000000   0.00000000  0.00000000
 A-SP          0.00000000    0.00000000   0.00000000  0.00000000

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                              RECONCILIATION DETAIL

          ADVANCE SUMMARY
P & I Advances Outstanding                     0.00

Servicing Advances Outstanding                 0.00

Reimbursement for Interest on P & I            0.00
Advances paid from general collections

Reimbursement for Interest on Servicing        0.00
Advances paid from general collections

              MASTER SERVICING FEE SUMMARY
Current Period Accrued Master Servicing Fees                    0.00

Less Master Servicing Fees on Delinquent Payments               0.00

Less Reductions to Master Servicing Fees                        0.00

Plus Master Servicing Fees for Delinquent Payments Received     0.00

Plus Adjustments for Prior Master Servicing Calculation         0.00

Total Master Servicing Fees Collected                           0.00

CERTIFICATE INTEREST RECONCILIATION

          Accrued         Uncovered                             Certificate           Unpaid        Optimal Interest    Interest
        Certificate       Prepayment       Indemnification   Deferred Interest       Interest         Distribution     Shortfall
Class     Interest    Interest Shortfall      Expenses            Amount         Shortfall Amount        Amount          Amount
--------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 APM
 A-X
 A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
--------------------------------------------------------------------------------------------------------------------------------
 Total
================================================================================================================================

                          Appraisal
            Interest      Reduction
Class     Distribution     Amount
-----------------------------------
 A-1
 A-2
 APM
 A-X
 A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
-----------------------------------
 Total
===================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                          0.00


Aggregate Number of Outstanding Loans                     0

Aggregate Unpaid Principal Balance of Loans            0.00

Aggregate Stated Principal Balance of Loans            0.00


Aggregate Amount of Servicing Fee                      0.00

Aggregate Amount of Special Servicing Fee              0.00

Aggregate Amount of Trustee Fee                        0.00

Aggregate Amount of Primary Servicing Fee Fee          0.00

Aggregate Trust Fund Expenses                          0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                          0

     Aggregate Unpaid Principal Balance                0.00

Appraisal Reduction Amount

            Appraisal    Cumulative   Most Recent
 Loan       Reduction       ASER       App. Red.
Number       Amount        Amount        Date
-------------------------------------------------


-------------------------------------------------
Total
=================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                                 RATINGS DETAIL

                             Original Ratings           Current Ratings(1)
     Class     CUSIP    --------------------------   -------------------------
                        Fitch    Moody's     S & P   Fitch    Moody's    S & P
     ---------------    --------------------------   -------------------------
      A-1
      A-2
      APM
      A-X
      A-SP
       B
       C
       D
       E
       F
       G
       H
       J
       K
       L
       M
       N
       O
       P
       Q

     NR  - Designates that the class was not rated by the above agency at the time of original issuance.
     X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
     N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                  Moody's Investors Service     Standard & Poor's Rating Services
One State Street Plaza       99 Church Street              55 Water Street
New York, New York 10004     New York, New York 10007      New York, New York 10041
(212) 908-0500               (212) 553-0300                (212) 438-2430


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                % of
 Scheduled    # of   Scheduled   Agg.   WAM          Weighted
  Balance    Loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
---------------------------------------------------------------


---------------------------------------------------------------
 Totals
===============================================================

                                    STATE (3)

                                % of
             # of   Scheduled   Agg.   WAM          Weighted
 State      Props    Balance    Bal.   (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------


---------------------------------------------------------------
 Totals
===============================================================

See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       DEBT SERVICE COVERAGE RATIO(1)

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM          Weighted
Coverage Ratio   Loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------


-------------------------------------------------------------------
   Totals
===================================================================

                           PROPERTY TYPE(3)

                                     % of
  Property       # of    Scheduled   Agg.   WAM          Weighted
    Type         Props    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------


-------------------------------------------------------------------
   Totals
===================================================================

                              NOTE RATE

                                     % of
   Note           # of   Scheduled   Agg.   WAM          Weighted
   Rate          Loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------


-------------------------------------------------------------------
   Totals
===================================================================

                              SEASONING

                                     % of
                 # of    Scheduled   Agg.   WAM          Weighted
 Seasoning       Loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------


-------------------------------------------------------------------
   Totals
===================================================================

See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                              % of
 Anticipated Remaining   # of     Scheduled   Agg.    WAM            Weighted
        Term(2)          Loans     Balance    Bal.    (2)    WAC    Avg DSCR(1)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
        Totals
===============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                              % of
  Remaining Stated       # of     Scheduled   Agg.    WAM            Weighted
        Term             Loans     Balance    Bal.    (2)    WAC    Avg DSCR(1)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
       Totals
===============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                               % of
 Remaining Amortization  # of     Scheduled    Agg.   WAM            Weighted
          Term           Loans     Balance     Bal.   (2)    WAC    Avg DSCR(1)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
        Totals
===============================================================================

                             AGE OF MOST RECENT NOI

                                              % of
    Age of Most       # of     Scheduled      Agg.     WAM            Weighted
    Recent NOI        Loans     Balance       Bal.     (2)    WAC    Avg DSCR(1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                              MORTGAGE LOAN DETAIL

                                                                                  Anticipated                 Neg.     Beginning
 Loan             Property                     Interest    Principal    Gross      Repayment     Maturity    Amount    Scheduled
Number    ODCR    Type(1)     City    State    Payment      Payment     Coupon       Date          Date      (Y/N)      Balance
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================

           Ending      Paid    Appraisal    Appraisal     Res.     Mod.
 Loan     Scheduled    Thru    Reduction    Reduction    Strat.    Code
Number     Balance     Date      Date        Amount       (2)       (3)
-----------------------------------------------------------------------


-----------------------------------------------------------------------

=======================================================================

(1) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

(2) RESOLUTION STRATEGY CODE

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(3) MODIFICATION CODE

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                           PRINCIPAL PREPAYMENT DETAIL

                                        Principal Prepayment Amount                      Prepayment Premium
               Offering Document    -----------------------------------    ----------------------------------------------
Loan Number     Cross-Reference     Payoff Amount    Curtailment Amount    Percentage Premium    Yield Maintenance Charge
--------------------------------    -----------------------------------    ----------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
  Totals
=========================================================================================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                                HISTORICAL DETAIL

                                             Delinquencies
--------------------------------------------------------------------------------------------------------
Distribution    30-59 Days    60-89 Days    90 Days or More    Foreclosure       REO       Modifications
    Date       #    Balance  #    Balance   #       Balance    #   Balance   #  Balance   #      Balance
--------------------------------------------------------------------------------------------------------


========================================================================================================

                            Prepayments             Rate and Maturities
                    --------------------------   --------------------------
Distribution         Curtailments     Payoff     Next Weighted Avg.
   Date             #       Amount  #   Amount   Coupon      Remit     WAM
----------------------------------------------   --------------------------


===========================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                             DELINQUENCY LOAN DETAIL

                   Offering        # of                       Current    Outstanding    Status of    Resolution
                   Document       Months     Paid Through      P & L        P & L        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.        Date         Advances    Advances**     Loan(1)      Code(2)      Transfer Date
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
  Totals
================================================================================================================================

                                Actual     Outstanding
               Foreclosure    Principal     Servicing     Bankruptcy    REO
Loan Number       Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------


----------------------------------------------------------------------------
  Totals
============================================================================

(1) STATUS OF MORTGAGE LOAN

 A - Payment Not Received But Still in Grace Period
 B - Late Payment But Less Than 1 Month Delinquent
 0 - Current
 1 - One Month Delinquent
 2 - Two Months Delinquent
 3 - Three or More Months Delinquent
   - Assumed Scheduled Payment (Performing Matured Balloon)
 7 - Foreclosure
 9 - REO

(2) RESOLUTION STRATEGY CODE

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                     SPECIALLY SERVICED LOAN DETAIL - PART 1

               Offering       Servicing    Resolution                                                                Net
  Loan         Document        Transfer     Strategy     Scheduled    Property             Interest     Actual    Operating    DSCR
 Number    Cross-Reference       Date       Code(1)       Balance     Type(2)     State      Rate      Balance      Income     Date
-----------------------------------------------------------------------------------------------------------------------------------


                                         Remaining
  Loan             Note    Maturity    Amortization
 Number    DSCR    Date      Date          Term
---------------------------------------------------



(1) RESOLUTION STRATEGY CODE

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                     SPECIALLY SERVICED LOAN DETAIL - PART 2

              Offering        Resolution       Site
  Loan        Document         Strategy     Inspection                    Appraisal    Appraisal       Other REO
 Number    Cross-Reference     Code(1)         Date       Phase 1 Date      Date         Value      Property Revenue    Comment
-------------------------------------------------------------------------------------------------------------------------------



(1) RESOLUTION STRATEGY CODE

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                              MODIFIED LOAN DETAIL

              Offering
  Loan        Document        Pre-Modification
 Number    Cross-Reference        Balance         Modification Date    Modification Description
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
 Totals
================================================================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2002-CKS4

[WELLS FARGO LOGO]                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
9062 OLD ANNAPOLIS ROAD                 Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                         @ www.ctslink.com/cmbs

                                      PAYMENT DATE: 11/15/2002
                                      RECORD DATE:  10/31/2002


                             LIQUIDATED LOAN DETAIL

                   Final Recovery        Offering                                                       Gross Proceeds    Aggregate
     Loan           Determination        Document        Appraisal    Appraisal   Actual      Gross       as a % of      Liquidation
    Number              Date          Cross-Reference      Date         Value    Balance    Proceeds    Actual Balance    Expenses*
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
 Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

                       Net         Net Proceeds                 Repurchased
     Loan          Liquidation       as a % of      Realized     by Seller
    Number           Proceeds     Actual Balance      Loss         (Y/N)
---------------------------------------------------------------------------


---------------------------------------------------------------------------
 Current Total
===========================================================================
Cumulative Total
===========================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
October 2003..............................         95%             95%             95%             95%             95%
October 2004..............................         90%             90%             90%             90%             90%
October 2005..............................         85%             85%             85%             85%             85%
October 2006..............................         78%             78%             78%             78%             78%
October 2007..............................         60%             60%             60%             60%             60%
October 2008..............................         53%             53%             53%             53%             53%
October 2009..............................         45%             45%             45%             45%             45%
October 2010..............................         36%             35%             34%             33%             24%
October 2011 and thereafter...............          0%              0%              0%              0%              0%

WEIGHTED AVERAGE LIFE (IN YEARS)                  5.9             5.9             5.9             5.9             5.8

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
October 2003..............................        100%            100%            100%            100%            100%
October 2004..............................        100%            100%            100%            100%            100%
October 2005..............................        100%            100%            100%            100%            100%
October 2006..............................        100%            100%            100%            100%            100%
October 2007..............................        100%            100%            100%            100%            100%
October 2008..............................        100%            100%            100%            100%            100%
October 2009..............................        100%            100%            100%            100%            100%
October 2010..............................        100%            100%            100%            100%            100%
October 2011..............................         97%             97%             97%             97%             96%
October 2012 and thereafter...............          0%              0%              0%              0%              0%

WEIGHTED AVERAGE LIFE (IN YEARS)                  9.6             9.6             9.6             9.6             9.4

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                              CLASS B CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
October 2003..............................        100%            100%            100%            100%            100%
October 2004..............................        100%            100%            100%            100%            100%
October 2005..............................        100%            100%            100%            100%            100%
October 2006..............................        100%            100%            100%            100%            100%
October 2007..............................        100%            100%            100%            100%            100%
October 2008..............................        100%            100%            100%            100%            100%
October 2009..............................        100%            100%            100%            100%            100%
October 2010..............................        100%            100%            100%            100%            100%
October 2011..............................        100%            100%            100%            100%            100%
October 2012 and thereafter...............          0%              0%              0%              0%              0%

WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9             9.8             9.8             9.8             9.6

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
October 2003..............................        100%            100%            100%            100%            100%
October 2004..............................        100%            100%            100%            100%            100%
October 2005..............................        100%            100%            100%            100%            100%
October 2006..............................        100%            100%            100%            100%            100%
October 2007..............................        100%            100%            100%            100%            100%
October 2008..............................        100%            100%            100%            100%            100%
October 2009..............................        100%            100%            100%            100%            100%
October 2010..............................        100%            100%            100%            100%            100%
October 2011..............................        100%            100%            100%            100%            100%
October 2012 and thereafter...............          0%              0%              0%              0%              0%

WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9             9.9             9.9             9.8             9.6

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                              CLASS D CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
October 2003..............................        100%            100%            100%            100%            100%
October 2004..............................        100%            100%            100%            100%            100%
October 2005..............................        100%            100%            100%            100%            100%
October 2006..............................        100%            100%            100%            100%            100%
October 2007..............................        100%            100%            100%            100%            100%
October 2008..............................        100%            100%            100%            100%            100%
October 2009..............................        100%            100%            100%            100%            100%
October 2010..............................        100%            100%            100%            100%            100%
October 2011..............................        100%            100%            100%            100%            100%
October 2012 and thereafter...............          0%              0%              0%              0%              0%

WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9             9.9             9.9             9.9             9.6

                              CLASS E CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
October 2003..............................        100%            100%            100%            100%            100%
October 2004..............................        100%            100%            100%            100%            100%
October 2005..............................        100%            100%            100%            100%            100%
October 2006..............................        100%            100%            100%            100%            100%
October 2007..............................        100%            100%            100%            100%            100%
October 2008..............................        100%            100%            100%            100%            100%
October 2009..............................        100%            100%            100%            100%            100%
October 2010..............................        100%            100%            100%            100%            100%
October 2011..............................        100%            100%            100%            100%            100%
October 2012 and thereafter...............          0%              0%              0%              0%              0%

WEIGHTED AVERAGE LIFE (IN YEARS)                  9.9             9.9             9.9             9.9             9.7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

  DISTRIBUTION DATE               REFERENCE RATE                      DISTRIBUTION DATE             REFERENCE RATE
---------------------           ------------------                  ---------------------         ------------------
     November 2002                   6.987944%                             May 2006                    6.782052%
     December 2002                   6.780632%                            June 2006                    6.989471%
     January 2003                    6.780659%                            July 2006                    6.782086%
     February 2003                   6.780707%                           August 2006                   6.989475%
      March 2003                     6.781165%                          September 2006                 6.989486%
      April 2003                     6.988161%                           October 2006                  6.782143%
       May 2003                      6.780793%                          November 2006                  6.989487%
       June 2003                     6.988265%                          December 2006                  6.782175%
       July 2003                     6.780871%                           January 2007                  6.780964%
      August 2003                    6.988368%                          February 2007                  6.777951%
    September 2003                   6.988432%                            March 2007                   6.784215%
     October 2003                    6.781000%                            April 2007                   6.982785%
     November 2003                   6.988539%                             May 2007                    6.776194%
     December 2003                   6.781095%                            June 2007                    6.982287%
     January 2004                    6.988676%                            July 2007                    6.775782%
     February 2004                   6.781206%                           August 2007                   6.982359%
      March 2004                     6.781431%                          September 2007                 6.982404%
      April 2004                     6.988873%                           October 2007                  6.775861%
       May 2004                      6.781366%                          November 2007                  6.982476%
       June 2004                     6.989012%                          December 2007                  6.775907%
       July 2004                     6.781478%                           January 2008                  6.982547%
      August 2004                    6.989152%                          February 2008                  6.775962%
    September 2004                   6.989233%                            March 2008                   6.777613%
     October 2004                    6.781657%                            April 2008                   6.982740%
     November 2004                   6.989381%                             May 2008                    6.776149%
     December 2004                   6.781767%                            June 2008                    6.982916%
     January 2005                    6.781780%                            July 2008                    6.776292%
     February 2005                   6.781809%                           August 2008                   6.983101%
      March 2005                     6.782533%                          September 2008                 6.983204%
      April 2005                     6.989429%                           October 2008                  6.776521%
       May 2005                      6.781845%                          November 2008                  6.983391%
       June 2005                     6.989442%                          December 2008                  6.776670%
       July 2005                     6.781883%                           January 2009                  6.776736%
      August 2005                    6.989453%                          February 2009                  6.776819%
    September 2005                   6.989468%                            March 2009                   6.779035%
     October 2005                    6.781949%                            April 2009                   6.983833%
     November 2005                   6.989478%                             May 2009                    6.777019%
     December 2005                   6.781986%                            June 2009                    6.984024%
     January 2006                    6.781996%                            July 2009                    6.777169%
     February 2006                   6.782023%                           August 2009                   6.984216%
      March 2006                     6.783360%                          September 2009                 6.984322%
      April 2006                     6.989467%                           October 2009                  6.777404%

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4, Class A-1, Class A-2, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream,

Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date (or, if no coupon distribution date has occurred, from and including October 1, 2002) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including October 1, 2002) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN
                                     SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

      THE OFFERED CERTIFICATES:                      THE TRUST ASSETS:
The offered certificates will be          The assets of each of our trusts will
issuable in series. Each series of        include--
offered certificates will--
                                          -    mortgage loans secured by first
-    have its own series designation;          and junior liens on, or security
                                               interests in, various interests
-    consist of one or more classes            in commercial and multifamily
     with various payment                      real properties;
     characteristics;
                                          -    mortgage-backed securities that
-    evidence beneficial ownership             directly or indirectly evidence
     interests in a trust established          interests in, or are directly or
     by us; and                                indirectly secured by, those
                                               types of mortgage loans; or
-    be payable solely out of the
     related trust assets.                -    some combination of those types
                                               of mortgage loans and
                                               mortgage-backed securities.

No governmental agency or                 Trust assets may also include letters
instrumentality will insure or            of credit, surety bonds, insurance
guarantee payment on the offered          policies, guarantees, credit
certificates. Neither we nor any of       derivatives, reserve funds, guaranteed
our affiliates are responsible for        investment contracts, interest rate
making payments on the offered            exchange agreements, interest rate cap
certificates if collections on the        or floor agreements, currency exchange
related trust assets are insufficient.    agreements, or other similar
                                          instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 22, 2002.

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...................3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.....................................3

SUMMARY OF PROSPECTUS.................................................................4

RISK FACTORS.........................................................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS............................................29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..................................29

USE OF PROCEEDS......................................................................29

DESCRIPTION OF THE TRUST ASSETS......................................................30

YIELD AND MATURITY CONSIDERATIONS....................................................53

DESCRIPTION OF THE CERTIFICATES......................................................59

DESCRIPTION OF THE GOVERNING DOCUMENTS...............................................67

DESCRIPTION OF CREDIT SUPPORT........................................................77

LEGAL ASPECTS OF MORTGAGE LOANS......................................................79

FEDERAL INCOME TAX CONSEQUENCES......................................................90

STATE AND OTHER TAX CONSEQUENCES....................................................124

ERISA CONSIDERATIONS................................................................124

LEGAL INVESTMENT....................................................................127

PLAN OF DISTRIBUTION................................................................129

LEGAL MATTERS.......................................................................130

FINANCIAL INFORMATION...............................................................130

RATING..............................................................................130

GLOSSARY............................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.........................  Credit Suisse First Boston Mortgage
                                     Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number
                                     (212) 325-2000. We are a wholly-owned
                                     subsidiary of Credit Suisse First Boston
                                     Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED.......  The securities that will be offered by this prospectus and the related prospectus
                                     supplements consist of
                                     commercial/multifamily mortgage
                                     pass-through certificates. These
                                     certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                     Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.....  We may not publicly offer all the commercial/multifamily mortgage
                                     pass-through certificates evidencing
                                     interests in one of our trusts. We may
                                     elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS............  In general, a pooling and servicing agreement or other similar agreement or
                                     collection of agreements will govern, among other things--

                                     -    the issuance of each series of offered
                                          certificates;

                                     -    the creation of and transfer of assets
                                          to the related trust; and

                                     -    the servicing and administration of
                                          those assets.

                                     The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                     If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                     -    a master servicer that will generally
                                          be responsible for performing
                                          customary servicing duties with
                                          respect to those mortgage loans that
                                          are not defaulted or otherwise
                                          problematic in any material respect;
                                          and

                                     -    a special servicer that will generally
                                          be responsible for servicing and
                                          administering those mortgage loans
                                          that are defaulted or otherwise
                                          problematic in any material respect
                                          and real estate assets acquired as
                                          part of the related trust with respect
                                          to defaulted mortgage loans.

                                     The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                     If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                     In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE
ASSETS.............................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                     -    rental or cooperatively-owned
                                          buildings with multiple dwelling
                                          units;

                                     -    retail properties related to the sale
                                          of consumer goods and other products,
                                          or related to providing entertainment,
                                          recreational or personal services, to
                                          the general public;

                                     -    office buildings;

                                     -    hospitality properties;

                                     -    casino properties;

                                     -    health care-related facilities;

                                     -    industrial facilities;

                                     -    warehouse facilities, mini-warehouse
                                          facilities and self-storage
                                          facilities;

                                     -    restaurants, taverns and other
                                          establishments involved in the food
                                          and beverage industry;

                                     -    manufactured housing communities,
                                          mobile home parks and recreational
                                          vehicle parks;

                                     -    recreational and resort properties;

                                     -    arenas and stadiums;

                                     -    churches and other religious
                                          facilities;

                                     -    parking lots and garages;

                                     -    mixed use properties;

                                     -    other income-producing properties;
                                          and/or

                                     -    unimproved land.

                                     The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                     -    may provide for the accrual of
                                          interest at a mortgage interest rate
                                          that is fixed over its term, that
                                          resets on one or more specified dates
                                          or that otherwise adjusts from time to
                                          time;

                                     -    may provide for the accrual of
                                          interest at a mortgage interest rate
                                          that may be converted at the
                                          borrower's election from an adjustable
                                          to a fixed interest rate or from a
                                          fixed to an adjustable interest rate;

                                     -    may provide for no accrual of
                                          interest;

                                     -    may provide for level payments to
                                          stated maturity, for payments that
                                          reset in amount on one or more
                                          specified dates or for payments that
                                          otherwise adjust from time to time to
                                          accommodate changes in the mortgage
                                          interest rate or to reflect the
                                          occurrence of specified events;

                                     -    may be fully amortizing or,
                                          alternatively, may be partially
                                          amortizing or nonamortizing, with a
                                          substantial payment of principal due
                                          on its stated maturity date;

                                     -    may permit the negative amortization
                                          or deferral of accrued interest;

                                     -    may prohibit some or all voluntary
                                          prepayments or require payment of a
                                          premium, fee or charge in connection
                                          with those prepayments;

                                     -    may permit defeasance and the release
                                          of real property collateral in
                                          connection with that defeasance;

                                     -    may provide for payments of principal,
                                          interest or both, on due dates that
                                          occur monthly, bi-monthly, quarterly,
                                          semi-annually, annually or at some
                                          other interval; and/or

                                     -    may have two or more component parts,
                                          each having characteristics that are
                                          otherwise described in this prospectus
                                          as being attributable to separate and
                                          distinct mortgage loans.

                                     Most, if not all, of the mortgage loans
                                     underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                     We do not originate mortgage loans.
                                     However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                     Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                     The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                     -    the security has been registered under
                                          the Securities Act of 1933, as
                                          amended; or

                                     -    we would be free to publicly resell
                                          the security without registration.

                                     See "Description of the Trust
                                     Assets--Mortgage-Backed Securities."

                                     We will describe the specific
                                     characteristics of the mortgage assets
                                     underlying a series of offered certificates in the related prospectus supplement.

                                     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.........  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                     -    cash that would be applied to pay down
                                          the principal balances of certificates
                                          of that series; and/or

                                     -    other mortgage loans or
                                          mortgage-backed securities that--

                                          1.   conform to the description of
                                               mortgage assets in this
                                               prospectus; and

                                          2.   satisfy the criteria set forth in
                                               the related prospectus
                                               supplement.

                                     In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                     -    conform to the description of mortgage
                                          assets in this prospectus; and

                                     -    satisfy the criteria set forth in the
                                          related prospectus supplement.

                                     No replacement of mortgage assets or
                                     acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES.......................  An offered certificate may entitle the holder to receive--

                                     -    a stated principal amount;

                                     -    interest on a principal balance or
                                          notional amount, at a fixed, variable
                                          or adjustable pass-through rate;

                                     -    specified, fixed or variable portions
                                          of the interest, principal or other
                                          amounts received on the related
                                          mortgage assets;

                                     -    payments of principal, with
                                          disproportionate, nominal or no
                                          payments of interest;

                                     -    payments of interest, with
                                          disproportionate, nominal or no
                                          payments of principal;

                                     -    payments of interest or principal that
                                          commence only as of a specified date
                                          or only after the occurrence of
                                          specified events, such as the payment
                                          in full of the interest and principal
                                          outstanding on one or more other
                                          classes of certificates of the same
                                          series;

                                     -    payments of principal to be made, from
                                          time to time or for designated
                                          periods, at a rate that is--

                                          1.   faster and, in some cases,
                                               substantially faster, or

                                          2.   slower and, in some cases,
                                               substantially slower,

                                     than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                     -    payments of principal to be made,
                                          subject to available funds, based on a
                                          specified principal payment schedule
                                          or other methodology; or

                                     -    payments of all or part of the
                                          prepayment or repayment premiums, fees
                                          and charges, equity participations
                                          payments or other similar items
                                          received on the related mortgage
                                          assets.

                                     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                     A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                     We will describe the specific
                                     characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES.......................  Some classes of offered certificates may be protected in full or in part against
                                     defaults and losses, or select types of
                                     defaults and losses, on the related
                                     mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                     The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                     -    guaranteed investment contracts in
                                          accordance with which moneys held in
                                          the funds and accounts established
                                          with respect to those offered
                                          certificates will be invested at a
                                          specified rate;

                                     -    interest rate exchange agreements,
                                          interest rate cap or floor agreements,
                                          or other agreements and arrangements
                                          designed to reduce the effects of
                                          interest rate fluctuations on the
                                          related mortgage assets or on one or
                                          more classes of those offered
                                          certificates; or

                                     -    currency exchange agreements or other
                                          agreements and arrangements designed
                                          to reduce the effects of currency
                                          exchange rate fluctuations with
                                          respect to the related mortgage assets
                                          and one or more classes of those
                                          offered certificates.

                                     We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                     See "Risk Factors," "Description of the
                                     Trust Assets" and "Description of Credit
                                     Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS....................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                     -    delinquent scheduled payments of
                                          principal and/or interest, other than
                                          balloon payments;

                                     -    property protection expenses;

                                     -    other servicing expenses; or

                                     -    any other items specified in the
                                          related prospectus supplement.

                                     Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                     If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION...............  We will describe in the related prospectus supplement any circumstances in which a
                                     specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                     -    all the mortgage assets in any
                                          particular trust, thereby resulting in
                                          a termination of the trust; or

                                     -    that portion of the mortgage assets in
                                          any particular trust as is necessary
                                          or sufficient to retire one or more
                                          classes of offered certificates of the
                                          related series.

                                     See "Description of the
                                     Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES.......................  Any class of offered certificates will constitute or evidence ownership of--

                                     -    regular interests or residual
                                          interests in a real estate mortgage
                                          investment conduit under Sections 860A
                                          through 860G of the Internal Revenue
                                          Code of 1986; or

                                     -    interests in a grantor trust under
                                          Subpart E of Part I of Subchapter J of
                                          the Internal Revenue Code of 1986.

                                     See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.......  If you are a fiduciary of a retirement plan or other employee benefit plan or
                                     arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT...................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

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     -    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing

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the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either--

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

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     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

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

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

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

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the

                                       29
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proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

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

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

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

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

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

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented

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to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the

                                       34
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sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

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

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

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     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

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     -    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

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

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

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

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

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

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

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

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

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     -    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

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     -    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

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     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

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

expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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     -    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

     than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

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     -    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

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     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and

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the National Bank of Belgium. All operations are conducted by the Euroclear
Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

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     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but

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may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

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     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special

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servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

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EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

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     -    alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible

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to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the

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related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

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     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover

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possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

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FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

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     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause

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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

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     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the

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inclusion of hotel revenues within the definition of cash collateral as noted
above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.

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Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the

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environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

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     -    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders

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of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

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     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not

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done so. Any relief mentioned above, moreover, may be accompanied by sanctions.
These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

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     -    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

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     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

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     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

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     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

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          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

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     -    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

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     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

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     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we

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otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC.  The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

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          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See

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"--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of

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the REMIC residual certificate at the beginning of the calendar quarter and 120%
of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to

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

enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     The Treasury has issued final regulations that make the safe harbor unavailable unless one of the following two tests is satisfied:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset

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

          tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

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

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

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

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

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

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

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

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

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will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

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     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--
0
     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

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     -    A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

     -    normal administration fees, and

     - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     -    "permitted assets" within the meaning of Section 860L(c) of the Code;
          and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

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     -    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

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     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder

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purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount

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and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

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     -    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

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     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have

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negative yields under circumstances that are not default related. See "Risk
Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or

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loss recognized by banks and other financial institutions subject to Section
582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

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     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the  Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

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     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

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     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation

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generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     -    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

     - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to

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the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

     - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     -    federal credit unions may invest in mortgage related securities; and

     - national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered

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certificates representing more than a specified percentage of your assets.
Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     - if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

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     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft;

     -    Sidley Austin Brown & Wood LLP; or

     -    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

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     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

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     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any-

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

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     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2002-CKS4.xls". The spreadsheet file "CSFBMSC 2002-CKS4.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.